EXHIBIT 10.1

Execution Version

AMENDMENT NO. 6 TO CREDIT AND GUARANTY AGREEMENT dated as of March 14, 2023 (this “Amendment”) among Dana Incorporated, a Delaware corporation (“Dana”), Dana International Luxembourg S.à r.l., a private limited liability company (société à responsabilité limitée) incorporated under the laws of the Grand Duchy of Luxembourg, with registered office at 1, rue Hildegard von Bingen, L-1282 Luxembourg, Grand Duchy of Luxembourg, registered with the Luxembourg Trade and Companies Register (Registre de Commerce et des Sociétés, Luxembourg) under number B124210 (“DIL” and collectively with Dana, the “Borrowers”), the guarantors listed on the signature pages hereto (the “Guarantors” and “Grantors”), Citibank, N.A., as administrative agent and collateral agent (in such capacities, respectively, the “Administrative Agent” and “Collateral Agent”) and the other Lenders and Issuing Banks party hereto.

PRELIMINARY STATEMENTS:

WHEREAS, the Borrowers, the Guarantors, the financial institutions and other institutional lenders party thereto from time to time, the Administrative Agent and the other agents party thereto have entered into a Credit and Guaranty Agreement dated as of June 9, 2016 (as amended by Amendment No. 1, dated as of August 17, 2017, Amendment No. 2, dated as of February 28, 2019, Amendment No. 3, dated as of August 30, 2019, Letter Amendment, dated as of November 22, 2019, Amendment No. 4, dated as of April 16, 2020, Letter Amendment, dated as of June 30, 2020, Amendment No. 5, dated as of March 25, 2021, and as further amended, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement” and as further amended hereby, the “Amended Credit Agreement”). Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Amended Credit Agreement;

WHEREAS, Dana has requested certain amendments to the Existing Credit Agreement, in order to, among other things, extend the maturity of the Revolving Credit Facility to March 14, 2028 and replace the LIBO Rate and the Sterling Rate with the applicable risk free rates;

WHEREAS, each Lender that executes and delivers a signature page to this Amendment hereby agrees to the terms and conditions of this Amendment; and

WHEREAS, the Lenders party hereto constitute all of the Revolving Credit Lenders under the Existing Credit Agreement;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto hereby agree as follows:

SECTION 1.      Amendments to Existing Credit Agreement. (a) Effective as of the Amendment Effective Date (as defined below), and subject to the satisfaction or waiver of the conditions precedent set forth in Section 2 below: (i) the Existing Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~ and ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text and double-underlined text) as set forth in the agreement attached as Exhibit A hereto and (ii) Exhibit B to the Existing Credit Agreement shall be amended and restated into the form of the exhibit attached as Exhibit B hereto.

(b)      As of the Amendment Effective Date, any outstanding Revolving Credit Advances denominated in Dollars or Sterling that are Eurocurrency Rate Advances prior to giving effect to this Amendment will continue as Eurocurrency Rate Advances (in accordance with the Existing Credit Agreement prior to giving effect to this Amendment) until the last day of the Interest Period applicable to such Advance (or the next following Business Day if such day is not a Business Day) and, to the extent it remains outstanding on such date, shall automatically convert to a Term SOFR Advance or a Daily Simple SONIA Advance, as applicable.

(c)       As of the Amendment Effective Date, it is acknowledged and agreed that any Commitment of Credit Suisse AG, Cayman Islands Branch will be a Commitment of Credit Suisse AG, New York Branch.

SECTION 2.      Conditions of Effectiveness. The effectiveness of this Amendment and the amendment of the Existing Credit Agreement set forth herein are subject to the satisfaction of the following conditions precedent (the date on which all of such conditions shall first be satisfied (or waived), which in the case of clause (b) may be substantially concurrent with the satisfaction of the other conditions specified below, the “Amendment Effective Date”):

(a)      The Administrative Agent’s (or its counsel’s) receipt of copies of the following:

(i)      counterparts of this Amendment executed by the Borrowers, the Guarantors and all Revolving Credit Lenders under the Existing Credit Agreement; or, as to any of the foregoing Lenders, advice satisfactory to the Administrative Agent that such Lender has executed this Amendment;

(ii)      certified copies of the resolutions of the boards of directors (or the equivalent thereof or a senior officer thereof or such other evidence in lieu thereof reasonably acceptable to the Administrative Agent) of each of the Borrowers and each Guarantor approving the execution and delivery of the Amendment and each other applicable Loan Document to which it is, or is intended to be a party, and of all documents evidencing other necessary constitutive action and, if any, material governmental and other third party approvals and consents, if any, with respect to the Amendment, the other Transactions and each other Loan Document;

(iii)      (A) a copy of the charter or other constitutive document of each Loan Party and each amendment thereto, certified (as of a date reasonably acceptable to the Administrative Agent) by the Secretary of State (or other appropriate Governmental Authority) of the jurisdiction of its incorporation or organization (to the extent applicable and available in the relevant jurisdiction) (in case of Luxembourg Loan Parties, a copy of the applicable up-to-date consolidated articles of association, an electronically signed certificate of non-registration of a judicial decision or administrative dissolution without liquidation (certificat de non-inscription d’une décision judiciaire ou de dissolution administrative sans liquidation) from the insolvency register (registre de l’insolvabilité) and issued by the Luxembourg Business Registers as administrator (gestionnaire) of the Luxembourg Trade and Companies Register (Registre de Commerce et des Sociétés, Luxembourg) in Luxembourg (the “RCSL”) as at a date no earlier than one (1) Business Day prior to the Amendment Effective Date and an up-to-date, true and complete electronically signed excerpt from the RCSL and issued by the Luxembourg Business Registers as administrator (gestionnaire) of the RCSL as at a date no earlier than one (1) Business Day prior to the Amendment Effective Date (or such other date reasonably

2	[Dana – Amendment No. 6]

acceptable to the Administrative Agent), as the case may be, thereof as being a true and complete copy thereof or (B) a certificate signed on behalf of each Loan Party certifying no changes to any of such Loan Party’s charters or other constitutive documents since the Amendment No. 5 Effective Date, in lieu of the foregoing;

(iv)      a certificate of each Loan Party signed on behalf of such Loan Party by a Responsible Officer (and with respect to any Luxembourg Loan Party, by a manager (gérant)), dated the Amendment Effective Date (the statements made in which certificate shall be true on and as of the Amendment Effective Date), certifying as to (A) the accuracy and completeness of the charter (or other applicable formation document or the equivalent thereof in the applicable jurisdiction) of such Loan Party and the absence of any changes thereto; (B) the accuracy and completeness of the bylaws (or other applicable organizational document or the equivalent thereof in the applicable jurisdiction) of such Loan Party as in effect on the date on which the resolutions of the board of directors (or persons performing similar functions) of such Person referred to in clause (iii) above were adopted and the absence of any changes thereto (a copy of which shall be attached to such certificate); (C) the absence of any proceeding known to be pending for the dissolution, liquidation or other termination of the existence of such Loan Party (and, in the case of a Luxembourg Loan Party, that it is not subject to insolvency proceedings such as bankruptcy (faillite), compulsory liquidation (liquidation judiciaire), voluntary liquidation (liquidation volontaire) winding-up, moratorium, composition with creditors (gestion contrôlée), suspension of payment (sursis de paiement), voluntary arrangement with creditors (concordat préventif de la faillite), fraudulent conveyance, general settlement with creditors, reorganization or similar order or proceedings affecting the rights of creditors generally and any proceedings in jurisdictions other than Luxembourg having similar effects); (D) the accuracy in all material respects of the representations and warranties made by such Loan Party in the Loan Documents to which it is or is to be a party as though made on and as of the Amendment Effective Date; (E) the absence of any event occurring and continuing that would constitute a Default; and (F) the absence of a Material Adverse Effect since December 31, 2022;

(v)      a certificate of the Secretary or an Assistant Secretary (or the equivalent thereof) of each Loan Party certifying the names and true signatures of the officers of such Loan Party authorized to sign the Amendment and the other documents to be delivered thereunder;

(vi)      a certificate, in substantially the form of Exhibit I to the Existing Credit Agreement attesting to the Solvency of Dana and its Restricted Subsidiaries, on a consolidated basis (after giving effect to the transactions contemplated hereby), from its Chief Financial Officer or other financial officer; and

(vii)      favorable opinions of (A) Paul, Weiss, Rifkind, Wharton & Garrison, LLP, counsel to the Loan Parties, (B) Shumaker, Loop & Kendrick, LLP, Michigan and Ohio counsel to the Loan Parties, (C) Dentons Luxembourg, counsel to the Luxembourg Loan Parties, and (D) a Responsible Officer of Dana, in each case dated as of the Amendment Effective Date and addressing such matters as the Administrative Agent may reasonably request, including in respect of collateral;

3	[Dana – Amendment No. 6]

(b)    The Revolving Credit Lenders shall have received at least two (2) days prior to the Amendment Effective Date, all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations and Beneficial Ownership Regulation, including without limitation, the Patriot Act to the extent reasonably requested of the Borrowers at least four (4) days prior to the Amendment Effective Date;

(c)    Since December 31, 2022, there shall not have occurred a Material Adverse Effect; and

(d)    Dana shall have paid all costs, fees and expenses (including, without limitation, legal fees and expenses in full in cash to the extent due and payable for which Dana has received an invoice at least one (1) day prior to the Amendment Effective Date) and other compensation payable to the Agents or the Lender Parties.

SECTION 3.      Representations and Warranties. Each of the Loan Parties hereby represents and warrants, on and as of the date hereof, that:

(a)      the representations and warranties contained in each Loan Document (including, without limitation, the Amended Credit Agreement) are true and correct in all material respects, only to the extent that such representation and warranty is not otherwise qualified by materiality or Material Adverse Effect on and as of such date, in which case such representation and warranty shall be true and correct in all respects, before and after giving effect to this Amendment, as though made on and as of the date hereof, other than any such representations or warranties that, by their terms, refer to an earlier date, in which case as of such earlier date; and

(b)      as of the Amendment Effective Date, no Default or Event of Default has occurred and is continuing or would result from this Amendment or any transactions contemplated hereby.

SECTION 4.      Affirmation and Consent of Guarantors and Grantors. Each Guarantor and Grantor hereby consents to the amendments to the Existing Credit Agreement effected hereby, and hereby confirms, acknowledges and agrees that, (a) notwithstanding the effectiveness of this Amendment, the obligations of (x) such Guarantor contained in Article VIII of the Amended Credit Agreement or in any other Loan Document to which it is a party are, and shall remain, in full force and effect and are hereby ratified and confirmed in all respects, except that, on and after the Amendment Effective Date, each reference in Article VIII of the Existing Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import shall mean and be a reference to the Amended Credit Agreement and (y) such Grantor contained in the Collateral Documents or in any other Loan Document to which it is a party are, and shall remain, in full force and effect and are hereby ratified and confirmed in all respects, (b) the pledge and security interest in the Collateral granted by it pursuant to the Collateral Documents as amended hereby to which it is a party shall continue in full force and effect and (c) such pledge and security interest in the Collateral granted by it pursuant to such Collateral Documents shall continue to secure the Obligations purported to be secured thereby, as amended or otherwise affected hereby.

SECTION 5.      Reference to and Effect on the Loan Documents. (a) Upon and

4	[Dana – Amendment No. 6]

after the effectiveness of this Amendment, each reference in the Existing Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Existing Credit Agreement and each reference in the Notes and each of the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Existing Credit Agreement shall mean and be a reference to the Amended Credit Agreement.

(b)    The Existing Credit Agreement and the Amended Credit Agreement, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. This Amendment shall constitute a “Loan Document” for all purposes of the Amended Credit Agreement and the other Loan Documents.

(c)    The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender, the Administrative Agent or the Collateral Agent under the Existing Credit Agreement, the Amended Credit Agreement or any other Loan Document, nor constitute a waiver of any provision thereof.

SECTION 6.      Execution in Counterparts. This Amendment may be signed in any number of counterparts, and by the different parties on different counterpart signature pages, each of which when executed shall be deemed an original and all of which, taken together, shall constitute a single instrument. This Amendment may be executed by facsimile or other electronic signature acceptable to the Administrative Agent (it being agreed signatures delivered via .pdf copies pursuant to electronic mail are acceptable) and all such signatures shall be effective as originals. The words “execution,” “signed,” “signature,” and words of like import in this Amendment or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

SECTION 7.      Jurisdiction, Etc. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or federal court of the United States of America sitting in the Borough of Manhattan, New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Amendment or any of the other Loan Documents (except as expressly provided otherwise therein) to which it is a party, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Amendment shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Amendment or any of the other Loan Documents in the courts of any jurisdiction.

(b)      Each of the parties hereto irrevocably and unconditionally waives, to the fullest

5	[Dana – Amendment No. 6]

extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Amendment or any of the other Loan Documents to which it is a party in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. Section 9.13 of the Amended Credit Agreement shall apply to this Amendment as if set forth herein, mutatis mutandis.

(c)      Each party to this Amendment irrevocably consents to service of process in the manner provided for notices in Section 9.02 of the Amended Credit Agreement other than by facsimile. Nothing in this Amendment or any other Loan Document will affect the right of any party to this Amendment or any other Loan Document to serve process in any other manner permitted by law. Notwithstanding any other provision of this Amendment, DIL hereby irrevocably designates Dana, as the designee, appointee and agent of DIL to receive, for and on behalf of DIL, service of process in the State of New York in any suit, action or proceeding arising out of or relating to this Amendment or any other Loan Document.

(d)      Dana hereby accepts such appointment as process agent and agrees to (i) maintain an office at 3939 Technology Drive, Maumee, Ohio 43537 (or any other location in the United States) and to give the Administrative Agent prompt notice of any change of address of Dana, (ii) perform its duties as process agent to receive on behalf of DIL and its property service of copies of the summons and complaint and any other process which may be served in any action or proceeding in any New York State or federal court sitting in New York City arising out of or relating to this Amendment and (iii) forward forthwith to its then current address, copies of any summons, complaint and other process which Dana received in connection with its appointment as process agent.

SECTION 8.      Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 9.      Non-Consenting Lenders. If any Revolving Credit Lender fails to consent to this Amendment by returning an executed counterpart of this Amendment to the Administrative Agent on or prior to the date hereof, then pursuant to and in compliance with the terms of Section 9.01 of the Existing Credit Agreement, such Lender may be replaced and its commitments, Advances and/or obligations purchased and assumed by a replacement Lender or an existing Lender which is willing to consent to this Amendment upon execution of this Amendment (which will also be deemed to be the execution of an Assignment and Acceptance).

[The remainder of this page intentionally left blank.]

6	[Dana – Amendment No. 6]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

DANA INCORPORATED, as the Borrower and Guarantor

By:	/s/ John F. Geddes
Name: John F. Geddes
Title: Vice President and Treasurer

DANA INTERNATIONAL LUXEMBOURG S.À R.L., as a Borrower

By:	/s/ Michael Lenaerts
Name: Michael Lenaerts
Title: Authorized Signatory

DANA LIMITED, as a Guarantor

By:	/s/ John F. Geddes
Name: John F. Geddes
Title: Treasurer

DANA AUTOMOTIVE SYSTEMS GROUP, LLC, as a Guarantor

By:	/s/ John F. Geddes
Name: John F. Geddes
Title: Treasurer

DANA DRIVESHAFT PRODUCTS, LLC, as a Guarantor

By:	/s/ John F. Geddes
Name: John F. Geddes
Title: Treasurer

[Signature Page to Amendment No. 6 to Credit and Guaranty Agreement]

DANA DRIVESHAFT MANUFACTURING, LLC, as a Guarantor

By:	/s/ John F. Geddes
Name: John F. Geddes
Title: Treasurer

DANA LIGHT AXLE PRODUCTS, LLC, as a Guarantor

By:	/s/ John F. Geddes
Name: John F. Geddes
Title: Treasurer

DANA LIGHT AXLE MANUFACTURING, LLC, as a Guarantor

By:	/s/ John F. Geddes
Name: John F. Geddes
Title: Treasurer

DANA SEALING PRODUCTS, LLC, as a Guarantor

By:	/s/ John F. Geddes
Name: John F. Geddes
Title: Treasurer

DANA SEALING MANUFACTURING, LLC, as a Guarantor

By:	/s/ John F. Geddes
Name: John F. Geddes
Title: Treasurer

DANA STRUCTURAL PRODUCTS, LLC, as a Guarantor

By:	/s/ John F. Geddes
Name: John F. Geddes
Title: Treasurer

[Signature Page to Amendment No. 6 to Credit and Guaranty Agreement]

DANA STRUCTURAL MANUFACTURING, LLC, as a Guarantor

By:	/s/ John F. Geddes
Name: John F. Geddes
Title: Treasurer

DANA THERMAL PRODUCTS, LLC, as a Guarantor

By:	/s/ John F. Geddes
Name: John F. Geddes
Title: Treasurer

DANA HEAVY VEHICLE SYSTEMS GROUP, LLC, as a Guarantor

By:	/s/ John F. Geddes
Name: John F. Geddes
Title: Treasurer

DANA COMMERCIAL VEHICLE PRODUCTS, LLC, as a Guarantor

By:	/s/ John F. Geddes
Name: John F. Geddes
Title: Treasurer

DANA COMMERCIAL VEHICLE MANUFACTURING, LLC, as a Guarantor

By:	/s/ John F. Geddes
Name: John F. Geddes
Title: Treasurer

[Signature Page to Amendment No. 6 to Credit and Guaranty Agreement]

SPICER HEAVY AXLE & BRAKE, INC., as a Guarantor

By:	/s/ John F. Geddes
Name: John F. Geddes
Title: Treasurer

DANA OFF HIGHWAY PRODUCTS, LLC, as a Guarantor

By:	/s/ John F. Geddes
Name: John F. Geddes
Title: Treasurer

DANA WORLD TRADE CORPORATION, as a Guarantor

By:	/s/ John F. Geddes
Name: John F. Geddes
Title: Treasurer

DANA AUTOMOTIVE AFTERMARKET, INC., as a Guarantor

By:	/s/ John F. Geddes
Name: John F. Geddes
Title: Treasurer

DANA GLOBAL PRODUCTS, INC., as a Guarantor

By:	/s/ John F. Geddes
Name: John F. Geddes
Title: Treasurer

DANA RUSSIA HOLDINGS, INC., as a Guarantor

By:	/s/ John F. Geddes
Name: John F. Geddes
Title: Treasurer

[Signature Page to Amendment No. 6 to Credit and Guaranty Agreement]

DANA EMPLOYMENT, INC., as a Guarantor

By:	/s/ John F. Geddes
Name: John F. Geddes
Title: Treasurer

WARREN MANUFACTURING LLC, as a Guarantor

By:	/s/ John F. Geddes
Name: John F. Geddes
Title: Treasurer

DANA FINANCIAL SERVICES US CORP., as a Guarantor

By:	/s/ John F. Geddes
Name: John F. Geddes
Title: Treasurer

FAIRFIELD MANUFACTURING COMPANY, INC., as a Guarantor

By:	/s/ John F. Geddes
Name: John F. Geddes
Title: Treasurer

[Signature Page to Amendment No. 6 to Credit and Guaranty Agreement]

CITIBANK, N.A., as Administrative Agent, Collateral Agent, Issuing Bank, Swing Line Lender and Revolving Credit Lender.

By:	/s/ Andrew Padovano
Name: Andrew Padovano
Title: Vice President

[Signature Page to Amendment No. 6 to Credit and Guaranty Agreement]

FIFTH THIRD BANK, NATIONAL ASSOCIATION, as Revolving Credit Lender

By:	/s/ William Batchelor
Name: William Batchelor
Title: Vice President

[Signature Page to Amendment No. 6 to Credit and Guaranty Agreement]

BARCLAYS BANK PLC, as Revolving Lender

By:	/s/ Charlene Saldanha
Name: Charlene Saldanha
Title: Vice President

[Signature Page to Amendment No. 6 to Credit and Guaranty Agreement]

BMO HARRIS BANK N.A., as Revolving Credit Lender

By:	/s/ Joshua Hovermale
Name: Joshua Hovermale
Title: Managing Director

[Signature Page to Amendment No. 6 to Credit and Guaranty Agreement]

BANK OF AMERICA, N.A., as Revolving Credit Lender and Issuing Bank

By:	/s/ Brian Lukehart
Name: Brian Lukehart
Title: Managing Director

[Signature Page to Amendment No. 6 to Credit and Guaranty Agreement]

CITIZENS BANK, N.A., as Revolving Credit Lender

By:	/s/ Kelly Hamrick
Name: Kelly Hamrick
Title: Senior Vice President

[Signature Page to Amendment No. 6 to Credit and Guaranty Agreement]

COMMERZBANK AG, NEW YORK BRANCH

By:	/s/ Jeffrey Sullivan
Name: Jeffrey Sullivan
Title: Vice President

By:	/s/ Matthew Ward
Name: Matthew Ward
Title: Managing Director

[Signature Page to Amendment No. 6 to Credit and Guaranty Agreement]

CREDIT SUISSE AG, NEW YORK BRANCH, as Revolving Credit Lender

By:	/s/ D. Andrew Maletta
Name: D. Andrew Maletta
Title: Authorized Signatory

By:	/s/ John Basilici
Name: John Basilici
Title: Authorized Signatory

[Signature Page to Amendment No. 6 to Credit and Guaranty Agreement]

GOLDMAN SACHS BANK USA, as Revolving Credit Lender and Issuing Bank

By:	/s/ Jonathan Dworkin
Name: Jonathan Dworkin
Title: Authorized Signatory

[Signature Page to Amendment No. 6 to Credit and Guaranty Agreement]

ING BANK N.V., DUBLIN BRANCH, as Revolving Credit Lender

By:	/s/ Cormac Langford
Name: Cormac Langford
Title: Director

By:	/s/ Rosemary Healy
Name: Rosemary Healy
Title: Vice President

[Signature Page to Amendment No. 6 to Credit and Guaranty Agreement]

JPMORGAN CHASE BANK, N.A., as Revolving Credit Lender and Issuing Bank

By:	/s/ Gene Riego de Dios
Name: Gene Riego de Dios
Title: Executive Director

[Signature Page to Amendment No. 6 to Credit and Guaranty Agreement]

KEY BANK, N.A., as Revolving Credit Lender

By:	/s/ Michael Dolson
Name: Michael Dolson
Title: Senior Vice President

[Signature Page to Amendment No. 6 to Credit and Guaranty Agreement]

MIZUHO BANK, LTD., as Revolving Credit Lender

By:	/s/ Donna DeMagistris
Name: Donna DeMagistris
Title: Executive Director

[Signature Page to Amendment No. 6 to Credit and Guaranty Agreement]

ROYAL BANK OF CANADA, as Revolving Credit Lender

By:	/s/ Sayab Ayub
Name: Sayab Ayub
Title: Authorized Signatory

[Signature Page to Amendment No. 6 to Credit and Guaranty Agreement]

UNICREDIT BANK AG, NEW YORK BRANCH, as Revolving Credit Lender

By:	/s/ Edward D. Herko
Name: Edward D. Herko
Title: Director

By:	/s/ Thomas Petz
Name: Thomas Petz
Title: Managing Director

[Signature Page to Amendment No. 6 to Credit and Guaranty Agreement]

EXHIBIT A

Amended Credit Agreement

Execution Version

Conformed Through Amendment No. ~~5~~6 to Credit and Guaranty Agreement

CREDIT AND GUARANTY AGREEMENT

Dated as of June 9, 2016,

as amended by that certain Amendment No. 1, dated as of August 17, 2017, that certain Amendment No. 2, dated as of February 28, 2019, that certain Amendment No. 3, dated as of August 30, 2019, that certain Amendment No. 4, dated as of April 16, 2020, ~~and~~ that certain Amendment No. 5, dated as of March 25, 2021, and that certain Amendment No. 6, dated as of March 14, 2023 among

~~DANA INCORPORATED,~~
~~as Term Loan Borrower,~~

~~and~~

DANA INCORPORATED, DANA INTERNATIONAL LUXEMBOURG S.À R.L. and the Designated Subsidiaries referred to herein,

as ~~Revolving Credit~~ Borrowers,

and

THE GUARANTORS PARTY HERETO FROM TIME TO TIME

and

CITIBANK, N.A.,
as Administrative Agent and Collateral Agent

and

CITIBANK, N.A., GOLDMAN SACHS BANK USA, BANK OF AMERICA, N.A. and JPMORGAN CHASE BANK, N.A.,
as Issuing Banks

and

THE LENDERS PARTY HERETO FROM TIME TO TIME

CITIBANK, N.A.,

BARCLAYS BANK PLC,
CREDIT SUISSE AG, ~~CAYMAN ISLANDS~~NEW YORK BRANCH,

JPMORGAN CHASE BANK, N.A.,

BANK OF AMERICA, N.A.,

GOLDMAN SACHS BANK USA,

ROYAL BANK OF CANADA,
BMO HARRIS BANK N.A.,
and

MIZUHO BANK, LTD.,
as Joint Lead Arrangers

and
Joint Bookrunners

CITIZENS BANK, N.A., and

KEYBANK NATIONAL ASSOCIATION,

as Co-Syndication Agents

FIFTH THIRD BANK,
as Documentation Agent

TABLE OF CONTENTS

Page

Article I DEFINITIONS AND ACCOUNTING TERMS

Section 1.01	Certain Defined Terms	1
Section 1.02	Computation of Time Periods	60
Section 1.03	Accounting Terms and Financial Determinations	~~61~~60
Section 1.04	Terms Generally	61
Section 1.05	Limited Condition Acquisitions	~~62~~61
Section 1.06	Divisions	~~63~~62
Section 1.07	Luxembourg Terms in This Agreement	~~63~~62
Section 1.08	~~Benchmark Replacement Setting~~ Rates	~~64~~63

Article II AMOUNTS AND TERMS OF THE ADVANCES AND THE LETTERS OF CREDIT

Section 2.01	The Advances	~~73~~64
Section 2.02	Making the Advances	~~75~~66
Section 2.03	Issuance of and Drawings and Reimbursement Under Letters of Credit	~~78~~69
Section 2.04	Repayment of Advances	~~85~~76
Section 2.05	Termination or Reduction of Commitments	~~85~~77
Section 2.06	Prepayments	~~86~~77
Section 2.07	Interest	~~89~~79
Section 2.08	Fees	~~92~~82
Section 2.09	Conversion of Advances	~~92~~83
Section 2.10	Increased Costs, Etc.	~~93~~84
Section 2.11	Payments and Computations	~~95~~86
Section 2.12	Taxes	~~96~~87
Section 2.13	Sharing of Payments, Etc.	~~100~~91
Section 2.14	Use of Proceeds	~~101~~92
Section 2.15	Defaulting Lenders	~~101~~92
Section 2.16	Evidence of Debt	~~104~~95
Section 2.17	Replacement of Certain Lenders	~~104~~95
Section 2.18	Incremental Facilities	~~105~~96
Section 2.19	Extended Facilities	~~108~~99
Section 2.20	Refinancing Facilities	~~111~~102

Article III CONDITIONS TO EFFECTIVENESS

Section 3.01	Conditions Precedent to the Closing Date	~~112~~103
Section 3.02	Conditions Precedent to Each Borrowing and Each Issuance of a Letter of Credit	~~115~~106

i

Section 3.03	Determinations Under Section 3.01	~~115~~106

Article IV REPRESENTATIONS AND WARRANTIES

Section 4.01	Representations and Warranties of the Loan Parties	~~116~~107

Article V COVENANTS OF THE LOAN PARTIES

Section 5.01	Affirmative Covenants	~~121~~112
Section 5.02	Negative Covenants	~~127~~118
Section 5.03	Reporting Requirements	~~140~~131
Section 5.04	Financial Covenant	~~143~~134

Article VI EVENTS OF DEFAULT

Section 6.01	Events of Default	~~143~~134
Section 6.02	Actions in Respect of the Letters of Credit upon Default	~~146~~137

Article VII THE AGENTS

Section 7.01	Appointment and Authorization of the Agents	~~146~~137
Section 7.02	Delegation of Duties	~~147~~138
Section 7.03	Liability of Agents	~~148~~139
Section 7.04	Reliance by Agents	~~149~~140
Section 7.05	Notice of Default	~~149~~140
Section 7.06	Credit Decision; Disclosure of Information by Agents	~~149~~140
Section 7.07	Indemnification of Agents	~~150~~141
Section 7.08	Agents in Their Individual Capacity	~~150~~141
Section 7.09	Successor Agent	~~152~~143
Section 7.10	Administrative Agent May File Proofs of Claim	~~152~~143
Section 7.11	Collateral and Guaranty Matters	~~153~~144
Section 7.12	Other Agents; Arrangers and Managers	~~154~~145
Section 7.13	Erroneous Payments	~~154~~145
Section 7.14	Certain ERISA Matters	~~157~~148

Article VIII GUARANTY

Section 8.01	Guaranty	~~158~~150
Section 8.02	Guaranty Absolute	~~159~~150
Section 8.03	Luxembourg Limitations.	~~160~~152
Section 8.04	Waivers and Acknowledgments	~~161~~153
Section 8.05	Subrogation	~~162~~153
Section 8.06	Additional Guarantors	~~162~~154

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Section 8.07	Continuing Guarantee; Assignments	~~163~~154
Section 8.08	No Reliance	~~163~~155
Section 8.09	No Fraudulent Transfer	~~163~~155
Section 8.10	Keepwell	~~163~~155

Article IX MISCELLANEOUS

Section 9.01	Amendments, Etc.	~~164~~156
Section 9.02	Notices, Etc.	~~166~~158
Section 9.03	No Waiver; Remedies	~~168~~160
Section 9.04	Costs, Fees and Expenses	~~168~~160
Section 9.05	Right of Set-off	~~170~~162
Section 9.06	Binding Effect	~~171~~163
Section 9.07	Successors and Assigns	~~171~~163
Section 9.08	Execution in Counterparts; Integration	~~176~~167
Section 9.09	Confidentiality; Press Releases, Related Matters and Treatment of Information	~~177~~168
Section 9.10	Patriot Act Notice	~~179~~170
Section 9.11	Jurisdiction, Etc.	~~179~~170
Section 9.12	Governing Law	~~180~~171
Section 9.13	Waiver of Jury Trial	~~180~~171
Section 9.14	Acknowledgment and Consent to Bail-In of Affected Financial Institutions	~~180~~171
Section 9.15	Designated Subsidiaries	~~181~~172
Section 9.16	Acknowledgement Regarding Any Supported QFCs	~~183~~174
Section 9.17	Judgment	~~184~~175
Section 9.18	Other Secured Agreements.	~~184~~175

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SCHEDULES

Schedule I	-	Commitments and Applicable Lending Offices
Schedule II	-	Affiliated Transactions
Schedule III	-	Agreements with Negative Pledge Clauses
Schedule 1.01(a)	-	Existing Letters of Credit
Schedule 1.01(b)	-	Surviving Debt
Schedule 4.01	-	Equity Investments; Subsidiaries
Schedule 4.01(j)	-	Disclosures
Schedule 5.02(a)	-	Existing Liens
Schedule 5.02(e)	-	Existing Investments

EXHIBITS

Exhibit A~~-1~~	-	Form of Revolving Credit Note
~~Exhibit A-2~~	~~-~~	~~Form of Term Note~~
Exhibit B	-	Form of Notice of Borrowing
Exhibit C	-	Form of Assignment and Acceptance
Exhibit D-1	-	Form of Opinion of Paul, Weiss, Rifkind, Wharton & Garrison, LLP
Exhibit D-2	-	Form of Opinion of Shumaker, Loop & Kendrick, LLP
Exhibit E	-	Form of Tax Compliance Certificates
Exhibit F	-	Form of Compliance Certificate
Exhibit G	-	Form of Security Agreement
Exhibit H	-	Form of Guaranty Supplement
Exhibit I	-	Form of Solvency Certificate
Exhibit J	-	Form of Designation Agreement

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CREDIT AND GUARANTY AGREEMENT

CREDIT AND GUARANTY AGREEMENT (this “Agreement”) dated as of June 9, 2016 (as amended by Amendment No. 1, dated as of August 17, 2017 and Amendment No. 2, dated as of February 28, 2019, and Amendment No. 3, dated as of August 30, 2019, Amendment No. 4, dated as of April 16, 2020, ~~and~~ Amendment No. 5, dated as of March 25, 2021, and Amendment No. 6, dated as of March 14, 2023) among DANA INCORPORATED (formerly known as Dana Holding Corporation), a Delaware corporation (“Dana” ~~or the “Term Loan Borrower”~~), DANA INTERNATIONAL LUXEMBOURG S.À R.L., a private limited liability company (société à responsabilité limitée incorporated under the laws of the Grand Duchy of Luxembourg, with registered office at 1, rue Hildegard von Bingen, L-1282 Luxembourg, Grand Duchy of Luxembourg, registered with the Luxembourg Trade and Companies Register (Registre de Commerce et des Sociétés) under number B124210 (“DIL” and collectively with Dana and the Designated Subsidiaries referred to herein~~, the “Revolving Credit Borrowers”, and the Revolving Credit Borrowers together with the Term Loan Borrower~~, the “Borrowers”) and each of the direct and indirect subsidiaries of Dana signatory hereto (each, a “Guarantor”, and, collectively, together with any person that becomes a Guarantor hereunder pursuant to Section 8.06, the “Guarantors”), the banks, financial institutions and other institutional lenders party hereto (each, a “Lender”, and collectively with any other person that becomes a Lender hereunder pursuant to Section 9.07 or to Amendment No. 2 (as defined below), the “Lenders”), Citibank, N.A. (“CITI”), as administrative agent (or any successor appointed pursuant to Article VII, the “Administrative Agent”) for the Lender Parties and the other Secured Parties (each as hereinafter defined), CITI, as collateral agent (or any successor appointed pursuant to Article VII, the “Collateral Agent”) for the Lender Parties and the other Secured Parties, CITI, BARCLAYS BANK PLC (“Barclays”), BOFA SECURITIES, INC. (“BofA”), CREDIT SUISSE LOAN FUNDING LLC (“CS”), GOLDMAN SACHS BANK USA (“GS”), JPMORGAN CHASE BANK, N.A. (“JPM”), ROYAL BANK OF CANADA (“Royal Bank”) and BMO CAPITAL MARKETS CORP. (“BMO”), as joint lead arrangers and joint bookrunners (the “Joint Lead Arrangers”), Barclays, BofA, CS, GS, JPM, Royal Bank and BMO, as syndication agents (the “Syndication Agents”), MIZUHO BANK, LTD. (“Mizuho”), as documentation agent (the “Documentation Agent”).

PRELIMINARY STATEMENT

The Borrowers have requested that the Lender Parties provide, and the Lender Parties have agreed to provide, the senior secured facilities described herein, the proceeds of which shall be used as provided in Section 5.01(h).

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:

Article I
DEFINITIONS AND ACCOUNTING TERMS

Section 1.01 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

~~“2018 New Term B Advance” has the meaning specified in Section 2.01(d).~~

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~~“2018 New Term B Commitment” means, with respect to any Lender at any time, the amount set forth for such time opposite such Lender’s name on Schedule I hereto under the caption “2018 New Term B Commitment” or, if such Lender has entered into one or more Assignments and Acceptance, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 9.07(d) as such Lender’s “2018 New Term B Commitment”, as such amount may be reduced at or prior to such time pursuant to Section 2.05. The aggregate amount of the 2018 New Term B Commitment as of the Amendment No. 2 Effective Date is $450,000,000.~~

~~“2018 New Term B Facility” means, at any time, the aggregate amount of the Lenders’ 2018 New Term B Commitments and 2018 New Term B Advances at such time.~~

~~“2018 New Term B Lender” means any Lender that has a 2018 New Term B Commitment or a 2018 New Term B Advance.~~

“ACH” means automated clearinghouse transfers.

“Acquisition” means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (i) the acquisition of all or substantially all of the assets of any Person, or any business or division of any Person, (ii) the acquisition or ownership of in excess of 50% of the Capital Stock in any Person, or (iii) the acquisition of another Person by a merger, consolidation, amalgamation or any other combination with such Person.

“Activities” has the meaning specified in Section 7.08(b).

“Additional Lender” has the meaning specified in Section 2.18(d).

~~“Adjusted LIBO Rate” has the meaning given to such term in the definition of “Eurocurrency Rate”.~~

“Adjusted Term SOFR” means, for purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation plus (b) the Term SOFR Adjustment; provided that if Adjusted Term SOFR as so determined shall ever be less than the Floor, then Adjusted Term SOFR shall be deemed to be the Floor.

“Adjustment Date” has the meaning specified in the definition of “Applicable Margin”.

“Administrative Agent” has the meaning specified in the recital of parties to this Agreement.

“Administrative Agent’s Account” means one or more accounts of the Administrative Agent maintained by the Administrative Agent with CITI and identified to the Borrowers and the Lender Parties from time to time.

“Advance” means a Revolving Credit Advance, a Swing Line Advance, a Letter of Credit Advance, ~~a Term Advance,~~ an Incremental Revolving Advance or an Incremental Term Advance, as applicable.

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“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term “control” (including the terms “controlling”, “controlled by” and “under common control with”) of a Person means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Affiliated Lender” has the meaning specified in the definition of “Eligible Assignee”.

“Agent Parties” has the meaning specified in Section 9.02(c).

“Agent-Related Persons” means, the Agents, together with their respective Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Agents and Affiliates.

“Agents” means the Administrative Agent, the Collateral Agent, the Syndication Agents, the Documentation Agent and the Joint Lead Arrangers.

“Agent’s Group” has the meaning specified in Section 7.08(b).

“Agreement Value” means, for each Hedge Agreement, on any date of determination, an amount equal to: (a) in the case of a Hedge Agreement documented pursuant to the Master Agreement (Multicurrency-Cross Border) published by the International Swap and Derivatives Association, Inc. (the “Master Agreement”), the amount, if any, that would be payable by any Loan Party or any of its Restricted Subsidiaries to its counterparty to such Hedge Agreement, as if (i) such Hedge Agreement was being terminated early on such date of determination, (ii) such Loan Party or Restricted Subsidiary was the sole “Affected Party,” and (iii) the Administrative Agent was the sole party determining such payment amount (with the Administrative Agent making such determination pursuant to the provisions of the form of Master Agreement); (b) in the case of a Hedge Agreement traded on an exchange, the mark-to-market value of such Hedge Agreement, which will be the amount, if any, that would be payable by the Loan Party or Restricted Subsidiary of a Loan Party to its counterparty to such Hedge Agreement based on the settlement price of such Hedge Agreement on such date of determination; or (c) in all other cases, the mark-to-market value of such Hedge Agreement, which will be the unrealized loss or gain on such Hedge Agreement to the Loan Party or Restricted Subsidiary of a Loan Party to such Hedge Agreement determined as the amount, if any, by which (i) the present value of the future cash flows to be paid by such Loan Party or Restricted Subsidiary exceeds (ii) the present value of the future cash flows to be received by such Loan Party or Restricted Subsidiary pursuant to such Hedge Agreement; capitalized terms used and not otherwise defined in this definition shall have the respective meanings set forth in the above described Master Agreement.

“Amendment No. 1” means that certain Amendment No. 1 to Revolving Credit and Guaranty Agreement and Amendment No. 1 to the Revolving Security Agreement, dated as of

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August 17, 2017, by and among the Loan Parties, the Lender Parties party thereto and the Administrative Agent.

“Amendment No. 1 Effective Date” means the Amendment Effective Date (as defined in Amendment No. 1).

“Amendment No. 2” means that certain Amendment No. 2 to Credit and Guaranty Agreement, dated as of February 28, 2019, by and among the Loan Parties, the Lender Parties party thereto and the Administrative Agent.

“Amendment No. 2 Effective Date” means the Amendment Effective Date (as defined in Amendment No. 2).

“Amendment No. 3” means that certain Amendment No. 3 to Credit and Guaranty Agreement, dated as of August 30, 2019, by and among the Loan Parties, the Lender Parties party thereto and the Administrative Agent.

“Amendment No. 3 Effective Date” means the Amendment Effective Date (as defined in Amendment No. 3).

“Amendment No. 4” means that certain Amendment No. 4 to Credit and Guaranty Agreement and Amendment No. 2 to Security Agreement, dated as of April 16, 2020, by and among the Loan Parties, the Lender Parties party thereto and the Administrative Agent.

“Amendment No. 4 Effective Date” means the Amendment Effective Date (as defined in Amendment No. 4).

“Amendment No. 5” means that certain Amendment No. 5 to Credit and Guaranty Agreement and Amendment No. 3 to Security Agreement, dated as of March 25, 2021, by and among the Loan Parties, the Lender Parties party thereto and the Administrative Agent.

“Amendment No. 5 Effective Date” means the Amendment Effective Date (as defined in Amendment No. 5).

“Amendment No. 6” means that certain Amendment No. 6 to Credit and Guaranty Agreement, dated as of March 14, 2023, by and among the Loan Parties, the Lender Parties party thereto and the Administrative Agent.

“Amendment No. 6 Effective Date” means the Amendment Effective Date (as defined in Amendment No. 6).

~~“Applicable Borrower” means (a) with respect to the Term Facility, the Term Loan Borrower and (b) with respect to the Revolving Credit Facility, the applicable Revolving Credit Borrower, as the context requires.~~

~~“Applicable Borrower’s Account” means the account of the Applicable Borrower maintained by the Applicable Borrower and specified in writing to the Administrative Agent from time to time.~~

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“Applicable Lending Office” means, with respect to each Lender Party, such Lender Party’s Domestic Lending Office in the case of a Base Rate Advance or a Term SOFR Advance and such Lender Party’s Eurocurrency Lending Office in the case of a Eurocurrency Rate Advance or Daily Simple SONIA Advance.

“Applicable Margin” means ~~(A) with respect to the 2018 New Term B Facility, (i) 2.25% per annum in the case of Eurocurrency Rate Advances and (ii) 1.25% per annum in the case of Base Rate Advances and (B) with respect to the Revolving Credit Facility, initially (i) 1.50% per annum in the case of Eurocurrency Rate Advances and (ii) 0.50% per annum in the case of Base Rate Advances, Cost of Funds Advances and Overnight Eurocurrency Rate Advances and following the end of the first full fiscal quarter after the Amendment No. 3 Effective Date,~~ the rate per annum as determined pursuant to the pricing grid below based upon the Total Net Leverage Ratio for the most recently ended Fiscal Quarter immediately preceding such Adjustment Date:

Total Net Leverage Ratio	Applicable Margin for Term SOFR Advances, Daily Simple SONIA Advances and Eurocurrency Rate Advances	Applicable Margin for Base Rate Advances, Cost of Funds Advances and Overnight Eurocurrency Rate Advances	Commitment Fee
≤ 1.00:1.00	1.25%	0.25%	0.25%
> 1.00:1.00 and ≤ 2.00:1.00	1.50%	0.50%	0.375%
> 2.00:1.00	1.75%	0.75%	0.50%

Any change in the Applicable Margin resulting from changes in the Total Net Leverage Ratio shall become effective on the date (the “Adjustment Date”) that is three Business Days after the date on which the last Compliance Certificate of any Fiscal Quarter is delivered to the Lenders pursuant to Section 5.03(e) and shall remain in effect until the next change to be effected pursuant to this paragraph. If any such Compliance Certificate is not delivered within the time period specified in Section 5.03(e), then, until the date that is three Business Days after the date on which such Compliance Certificate is delivered, the highest rate set forth in each column of the above pricing grid shall apply.

In the event that at any time after the end of a Fiscal Quarter it is discovered that the Total Net Leverage Ratio for such Fiscal Quarter used for the determination of the Applicable Margin was greater than the actual Total Net Leverage Ratio for such Fiscal Quarter, the Applicable Margin with respect to the Revolving Credit Facility for such prior Fiscal Quarter shall be adjusted to the applicable percentage based on such actual average Total Net Leverage Ratio for such Fiscal Quarter and any additional interest for the applicable period payable as a result of such recalculation shall be due and payable on the next date in which interest or fees are due and payable to Lender Parties.

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“Appropriate Lender” means, at any time, with respect to (a) [reserved], (b) ~~the 2018 New Term B Facility, a Lender that has a Commitment or Advance outstanding, in each case with respect or under such Facility at such time,~~[reserved] (c) the Revolving Credit Facility, a Lender that has a Commitment or Advances outstanding, in each case with respect to or under such Facility at such time, (d) the Letter of Credit Sublimit, (i) any Issuing Bank and (ii) if the Revolving Credit Lenders have made Letter of Credit Advances pursuant to Section 2.03(c) that are outstanding at such time, each such Revolving Credit Lender and (e) the Swing Line Facility, (i) the Swing Line Lender and (ii) if the Revolving Credit Lenders have made Swing Line Advances pursuant to Section 2.02(b) that are outstanding at such time, each Revolving Credit Lender.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Asset Sale” means any sale, lease, transfer or other disposition of property or series of related sales, leases, transfers or other dispositions of property, in each case, constituting Collateral by Dana and its Subsidiaries pursuant to clauses (iv) or (xi) of Section 5.02(f) that yields Net Cash Proceeds to Dana and its Subsidiaries (valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at fair market value in the case of other non-cash proceeds) in excess of $50,000,000 (provided that the aggregate amount of all net cash proceeds excluded from the definition of “Asset Sale” pursuant to the foregoing threshold shall not exceed an aggregate amount of $125,000,000 in any Fiscal Year).

“Assignment and Acceptance” means an assignment and acceptance entered into by a Lender Party and an Eligible Assignee, and accepted by the Administrative Agent, in accordance with Section 9.07 and in substantially the form of Exhibit C hereto.

“Attributable Receivables Amount” means the amount of obligations outstanding under receivables purchase facilities or factoring transactions on any date of determination that would be characterized as principal if such facilities or transactions were structured as secured lending transactions rather than as purchases, whether such obligations would constitute on-balance sheet Debt or an off-balance sheet liability.

“Available Amount” of any Letter of Credit means, at any time, the maximum amount available to be drawn under such Letter of Credit at such time (assuming compliance at such time with all conditions to drawing). For all purposes of this Agreement, if on any date of determination a Letter of Credit issued subject to ISP98 has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.13 or 3.14 of ISP98, then the “Available Amount” of such Letter of Credit shall be deemed to be the amount so remaining available to be drawn.

“Available Amount Basket” means, at any time, an amount equal to, without duplication, the sum of:

(i)       $300,000,000, plus

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(ii)       50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of Dana earned during the period beginning on the first day of the fiscal quarter commencing on July 1, 2013 and through the end of the most recent fiscal quarter for which financial statements are available prior to the date such Restricted Payment occurs (the “Reference Date”); plus

(iii)       the aggregate proceeds (including cash and the fair market value (as determined in good faith by Dana) of property or assets other than cash) received by Dana from any Person (other than a Subsidiary of Dana) since the Closing Date as a contribution to its common equity capital or from the issuance and sale of Qualified Capital Stock of Dana or from the issuance of Debt of Dana subsequent to the Closing Date that has been converted into or exchanged for Qualified Capital Stock of Dana on or prior to the Reference Date; plus

(iv)       the net proceeds received by Dana or any Restricted Subsidiary since the Closing Date in connection with the disposition to any Person (other than Dana or any Restricted Subsidiary) of any Investment made pursuant to Section 5.02(e)(xvii); plus

(v)       an amount equal to any returns (including dividends, interest, distributions, return of principal, profits on sale, repayments, income and similar amounts) actually received by Dana or any Restricted Subsidiary in respect of Investments made pursuant to Section 5.02(e)(xvii); plus

(vi)       an amount equal to the aggregate amount received by Dana or any Restricted Subsidiary in cash (and the fair market value (as determined in good faith by Dana) of property other than cash received by Dana or any Restricted Subsidiary after the Closing Date from (A) the sale (other than to Dana or any Restricted Subsidiary) of the Equity Interests of an Unrestricted Subsidiary or (B) any dividend of other distribution by an Unrestricted Subsidiary; plus

(vii)       in the event any Unrestricted Subsidiary has been redesignated as a Restricted Subsidiary or has been merged, consolidated or amalgamated with or into, or transfers or conveys its assets to, or is liquidated into, Dana or any Restricted Subsidiary, the fair market value (as determined in good faith by Dana) of the Investments of Dana or any Subsidiary in such Unrestricted Subsidiary at the time of such redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable); minus

(viii)       any amounts thereof used to make Investments pursuant to Section 5.02(e)(xvii) prior to such time; minus

(ix)       the cumulative amount of Restricted Payments made pursuant to Section 5.02(c)(iii) prior to such time; minus

(x)       any amount thereof used to make payments or distributions in respect of Subordinated Debt pursuant to Section 5.02(l)(i)(E) prior to such time.

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“Available Incremental Amount” has the meaning specified in Section 2.18(a).

“Available Tenors” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.07(d)(iv).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Code” means Title 11, U.S. Code, or any similar foreign, federal or state law for the relief of debtors.

“Barclays” has the meaning specified in the preamble hereto.

“Base Rate” means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the highest of (a) the rate of interest announced publicly by CITI in New York, New York, from time to time, as Citibank N.A.’s base rate; (b) ~~the ICE Benchmark Administration Settlement Rate (or the successor thereto if the ICE Benchmark Administration is no longer making such rates available) applicable to Dollars for a period of one month (“One Month LIBOR”)~~Adjusted Term SOFR for a one-month tenor in effect on such day plus 1.00% (for the avoidance of doubt, ~~the One Month LIBOR~~Adjusted Term SOFR for any day shall be based on the ~~rate appearing on Reuters LIBOR01 Page (or other commercially available source providing such quotations as designated by the Administrative Agent from time to time)~~Term SOFR Reference Rate at approximately 11:00 a.m. ~~London~~New York time on such day)~~; provided that, if One Month LIBOR shall be less than zero, such rate shall be deemed zero for purposes of this Agreement~~; and (c) ½ of 1% per annum above the Federal Funds Rate.

“Base Rate Advance” means an Advance in Dollars that bears interest as provided in Section 2.07(a)(i).

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“Base Rate Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.

“Benchmark” means, initially, with respect to any (a) Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Dollars, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark for Dollars, then “Benchmark” means, with respect to such Obligations, interest, fees, commissions or other amounts, the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.07(d)(i), (b) Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Sterling, Daily Simple SONIA; provided that if a Benchmark Transition Event has occurred with respect to Daily Simple SONIA or the then-current Benchmark for Sterling, then “Benchmark” means, with respect to such Obligations, interest, fees, commissions or other amounts, the applicable Benchmark Replacement for Sterling to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.07(d)(i) and (c) Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Euros, EURIBOR; provided that if a Benchmark Transition Event has occurred with respect to EURIBOR or the then-current Benchmark for Euros, as applicable, or the then-current Benchmark for such Currency, then “Benchmark” means, with respect to such Obligations, interest, fees, commissions or other amounts, the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.07(d)(i).

“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date; provided, that with respect to a Benchmark with respect to any Obligations, interest, fees, commissions or other amounts denominated in any currency other than Dollars or calculated with respect thereto, the alternative set forth in clause (b) below:

(a)        Daily Simple SOFR; and

(b)       the sum of: (i) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrowers giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for syndicated credit facilities in the applicable Currency at such time and (ii) the related Benchmark Replacement Adjustment.

If the Benchmark Replacement as determined pursuant to clause (a) or (b) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or

9

negative value or zero) that has been selected by the Administrative Agent and the Borrowers giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities in the applicable Currency at such time.

“Benchmark Replacement Date” means a date and time determined by the Administrative Agent, which date shall be no later than the earliest to occur of the following events with respect to the then-current Benchmark for any Currency:

(a)       in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b)       in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark for any Currency:

(a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, the central bank for the Currency applicable to such Benchmark, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority

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with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, with respect to any then-current Benchmark for any Currency, the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.07(d) and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.07(d).

“Beneficial Ownership Certification” means a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to section 4975 of the Internal Revenue Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Internal Revenue Code) the assets of any such “employee benefit plan” or “plan”.

“BMO” has the meaning specified in the preamble hereto.

“Board of Directors” means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

“BofA” has the meaning specified in the preamble hereto.

“Borrowers” has the meaning specified in the recital of parties to this Agreement.

“Borrower’s Account” means the account of the applicable Borrower maintained by the applicable Borrower and specified in writing to the Administrative Agent from time to time.

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“Borrowing” means a borrowing consisting of simultaneous Advances of the same Type made by the Appropriate Lenders.

“Borrowing Minimum” means, in respect of Revolving Credit Advances denominated in Dollars, $5,000,000, in respect of Revolving Credit Advances denominated in Sterling, £4,000,000, and in respect of Revolving Credit Advances denominated in Euros, €4,000,000~~, and in respect of Term Advance, $5,000,000~~.

“Borrowing Multiple” means, in respect of Revolving Credit Advances denominated in Dollars, $1,000,000, in respect of Revolving Credit Advances denominated in Sterling, £1,000,000, and in respect of Revolving Credit Advances denominated in Euros, €1,000,000~~, and in respect of Term Advance, $1,000,000~~.

“Building” means a structure with at least two walls and a roof.

“Business Day” means ~~a~~any day ~~of the year on which banks are not required or authorized by law to close in New York City and, if the applicable Business Day relates to any Eurocurrency Rate Advances, on which dealings are carried on in the London interbank market (or, in the case of an Eurocurrency Rate Advance denominated in Euro, on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System is open).~~that is not a Saturday, Sunday or other day that is a legal holiday under the laws of the State of New York or is a day on which banking institutions in such state are authorized or required by Law to close, provided that:

(a)       if such day relates to any interest rate settings as to any Advance that bears interest by reference to Adjusted Term SOFR, any fundings, disbursements, settlements and payments in respect of any such Advance, or any other dealings in Adjusted Term SOFR to be carried out pursuant to this Agreement in respect of any such Advance shall also exclude any day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of the its members be closed for the entire day for purposes of trading in United States government securities;

(b)        if such day relates to any interest rate settings as to any Advance denominated in Euros, any fundings, disbursements, settlements and payments in Euros in respect of any such Advance, or any other dealings in Euros to be carried out pursuant to this Agreement in respect of any such Advance, means a Business Day that is also a TARGET Day; and

(c)       if such day relates to any interest rate settings as to an Advance denominated in Pounds Sterling, means a day other than a day banks are closed for general business in London because such day is a Saturday, Sunday or a legal holiday under the laws of the United Kingdom.

“Capital Expenditures” means, for any period, with respect to any Person, the aggregate of all expenditures by such Person or any Restricted Subsidiary thereof during such period for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) that, in conformity with GAAP, are required to be included as capital expenditures in the consolidated statement of cash flows of Dana and the Restricted Subsidiaries.

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“Capitalized Leases” means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases. For the avoidance of doubt, any obligation of a Person under a lease (whether existing as of the Closing Date or entered into in the future) that is not (or would not be) required to be classified and accounted for as a Capitalized Lease on a balance sheet of such Person under GAAP as in effect as of the Closing Date shall not be deemed a Capitalized Lease as a result of the adoption of changes in or changes in the application of GAAP after the Closing Date.

“Capital Stock” means (1) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of common stock and preferred stock of such Person, and (2) with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person.

“Cash Equivalents” means (1) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (2) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody’s; (3) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-2 from S&P or at least P-2 from Moody’s; (4) demand and time deposit accounts, certificates of deposit or bankers’ acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250.0 million; (5) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (1) above entered into with any bank meeting the qualifications specified in clause (4) above; (6) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (1) through (5) above; (7) investments in money market funds subject to the risk limiting conditions of Rule 2a-7 or any successor rule of the Commission under the Investment Company Act of 1940, as amended; and (8) solely in respect of the ordinary course cash management activities of the Foreign Subsidiaries, equivalents of the investments described in clause (1) above to the extent guaranteed by any member state of the European Union or the country in which the Foreign Subsidiary operates and equivalents of the investments described in clause (4) above issued, accepted or offered by any commercial bank organized under the laws of a member state of the European Union or the jurisdiction of organization of the applicable Foreign Subsidiary having at the date of acquisition thereof combined capital and surplus of not less than $250.0 million.

“Cash Management Bank” means, as of the date any such arrangement or agreement is entered into (including, without limitation, any such arrangement or agreement entered into prior to the Amendment No. 3 Effective Date), any Lender Party or an Affiliate of a Lender Party in its capacity as a party to documentation in respect of Cash Management Obligations.

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“Cash Management Obligations” means all Obligations of any Loan Party and any other Restricted Subsidiary of the ~~Borrower~~Borrowers owing to a Lender Party (or a banking Affiliate of a Lender Party) in respect of the Credit Card Program or any overdrafts and related liabilities arising from supply chain finance services, treasury, depository and cash management services or in connection with any ACH transfers of funds.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any written request, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided, however, for the purposes of this Agreement: (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a "Change in Law", regardless of the date enacted, adopted or issued but only to the extent a Lender is imposing applicable increased costs or costs in connection with capital adequacy or liquidity requirements similar to those described in clauses (a) and (b) of Section 2.10 generally on other similarly situated borrowers of loans under comparable United States of America cash flow revolving credit facilities.

“Change of Control” means and shall be deemed to have occurred upon the occurrence of any of the following events: (i) any Person or “group” (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, and regulations promulgated thereunder), shall become the beneficial owner, directly or indirectly, of shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock in Dana, (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of Dana to any Person or “group” after the Closing Date or (iii) the approval by the holders of Capital Stock of Dana of any plan or proposal for the liquidation or dissolution of Dana (whether or not otherwise in compliance with the provisions of this Agreement).

“CITI” has the meaning specified in the preamble hereto.

“Closing Date” means June 6, 2016.

“Collateral” means all “Collateral” referred to in the Collateral Documents and all other property that is or is intended to be subject to any Lien in favor of the Administrative Agent or the Collateral Agent for the benefit of the Secured Parties.

“Collateral Agent” has the meaning specified in the recital of parties to this Agreement.

“Collateral Documents” means, collectively, the Security Agreement, any Mortgages and any other agreement that creates or purports to create a Lien in favor of the Administrative Agent or the Collateral Agent for the benefit of the Secured Parties.

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“Commitment” means a Revolving Credit Commitment, a Swing Line Commitment, a Letter of Credit Commitment, a Term Commitment, a commitment in respect of an Incremental Revolving Facility or a commitment in respect of an Incremental Term Facility, as applicable.

“Committed Currencies” means Euros, Sterling and each other currency (other than Dollars) that is approved in accordance with Section 2.01(a).

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Communications” has the meaning specified in Section 9.02(b).

“Compliance Certificate” has the meaning specified in Section 5.03(e).

“Confidential Information” means any and all material non-public information delivered or made available by any Loan Party or any Subsidiary of a Loan Party relating to any Loan Party or any Subsidiary thereof or their respective businesses, other than any such information that is or has been made available publicly by a Loan Party or any Subsidiary thereof.

“Conforming Changes” means, with respect to either the use or administration of an initial benchmark or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 2.16 and other technical, administrative or operational matters) that the Administrative Agent, in consultation with Dana, decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent, in consultation with Dana, decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides in consultation with Dana is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated” refers to the consolidation of accounts in accordance with GAAP.

“Consolidated Current Assets” means all assets of Dana and its Restricted Subsidiaries that, in accordance with GAAP, are classified as current assets on Dana’s balance sheet, after deducting (a) appropriate and adequate reserves therefrom in each case in which a reserve is proper in accordance with GAAP and (b) cash and Cash Equivalents.

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“Consolidated Current Liabilities” means all assets of Dana and its Restricted Subsidiaries that, in accordance with GAAP, are classified as current liabilities on Dana’s balance sheet after deducting, without duplication (a) the current portion of any Debt of such Person, (b) the current portion of accrued interest, (c) accruals for current or deferred Taxes based on income or profits and (d) liabilities in respect of deferred purchase price holdbacks and earnout obligations.

“Consolidated EBITDA” means, with respect to Dana, for any period, the sum (without duplication) of: (1) Consolidated Net Income; and (2) to the extent Consolidated Net Income has been reduced thereby: (A) all Taxes of Dana and the Restricted Subsidiaries expensed or accrued in accordance with GAAP for such period; (B) Consolidated Fixed Charges; (C) Consolidated Non-cash Charges; (D) any expenses or charges related to any issuance of Capital Stock, Investment, acquisition or disposition of division or line of business, recapitalization or the incurrence or repayment of Debt permitted to be incurred hereunder (whether or not successful), (E) expected cost savings (including sourcing), operating expense reductions, operating improvements and synergies (net of actual amounts realized) that are reasonably identifiable and factually supportable (in the good faith determination of Dana) related to (1) the Transactions and (2) after the Closing Date, permitted asset sales, acquisitions, Investments, dispositions, operating improvements, restructurings, cost savings initiatives and certain other initiatives and/or specified transactions; provided that in each case (x) such actions have been taken or are to be taken within twenty-four (24) months after the date of determination to take such action, (y) any such amounts added pursuant to this clause (E) does not exceed in the aggregate 20% of Consolidated EBITDA for any applicable four Fiscal Quarter period and (z) no such amounts added pursuant to this clause (E) shall be duplicative of any other charges or expenses added pursuant to another clause in this definition, (F) the amount of any loss attributable to a New Project, until the date that is twelve months after the date of completing the construction, acquisition, assembling or creation of such New Project, as the case may be; provided, that (x) such losses are reasonably identifiable and factually supportable and certified by a Responsible Officer of Dana and (y) losses attributable to such New Project after twelve months from the date of completing such construction, acquisition, assembling or creation, as the case may be, shall not be included in this clause (F) and (G) with respect to any joint venture that is not a Subsidiary and solely to the extent relating to any net income referred to in clause (5) or (14) of the definition of “Consolidated Net Income”, an amount equal to the proportion of those items described in clauses (A) and (B) above relating to such joint venture corresponding to Dana’s and the Subsidiaries’ proportionate share of such joint venture’s Consolidated Net Income (determined as if such joint venture were a Subsidiary); less any non-cash items increasing Consolidated Net Income for such period, all as determined on a consolidated basis for Dana and the Restricted Subsidiaries in accordance with GAAP.

“Consolidated First Lien Debt” means, as of any date of determination, the aggregate principal amount of Consolidated Total Debt at such date which is secured by a Lien on assets constituting Collateral that is pari passu with the Lien securing the Revolving Credit Facility ~~and Term Facility~~.

“Consolidated Fixed Charges” means, with respect to Dana for any period, the sum, without duplication, of (1) Consolidated Interest Expense, plus (2) the product of (x) the amount of all dividend payments on any series of preferred stock of Dana or any Restricted Subsidiary paid, accrued and/or scheduled to be paid or accrued during such period (other than dividends paid

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in Qualified Capital Stock of Dana or paid to Dana or to a Restricted Subsidiary) multiplied by (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated U.S. federal, state and local income tax rate of Dana, expressed as a decimal.

“Consolidated Interest Expense” means, with respect to Dana and its Restricted Subsidiaries for any period, total interest expense (including that attributable to Capitalized Leases in accordance with GAAP) with respect to all outstanding Debt, including, without limitation, the Obligations owed with respect thereto, including capitalized interests, amortization or write-down of any deferred financing fees or amortization of original issue discount of any Debt, and to the extent not included in the foregoing, net losses relating to sales of accounts receivable pursuant to a Qualified Receivables Transaction or Permitted Factoring Transaction, all as determined on a Consolidated basis in accordance with GAAP. For purposes of the foregoing, interest expense of Dana and its Restricted Subsidiaries shall be determined after giving effect to any net payments made or received by Dana and its Restricted Subsidiaries with respect to interest rate Hedge Agreements. For the purpose of calculating “Consolidated Interest Expense” over any period of four consecutive Fiscal Quarters ended during the first three full Fiscal Quarters following the Closing Date, amounts under this definition shall be determined as if the pricing, fees and other amounts payable under the Existing Credit Agreement during such period would have been determined based on the corresponding pricing, fees and other amounts payable under this Agreement.

“Consolidated Net Income” means with respect to Dana, for any period, the aggregate net income (or loss) of Dana and the Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded therefrom (1) after-tax gains and losses from Asset Sales or abandonments or reserves relating thereto or from the extinguishment of any Debt of Dana or any Restricted Subsidiary; (2) unusual, transactional, extraordinary or non-recurring gains or losses (determined on an after-tax basis and less any fees, expenses or charges related thereto); (3) any non-cash compensation expense incurred for grants and issuances of stock appreciation or similar rights, stock options, restricted shares or other rights to officers, directors and employees of Dana and its Restricted Subsidiaries (including any such grant or issuance to a 401(k) plan or other retirement benefit plan); (4) the net income (but not loss) of any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted by a contract, operation of law or otherwise; (5) the net income (loss) of any Person, other than a Restricted Subsidiary, except to the extent of cash dividends or distributions paid to Dana or to a Restricted Subsidiary by such Person; (6) the net income (loss) of any Person acquired during the specified period for any period, prior to the date of such acquisition will be excluded for purposes of Restricted Payments only; (7) after-tax income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued) from and after the date that such operation is classified as discontinued; (8) write-downs resulting from the impairment of intangible assets and any other non-cash amortization or impairment expenses; (9) cash restructuring or integration expenses (including any severance expenses, relocation expenses, curtailments or modifications to pension and post-retirement employee benefit plans, any expenses related to any reconstruction, decommissioning, recommissioning or reconfiguration of fixed assets for alternate uses and fees, expenses or charges relating to facilities closing costs, acquisition integration costs, facilities

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opening costs, business optimization costs, signing, retention or completion bonuses) in an amount not to exceed the greater of $75,000,000 and 5.0% of Consolidated EBITDA per fiscal year, plus, to the extent that any amount permitted to be included in a prior year pursuant to this clause (9) is not utilized, such unutilized amount may be carried forward for use in only the next succeeding year; (10) the amount of amortization or write-off of deferred financing costs and debt issuance costs of Dana and its Restricted Subsidiaries during such period and any premium or penalty paid in connection with redeeming or retiring Debt of Dana and its Restricted Subsidiaries prior to the stated maturity thereof pursuant to the agreements governing such Debt; (11) minority interest expenses; (12) losses or expenses or income or gain associated with the Agreement Value of Hedge Agreements, (13) non-cash currency losses or gains on intercompany loans or advances, (14) losses or earnings of Persons accounted for on an equity basis, except to the extent of cash dividends or distributions paid to Dana or to a Restricted Subsidiary by such Person (15) any costs or expenses incurred in connection with the Transactions, (16) the amount of loss or discount in connection with a Qualified Receivables Transaction or a Permitted Factoring Transaction, and (17) the cumulative effect of a change in accounting principles.

“Consolidated Non-Cash Charges” means, with respect to Dana and the Restricted Subsidiaries for any period, the aggregate depreciation, amortization (including amortization of intangibles, deferred financing fees, debt issuance costs, commissions, fees and expenses, expensing of any bridge, commitment or other financing fees, the non-cash portion of interest expense resulting from the reduction in the carrying value under purchase accounting of Dana’s outstanding Debt and commissions, discounts, yield and other fees and charges but excluding amortization of prepaid cash expenses that were paid in a prior period), non-cash impairment, non-cash compensation, non-cash rent, and other non-cash charges of Dana and the Restricted Subsidiaries reducing Consolidated Net Income of Dana and the Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated Senior Secured Debt” means as of any date of determination, the aggregate principal amount of Consolidated Total Debt at such date which is secured by a Lien on any of the assets of Dana or any of its Restricted Subsidiaries constituting Collateral.

“Consolidated Total Debt” means, at any date of determination, the aggregate principal amount of all Funded Debt of Dana and its Restricted Subsidiaries at such date (net of unrestricted cash and Cash Equivalents of Dana and its Restricted Subsidiaries), determined on a consolidated basis.

“Conversion”, “Convert” and “Converted” each refers to the conversion of Advances from one Type to Advances of the other Type.

“Cost of Funds” means the rate determined by the Swing Line Lender with respect to Swing Line Advances denominated in Euros to be that which expresses as a percentage rate per annum the cost to the Swing Line Lender of funding its participation in that Swing Line Advance from whatever source it may reasonably select in a manner that is consistent with such selection for other facilities of a similar nature and in respect of similarly situated borrowers.

“Cost of Funds Advance” means an Advance denominated in Euros that bears interest at the Cost of Funds.

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“Covered Party” has the meaning specified in Section 9.16(a).

“COVID-19 Pandemic” means the novel strain of coronavirus (SARS-Cov-2) and its disease commonly known as COVID-19, which was declared to be a global pandemic by the World Health Organization on March 11, 2020.

“Credit Card Program” means (i) the Citibank Commercial Card Agreement, dated as of November 30, 2012 by and between Citibank, N.A. and Dana, as amended, restated or otherwise modified from time to time and (ii) the Corporate Card Services Agreement, by and between Dana and Bank of America National Association/Bank of America Europe DAC, a Bank of America Company, as amended, restated or otherwise modified from time to time, and, in each case, any replacement of either of the foregoing or any additional credit card programs for the same or substantially similar purposes.

“CS” has the meaning specified in the preamble hereto.

“Currencies” means Dollars and each Committed Currency, and “Currency” means any of such Currencies.

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.

“Daily Simple SONIA” means, for any day (a “SONIA Rate Day”), a rate per annum equal to, for any Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to Sterling, the greater of (i) SONIA for the day (such day, a “Sterling SONIA Determination Day”) that is five (5) Business Days prior to (I) if such SONIA Rate Day is a Business Day, such SONIA Rate Day or (II) if such SONIA Rate Day is not an Business Day, the Business Day immediately preceding such SONIA Rate Day, in each case, as such SONIA is published by the SONIA Administrator on the SONIA Administrator’s Website; provided that if by 5:00 p.m. (London time) on the second Business Day immediately following any Sterling SONIA Determination Day, SONIA in respect of such Sterling SONIA Determination Day has not been published on the SONIA Administrator’s Website and a Benchmark Replacement Date with respect to the Daily Simple SONIA for Sterling has not occurred, then SONIA for such Sterling SONIA Determination Day will be SONIA as published in respect of the first preceding Business Day for which such SONIA was published on the SONIA Administrator’s Website; provided further that SONIA as determined pursuant to this proviso shall be utilized for purposes of calculation of Daily Simple SONIA for no more than three (3) consecutive SONIA Rate Days and (ii) the Floor.

“Daily Simple SONIA Advance” means an Advance that bears interest at a rate based on Daily Simple SONIA.

“Dana” has the meaning specified in the recital of parties to this Agreement.

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“DCC” means Dana Credit Corporation, a Delaware corporation.

“DCC Entity” means DCC or any of its Subsidiaries.

“Debt” of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all indebtedness of such Person for the deferred purchase price of property or services, (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations of such Person as lessee under Capitalized Leases, (f) all reimbursement obligations, whether contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities, (g) all mandatory obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in cash in respect of any Disqualified Capital Stock in such Person or any other Person or any warrants, rights or options to acquire such Disqualified Capital Stock, valued at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (h) all obligations of such Person in respect of Hedge Agreements, valued at the Agreement Value thereof, (i) all Guarantee Obligations of such Person, and (j) all indebtedness and other payment Obligations referred to in clauses (a) through (i) above of another Person secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness or other payment Obligations. The amount of any Debt related to clause (j) above shall be deemed to be equal to the lesser of (a) the amount of such Debt so secured or (b) the fair market value of the property subject to such Lien; provided that Debt shall not include accrued expenses, trade payables and intercompany liabilities incurred in the ordinary course of such Person’s business, or earn-out obligations until such obligations become a liability on the balance sheet of such person in accordance with GAAP.

“Debtor Relief Laws” means the Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

“Defaulted Advance” means, with respect to any Lender at any time, the portion of any Advance required to be made by such Lender to the ~~Applicable~~applicable Borrower pursuant to Section 2.01, 2.02, 2.18 or 2.20 at or prior to such time which has not been made by such Lender or by the Administrative Agent for the account of such Lender pursuant to Section 2.02(e) as of such time. In the event that a portion of a Defaulted Advance shall be deemed made pursuant to Section 2.15(a), the remaining portion of such Defaulted Advance shall be considered a Defaulted Advance originally required to be made pursuant to Section 2.01 on the same date as the Defaulted Advance so deemed made in part.

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“Defaulted Amount” means, with respect to any Lender Party at any time, any amount required to be paid by such Lender Party to the Administrative Agent or any other Lender Party hereunder or under any other Loan Document at or prior to such time which has not been so paid as of such time, including, any amount required to be paid by such Lender Party to or for the account of (a) the Swing Line Lender pursuant to Section 2.02(b) to purchase a portion of the Swing Line Advance made by the Swing Line Lender, (b) any Issuing Bank pursuant to Section 2.03(c) or (d), (c) the Administrative Agent pursuant to Section 2.02(e) to reimburse the Administrative Agent for the amount of any Advance made by the Administrative Agent for the account of such Lender Party, (d) any other Lender Party pursuant to Section 2.13 to purchase any participation in Advances owing to such other Lender Party and (e) the Administrative Agent or any Issuing Bank pursuant to Section 7.07 to reimburse the Administrative Agent or such Issuing Bank for such Lender Party’s ratable share of any amount required to be paid by the Lender Parties to the Administrative Agent or such Issuing Bank as provided therein. In the event that a portion of a Defaulted Amount shall be deemed paid pursuant to Section 2.15(b), the remaining portion of such Defaulted Amount shall be considered a Defaulted Amount originally required to be paid hereunder or under any other Loan Document on the same date as the Defaulted Amount so deemed paid in part.

“Defaulting Lender” means, at any time, any Lender Party that, at such time, has (a) failed to fund any Defaulted Advance or Defaulted Amount within one Business Day following the date required to be funded by it hereunder, unless such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (which conditions precedent, together with the applicable default, if any, shall be specifically identified in such writing) has not been satisfied, (b) notified the Borrowers, the Administrative Agent or any Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to that effect (unless such public statement or writing states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with the applicable default, if any, shall be specifically identified in such writing) cannot be satisfied) or under other agreements in which it commits to extend credit, (c) become the subject of a Bail-In Action or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Capital Stock in that Lender or any direct or indirect parent company thereof by a Governmental Authority, the precautionary appointment of a receiver, custodian, conservator, trustee, administrator or similar person by a Governmental Authority under or based on the law in the country where such Lender or such parent company is subject to home jurisdiction, if applicable law requires that such appointment not be disclosed, in each case so long as such ownership interest or appointment (as applicable) does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.

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“Designated Subsidiary” means any direct or indirect wholly-owned Subsidiary of Dana designated as an additional Revolving Credit Borrower under this Agreement pursuant to Section 9.15.

“Designation Agreement” means, with respect to any Designated Subsidiary, an agreement substantially in the form of Exhibit J hereto signed by such Designated Subsidiary and Dana.

“Disqualified Capital Stock” means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is mandatorily exchangeable for Debt, or is redeemable or exchangeable for Debt, at the sole option of the holder thereof on or prior to the Latest Maturity Date; provided that any Capital Stock that would not constitute Disqualified Capital Stock but for provisions thereof giving holders thereof (or the holders of any security into or for which such Capital Stock is convertible, exchangeable or exercisable) the right to require the issuer thereof to redeem such Capital Stock upon the occurrence of a change of control or a sale of all or substantially all the assets of the Loan Parties shall not constitute Disqualified Capital Stock.

“Disqualified Lenders” means (i) those financial institutions or other entities designated by Dana in writing to the Administrative Agent on or prior to the Amendment No. 2 Effective Date, (ii) those competitors of Dana or its Subsidiaries or the GrazianoFairfield Acquired Business designated by Dana in writing to the Administrative Agent on or prior to August 17, 2018, as such list of competitors described in this clause (ii) may be updated by Dana from time to time, any such update to be provided to the Lenders and to become effective two Business Days after notice thereof and (iii) in each case of clauses (i) and (ii) above, such Person’s controlled Affiliates to the extent identified by Dana in writing or clearly identifiable solely on the basis of similarity of such Affiliate’s name (other than bona fide debt funds); provided, that no designation of any Person as a Disqualified Lender shall retroactively disqualify any assignments or participations made to, or information provided to, such Person before it was designated as a Disqualified Lender, and such Person shall not be deemed to be a Disqualified Lender in respect of any assignments or participations made to such Person prior to the date of such designation.

“Divided Entity” means any Entity which has been formed upon the consummation of an Entity Division.

“Documentation Agent” has the meaning specified in the preamble hereto.

“Dollar” or “$” means the lawful currency of the United States.

“Domestic Lending Office” means, with respect to any Lender Party, the office of such Lender Party specified as its “Domestic Lending Office” opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender Party, as the case may be, or such other office of such Lender Party as such Lender Party may from time to time specify to the Borrowers and the Administrative Agent.

“Domestic Subsidiary” means any Subsidiary that is not a Foreign Subsidiary.

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“Earn-Out Obligations” means purchase price adjustments, earnouts and similar obligations, in each case, with respect to any Permitted Acquisition or other Investment permitted hereunder.

~~“ECF Percentage” means, with respect to any Fiscal Year, 50%; provided, that if the First Lien Net Leverage Ratio as of the end of such Fiscal Year is less than or equal to 1.25:1.00, such percentage shall be 0%.~~

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent;

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee” means (A) with respect to ~~the Term Facility or any~~any Incremental Term Facility (i) a Lender Party (which shall not be a Defaulting Lender at such time of assignment); (ii) an Affiliate of a Lender Party; and (iii) an Approved Fund; (B) with respect to the Revolving Credit Facility, (i) a Lender Party in respect of the Revolving Credit Facility (which shall not be a Defaulting Lender at such time of assignment); (ii) an Affiliate of a Lender Party in respect of the Revolving Credit Facility; and (iii) an Approved Fund of a Lender Party in respect of the Revolving Credit Facility and (C) with respect to any Facility, any Person (other than an individual) approved by (x) the Administrative Agent, (y) each Issuing Bank (solely in respect of any revolving Facility) and (z) unless an Event of Default under Section 6.01(a) or (f) has occurred and is continuing, Dana (each such approval not to be unreasonably withheld or delayed) provided that Dana’s consent shall be deemed to have been given if Dana has not responded within 10 Business Days after written notice by the Administrative Agent or the respective assigning Lender Party; provided, however, that no Loan Party (or any Affiliate of a Loan Party) or any Disqualified Lender shall qualify as an Eligible Assignee under this definition. Notwithstanding the foregoing, assignments to an Affiliate of a Loan Party shall be permitted so long as (A) the aggregate amount of Commitments of such assignee immediately after giving effect to such assignment is less than 25% of the then outstanding aggregate principal amount of Advances and (B) such assignee agrees in writing not to exercise any of the rights and obligations afforded to an Eligible Assignee pursuant to Section 9.01 (any such assignee being referred to herein as an “Affiliated Lender”).

“Entity Division” means (i) the statutory division of any LLC into two or more LLCs pursuant to Section 18-217 of the Delaware Limited Liability Company Act or (ii) the statutory division of any LP into two or more LPs pursuant to Section 17-220 of the Delaware Revised Uniform Limited Partnership Act.

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“Environmental Action” means any action, suit, written demand, demand letter, written claim, written notice of noncompliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law, any Environmental Permit, any Hazardous Material, or arising from alleged injury or threat to public or employee health or safety, as such relates to the actual or alleged exposure to Hazardous Material, or to the environment, including, without limitation, (a) by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any governmental or regulatory authority or third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

“Environmental Law” means any applicable federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, writ, judgment, injunction or decree, or judicial or agency interpretation, relating to pollution or protection of the environment, public or employee health or safety, as such relates to the actual or alleged exposure to Hazardous Material, or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.

“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.

“Equivalent” means, at any date of determination thereof, in Dollars of any Foreign Currency or in any Foreign Currency of Dollars, the equivalent determined by using the quoted spot rate at which the Administrative Agent’s principal office in London offers to exchange Dollars for such Foreign Currency or such Foreign Currency for Dollars, as applicable, in London at approximately 4:00 P.M. (London time) (unless otherwise indicated by the terms of this Agreement) on such date as is required pursuant to the terms of this Agreement.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

“ERISA Affiliate” means any Person that for purposes of Title IV of ERISA is a member of the controlled group of any Loan Party, or under common control with any Loan Party, within the meaning of Internal Revenue Code Section 414(b), (c), (m) or (o).

“ERISA Event” means (a) (i) the occurrence of a reportable event, within the meaning of Section 4043(c) of ERISA, with respect to any ERISA Plan unless the 30 day notice requirement with respect to such event has been waived by the PBGC or (ii) the requirements of subsection (1) of Section 4043(b) of ERISA (without regard to subsection (2) of such Section) are met with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of an ERISA Plan, and an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such ERISA Plan within the following 30 days; (b) the application for a minimum funding waiver with respect to an ERISA Plan; (c) the provision by the administrator of any ERISA Plan of a notice of intent to terminate such ERISA Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of any Loan Party or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (e) the withdrawal by any Loan Party or any ERISA Affiliate from a Multiple Employer

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Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (f) the conditions for imposition of a lien under Section 303(k) of ERISA shall have been met with respect to any ERISA Plan; (g) the adoption of an amendment to an ERISA Plan requiring the provision of security to such ERISA Plan pursuant to Section 307 of ERISA; or (h) the institution by the PBGC of proceedings to terminate an ERISA Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, such ERISA Plan.

“ERISA Plan” means a Single Employer Plan or a Multiple Employer Plan.

“Erroneous Payment” has the meaning assigned to it in Section 7.13(a).

“Erroneous Payment Deficiency Assignment” has the meaning assigned to it in Section 7.13(d)(i).

“Erroneous Payment Impacted Class” has the meaning assigned to it in Section 7.13(d)(i).

“Erroneous Payment Return Deficiency” has the meaning assigned to it in Section 7.13(d)(i).

“Erroneous Payment Subrogation Rights” has the meaning assigned to it in Section 7.13(e).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

~~“EURIBO Rate” means, for each Interest Period for each Eurocurrency Rate Advance comprising part of the same Borrowing denominated in Euros, the euro interbank offered rate administered by the European Money Markets Institute (or any other person which takes over the administration of that rate) for such Interest Period displayed (before any correction, recalculation or republication by the administrator) on the applicable Bloomberg screen (or any successor to or substitute for Bloomberg, providing rate quotations comparable to those currently provided by Bloomberg, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates for the offering of deposits in Euro (in each case, the “Euro Screen Rate”)) as of 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided that, if the EURIBO Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.~~

“EURIBOR” has the meaning specified in the definition of “Eurocurrency Rate”.

“EURIBOR Rate” has the meaning specified in the definition of “Eurocurrency Rate”.

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“Euro” or “€” means the single currency unit of the member States of the European Union that adopt or have adopted the Euro as their lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

“Eurocurrency Banking Day” means, for Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Euros, a TARGET Day.

“Eurocurrency Lending Office” means, with respect to any Lender Party, the office of such Lender Party specified as its “Eurocurrency Lending Office” opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender Party, as the case may be, or such other office of such Lender Party as such Lender Party may from time to time specify to the Borrowers and the Administrative Agent.

“Eurocurrency Liabilities” has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

“Eurocurrency Rate” means, with respect to any Borrowing denominated in Euros, for any Interest Period ~~for all Eurocurrency Rate Advances comprising part of the same Borrowing, an interest~~, the rate per annum equal to ~~(a) in the case of any Eurocurrency Rate Advance denominated in Dollars, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%, the “Adjusted LIBO Rate”, which shall not be less than zero for purposes of this Agreement) equal to (x) the rate per annum obtained the London interbank offered rate~~the Euro Interbank Offered Rate (“EURIBOR”) as administered by the ~~ICE Benchmark Administration~~European Money Markets Institute (or any other Person that takes over the administration of such rate) for ~~deposits in Dollars for~~ a period ~~equal~~comparable in length to such Interest Period ~~as displayed on page LIBOR01 of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, or any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent (in each case, the “USD Screen Rate”))~~(the “EURIBOR Rate”), at approximately ~~11:00 A.M., London Time, two Business~~11:00 a.m. (Brussels time) two Eurocurrency Banking Days prior to the ~~beginning~~commencement of such Interest Period ~~(or, in the case of any determination of Base Rate, on the day of determination) (the rate under this clause (x), the “LIBO Rate”, which shall not be less than zero for purposes of this Agreement) divided by (y) a percentage equal to 100% minus the Eurocurrency Rate Reserve Percentage, (b) in the case of any Eurocurrency Rate Advance denominated in Sterling, the rate per annum (the “Sterling LIBO Rate”) obtained the London interbank offered rate as administered by the ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for deposits in Sterling for a period equal in length to such Interest Period as displayed on page LIBOR01 of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, or any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent (in each case, the “Sterling Screen Rate”)) at approximately 11:00 A.M., London Time, two Business Days prior to the beginning of such Interest Period or (c) in the case of any Eurocurrency Rate Advance denominated in Euros, the EURIBO Rate. In the event that such rate does not appear on the applicable Reuters screen page (or otherwise on such screen) or the euro interbank offered rate does not appear on the applicable screen page for such Interest Period (an “Impacted~~

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~~Interest Period”), then the Eurocurrency Rate shall be the Interpolated Rate at such time. “Interpolated Rate” means, at any time, the rate per annum determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the USD Screen Rate, the Euro Screen Rate (as defined in the definition of EURIBO Rate) or the Sterling Screen Rate, as applicable, for the longest period (for which that rate is available) that is shorter than the Impacted Interest Period and (b) the USD Screen Rate, the Euro Screen Rate or the Sterling Screen Rate, as applicable, for the shortest period (for which that rate is available) that exceeds the Impacted Interest Period, in each case, at such time, provided that if the Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement. If the Eurocurrency Rate shall be determined to be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.~~; provided that if such rate is not available at such time for any reason, or if the EURIBOR Rate shall ever be less than the Floor, then the “EURIBOR Rate” with respect to such Eurocurrency Rate Advance for such Interest Period shall be the Floor.

“Eurocurrency Rate Advance” means an Advance ~~that bears interest as provided in Section 2.07(a)(ii)~~based on the Eurocurrency Rate.

“Eurocurrency Rate Reserve Percentage” means, for any day during any Interest Period ~~for all Eurocurrency Rate Advances comprising part of the same Borrowing means~~, the reserve percentage ~~applicable two Business Days before the first day of such Interest Period~~in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the ~~Board of Governors of the~~ Federal Reserve ~~System (or any successor)~~Board for determining the maximum reserve requirement (including~~, without limitation,~~  any emergency, special, supplemental or other marginal reserve requirement) ~~for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on~~with respect to eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D) or any other reserve ratio or analogous requirement of any central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Advances. The Adjusted Eurocurrency Rate ~~Advances is determined) having a term equal to such Interest Period~~for each outstanding Advance shall be adjusted automatically as of the effective date of any change in the Eurocurrency Reserve Percentage.

“European Insolvency Regulation” shall mean the Regulation (EU) 2015/848 of the European Parliament and of the Council of 20 May 2015 on insolvency proceedings (recast).

“Events of Default” has the meaning specified in Section 6.01.

~~“Excess Cash Flow” means, for any Fiscal Year, the excess, if positive, of~~

~~(a)       the sum, without duplication, of~~

~~(i)       Consolidated Net Income for such Fiscal Year,~~

~~(ii)       the amount of all Consolidated Non-Cash Charges deducted in arriving at such Consolidated Net Income, but excluding any such Consolidated Non-Cash~~

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~~Charges representing an accrual or reserve for a potential cash item in any future period that is reflected in Consolidated Working Capital,~~

~~(iii)       an amount (whether positive or negative) equal to the change in Consolidated Current Liabilities of Dana and its Restricted Subsidiaries during such Fiscal Year (excluding from the calculation of Consolidated Current Liabilities decreases or increases arising from (A) acquisitions or Asset Sales of all or substantially all of the Capital Stock of any Restricted Subsidiary of Dana or any business line, unit or division of Dana or any such Restricted Subsidiary, in each case by Dana and its Restricted Subsidiaries completed during such period, (B) the application of acquisition and/or purchase recapitalization accounting, (C) the effect of reclassification during such period between Current Assets and long-term assets and Current Liabilities and long-term liabilities (with a corresponding restatement to the prior period to give effect to such reclassification), and (D) accounts receivable sale programs),~~

~~(iv)       the aggregate net amount of loss on Asset Sales by Dana and the Restricted Subsidiaries during such Fiscal Year (other than sales of inventory in the ordinary course of business), to the extent deducted in arriving at such Consolidated Net Income,~~

~~(v)       cash receipts in respect of Swap Obligations during such Fiscal Year to the extent not otherwise included in Consolidated Net Income,~~

~~(vi)       to the extent not included in determining Consolidated Net Income for such Fiscal Year, the amount of any tax refunds received in cash by or paid in cash to or for the account of Dana and its Restricted Subsidiaries during such Fiscal Year, over~~

~~(b)       the sum, without duplication, of~~

~~(i)       the amount of all non-cash credits included in arriving at such Consolidated Net Income (but excluding any non-cash credit to the extent representing a reversal of an accrual or reserve described in clause (a)(ii)),~~

~~(ii)       the aggregate amount actually paid by Dana and Restricted Subsidiaries in cash during such Fiscal Year on account of Capital Expenditures (excluding the principal amount of Debt incurred in connection with such expenditures (other than Debt under any revolving facility) and Capital Expenditures made in such Fiscal Year where a certificate in the form contemplated by the following clause (iii) was previously delivered),~~

~~(iii)       Capital Expenditures, Permitted Acquisitions and other Investments permitted hereunder that Dana or any of its Restricted Subsidiaries shall, during such Fiscal Year, become obligated to make within the 100 day period following the end of such Fiscal Year but that are not made during such Fiscal Year; provided, that Dana shall deliver a certificate to the Administrative Agent not later than 100 days after the end of such Fiscal Year, signed by a Responsible Officer of Dana and certifying that such Capital Expenditure, Permitted Acquisition or other Investment permitted hereunder, as applicable, will be made in the following Fiscal Year; provided, however, that if such Capital~~

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~~Expenditures, Permitted Acquisition or other Investment permitted hereunder, as applicable, are not actually made in cash within 100 days after the end of such Fiscal Year, such amount shall be added back to Excess Cash Flow for the subsequent Fiscal Year,~~

~~(iv)       an amount (whether positive or negative) equal to the change in Consolidated Current Assets of Dana and its Restricted Subsidiaries during such Fiscal Year (excluding from the calculation of Consolidated Current Assets decreases or increases arising from (A) acquisitions or Asset Sales of all or substantially all of the Capital Stock of any Restricted Subsidiary of Dana or any business line, unit or division of Dana or any such Restricted Subsidiary, in each case by Dana and its Restricted Subsidiaries completed during such period, (B) the application of acquisition and/or purchase recapitalization accounting, (C) the effect of reclassification during such period between Current Assets and long-term assets and Current Liabilities and long-term liabilities (with a corresponding restatement to the prior period to give effect to such reclassification), and (D) accounts receivable sale programs),~~

~~(v)       all mandatory prepayments of the Term Advances pursuant to Section 2.06(b) made during such Fiscal Year as a result of any Asset Sale or Recovery Event, or the amount reserved for acquisition or repair of assets or other reinvestment with respect to any Asset Sale or Recovery Event, but only to the extent that such Asset Sale or Recovery Event resulted in a corresponding increase in Consolidated Net Income, without duplication of the effect of clauses (a)(iv) and (b)(ix),~~

~~(vi)       the aggregate amount actually paid by Dana and its Restricted Subsidiaries in cash during such Fiscal Year on account of Permitted Acquisitions or other Investments permitted hereunder (including any earn-out and other contingent consideration obligations and adjustments thereto, but excluding the principal amount of Debt incurred in connection with such expenditures other than Debt under any revolving credit facility),~~

~~(vii)       to the extent not funded with the proceeds of Debt (other than Debt in respect of any revolving credit facility), the aggregate amount of all regularly scheduled principal amortization payments of Funded Debt made on their due date during such Fiscal Year (including payments in respect of Capitalized Leases to the extent not deducted in the calculation of Consolidated Net Income),~~

~~(viii)       to the extent not funded with the proceeds of Debt (other than Debt in respect of any revolving credit facility), the aggregate amount of all optional prepayments, repurchases and redemptions of Debt (other than (x) the Advances and (y) in respect of any revolving credit facility to the extent there is not an equivalent permanent reduction in commitments thereunder) made during such Fiscal Year,~~

~~(ix)       the aggregate net amount of gains on Asset Sales by Dana and the Restricted Subsidiaries during such Fiscal Year (other than sales of inventory in the ordinary course of business), to the extent included in arriving at such Consolidated Net Income,~~

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~~(x)       to the extent not funded with the proceeds of Debt or deducted in determining Consolidated Net Income, Restricted Payments and any other payment on account of the purchase, redemption, defeasance, retirement or other acquisition of any Capital Stock of Dana in an aggregate amount not to exceed $100,000,000 in any Fiscal Year,~~

~~(xi)       the aggregate amount of any premium, make-whole or penalty payments actually paid in cash by Dana and any Restricted Subsidiary during such period that are required to be made in connection with any prepayment or satisfaction and discharge of Debt,~~

~~(xii)       cash expenditures in respect of Swap Obligations during such fiscal year to the extent not deducted in arriving at such Consolidated Net Income,~~

~~(xiii)       the amount of cash payments made in respect of pensions, multi-employer pension plan withdrawal payments, other post-employment benefits, restructuring reserves (including severance, lease run-outs, and disposal costs), self-insurance (including workers compensation, employer’s liability, auto liability, general liability and product liability), completion and surety bonds, or other obligations requiring advance payments, funding or deposits not otherwise specified in this definition in such period to the extent not deducted in arriving at such Consolidated Net Income,~~

~~(xiv)       the amount of any increase during such period of Cash Equivalents subject to cash collateral or other deposit arrangements made with respect to letters of credit, Swap Obligations or other obligations; provided, that if such Cash Equivalents cease to be subject to those arrangements, the amount of decrease in the Cash Equivalents so held shall be added back to Excess Cash Flow for the subsequent Fiscal Year when such arrangements cease,~~

~~(xv)       a reserve established by Dana in good faith in respect of deferred revenue that Dana or any Restricted Subsidiary generated during such Fiscal Year; provided that, to the extent all or any portion of such deferred revenue is not returned to customers during the immediately succeeding Fiscal Year or otherwise included in the Consolidated Net Income in the immediately subsequent year, such deferred revenue shall be added back to Excess Cash Flow for such subsequent Fiscal Year,~~

~~(xvi)       cash payments by Dana and its Restricted Subsidiaries in respect of long-term liabilities to the extent not deducted in arriving at such Consolidated Net Income,~~

~~(xvii)       other items as shown on Dana’s “Consolidated Statement of Cash Flows” for the applicable period, as having the effect of reducing cash and cash equivalents not otherwise specified above, including changes in exchange rates;~~

~~(c)       provided that: (i) the Consolidated Net Income for such period of any Person that is not a Subsidiary, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting shall be excluded; provided, that Excess Cash Flow shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) to Dana or a Domestic Subsidiary thereof in respect of such period,~~

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~~and (ii) Consolidated Net Income for such period of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of its net income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived, provided that Excess Cash Flow of Dana will be increased by the amount of dividends or other distributions or other payments actually paid in cash or Cash Equivalents (or to the extent converted into cash or Cash Equivalents) to Dana of any of its Domestic Subsidiaries in respect of such period, to the extent not already included therein.~~

“Excluded Earn-Out Obligations” means Earn-Out Obligations (a) incurred in connection with any Permitted Acquisition in an amount which, taken together with all existing Earn-Out Obligations, does not exceed 25% of the future Consolidated EBITDA attributable to such acquired Person or Persons determined after giving effect to such Permitted Acquisition and (b) subject to terms pursuant to which payments in respect thereof during the occurrence and continuance of an Event of Default may accrue, but shall not be payable in cash during such period, but may be payable in cash upon the cure or waiver of such Event of Default.

“Excluded Subsidiary” means

(a)       each DCC Entity;

(b)       [Reserved];

(c)       each Subsidiary that is not a Material Subsidiary;

(d)       each Domestic Subsidiary that is not a wholly owned Subsidiary;

(e)       each Domestic Subsidiary that is prohibited from guaranteeing or granting liens to secure the Obligations under the Loan Documents by any applicable law or that would require the consent, approval, license or authorization of a Governmental Authority to guarantee or grant liens to secure the Obligations under the Loan Documents (unless such consent, approval, license or authorization has been received);

(f)       each Domestic Subsidiary that is prohibited by any applicable contractual requirement from guaranteeing or granting liens to secure the Obligations under the Loan Documents on the Closing Date or at the time such Subsidiary becomes a Subsidiary not in violation of Section 5.02(k) (and for so long as such restriction or any replacement or renewal thereof is in effect);

(g)       each Receivables Entity;

(h)       each Foreign Subsidiary (other than DIL and any Designated Subsidiaries to the extent, in each case, a Borrower at such time);

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(i)       each Domestic Subsidiary that (i) is a FSHCO or (ii) that is a Subsidiary of a Foreign Subsidiary;

(j)       each other Domestic Subsidiary with respect to which (x) the Administrative Agent and Dana reasonably agree that the cost or other consequences of providing a guarantee of or granting liens to secure the Obligations under the Loan Documents are likely to be excessive in relation to the value to be afforded thereby or (y) providing such a guarantee or granting such liens could reasonably be expected to result in material adverse tax consequences as determined in good faith by Dana; and

(k)       each Unrestricted Subsidiary;

provided that no Borrower shall be an Excluded Subsidiary.

“Excluded Swap Obligation” means, with respect to any Borrower or any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Borrower or such Guarantor of, or the grant by such Borrower or such Guarantor of a security interest to secure, such Swap Obligation (or any Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Borrower’s or such Guarantor’s failure, as applicable, for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act at the time of the Guaranty of such Borrower or such Guarantor or the grant of such security interest becomes effective with respect to such related Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guaranty or grant of security interest is or becomes illegal.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Lender Party or Agent or required to be withheld or deducted from a payment to a Lender Party or Agent: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Lender Party or Agent being organized under the laws of, or having its principal office or, in the case of any Lender Party, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender Party, U.S. federal withholding Taxes imposed on, or otherwise with respect to, amounts payable to or for the account of such Lender Party with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender Party acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by a Borrower under Section 2.17) or (ii) such Lender Party changes its lending office, except in each case to the extent that, pursuant to Section 2.12, amounts with respect to such Taxes were payable either to such Lender Party's assignor immediately before such Lender Party became a party hereto or to such Lender Party immediately before it changed its lending office, (c) Taxes attributable to such Lender Party’s failure to comply with Section 2.12(f), and (d) any U.S. federal withholding Taxes imposed under FATCA.

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“Existing Credit Agreement” means that certain Second Amended and Restated Revolving Credit and Guaranty Agreement dated as of June 20, 2013, as amended prior to the Closing Date, among Dana Holding Corporation, as borrower, the subsidiaries of Dana party thereto as guarantors, CITI, as administrative agent and collateral agent thereunder and the financial institutions party thereto as lenders.

“Existing Facilities” has the meaning specified in Section 2.19(a).

“Existing Letters of Credit” means each Letter of Credit issued under the Existing Credit Agreement prior to the Closing Date and listed on Schedule 1.01(a), which Letters of Credit are to be migrated from the Existing Credit Agreement to the Revolving Credit Facility and shall be deemed to be obligations of Dana.

“Existing Revolving Facility” has the meaning specified in Section 2.19(a).

“Existing Term Facility” has the meaning specified in Section 2.19(a).

“Extended Facilities” has the meaning specified in Section 2.19(a).

“Extended Revolving Facility” has the meaning specified in Section 2.19(a).

“Extended Term Facility” has the meaning specified in Section 2.19(a).

“Extending Lender” has the meaning specified in Section 2.19(c).

“Extension Amendment” has the meaning specified in Section 2.19(d).

“Extension Election” has the meaning specified in Section 2.19(c).

“Extension Request” has the meaning specified in Section 2.19(a).

“Extension Series” has the meaning specified in Section 2.19(b).

“Facility” means the Revolving Credit Facility, the Swing Line Facility, the Letter of Credit Sublimit, ~~the 2018 New Term B Facility, any~~any Incremental Facility, any Refinancing Facility or any other credit facility made available to the ~~Applicable Borrower~~Borrowers pursuant to this Agreement including, without limitation, any Refinancing Facility, as applicable.

“Facility Termination Date” means the date as of which all of the following shall have occurred: (a) all Commitments have terminated, (b) all Obligations have been paid in full (other than obligations under Cash Management Obligations, Other Secured Agreements or Secured Hedge Agreements not yet due and payable and contingent indemnification obligations) and (c) all Letters of Credit have terminated or expired (other than Letters of Credit that have been Cash Collateralized pursuant to Section 2.03(g)).

“Fair Market Value” means, with respect to any asset or property, the price which could be negotiated in an arm’s-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete

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the transaction. Fair Market Value shall be determined by the Board of Directors of Dana acting reasonably and in good faith and shall be evidenced by a resolution of the Board of Directors of Dana.

“FATCA” means Internal Revenue Code Sections 1471 through 1474, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Internal Revenue Code Section 1471(b)(1) and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Internal Revenue Code. For the avoidance of doubt, the term “applicable law” as used in this agreement includes, as applicable, FATCA.

“FCPA” has the meaning specified in Section 4.01(x).

“Federal Funds Rate” means, for any period, the higher of (a) a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it and (b) the Overnight Bank Funding Rate; provided that if the Federal Funds Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States.

“Fee Letter” means (a) the fee letter dated May 20, 2016 among Dana and CGMI and (b) the fee letter dated July 21, 2017 among Dana and CGMI.

“FEMA” means the Federal Emergency Management Agency.

“Financial Covenant” means the covenant set forth in Section 5.04.

“Financial Stability Board” means the international body of that name, established in April 2009, that monitors and makes recommendations about the global financial system.

“First Lien Net Leverage Ratio” means as of any date of determination, the ratio of (a) Consolidated First Lien Debt on such day to (b) Consolidated EBITDA for the most recently ended four fiscal quarter period for which financial statements are required to be delivered to the Administrative Agent pursuant to Section 5.03(b) or (c); provided that the First Lien Net Leverage Ratio shall be calculated on a pro forma basis.

“Fiscal Quarter” means any fiscal quarter of any Fiscal Year, which quarter shall end on the last day of each March, June, September and December of such Fiscal Year in accordance with the fiscal accounting calendar of Dana and its Subsidiaries.

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“Fiscal Year” means a fiscal year of Dana and its Subsidiaries ending on December 31.

“Fitch” means Fitch Inc., and any successor thereto.

“Flood Compliance Event” means the occurrence of any of the following: (a) a Flood Redesignation with respect to any Mortgaged Property, (b) any conversion of all or any portion of the Existing Revolving Facility into an Extended Revolving Facility~~, or all or any part of the Existing Term Facility into an Extended Term Facility~~  pursuant to Section 2.19, (c) the effective date of any Incremental Facility pursuant to Section 2.18, (d) the effectiveness of any Refinancing Facility pursuant to Section 2.20, and (e) the addition of any Special Flood Hazard Property as Collateral pursuant to Section 5.01(i).

“Flood Hazard Determination” means a “Life-of-Loan” FEMA Standard Flood Hazard Determination obtained by the Administrative Agent.

“Flood Insurance” means (a) federally-backed flood insurance available under the National Flood Insurance Program to owners of real property improvements located in Special Flood Hazard Areas in a community participating in the National Flood Insurance Program or (b) to the extent permitted by the Flood Laws, a private flood insurance policy from a financially sound and reputable insurance company that is not an Affiliate of Dana.

“Flood Insurance Requirements” has the meaning assigned to such term in Section 5.01(i).

“Flood Laws” means the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973, as revised by the National Flood Insurance Reform Act of 1994, and as the same may be further amended, modified or supplemented, and including the regulations issued thereunder.

“Flood Redesignation” means the designation of any Mortgaged Property as a Special Flood Hazard Property where such property was not a Special Flood Hazard Property previous to such designation.

“Floor” means a rate of interest equal to 0.00%.

“Foreign Currency” means any Committed Currency or any other lawful currency (other than Dollars) that is freely transferable or convertible into Dollars.

“Foreign Lender” means (a) if the ~~Applicable~~applicable Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the ~~Applicable~~applicable Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the ~~Applicable~~applicable Borrower is resident for tax purposes.

“Foreign Subsidiary” means, at any time, any of the direct or indirect Subsidiaries of Dana that are organized outside of the laws of the United States, any state thereof or the District of Columbia at such time.

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“FSHCO” means any Domestic Subsidiary the sole assets of which consist of the Capital Stock of any Foreign Subsidiary that is a “controlled foreign corporation” within the meaning of Internal Revenue Code Section 957(a).

“FTB” has the meaning specified in the preamble hereto.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“Funded Debt” means all Debt for borrowed money (including Debt outstanding under this Agreement), Capitalized Leases and drawn letters of credit, in each case, of Dana and its Restricted Subsidiaries.

“GAAP” has the meaning specified in Section 1.03(a).

“Governmental Authority” shall mean the government of the United States or any other nation, or of any political subdivision thereof, whether state, provincial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Granting Lender” has the meaning specified in Section 9.07(k).

“GrazianoFairfield Acquisition” has the meaning specified in Amendment No. 2.

“GS” has the meaning specified in the preamble hereto.

“Guarantee” means, as to any Person, a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner, including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Debt of another Person, but excluding endorsements for collection or deposit in the normal course of business or Standard Receivables Undertakings in a Qualified Receivables Transaction.

“Guarantee Obligation” means, with respect to any Person, any Obligation or arrangement of such Person to guarantee or intended to guarantee any Debt (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, (a) the direct or indirect guarantee, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the primary obligation of a primary obligor, (b) the Obligation to make take-or-pay or similar payments, if required, regardless of nonperformance by any other party or parties to an agreement or (c) any Obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, assets,

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securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, that “Guarantee Obligation” shall not include endorsement of negotiable instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Guarantee Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder), as determined by such Person in good faith.

“Guaranteed Obligations” has the meaning specified in Section 8.01.

“Guarantor” has the meaning specified in the recital of parties to this Agreement.

“Guaranty” has the meaning specified in Section 8.01.

“Hazardous Materials” means (a) petroleum or petroleum products, by products or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls, mold and radon gas and (b) any other chemicals, materials or substances designated, classified or regulated as hazardous, toxic or words of similar import under any Environmental Law.

“Hedge Agreements” means interest rate swaps, cap or collar agreements, interest rate forward, future or option contracts, currency swap agreements, currency forward, future or option contracts, commodity swap agreements, commodity forward, future or option contracts and other hedging agreements.

“Hedge Bank” means, as of the date any Secured Hedge Agreement is entered into (including, without limitation, any Secured Hedge Agreement entered into prior to the Closing Date), any Lender Party or an Affiliate of a Lender Party in its capacity as a party to such Secured Hedge Agreement.

“Honor Date” has the meaning specified in Section 2.03(c)(i).

“ICC” has the meaning specified in Section 2.03(h).

“Illegality Notice” has the meaning specified in Section 2.10(d).

“Incremental Amendment” has the meaning specified in Section 2.18(d).

“Incremental Equivalent Debt” means secured or unsecured bonds, notes or debentures or secured or unsecured loans (and/or commitments in respect thereof) issued or incurred by Dana in lieu of Incremental Facilities; provided that (i) the aggregate outstanding principal amount (or committed amount, if applicable) of all Incremental Equivalent Debt, together with the aggregate outstanding principal amount (or committed amount, if applicable) of all Incremental Facilities provided pursuant to Section 2.18, shall not exceed the Available

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Incremental Amount; (ii) any Incremental Equivalent Debt shall be subject to clauses (b)(i) or (c)(i) (as applicable) of Section 2.18 (except as set forth therein), (iii) any Incremental Equivalent Debt shall (A) rank pari passu or junior with the Revolving Credit Facility ~~and Term Facility~~ in right of payment and (B) be unsecured or secured by the Collateral on either a pari passu or junior basis with the Revolving Credit Facility ~~and Term Facility~~ (and to the extent subordinated in right of payment or security, subject to the Intercreditor Agreement or intercreditor arrangements reasonably satisfactory to the Administrative Agent) and (iv) no Incremental Equivalent Debt may be guaranteed by any Person that is not a Loan Party or secured by any assets other than the Collateral.

“Incremental Facility” has the meaning specified in Section 2.18(a).

“Incremental Facility Closing Date” has the meaning specified in Section 2.18(d).

“Incremental Revolving Advance” means any advance made under an Incremental Revolving Facility in accordance with the provisions of Section 2.18.

“Incremental Revolving Facility” has the meaning specified in Section 2.18(a)

“Incremental Revolving Facility Maturity Date” has the meaning assigned to such term in Section 2.18(b).

“Incremental Term Advance” means any advance made under an Incremental Term Facility in accordance with the provisions of Section 2.18.

“Incremental Term Facility” has the meaning specified in Section 2.18(a).

“Incremental Term Facility Maturity Date” has the meaning assigned to such term in Section 2.18(c).

“Indemnified Liabilities” has the meaning specified in Section 9.04(b).

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitees” has the meaning specified in Section 9.04(b).

“Informational Website” has the meaning specified in Section 5.03.

“Initial Extension of Credit” means the earlier to occur of the initial Borrowing and the initial issuance of a Letter of Credit hereunder.

“Inside Maturity Basket” has the meaning specified in Section 2.18(b).

“Insufficiency” means, with respect to any ERISA Plan, the amount, if any, of its unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA.

“Intercreditor Agreement” has the meaning specified in Section 5.02(a).

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“Interest Period” means, for each Term SOFR Advance or Eurocurrency Rate Advance comprising part of the same Borrowing, the period commencing on the date of such Term SOFR Advance or Eurocurrency Rate Advance or the date of the Conversion of any Base Rate Advance into such Term SOFR Advance or Eurocurrency Rate Advance, and ending on the last day of the period selected by the ~~Applicable~~applicable Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the ~~Applicable~~applicable Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, three, six months (or, if consented to by all Lenders, ~~two or~~ twelve months), as the ~~Applicable~~applicable Borrower may, upon notice received by the Administrative Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the first day of such Interest Period, select; provided, however, that (a) no Borrower may select any Interest Period with respect to any Term SOFR Advance or Eurocurrency Rate Advance under a Facility that ends after any principal repayment installment date for such Facility unless, after giving effect to such selection, the aggregate principal amount of Base Rate Advances, of Term SOFR Advances and of Eurocurrency Rate Advances having Interest Periods that end on or prior to such principal repayment installment date for such Facility shall be at least equal to the aggregate principal amount of Advances under such Facility due and payable on or prior to such date; (b) Interest Periods commencing on the same date for Term SOFR Advances or Eurocurrency Rate Advances, as applicable, comprising part of the same Borrowing shall be of the same duration; (c) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, however, that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; ~~and~~ (d) whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month and (e) no tenor that has been removed from this definition pursuant to Section 2.07(d)(iv) shall be available for selection by the applicable Borrower pursuant to the provisions below.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

“Investment” means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, a Guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Debt issued by, any other Person. “Investment” shall exclude extensions of trade credit by Dana and the Restricted Subsidiaries on commercially reasonable terms in accordance with normal trade practices of Dana or such Restricted Subsidiaries, as the case may be. If Dana or any Restricted Subsidiary sells or otherwise disposes of any Capital Stock of any Restricted Subsidiary (the “Referent Subsidiary”) such that after giving effect to any such sale or disposition, the Referent Subsidiary shall cease to be a Restricted Subsidiary, Dana shall be deemed to have made an Investment on the date of any such

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sale or disposition equal to the Fair Market Value of the Capital Stock of the Referent Subsidiary not sold or disposed of.

“Irish Transaction” means the upfront license, sale, transfer or other disposition of the rights to use certain trademarks, service marks, tradenames, domain names, or related intellectual property in specified regions outside the United States to Foreign Subsidiaries domiciled in Ireland. The Irish Transaction also includes all steps whereby cash, intercompany notes, or other intercompany securities are exchanged, issued, created, contributed, or transferred in connection with the execution or completion of the Irish Transaction.

“IRS” means the United States Internal Revenue Service.

“ISP98” means with respect to a Letter of Credit, the International Standby Practices 1998, ICC Publication No. 590, published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).

“Issuing Bank” means (a) each financial institution listed on the signature pages hereof as an “Issuing Bank”, (b) any other Revolving Credit Lender that agrees to act as an Issuing Bank and is approved by the Administrative Agent, (c) any Eligible Assignee to which a Letter of Credit Commitment hereunder has been assigned pursuant to Section 7.09 or 9.07, and (d) Goldman Sachs Lending Partners LLC solely in respect of the outstanding Letters of Credit issued by it as of the Amendment No. 5 Effective Date.

“Joint Lead Arrangers” has the meaning specified in the preamble hereto.

“JPM” has the meaning specified in the preamble hereto.

“L/C Cash Collateral Account” means the account established by the ~~Applicable~~applicable Borrower in the name of the Administrative Agent and under the sole and exclusive control of the Administrative Agent that shall be used solely for the purposes set forth herein.

“L/C Obligations” means, as at any date of determination, the aggregate Available Amount of all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all Letter of Credit Advances.

“Latest Maturity Date” means the latest of the Maturity Date for the Revolving Credit Facility~~, the Maturity Date for the 2018 New Term B Facility~~  and any Incremental Term Facility Maturity Date or Incremental Revolving Facility Maturity Date applicable to any then existing Incremental Term Advances or Incremental Revolving Advances, as applicable, as of any date of determination.

“LCA Election” has the meaning specified in Section 1.05.

“LCA Test Date” has the meaning specified in Section 1.05.

“Lender Party” means any Lender, any Issuing Bank or the Swing Line Lender.

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“Lenders” means the Revolving Credit Lenders ~~and the Term Lenders~~. For purposes of Section 9.01 (and any other provisions requiring the consent or approval of the Lenders set forth herein), the definition of “Lenders” shall exclude Affiliated Lenders.

“Letter of Credit” means any letter of credit issued hereunder and shall include any Existing Letters of Credit.

“Letter of Credit Advance” means an advance made by any Issuing Bank or Revolving Credit Lender pursuant to Section 2.03(c).

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the applicable Issuing Bank.

“Letter of Credit Commitment” means with respect to any Issuing Bank, the amount set forth opposite such Issuing Bank’s name on Schedule I hereto under the caption “Letter of Credit Commitment” or if such Issuing Bank has entered into one or more Assignment and Acceptances, set forth for such Issuing Bank in the Register maintained by the Administrative Agent pursuant to Section 9.07(d) as such Issuing Bank’s “Letter of Credit Commitment,” as such amount may be reduced from time to time pursuant to Section 2.05. The aggregate amount of the Letter of Credit Commitment as of the Amendment No. ~~3~~6 Effective Date is $275,000,000.

“Letter of Credit Expiration Date” means the day that is five days prior to the Maturity Date then in effect for the Revolving Credit Facility, or such later date as the applicable Issuing Bank may, in its sole discretion, specify.

“Letter of Credit Sublimit” means an amount equal to the lesser of (a) the aggregate amount of the Issuing Banks’ Letter of Credit Commitments at such time and (b) $275,000,000 as such amount may be reduced from time to time pursuant to Section 2.05. The Letter of Credit Sublimit is part of, and not in addition to, the Revolving Credit Commitments.

~~“LIBO Rate” has the meaning given to such term in the definition of “Eurocurrency Rate”.~~

~~“LIBO Successor Rate” has the meaning specified in Section 2.07(d).~~

~~“LIBO Successor Rate Conforming Changes” means, with respect to any proposed LIBO Successor Rate, any conforming changes to the definition of Base Rate, Interest Period, timing and frequency of determining rates and making payments of interest and other administrative matters as may be appropriate, in the reasonable discretion of the Administrative Agent, in consultation with Dana and in a manner consistent with the syndicated loan market at such time in the United States for similarly situated Borrowers, to reflect the adoption of such LIBO Successor Rate and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with such market practice (or, if the Administrative Agent reasonably determines that adoption of any portion of such market practice is not administratively feasible or that no such market practice for the administration of such LIBO Successor Rate exists, in such other manner of administration as the Administrative Agent determines in consultation with Dana).~~

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~~“LIBOR Advance” means a Eurocurrency Rate Advance which bears interest based on the Adjusted LIBO Rate or the Sterling LIBO Rate (as defined in the definition of Eurocurrency Rate).~~

“Lien” means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

“Limited Condition Acquisition” means any Permitted Acquisition or similar Investment whose consummation is not conditioned on the availability of, or on obtaining, third party financing.

“LLC” means any limited liability company organized or formed under the laws of the State of Delaware.

“Loan Documents” means (i) this Agreement, (ii) Amendment No. 1, (iii) Amendment No. 2, (iv) Amendment No. 3, (v) Amendment No. 4, (vi) Amendment No. 5, (vii) Amendment No. 6, (viii) the Notes, if any, (~~viii~~ix) the Collateral Documents, (~~ix~~x) the Fee Letter, (~~x~~xi) solely for purposes of the Collateral Documents and the Guaranty, each Secured Hedge Agreement and each Other Secured Agreement, and (~~xi~~xii) any other document, agreement or instrument executed and delivered by a Loan Party in connection with the Facilities, in each case as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“Loan Parties” means, collectively, the Borrowers and the Guarantors.

“LP” means any limited partnership organized or formed under the laws of the State of Delaware.

“Luxembourg Loan Parties” means, as of the Amendment No. 3 Effective Date, DIL and, thereafter, any other Borrower incorporated under the laws of the Grand Duchy of Luxembourg, in each case, subject to Section 9.15(c).

“Lux Subordinated Debt” has the meaning specified in Section 8.03(a).

“Margin Stock” has the meaning specified in Regulation U.

“Master Agreement” has the meaning specified in the definition of “Agreement Value”.

“Material Adverse Change” means any event or occurrence that has resulted in or would reasonably be expected to result in any material adverse change in the business, financial or other condition, operations or properties of Dana and its Restricted Subsidiaries, taken as a whole; provided that (x) events, developments and circumstances disclosed in public filings and press releases of Dana and any other events of information made available in writing to the Administrative Agent, in each case at least three days prior to the Amendment No. 4 Effective Date, shall not be considered in determining whether a Material Adverse Change has occurred,

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although subsequent events, developments and circumstances relating thereto may be considered in determining whether or not a Material Adverse Change has occurred and (y) no event, circumstance, development, change, occurrence or effect to the extent resulting from, arising out of, or relating to any of the following shall be deemed to constitute, or shall be taken into account in determining whether there has been, a Material Adverse Change, or whether a Material Adverse Change would reasonably be expected to occur: any consequences of the COVID-19 Pandemic that are not unreasonable to expect or foresee as of the Amendment No. 4 Effective Date including, solely to the extent related to the COVID-19 Pandemic, (i) any regulation, executive order, rule or guidance issued or announced by any federal, state or foreign government (including any agency or instrumentality thereof) or any compliance requirements to which Dana or its Restricted Subsidiaries or their respective customers or suppliers are subject, (ii) any disruption to normal operations at facilities operated or owned by Dana or its Restricted Subsidiaries or the ability of employees or other personnel to service or manage such facilities and operations, individually or in the aggregate, in a manner consistent with past practice, except in each case to the extent any losses of income resulting from such disruption or ability are covered by business interruption insurance (after giving effect to proceeds of such insurance actually received by Dana or its Restricted Subsidiaries), (iii) any adverse change in the production or consumption of automotive applications, light vehicles, medium/heavy vehicles or off-highway markets or the automobile industry generally or any other event that otherwise suppresses consumer demand for goods containing products manufactured by Dana or its Restricted Subsidiaries or their respective customers or suppliers, and (iv) any direct or indirect adverse change to any customer or supplier of Dana or its Restricted Subsidiaries, including, but not limited to, any bankruptcy, payment default, labor shortage, supply or distribution chain issues or other operational or financial distress of such customer or supplier, in each case in respect of clauses (i) through (iv), unless any such event, circumstance, development, change, occurrence or effect has a disproportionate adverse effect on Dana and its Restricted Subsidiaries, taken as a whole, relative to the adverse effect such event, circumstance, development, change, occurrence or effect has on other companies operating in the automotive application industry or the other industries in which Dana or any of its Restricted Subsidiaries materially engage; provided, further, the carve-outs specified in the foregoing clause (y) shall be disregarded for purposes of the definition of “Material Adverse Change” on and after the first Business Day immediately after the date that is 240 days after the Amendment No. 4 Effective Date.

“Material Adverse Effect” means a material adverse effect on (a) the business, financial or other condition, operations or properties of Dana and its Restricted Subsidiaries, taken as a whole, (b) the rights and remedies of the Administrative Agent or any Lender Party under any Loan Document or (c) the ability of any Loan Party to perform its Obligations under any Loan Document to which it is or is to be a party; provided that (x) events, developments and circumstances disclosed in public filings and press releases of Dana and any other events of information made available in writing to the Administrative Agent, in each case at least three days prior to the Amendment No. 4 Effective Date, shall not be considered in determining whether a Material Adverse Effect has occurred, although subsequent events, developments and circumstances relating thereto may be considered in determining whether or not a Material Adverse Effect has occurred and (y) no event, circumstance, development, change, occurrence or effect to the extent resulting from, arising out of, or relating to any of the following shall be deemed to constitute, or shall be taken into account in determining whether there has been, a Material Adverse Effect, or whether a Material Adverse Effect would reasonably be expected to occur: any

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consequences of the COVID-19 Pandemic that are not unreasonable to expect or foresee as of the Amendment No. 4 Effective Date including, solely to the extent related to the COVID-19 Pandemic, (i) any regulation, executive order, rule or guidance issued or announced by any federal, state or foreign government (including any agency or instrumentality thereof) or any compliance requirements to which Dana or its Restricted Subsidiaries or their respective customers or suppliers are subject, (ii) any disruption to normal operations at facilities operated or owned by Dana or its Restricted Subsidiaries or the ability of employees or other personnel to service or manage such facilities and operations, individually or in the aggregate, in a manner consistent with past practice, except in each case to the extent any losses of income resulting from such disruption or ability are covered by business interruption insurance (after giving effect to proceeds of such insurance actually received by Dana or its Restricted Subsidiaries), (iii) any adverse change in the production or consumption of automotive applications, light vehicles, medium/heavy vehicles or off-highway markets or the automobile industry generally or any other event that otherwise suppresses consumer demand for goods containing products manufactured by Dana or its Restricted Subsidiaries or their respective customers or suppliers and (iv) any direct or indirect adverse change to any customer or supplier of Dana or its Restricted Subsidiaries, including, but not limited to, any bankruptcy, payment default, labor shortage, supply or distribution chain issues or other operational or financial distress of such customer or supplier, in each case in respect of clauses (i) through (iv), unless any such event, circumstance, development, change, occurrence or effect has a disproportionate adverse effect on Dana and its Restricted Subsidiaries, taken as a whole, relative to the adverse effect such event, circumstance, development, change, occurrence or effect has on other companies operating in the automotive application industry or the other industries in which Dana or any of its Restricted Subsidiaries materially engage; provided, further, the carve-outs specified in the foregoing clause (y) shall be disregarded for purposes of the definition of “Material Adverse Effect” on and after the first Business Day immediately after the date that is 240 days after the Amendment No. 4 Effective Date.

“Material Real Property” means (i) any fee-owned parcel of real property having a net book value in excess of $40,000,000 as of the (x) Closing Date with respect to real property currently owned by Dana or a Material Subsidiary or (y) date of acquisition with respect to real property (or an interest in real property) acquired after the Closing Date, (ii) any fee-owned parcel of real property owned by Dana or a Material Subsidiary having a net book value of $40,000,000 or less as of the dates specified in clauses (i)(x) or (y) and whose net book value subsequently increases to greater than $40,000,000 based on any appraisal obtained by Dana or any other Loan Party after the date specified in clauses (i)(x) or (y) and (iii) any fee-owned parcel of real property of Dana subject to a Mortgage in favor of the Administrative Agent as of the Amendment No. 5 Effective Date.

“Material Subsidiary” means, on any date of determination, any Restricted Subsidiary of Dana that, on such date, has (i) assets with a book value equal to or in excess of $5,000,000 and (ii) annual net income in excess of $5,000,000 or (iii) liabilities in an aggregate amount equal to or in excess of $5,000,000; provided, however, that in no event shall all Restricted Subsidiaries of Dana that are not Material Subsidiaries have (i) in the case of all such Restricted Subsidiaries organized under the laws of a jurisdiction located within the United States (A) assets with an aggregate book value in excess of $5,000,000, (B) aggregate annual net income in excess of $5,000,000 or (C) liabilities in an aggregate amount in excess of $5,000,000 and (ii) in the case of all such Restricted Subsidiaries (A) assets with an aggregate book value in excess of

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$20,000,000, (B) aggregate annual net income in excess of $20,000,000 or (C) liabilities in an aggregate amount in excess of $20,000,000.

“Maturity Date” means ~~(a) with respect to the 2018 New Term B Facility, the earlier of (x) the date that is seven years following the Amendment No. 2 Effective Date and (y) the date on which all 2018 New Term B Advances shall become due and payable in full hereunder, whether by acceleration or otherwise and (b)~~ with respect to the Revolving Credit Facility, the earlier of (i) the date that is five years following the Amendment No. ~~5~~6 Effective Date and (ii) the date on which all Revolving Credit Advances shall become due and payable in full hereunder, whether by acceleration or otherwise; provided, however, that, in each case, if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.

“Mizuho” has the meaning specified in the preamble hereto.

“Moody’s” means Moody’s Investor Services, Inc.

“Mortgage Policy” has the meaning specified in Section 5.01(i).

“Mortgaged Property” means any Material Real Property that is subject to a Mortgage.

“Mortgages” means each deed of trust, trust deed and mortgage delivered pursuant to Section 5.01(i), in each case as amended, amended and restated, supplemented, spread or otherwise modified from time to time, in form and substance reasonably satisfactory to the Administrative Agent, pursuant to which, among other things, a Loan Party owning a Material Real Property grants a Lien on such Material Real Property securing the Secured Obligations to the Administrative Agent (or Collateral Agent) for its own benefit and the benefit of the other Secured Parties.

“Multiemployer Plan” means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

“Multiple Employer Plan” means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Loan Party or any ERISA Affiliate and at least one Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained within any of the preceding five plan years and in respect of which any Loan Party or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

“National Flood Insurance Program” means the program created pursuant to the Flood Laws.

“Net Cash Proceeds” means, (a) with respect to any Asset Sale or Recovery Event, the excess, if any, of (i) the sum of cash and Cash Equivalents received in connection with such Asset Sale or Recovery Event (including any cash or Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when

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so received) over (ii) the sum of (A) the principal amount of any Debt (other than Debt under the Loan Documents) that is secured by any such asset and that is required to be repaid in connection with such Asset Sale or Recovery Event, (B) in the case of Net Cash Proceeds received by a Foreign Subsidiary, the principal amount of any Debt of Foreign Subsidiaries permanently prepaid or repaid with such proceeds, (C) the reasonable and customary out-of-pocket costs, fees (including investment banking fees, attorneys’ fees and accountants’ fees), commissions, premiums and expenses incurred by Dana or its Subsidiaries, (D) the amount of any reasonable reserve established in accordance with GAAP against any adjustment to the sale price or any liabilities (other than any taxes deducted pursuant to this clause (a)(ii)) (x) related to any of the applicable assets and (y) retained by Dana or any of the Subsidiaries including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction (however, the amount of any subsequent reduction of such reserve (other than in connection with a payment in respect of any such liability) shall be deemed to be cash proceeds of such Asset Sale occurring on the date of such reduction), (E) payments made on a ratable basis (or less than ratable basis) to holders of non-controlling interests in non-wholly owned Subsidiaries as a result of such Asset Sale, and (F) federal, state, provincial, foreign and local taxes reasonably estimated (on a Consolidated basis) to be actually payable within the current or the immediately succeeding tax year as a result of any gain recognized in connection therewith; provided, however, that (x) Net Cash Proceeds shall not include the first $25,000,000 of net cash receipts received after the Amendment No. 1 Effective Date from sales, leases, transfers or other dispositions of assets by Foreign Subsidiaries permitted by Section 5.02(f)(iv) or Section 5.02(f)(xi), (y) to the extent that the distribution to any Loan Party of any Net Cash Proceeds from any Asset Sale or Recovery Event in respect of any asset of a Foreign Subsidiary pursuant to Section 5.02(f)(iv) or Section 5.02(f)(xi) would (1) result in material adverse tax consequences, (2) result in a material breach of any agreement governing Debt of such Foreign Subsidiary permitted to exist or to be incurred by such Foreign Subsidiary under the terms of this Agreement and/or (3) be limited or prohibited under applicable local law, the application of such Net Cash Proceeds to the prepayment of the Facilities pursuant to Section 2.06(b)(i) shall be deferred on terms to be agreed between Dana and the Administrative Agent (provided that in each case the relevant Loan Party and/or Subsidiaries of such Loan Party shall take all commercially reasonable steps (except to the extent that any such step results in a material cost or tax to Dana or any of its Subsidiaries) to minimize any such adverse tax consequences and/or to obtain any exchange control clearance or other consents, permits, authorizations or licenses which are required to enable the Net Cash Proceeds to be repatriated or advanced to, and applied by, the relevant Loan Party in order to effect such a prepayment, or (z) if at the time of receipt of such net cash proceeds or at any time prior to the Reinvestment Prepayment Date, if Dana has delivered a written notice executed by a Responsible Officer of Dana stating that on a pro forma basis immediately after giving effect to the Asset Sale or Recovery Event and the application of the proceeds thereof or at the relevant time prior to the Reinvestment Prepayment Date, (I) the Senior Secured Net Leverage Ratio is less than or equal to 1.75 to 1.00 but greater than 1.25 to 1.00, 50% of such net cash proceeds that would otherwise constitute Net Cash Proceeds under this proviso shall not constitute Net Cash Proceeds or (II) the Senior Secured Net Leverage Ratio is less than or equal to 1.25 to 1.00, none of such net cash proceeds shall constitute Net Cash Proceeds, and (b) with respect to the incurrence or issuance of any Debt by Dana or any of its Subsidiaries, the excess of (i) the sum of the cash and Cash Equivalents received in connection with such transaction over (ii) the underwriting discounts and

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commissions, taxes and fees (including investment banking fees, attorneys’ fees and accountants’ fees) and other reasonable and customary out-of-pocket expenses, incurred by Dana or such Subsidiary in connection therewith.

“New Project” means (x) each plant, facility or branch which is either a new plant, facility or branch or an expansion, relocation, remodeling or substantial modernization of an existing plant, facility or branch owned by Dana or the Subsidiaries which in fact commences operations and (y) each creation (in one or a series of related transactions) of a business unit to the extent such business unit commences operations or each expansion (in one or a series of related transactions) of business into a new market.

“Non-Consenting Lenders” shall have the meaning specified in Section 9.01.

“Non-Loan Party” means any Restricted Subsidiary of a Loan Party that is not a Loan Party.

“Note” means a promissory note of the ~~Revolving Credit~~ Borrowers payable to the order of any Revolving Credit Lender, in substantially the form of Exhibit A~~-1~~  hereto, ~~or a promissory note of the Term Loan Borrower payable to the order of any Term Lender, in substantially the form of Exhibit A-2, in each case,~~ evidencing the aggregate indebtedness of the ~~Applicable~~applicable Borrower to such Lender resulting from the Revolving Credit Advances ~~or Term Advances, as applicable,~~ made by such Lender.

“Notice of Borrowing” has the meaning specified in Section 2.02(a).

“Notice of Default” has the meaning specified in Section 7.05.

“Notice of Swing Line Borrowing” has the meaning specified in Section 2.02(b).

“Obligation” means, with respect to any Person, any payment, performance or other obligation of such Person of any kind, including, without limitation, any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding under any Debtor Relief Law. Without limiting the generality of the foregoing, the Obligations of the Loan Parties under the Loan Documents include (a) the obligation to pay principal, interest, Letter of Credit commissions, charges, expenses, fees, reasonable attorneys’ fees and disbursements, indemnities and other amounts payable by any Loan Party under any Loan Document ~~and~~, (b) the obligation of any Loan Party to reimburse any amount in respect of any of the foregoing that any Lender Party, in its sole discretion, may elect to pay or advance on behalf of such Loan Party and (c) the obligation to pay, discharge and satisfy the Erroneous Payment Subrogation Rights.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Other Connection Taxes” means, with respect to any Lender Party or Agent, Taxes imposed as a result of a present or former connection between such Lender Party or Agent and the

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jurisdiction imposing such Tax (other than connections arising from such Lender Party or Agent having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Secured Agreement” means, to the extent designated as such by Dana and each applicable Secured Party in writing to the Administrative Agent from time to time in accordance with Section 9.18 and permitted under Section 5.02, any agreement evidencing obligations owing by any Restricted Subsidiary to a Lender Party or any of its Affiliates.

“Other Secured Party” means, as of the date any Other Secured Agreement is entered into, any Lender Party or an Affiliate of a Lender Party in its capacity as a party to such Other Secured Agreement.

“Other Taxes” means all present or future stamp, documentary, property, intangible, recording or similar Taxes that arise from any payment made by any Loan Party hereunder or under any other Loan Document or from the execution, delivery or registration of, performance under, or otherwise with respect to, this Agreement or any other Loan Documents , except, in the case of an assignment (other than an assignment request by the ~~Applicable~~applicable Borrower under Section 2.17), for Taxes that are Other Connection Taxes.

“Outstanding Amount” means (i) with respect to Advances on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Advances, as the case may be, occurring on such date; and (ii) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any Letter of Credit Advance occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the Available Amount of any Letter of Credit taking effect on such date.

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight eurodollar borrowings by U.S.-managed banking offices of depository institutions (as such composite rate shall be determined by the New York Federal Reserve as set forth on its public website from time to time) and published on the next succeeding Business Day by the New York Federal Reserve as an overnight bank funding rate.

“Overnight Eurocurrency Rate” means, on any day, the rate per annum equal to ~~the rate determined by the Administrative Agent by reference to the rate quoted by ICE Benchmark Administration Limited (or its successor) for deposits in Sterling (as set forth by any service selected by the Administrative Agent that has been nominated by the ICE Benchmark Administration Limited (or its successor) as an authorized information vendor for the purpose of displaying such rates) for a period equal to one calendar day (before any correction, recalculation or republication by the administrator)~~Daily Simple SONIA, determined as of that day~~; provided that, notwithstanding the foregoing, in no event shall the Overnight Eurocurrency Rate at any time be less than zero~~.

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“Overnight Eurocurrency Rate Advance” means an Advance denominated in Sterling that bears interest based on the Overnight Eurocurrency Rate.

“Own Funds” has the meaning specified in Section 8.03(a).

“Participant” has the meaning specified in Section 9.07(g).

“Participant Register” has the meaning specified in Section 9.07(g).

“Participating Member States” has the meaning given to it in Council Regulation EC No. 1103/97 of 17 June 1997 made under Article 235 of the Treaty on European Union.

“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. 107-56, signed into law October 26, 2001.

~~“Payment Notice” has the meaning assigned to it in Section 7.13(b).~~

“Payment Recipient” has the meaning assigned to it in Section 7.13(a).

“PBGC” means the Pension Benefit Guaranty Corporation (or any successor).

“Periodic Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.

“Permitted Acquisition” means any Acquisition by Dana or any of its Restricted Subsidiaries; provided that (A) such Acquisition shall be in property and assets which are part of, or in lines of business that are, substantially the same lines of business as (or ancillary to) one or more of the businesses of Dana and its Restricted Subsidiaries in the ordinary course; (B) any determination of the amount of consideration paid in connection with such investment shall include all cash consideration paid, including Earn-Out Obligations (other than Excluded Earn-Out Obligations), the aggregate amounts paid or to be paid under non-compete, consulting and other affiliated agreements with, the sellers of such investment, and the principal amount of all assumptions of debt, liabilities and other obligations in connection therewith; and (C) immediately before and immediately after giving effect to such Acquisition, no Default or Event of Default shall have occurred and be continuing.

“Permitted Asset Sale” means

(i)       a transaction or series of related transactions for which Dana or the Restricted Subsidiaries receive aggregate consideration of less than greater of $75.0 million and 1.5% of Total Assets;

(ii)       the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of a Borrower as permitted by Section 5.02(f) and (h);

(iii)       any Restricted Payment made in accordance with the covenant described under Section 5.02(c) and (e);

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(iv)       sales or contributions of accounts receivable and related assets pursuant to a Qualified Receivables Transaction or Permitted Factoring Transaction made in accordance with the covenant described under Section 5.02(b).

(v)       the disposition by Dana or any Restricted Subsidiary in the ordinary course of business of (i) cash and Cash Equivalents, (ii) inventory and other assets acquired and held for resale in the ordinary course of business, (iii) damaged, worn out or obsolete assets or assets that, in Dana’s reasonable judgment, are no longer used or useful in the business of Dana or its Restricted Subsidiaries (in each case, including any intellectual property), or (iv) rights granted to others pursuant to leases or licenses, to the extent not materially interfering with the operations of Dana or its Restricted Subsidiaries;

(vi)       the sale or discount of accounts receivable in connection with the compromise or collection thereof arising in the ordinary course of business or in bankruptcy or in a similar proceeding;

(vii)       to the extent constituting an Asset Sale, the granting of a Lien otherwise permitted in accordance with this Agreement;

(viii)       the licensing of patents, trademarks, know-how or any other intellectual property to third Persons in the ordinary course of business consistent with past practice; provided that such licensing does not materially interfere with the business of Dana or any of its Restricted Subsidiaries;

(ix)       to the extent allowable under Section 1031 of the Internal Revenue Code of 1986, any exchange of like property (excluding any boot thereon);

(x)        the unwinding of any Hedge Agreements;

(xi)       any exchange of assets (including a combination of assets and Cash Equivalents) for assets of comparable or greater market value or usefulness to the business of Dana and the Restricted Subsidiaries as a whole, as determined in good faith by Dana;

(xii)        foreclosure or any similar action with respect to any property or other asset of Dana or any of the Restricted Subsidiaries;

(xiii)       any disposition of Capital Stock in, or Debt or other securities of, an Unrestricted Subsidiary;

(xiv)       any swap of assets, or lease, assignment or sublease of any real or personal property, in exchange for services (including in connection with any outsourcing arrangements) of comparable or greater value or usefulness to the business of Dana and the Restricted Subsidiaries as a whole, as determined in good faith by Dana;

(xv)       any financing transaction with respect to property built or acquired by Dana or any Restricted Subsidiary after the Closing Date, including any Sale and Leaseback Transaction or asset securitization permitted by the indenture;

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(xvi)       any surrender or waiver of contract rights pursuant to a settlement, release, recovery on or surrender of contract, tort or other claims of any kind; or

(xvii)       any disposition of Capital Stock of a Restricted Subsidiary pursuant to an agreement or other obligation with or to a Person (other than Dana or a Restricted Subsidiary) from whom such Restricted Subsidiary was acquired or from whom such Restricted Subsidiary acquired its business and assets (having been newly formed in connection with such acquisition), made as part of such acquisition and in each case comprising all or a portion of the consideration in respect of such sale or acquisition.

“Permitted Encumbrances” means (a) with respect to real property, covenants, conditions, easements, rights of way, restrictions, encroachments, encumbrances and other imperfections, defects or irregularities in title, in each case which were not incurred in connection with and do not secure Debt for borrowed money and do not or will not interfere in any material respect with the ordinary conduct of the business of Borrower or any of its Restricted Subsidiaries or with the use of such real property for its intended use and (b) zoning restrictions, easements, trackage rights, leases (other than Capitalized Leases), subleases, licenses, special assessments, rights of way, restrictions on use of real property and other similar encumbrances incurred in the ordinary course of business which were not incurred in connection with and do not secure Debt for borrowed money, individually or in the aggregate, and which do not materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of Borrower or any of its Restricted Subsidiaries or with the use of such real property for its intended use.

“Permitted Factoring Transactions” means receivables purchase facilities and factoring transactions entered into by Dana or any Restricted Subsidiary with respect to Receivables originated in the ordinary course of business by Dana or such Restricted Subsidiary, which receivables purchase facilities and factoring transactions give rise to Attributable Receivables Amounts that are non-recourse to Dana and its Restricted Subsidiaries other than limited recourse customary for receivables purchase facilities and factoring transactions of the same kind; provided that the aggregate face amount of all receivables sold or transferred pursuant to Permitted Factoring Transactions that have not yet reached their stated maturity date shall not exceed at any one time the greater of $350,000,000 and 5.0% of Total Assets.

“Permitted Lien” means

(i)       liens in favor of the Administrative Agent and/or the Collateral Agent for the benefit of the Secured Parties (including Other Secured Parties solely to the extent such lien secures Designated Pari Passu Amount permitted under Section 9.18) and the other parties intended to share the benefits of the Collateral granted pursuant to any of the Loan Documents;

(ii)       liens for Taxes and other obligations or requirements owing to or imposed by Governmental Authorities existing or having priority, as applicable, by operation of law which in either case (A) are not yet overdue or (B) are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and for which appropriate reserves in accordance with GAAP have been made;

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(iii)       statutory liens of banks and other financial institutions (and rights of set-off),

(iv)       statutory liens of landlords, carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other liens imposed by law (other than any such lien imposed pursuant to Internal Revenue Code Section 430(k) or by ERISA), in each case incurred in the ordinary course of business (A) for amounts not yet overdue or (B) for amounts that are overdue and that (in the case of any such amounts overdue for a period in excess of ten days) are being contested in good faith by appropriate proceedings, so long as such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts;

(v)       liens incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security;

(vi)       liens, pledges and deposits to secure the performance of tenders, statutory obligations, performance and completion bonds, surety bonds, appeal bonds, bids, leases, licenses, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations;

(vii)       easements, rights-of-way, zoning restrictions, licenses, encroachments, restrictions on use of real property and other similar encumbrances incurred in the ordinary course of business, in each case that were not incurred in connection with and do not secure Debt and do not materially and adversely affect the use of the property encumbered thereby for its intended purposes;

(viii)       (A) any interest or title of a lessor or sublessor under any lease or sublease by Dana or any Restricted Subsidiary of Dana and (B) any leases or subleases by Dana or any Restricted Subsidiary of Dana to another Person(s) in the ordinary course of business which do not materially and adversely affect the use of the property encumbered thereby for its intended purposes;

(ix)       liens solely on any cash earnest money deposits made by Dana or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement entered into in connection with a Permitted Acquisition or another Investment permitted hereunder;

(x)       the filing of precautionary UCC financing statements relating to leases entered into in the ordinary course of business and the filing of UCC financing statements by bailees and consignees in the ordinary course of business;

(xi)       liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(xii)       leases and subleases or licenses and sublicenses of patents, trademarks and other intellectual property rights granted by Dana or any of its Restricted Subsidiaries in the ordinary course of business and not interfering in any respect with the ordinary conduct of the business of Dana or such Restricted Subsidiary;

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(xiii)       liens arising out of judgments not constituting an Event of Default hereunder;

(xiv)       liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the proceeds and products thereof; and

(xv)       any right of first refusal or first offer, redemption right, or option or similar right in respect of any Capital Stock owned by Dana or any Restricted Subsidiary of Dana with respect to any joint venture or other Investment, in favor of any co-venturer or other holder of Capital Stock in such investment;

(xvi)       Liens on property at the time such Person or any of its Subsidiaries acquires the property and not incurred in connection with or in contemplation thereof, including any acquisition by means of a merger or consolidation with or into such Person or a Subsidiary of such Person; provided, however and that the Liens may not extend to any other property owned by such Person or any of its Restricted Subsidiaries (and assets and property affixed or appurtenant thereto).

(xvii)       Permitted Encumbrances.

“Permitted Refinancing” with respect to any Person, any modification, refinancing, refunding, renewal or extension of any Debt of such Person; provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Debt so modified, refinanced, refunded, renewed or extended except by an amount equal to unpaid accrued interest and premium thereon plus other reasonable amounts paid, and fees and expenses reasonably incurred, in connection with such modification, refinancing, refunding, renewal or extension and by an amount equal to any existing commitments unutilized thereunder and letters of credit undrawn thereunder, (b) except with respect to any Debt incurred in reliance on the Inside Maturity Basket, such modification, refinancing, refunding, renewal or extension has a final maturity date equal to or later than the final maturity date of the Debt being modified, refinanced, refunded, renewed or extended, (c) if the Debt being modified, refinanced, refunded, renewed or extended is subordinated in right of payment to the Obligations, such modification, refinancing, refunding, renewal or extension is subordinated in right of payment to the Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Debt being modified, refinanced, refunded, renewed or extended, taken as a whole, (d) the terms and conditions (including, if applicable, as to Collateral) of any such modified, refinanced, refunded, renewed or extended Debt are not materially less favorable to the Loan Parties or the Lenders (in each case, in the good faith determination of Dana) than the terms and conditions of the Debt being modified, refinanced, refunded, renewed or extended; provided that, notwithstanding anything to the contrary set forth herein, Permitted Refinancing in respect of the Senior Notes may be secured by Liens on Collateral that rank junior to the Liens thereon securing the Obligations or be unsecured, (e) no modified, refinanced, refunded, renewed or extended Debt shall have different obligors, or greater guarantees or security than the Debt subject to such modification, refinancing, refunding, renewal or extension (except that a Loan Party may be added as an additional obligor or grantor) and (f) at the time thereof, no Event of Default shall have occurred and be continuing.

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“Person” means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a Governmental Authority.

“Platform” has the meaning specified in Section 9.02(b).

“Preferred Interests” means, with respect to any Person, Capital Stock issued by such Person that are entitled to a preference or priority over any other Capital Stock issued by such Person upon any distribution of such Person’s property and assets, whether by dividend or upon liquidation.

“Pro Forma Transaction” means (a) any Permitted Acquisition, together with each other transaction relating thereto and consummated in connection therewith, including any incurrence or repayment of Debt, (b) any sale, lease, transfer or other disposition made in accordance with Section 5.02(f) hereof, (c) any Investment permitted hereunder, (d) any permitted incurrence or repayment of Debt hereunder and (e) each to the extent permitted hereunder, any capital expenditure, construction, repair, replacement, improvement, development, merger, amalgamation, consolidation, any dividend, distribution or other similar payment, any designation of any Subsidiary as an Unrestricted Subsidiary (and any redesignation in accordance with the last sentence of Section 5.01(l)), New Project and any restructurings of the business of ~~the~~any Borrower or any of ~~its~~their Subsidiaries, including any incurrence or repayment of Debt in connection with any of the foregoing.

“Pro Rata Share” of any amount means, with respect to any Lender at any time, the product of such amount times a fraction the numerator of which is the amount of such Lender’s Commitment (or, if the Commitments shall have been terminated pursuant to Section 2.05 or Section 6.01, such Lender’s Commitment as in effect immediately prior to such termination) under the applicable Facility or Facilities at such time and the denominator of which is the amount of such Facility or Facilities at such time (or, if the Commitments shall have been terminated pursuant to Section 2.05 or Section 6.01, the amount of such Facility or Facilities as in effect immediately prior to such termination).

“Projections” has the meaning specified in Section 5.03(d).

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Qualified Capital Stock” means any Capital Stock that is not Disqualified Capital Stock.

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Loan Party that has total assets exceeding $10,000,000 at the time the relevant Guaranty or grant of security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

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“Qualified Receivables Transaction” means any transaction or series of transactions entered into by the Company or any of its Restricted Subsidiaries pursuant to which the Company or any of its Restricted Subsidiaries sells, conveys or otherwise transfers to (1) a Receivables Entity (in the case of a transfer by the Company or any of its Restricted Subsidiaries) or (2) any other Person (in the case of a transfer by a Receivables Entity), or transfers an undivided interest in or grants a security interest in, any Receivables Assets (whether now existing or arising in the future) of the Company or any of its Restricted Subsidiaries.

“QFC Credit Support” has the meaning specified in Section 9.16.

“Receivables” means any right to payment of Dana or any Restricted Subsidiary created by or arising from sales of goods, leases of goods or the rendition of services rendered no matter how evidenced whether or not earned by performance (whether constituting accounts, general intangibles, chattel paper or otherwise).

“Receivables Assets” means any accounts receivable and any assets related thereto, including, without limitation, all collateral securing such accounts receivable and assets and all contracts and contract rights, and all guarantees or other supporting obligations (within the meaning of the New York Uniform Commercial Code Section 9-102(a)(77)) (including Obligations under Hedging Agreements), in respect of such accounts receivable and assets and all proceeds of the foregoing and other assets which are customarily transferred, or in respect of which security interests are customarily granted, in connection with asset securitization transactions involving Receivables Assets.

“Receivables Entity” means a Subsidiary of the Company (or another Person formed for the purposes of engaging in a Qualified Receivables Transaction in which the Company or any of its Restricted Subsidiaries makes an Investment and to which the Company or any of its Restricted Subsidiaries transfers Receivables Assets) which engages in no activities other than in connection with the financing of Receivables Assets of the Company or its Restricted Subsidiaries, and any business or activities incidental or related to such financing, and which is designated by the Board of Directors of the Company or of such other Person (as provided below) to be a Receivables Entity (a) no portion of the Debt or any other Obligations (contingent or otherwise) of which (1) is guaranteed by the Company or any Subsidiary of the Company (excluding guarantees of Obligations (other than the principal of, and interest on, Debt) pursuant to Standard Receivables Undertakings), (2) is recourse to or obligates the Company or any Subsidiary of the Company in any way other than pursuant to Standard Receivables Undertakings or (3) subjects any property or asset of the Company or any Subsidiary of the Company (other than Receivables Assets and related assets as provided in the definition of “Qualified Receivables Transaction”), directly or indirectly, contingently or otherwise, to the satisfaction thereof other than pursuant to Standard Receivables Undertakings, (b) with which neither the Company nor any Subsidiary of the Company has any material contract, agreement, arrangement or understanding (other than on terms which the Company reasonably believes to be no less favorable to the Company or such Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company) other than fees payable in the ordinary course of business in connection with servicing Receivables Assets, and (c) with which neither the Company nor any Subsidiary of the Company has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.

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“Receivables Repurchase Obligation” means any obligation of a seller of Receivables Assets in a Qualified Receivables Transaction to repurchase Receivables Assets arising as a result of a breach of a Standard Receivables Undertaking, including as a result of a Receivables Asset or portion thereof becoming subject to any asserted defense, dispute, off set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

“Recovery Event” means any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any asset of Dana or any of its Subsidiaries constituting Collateral.

“Refinancing Amendment” has the meaning specified in Section 2.20(c).

“Refinancing Debt” has the meaning specified in Section 2.20(a).

“Refinancing Facilities” has the meaning specified in Section 2.20(a).

“Refinancing Facility Closing Date” has the meaning specified in Section 2.20(c).

“Refinancing Lender” has the meaning specified in Section 2.20(b).

“Refinancing Notes” has the meaning specified in Section 2.20(a).

“Refinancing Revolving Facility” has the meaning specified in Section 2.20(a).

“Refinancing Term Facility” has the meaning specified in Section 2.20(a).

“Register” has the meaning specified in Section 9.07(d).

“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System, from time to time as in effect and all official rulings and interpretations thereunder or thereof.

~~“Reinvestment Deferred Amount” shall mean, with respect to any Reinvestment Event, the aggregate Net Cash Proceeds received by Dana or any of its Subsidiaries in connection therewith that are not applied to prepay the Term Advances pursuant to Section 2.06(b) as a result of the delivery of a Reinvestment Notice.~~

“Relevant Governmental Body” means (a) with respect to a Benchmark Replacement in respect of Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Dollars, the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto and (b) with respect to a Benchmark Replacement in respect of Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, any Committed Currency, (1) the central bank for the Currency in which such Obligations, interest, fees, commissions or other amounts are denominated, or calculated with respect to, or any central bank or other supervisor which is responsible for supervising either (A) such Benchmark Replacement or (B) the administrator of such Benchmark

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Replacement or (2) any working group or committee officially endorsed or convened by (A) the central bank for the Currency in which such Obligations, interest, fees, commissions or other amounts are denominated, or calculated with respect to, (B) any central bank or other supervisor that is responsible for supervising either (i) such Benchmark Replacement or (ii) the administrator of such Benchmark Replacement, (C) a group of those central banks or other supervisors or (D) the Financial Stability Board or any part thereof.

“Reinvestment Event” shall mean any Asset Sale permitted under Section 5.02(f)(iv) or Section 5.02(f)(xi) or Recovery Event in respect of which Dana has delivered a Reinvestment Notice.

“Reinvestment Notice” shall mean a written notice executed by a Responsible Officer of Dana stating that no Event of Default has occurred and is continuing or would result therefrom and that Dana (directly or indirectly through a Subsidiary) intends and expects to use all or a specified portion of the Net Cash Proceeds of a Reinvestment Event to acquire or repair assets (in the case of any Asset Sale pursuant to Section 5.02(f)(iv) or Section 5.02(f)(xi)) or long-term assets (in the case of any Recovery Event), in each case useful in its business.

~~“Reinvestment Prepayment Amount” shall mean, with respect to any Reinvestment Event, the Reinvestment Deferred Amount relating thereto less any amount expended prior to the relevant Reinvestment Prepayment Date to acquire, maintain, develop, construct, improve, upgrade or repair assets useful in the business of Dana and the Subsidiaries or to reimburse the cost of any of the foregoing incurred on or after the date on which the Asset Sale giving rise to such proceeds was contractually committed.~~

“Reinvestment Prepayment Date” shall mean, with respect to any Reinvestment Event, the ~~earlier of (a) the~~ later of (x) the date occurring twelve months after such Reinvestment Event and (y) solely in the case of an Asset Sale, the date occurring 180 days following the date on which Dana entered into a binding commitment to reinvest such Net Cash Proceeds (provided that such commitment to reinvest shall have been made no later than twelve months after such Reinvestment Event) ~~and (b) the date on which Dana shall have determined not to, or shall have otherwise ceased to, acquire, maintain, develop, construct, improve, upgrade or repair assets useful in the business of Dana and the Subsidiaries with all or any portion of the relevant Reinvestment Deferred Amount.~~.

“Required Lenders” means, at any time, Lenders or an Affiliated Lender owed or holding at least a majority in interest of the sum of (a) the aggregate principal amount of the Advances outstanding at such time, (b) the aggregate L/C Obligations at such time~~,~~ and (c) the aggregate Unused Revolving Credit ~~Commitment at such time and (d) the aggregate Unused Term~~ Commitment at such time; provided, however, that if any Lender shall be a Defaulting Lender or an Affiliated Lender at such time, there shall be excluded from the determination of Required Lenders at such time (A) the aggregate principal amount of the Advances owing to such Lender (in its capacity as a Lender) and outstanding at such time, (B) such Lender’s Pro Rata Share of the aggregate Available Amount of all Letters of Credit issued by such Lender and outstanding at such time~~,~~ and (C) the Unused Revolving Credit ~~Commitment of such Lender at such time and (D) the Unused Term~~ Commitment of such Lender at such time. For purposes of this definition, the aggregate amount of Swing Line Advances owing to any Swing Line Lender, the aggregate

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principal amount of Letter of Credit Advances owing to the Issuing Banks and the Available Amount of each Letter of Credit shall be considered to be owed to the Lenders ratably in accordance with their respective Revolving Credit Commitments).

~~“Required Revolving Lenders” means, at any time, Revolving Credit Lenders or an Affiliated Lender owed or holding at least a majority in interest of the sum of (a) the aggregate principal amount of the Revolving Credit Advances outstanding at such time, (b) the aggregate L/C Obligations at such time, and (c) the aggregate Unused Revolving Credit Commitment at such time; provided, however, that if any Revolving Credit Lender shall be a Defaulting Lender or an Affiliated Lender at such time, there shall be excluded from the determination of Required Revolving Lenders at such time (A) the aggregate principal amount of the Revolving Credit Advances owing to such Revolving Credit Lender (in its capacity as a Revolving Credit Lender) and outstanding at such time, (B) such Lender’s Pro Rata Share of the aggregate Available Amount of all Letters of Credit issued by such Lender and outstanding at such time, and (C) the Unused Revolving Credit Commitment of such Lender at such time. For purposes of this definition, the aggregate amount of Swing Line Advances owing to any Swing Line Lender, the aggregate principal amount of Letter of Credit Advances owing to the Issuing Banks and the Available Amount of each Letter of Credit shall be considered to be owed to the Lenders ratably in accordance with their respective Revolving Credit Commitments).~~

~~“Repricing Transaction” means (i) any prepayment or repayment of the 2018 New Term B Advances with the proceeds of, or any conversion of all or any portion of the 2018 New Term B Advances into, any new or replacement Debt bearing interest (or that could bear interest after satisfaction of conditions) with an “effective yield” (which shall (x) be deemed to take account of interest rate benchmark floors, recurring fees and all other upfront or similar fees and original issue discount (amortized over the shorter of (A) the weighted average life of such new or replacement Debt and (B) four years) and (y) exclude any structuring, commitment and arranger fees or other similar fees unless such similar fees are paid to all lenders generally in the primary syndication of such new or replacement Debt) that is less than the “effective yield” applicable to the 2018 New Term B Advances, as applicable (as such comparative yields are reasonably determined by the Administrative Agent); provided, that in no event shall any prepayment or repayment of the 2018 New Term B Advances in connection with a Change of Control or a transformative acquisition not permitted under the Loan Documents constitute a Repricing Transaction, and (ii) any amendment to this Agreement the primary purpose of which is to reduce the “effective yield” applicable to the 2018 New Term B Advances (or any 2018 New Term B Lender must assign its 2018 New Term B Advances as a result of its failure to consent to any such amendment).~~

~~“Repurchased Term Advances” has the meaning set forth in Section 9.07(l).~~

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means the chief executive officer, president, chief financial officer secretary or assistant secretary or treasurer or assistant treasurer (or the equivalent of any thereof in the relevant jurisdiction) of a Loan Party. Any document delivered hereunder or under any other Loan Document that is signed by a Responsible Officer of a Loan Party shall be

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conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Payments” has the meaning set forth under Section 5.02(c).

“Restricted Subsidiary” means any Subsidiary of Dana that has not been designated by the Board of Directors of Dana, by a resolution of the Board of Directors of Dana delivered to the Administrative Agent, as an Unrestricted Subsidiary pursuant to and in compliance with the covenant described under Section 5.01(l). Any such designation may be revoked by a resolution of the Board of Directors of Dana delivered to the Administrative Agent, subject to the provisions of such covenant.

“Restricting Information” has the meaning set forth in Section 9.09(c).

“Revaluation Date” means each of the following: (a) each date of a renewal or extension of a Letter of Credit denominated in a Committed Currency, (b) on the first Business Day of each calendar month, and (c) such additional dates as the Administrative Agent shall reasonably determine or the Required ~~Revolving~~ Lenders shall reasonably require as a result of fluctuations in the relevant currency exchange rates or the occurrence and continuation of an Event of Default.

“Revolving Credit Advance” has the meaning specified in Section 2.01(a).

“Revolving Credit Borrower Designation” has the meaning specified in Section 9.15.

~~“Revolving Credit Borrowers” has the meaning specified in the recital of parties to this Agreement.~~

“Revolving Credit Commitment” means, with respect to any Lender at any time, the amount set forth for such time opposite such Lender’s name on Schedule I hereto under the caption “Revolving Credit Commitment” or, if such Lender has entered into one or more Assignments and Acceptance, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 9.07(d) as such Lender’s “Revolving Credit Commitment”, as such amount may be reduced at or prior to such time pursuant to Section 2.05 and shall include any Incremental Revolving Facility as described in Section 2.18. The aggregate amount of the Revolving Credit Commitment as of the Amendment No. ~~5~~6 Effective Date is $1,150,000,000.00.

“Revolving Credit Facility” means, at any time, the aggregate amount of the Lenders’ Revolving Credit Commitments at such time.

“Revolving Credit Facility Termination Date” means the earliest to occur of (i) the Maturity Date for the Revolving Credit Facility and (ii) the date of termination in whole of the Commitments pursuant to Section 2.05 or 6.01.

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“Revolving Credit Lender” means any Lender that has a Revolving Credit Commitment.

“Royal Bank” has the meaning specified in the preamble hereto.

“S&P” means S&P Global Ratings, a business unit of Standard & Poor’s Financial Services LLC.

“Sale and Leaseback Transaction” means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to Dana or a Restricted Subsidiary of any property, whether owned by Dana or any Restricted Subsidiary at the Closing Date or later acquired, which has been or is to be sold or transferred by ~~the~~a Borrower or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced on the security of such property.

“Sanctioned Country” shall mean any country, region or territory that is, or whose government is, the subject of Sanctions Laws and Regulations broadly prohibiting dealings with such government, country, region or territory.

“Sanctions Laws and Regulations” means (a) any sanctions or requirements imposed by, or based upon the obligations or authorities set forth in, the Patriot Act, the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, the U.S. International Emergency Economic Powers Act (50 U.S.C. §§ 1701 et seq.), the U.S. Trading with the Enemy Act (50 U.S.C. App. §§ 1 et seq.), the U.S. Syria Accountability and Lebanese Sovereignty Act, the U.S. Comprehensive Iran Sanctions, Accountability, and Divestment Act of 2010 or the Iran Sanctions Act, Section 1245 of the National Defense Authorization Act of 2012, all as amended, or any of the foreign assets control regulations (including 31 C.F.R., Subtitle B, Chapter V, as amended)  or any other law or executive order relating thereto administered by the U.S. Department of Treasury Office of Foreign Assets Control, and any similar law, regulation, or executive order enacted in the United States after the date of this Agreement, (b) any governmental rule now or hereafter enacted by any other relevant authority to whose laws the Loan Parties are subject to monitor, deter or otherwise prevent terrorism or the funding or support of terrorism and (c) any sanctions or requirements imposed under similar laws or regulations enacted by the United Nations Security Council, the European Union or the United Kingdom that apply to any Loan Party.

“Sanctions List” means (a) any blocked persons list, designated nationals list, denied persons list, debarred party list, or other list of Persons with whom United States Persons may not conduct business, including any list published and maintained by the Office of Foreign Assets Control of the United States Department of Treasury, the United States Department of Commerce, or the United States Department of State and (b) any list of Persons subject to general trade, economic or financial restrictions, sanctions or embargoes imposed, administered or enforced from time to time by the United Nations Security Council, the European Union, or ~~Her~~His Majesty’s Treasury of the United Kingdom that apply to any Loan Party.

~~“Screen Rate” has the meaning specified in the definition of Eurocurrency Rate.~~

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“SEC” means the Securities and Exchange Commission or any governmental authority succeeding to any of its principal functions.

“Secured Hedge Agreement” means any Hedge Agreement (or portion of exposure under any Hedge Agreement) not prohibited by the terms of this Agreement that is entered into by and between (a) any Loan Party and any Hedge Bank or (b) any ~~Specified Hedge Agreement~~Restricted Subsidiary and any Hedge Bank, in each case (i) solely to the extent that the obligations in respect of such Hedge Agreement (or portion of exposure) are not cash collateralized or otherwise secured (other than pursuant to the Collateral Documents) and (ii) including, for the avoidance of doubt, any Hedge Agreement between a Loan Party or a ~~Specified Hedge Agreement~~Restricted Subsidiary and any Hedge Bank that was entered into prior to the Closing Date and remains in effect as of the Closing Date. Excluded Swap Obligations shall not constitute obligations in respect of Secured Hedge Agreements.

“Secured Obligation” has the meaning specified in the Security Agreement.

“Secured Parties” means, collectively, each Agent, the Lender Parties, the Hedge Banks, Cash Management Banks, the Affiliates of Lender Parties party to the Credit Card Program and the Other Secured Parties.

“Security Agreement” means that certain Revolving Facility Security Agreement dated as of June 9, 2016 (as amended by Amendment No. 1, Amendment No. 4 and Amendment No. 5, and as further amended, supplemented, amended and restated or otherwise modified from time to time) from Dana and the other grantors party thereto from time to time to CITI, as Collateral Agent.

“Senior Notes” means (a) $~~425,000,000 aggregate principal amount of 5.500% Senior Notes due 2024 issued by Dana, (b) $375,000,000 aggregate principal amount of 6.500% Senior Notes due 2026 issued by Dana Financing Luxembourg S.á.r.l., (c) $400,000,000 aggregate principal amount of 5.375% Senior Notes due 2027 issued by Dana, (d) $400,000,000 5.625% Senior Notes due 2028 issued by Dana, (e) $~~400,000,000 5.750% Senior Notes due 2025 issued by Dana Financing Luxembourg S.à r.l. ~~and (f) up to $~~, (b) $400,000,000 5.375% Senior Notes due 2027 issued by Dana, (c) $400,000,000 5.625% Senior Notes due 2028 issued by Dana, (d) €325,000,000 3.000% Senior Notes due 2029 issued by Dana Financing Luxembourg S.à r.l., (e) $400,000,000 4.250% Senior Notes due 2030 issued by Dana, (f) $350,000,000 4.500% Senior Notes due 2032 issued by Dana and (g) up to €425,000,000 (or the equivalent amount in ~~Euros~~Dollars) of additional senior notes issued by Dana or Dana Financing Luxembourg S.à r.l. after the Amendment No. ~~5~~6 Effective Date to the extent such notes described in this clause (~~f~~g) are due no earlier than the Latest Maturity Date in effect on the Amendment No. ~~5~~6 Effective Date.

“Senior Secured Net Leverage Ratio” means as of any date of determination, the ratio of (a) Consolidated Senior Secured Debt on such day to (b) Consolidated EBITDA for the most recently ended four fiscal quarter period for which financial statements are required to be delivered to the Administrative Agent pursuant to Section 5.03(b) or (c); provided that the Senior Secured Net Leverage Ratio shall be calculated on a pro forma basis.

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“Single Employer Plan” means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Loan Party or any ERISA Affiliate and no Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained within any of the preceding five plan years and in respect of which any Loan Party or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“Solvent” and “Solvency” mean, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital, in the case of each of the foregoing, as determined in accordance with under applicable bankruptcy, insolvency or similar laws. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“SONIA” means a rate equal to the Sterling Overnight Index Average as administered by the SONIA Administrator.

“SONIA Administrator” means the Bank of England (or any successor administrator of the Sterling Overnight Index Average).

“SONIA Administrator’s Website” means the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time.

“SONIA Rate Day” has the meaning specified in the definition of “Daily Simple SONIA”.

“SPC” has the meaning specified in Section 9.07(k).

“Special Flood Hazard Area” means an area that FEMA has designated as an area subject to special flood or mud slide hazards.

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“Special Flood Hazard Property” means any Mortgaged Property that on the relevant date of determination includes a Building (or a Building in the course of construction) and, as shown on a Flood Hazard Determination, such Building (or Building in the course of construction) is located in a Special Flood Hazard Area.

~~“Specified Hedge Agreement Subsidiaries” means, collectively, Dana Financial Services Switzerland GmbH and Dana Financing Luxembourg S.á.r.l.~~

“Specified Representations” means the representations and warranties set forth in Sections 4.01(a)(i), the lead-in to 4.01(c), 4.01(c)(i), 4.01(e), 4.01(k), 4.01(o), 4.01(p), 4.01(s), 4.01(w) and 4.01(x).

“Standard Receivables Undertakings” means representations, warranties, covenants and indemnities entered into by Dana or any Restricted Subsidiary of Dana which are customary in a Qualified Receivables Transaction, including, without limitation, those relating to the servicing of the assets of a Receivables Entity, it being understood that any Receivables Repurchase Obligation shall be deemed to be a Standard Receivables Undertaking.

“Sterling” or “£” means the lawful money of the United Kingdom.

“Sterling SONIA Determination Day” has the meaning specified in the definition of “Daily Simple SONIA”.

“Subordinated Debt” means Debt that is (a) subordinated to the Obligations under the Loan Documents or (b) required to be subordinated to the Obligations under the Loan Documents; provided that: (i) such Subordinated Debt shall have a term to maturity no earlier than the date that is six months after the scheduled maturity date under this Agreement; (ii) no Subordinated Debt shall permit or require scheduled amortization payments or mandatory prepayments of principal, sinking fund or similar scheduled payments (other than regularly scheduled payments of interest) prior to the date that is six months after the scheduled maturity date under this Agreement; (iii) Obligations under any Subordinated Debt shall be subordinated in right of payment to the prior payment in full in cash of all Obligations under the Loan Documents, including any Obligations incurred, created, assumed or guaranteed after the date hereof (subject to any limitation contained in such Subordinated Debt) on terms not less favorable to the Lenders than subordination provisions customarily contained in high-yield debt securities for issuers of similar creditworthiness; (iv) no Loan Party shall be permitted to make a payment in respect of any Subordinated Debt so long as an Event of Default has occurred or is continuing, or would result therefrom; (v) no Subordinated Debt shall contain covenants, defaults, remedy provisions or provisions relating to mandatory prepayment, repurchase, redemption and offers to purchase other than those that, taken as a whole, are consistent with those customarily found in high-yield financings for issuers of similar creditworthiness; (vi) Subordinated Debt shall be unsecured; and (vii) after giving effect to the incurrence of such Subordinated Debt, the Borrowers shall be in pro forma compliance with the Financial Covenant.

“Subsequent Transaction” has the meaning specified in Section 1.05.

“Subsidiary” of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued

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and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership, joint venture or limited liability company or (c) the beneficial interest in such trust or estate, is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person’s other Subsidiaries. Unless the context requires otherwise, “Subsidiary” shall mean a Subsidiary of Dana.

“Supplemental Collateral Agent” has the meaning specified in Section 7.02(b).

“Supported QFC” has the meaning specified in Section 9.16.

“Surviving Debt” means the Debt of Dana and its Subsidiaries set forth on Schedule 1.01(b).

“Swap Obligation” means, with respect to any Borrower or any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Swing Line Advance” means an advance made by (a) the Swing Line Lender pursuant to Section 2.01(f) or (b) any Revolving Credit Lender pursuant to Section 2.02(b).

“Swing Line Borrowing” means a borrowing consisting of a Swing Line Advance made by the Swing Line Lender pursuant to Section 2.01(f) or the Revolving Credit Lenders pursuant to Section 2.02(b).

“Swing Line Commitment” means, with respect to the Swing Line Lender, the amount set forth opposite its name on Schedule I hereto under the caption “Swing Line Commitment” or, if the Swing Line Lender has entered into an Assignment and Acceptance, set forth for the Swing Line Lender in the Register maintained by the Administrative Agent pursuant to Section 9.07(d) as the Swing Line Lender’s “Swing Line Commitment”, as such amount may be reduced at or prior to such time pursuant to Section 2.05. The aggregate amount of the Swing Line Commitment as of the Amendment No. ~~3~~6 Effective Date is $50,000,000.

“Swing Line Facility” means, at any time, an amount equal to the aggregate amount of the Swing Line Lender’s Swing Line Commitment at such time, as such amount may be reduced at or prior to such time pursuant to Section 2.05.

“Swing Line Lender” means the banks listed on the signature pages hereof as a “Swing Line Lender” and any Eligible Assignee to which the Swing Line Commitment hereunder has been assigned pursuant to Section 9.07 so long as such Eligible Assignee expressly agrees to perform in accordance with their terms all obligations that by the terms of this Agreement are required to be performed by it as a Swing Line Lender and notifies the Administrative Agent of its Applicable Lending Office and the amount of its Swing Line Commitment (which information shall be recorded by the Administrative Agent in the Register), for so long as such Swing Line Lender or Eligible Assignee, as the case may be, shall have a Swing Line Commitment.

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“Syndication Agents” has the meaning specified in the preamble hereto.

“Taxes” has the meaning specified in Section 2.12(a).

~~“Term Advance” means the 2018 New Term B Advances.~~

“Term Commitment” means ~~the 2018 New Term B Commitment and shall include~~ any Incremental Term Facility as described in Section 2.18.

~~“Term Facility” means, at any time, the aggregate amount of the Lenders’ Term Commitments and Term Advances at such time.~~

“Term SOFR” means,

(a)       for any calculation with respect to a Term SOFR Advance, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and

(b)       for any calculation with respect to a Base Rate Advance on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Base Rate Term SOFR Determination Day.

“Term SOFR Adjustment” means a percentage equal to 0.00% per annum.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

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“Term ~~Lender” means any Lender that has a Term Commitment or a Term~~SOFR Advance” means an Advance that bears interest at a rate based on Adjusted Term SOFR.

“Term ~~Loan Borrower” has the meaning specified in the recital of parties to this Agreement~~SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Tooling Program” means any program whereby tooling equipment is purchased or progress payments are made to facilitate production customer’s products and whereby the customer will ultimately repurchase the tooling equipment after the final approval by such customer.

“Total Assets” means the total consolidated assets of Dana and its Restricted Subsidiaries, as shown on the most recent balance sheet of Dana required to be provided pursuant to Section 5.03, calculated on a pro forma basis to give effect to any acquisition or disposition of companies, divisions, lines of businesses or operations by Dana and its Restricted Subsidiaries subsequent to such date and on or prior to the date of determination.

“Total Foreign Assets” means the total assets of the Foreign Subsidiaries, as shown on the most recent balance sheet, calculated on a pro forma basis to give effect to any acquisition or disposition of companies, divisions, lines of businesses or operations by the Foreign Subsidiaries subsequent to such date and on or prior to the date of determination.

“Total Net Leverage Ratio” means as of any date of determination, the ratio of (a) Consolidated Total Debt on such day to (b) Consolidated EBITDA for the most recently ended four fiscal quarter period for which financial statements are required to be delivered to the Administrative Agent pursuant to Section 5.03(b) or (c); provided that the Total Net Leverage Ratio shall be calculated on a pro forma basis.

“Transactions” means, collectively, (a) the entering into by the Loan Parties and their applicable Subsidiaries of the Loan Documents to which they are or are intended to be a party, and the borrowings hereunder on the Closing Date and application of the proceeds as contemplated hereby and thereby and (b) the payment of the fees and expenses incurred in connection with the consummation of the foregoing.

“Type” refers to the distinction between Advances bearing interest at (a) the Base Rate ~~and Advances bearing interest at~~, (b) Adjusted Term SOFR, (c) Daily Simple SONIA and (d) the Eurocurrency Rate.

“UCC” means the Uniform Commercial Code as in effect, from time to time, in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook

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(as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Unreimbursed Amount” means, in respect of any Letter of Credit, the amount of any drawing paid by an Issuing Bank under such Letter of Credit that has not been reimbursed by the ~~Applicable~~applicable Borrower.

“Unrestricted Subsidiary” means any Subsidiary of Dana (other than a Borrower) designated by Dana as an Unrestricted Subsidiary pursuant to Section 5.01(l) subsequent to the date hereof and any Subsidiary of an Unrestricted Subsidiary, in each case until such Unrestricted Subsidiary becomes a Restricted Subsidiary pursuant to Section 5.01(l). On the Closing Date there are no Unrestricted Subsidiaries.

“Unused Revolving Credit Commitment” means, with respect to any Lender at any time, (a) such Lender’s Revolving Credit Commitment at such time minus (b) the sum of (i) the aggregate principal amount of all Revolving Credit Advances, Swing Line Advances and Letter of Credit Advances made by such Lender (in its capacity as a Lender) and outstanding at such time (in each case determined for Advances denominated in any Committed Currency by reference to the Equivalent thereof in Dollars), plus (ii) such Lender’s Pro Rata Share of (A) the aggregate Available Amount of all Letters of Credit outstanding at such time, and (B) the aggregate principal amount of all Letter of Credit Advances made by the Issuing Banks pursuant to Section 2.03(c) and outstanding at such time (in each case determined for Letters of Credit and Advances denominated in any Committed Currency by reference to the Equivalent thereof in Dollars).

~~“Unused Term Commitment” means, with respect to any Lender at any time, (a) such Lender’s Term Commitment at such time minus (b) the sum of (i) the aggregate principal amount of all Term Advances made by such Lender (in its capacity as a Lender) pursuant to such Term Commitment and outstanding at such time.~~

“U.S. Borrower” means any Borrower that is a U.S. Person.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” means any Person that is a “United States Person” as defined in Internal Revenue Code Section 7701(a)(30).

“U.S. Special Resolution Regimes” has the meaning specified in Section 9.16.

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“Withdrawal Liability” has the meaning specified in Part I of Subtitle E of Title IV of ERISA.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.02 Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding”.

Section 1.03 Accounting Terms and Financial Determinations.

(a)       All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles in effect from time to time (“GAAP”); provided, however, that if Dana notifies the Administrative Agent and the Lenders that Dana wishes to amend any covenant in Article V or other financial condition or definition of this Agreement to eliminate the effect of any change in GAAP that occurs after the Closing Date on the operation of such covenant (or if the Administrative Agent notifies Dana that the Required Lenders wish to amend Article V for such purpose), then the Borrowers’ compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to Dana, the Administrative Agent and the Required Lenders, Dana, the Administrative Agent and the Lenders agreeing to enter into negotiations to amend any such covenant immediately upon receipt from any party entitled to send such notice.

(b)       All components of financial calculations made to determine compliance with Article V shall be adjusted on a pro forma basis to include or exclude, as the case may be, without duplication, such components of such calculations attributable to any Pro Forma Transaction consummated after the first day of the applicable period of determination and prior to the end of such period, as determined in good faith by Dana based on assumptions expressed therein and that were reasonable based on the information available to Dana at the time of preparation of such calculations (including adjustments to reflect operating expense reductions and other operating improvements, synergies or cost savings reasonably expected to result from any relevant pro forma event).

(c)       Any financial statements or other financial information required to be provided hereunder (including any comparison financial information to any prior period) for Dana or any of its Subsidiaries that includes or references financial information for any period prior to

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the Closing Date, shall, unless the context clearly requires otherwise, be deemed a reference to Dana and its Subsidiaries for the applicable period.

(d)       Notwithstanding anything to the contrary herein, with respect to any amounts incurred in reliance on clause (x) of Section 2.18(a) (any such amounts, the “Fixed Incremental Amount”) substantially concurrently with any amounts incurred in reliance on clause (y) of Section 2.18(a) (any such amounts, the “Incurrence-Based Incremental Amount”), it is understood and agreed that the Fixed Incremental Amount shall be disregarded in the calculation of the financial ratio or test applicable to the Incurrence-Based Incremental Amount.

Section 1.04 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections, Schedules and Exhibits shall be construed to refer to Sections of, and Schedules and Exhibits to, this Agreement, (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all real property, tangible and intangible assets and properties, including cash, securities, accounts and contract rights, and interests in any of the foregoing, and (f) any reference to a statute, rule or regulation is to that statute, rule or regulation as now enacted or as the same may from time to time be amended, re-enacted or expressly replaced.

Section 1.05 Limited Condition Acquisitions. In connection with any action being taken in connection with a Limited Condition Acquisition, for purposes of determining

(a)       whether any Debt or Lien that is being incurred in connection with such Limited Condition Acquisition is permitted to be incurred in compliance with Section 5.02(b) or 5.02(a), respectively, or Section 2.18;

(b)       whether any other transaction undertaken or proposed to be undertaken in connection with such Limited Condition Acquisition complies with the covenants or agreements contained in this Agreement;

(c)       whether the representations and warranties being made in connection with such Limited Condition Acquisition are true and correct in all material respects (other than the Specified Representations); and

(d)       any calculation of the ratios or baskets, including the First Lien Net Leverage Ratio, Senior Secured Net Leverage Ratio, Total Net Leverage Ratio, Consolidated Net

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Income, Consolidated EBITDA and/or pro forma cost savings and baskets determined by reference to Consolidated EBITDA or Total Assets and whether a Default or Event of Default exists in connection with the foregoing:

in each case, at the option of Dana (Dana’s election to exercise such option in connection with any Limited Condition Acquisition, an “LCA Election”), the date of determination of whether any such action is permitted hereunder shall be deemed to be the date the definitive agreement for such Limited Condition Acquisition is entered into (the “LCA Test Date”). If, after giving pro forma effect to the Limited Condition Acquisition and the other transaction to be entered into in connection therewith (including any incurrence of Debt and the use of proceeds thereof) as if they had occurred on the first day of the most recently ended four fiscal quarter period for which financial statements are required to be delivered to the Administrative Agent pursuant to Section 5.03(b) or (c) prior to the LCA Test Date (except with respect to any incurrence of repayment of Debt for purpose of the calculation of any leverage-based ratio, which shall in each case be treated as if they had occurred on the last day of such four fiscal quarter period), Dana or the applicable Restricted Subsidiary could have taken such action on the relevant LCA Test Date in compliance with such ratio, such ratio shall be deemed to have been complied with. For the avoidance of doubt, if Dana has made an LCA Election and any of the ratios for which compliance was determined or tested as of the LCA Test Date are exceeded as a result of fluctuations in any such ratio, including due to fluctuations in Consolidated EBITDA, Consolidated Net Income and/or Total Assets of Dana or the Person subject to such Limited Condition Acquisition, at or prior to the consummation of the relevant transaction or action, such ratios will not be deemed to have been exceeded as a result of such fluctuations and such changes will not be taken into account for purposes of determining whether any transaction undertaken in connection with such Limited Condition Acquisition by Dana or any of the Restricted Subsidiaries complies with the Loan Documents. If Dana has made an LCA Election for any Limited Condition Acquisition, then in connection with any subsequent calculation of any ratio or basket with respect to any subsequent transaction, including the incurrence of Debt or Liens or the making of Investments or Restricted Payments or prepayments of Subordinated Debt (any such transaction, a “Subsequent Transaction”) on or following the relevant LCA Test Date and prior to the earlier of the date on which such Limited Condition Acquisition is consummated or the definitive agreement for such Limited Condition Acquisition is terminated or expires without consummation of such Limited Condition Acquisition, for the purposes of determining if such Subsequent Transaction is permitted, any such ratio or basket shall be calculated on a pro forma basis assuming such Limited Condition Acquisition and other transactions in connection therewith (including any incurrence of Debt and the use of proceeds thereof) have been consummated; provided that solely with respect to Restricted Payments (and only until such time as the applicable Limited Condition Acquisition has been consummated or the definitive documentation for such Limited Condition Acquisition expires or is terminated), such calculation shall also be made on a standalone basis without giving effect to such Limited Condition Acquisition and the other transactions in connection therewith.

Section 1.06 Divisions. For all purposes under the Loan Documents, in connection with any Entity Division, or plan of Entity Division (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes

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into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Capital Stock at such time.

Section 1.07 Luxembourg Terms in This Agreement. In respect of any Luxembourg Loan Party or any other entity which is organized under the laws of the Grand-Duchy of Luxembourg or has its “centre of main interests” (as that term is used in Article 3(1) of the Regulation (EU) 2015/848 of the European Insolvency Regulation in Luxembourg, a reference to:

(a)       a “liquidator,” “trustee,” “custodian,” “compulsory manager,” “receiver,” “administrative receiver,” “administrator” or “similar officer” includes any:

(i)       juge-commissaire or insolvency receiver (curateur) appointed under the Luxembourg Commercial Code;

(ii)       liquidateur appointed under Articles 1100-1 to 1100-15 (inclusive) of the Luxembourg act dated 10 August 1915 on commercial companies, as amended;

(iii)       juge-commissaire or liquidateur appointed under Article 1200-1 of the Luxembourg act dated 10 August 1915 on commercial companies, as amended;

(iv)       commissaire appointed under the Grand-Ducal decree of 24 May 1935 on the controlled management regime or under Articles 593 to 614 (inclusive) of the Luxembourg Commercial Code; and

(v)       a “winding-up”, “administration”, “liquidation” or “dissolution” includes, without limitation, bankruptcy (faillite), liquidation, composition with creditors (concordat préventif de faillite), moratorium or reprieve from payment (sursis de paiement) and controlled management (gestion contrôlée).

(b)       a "lien" or "security interest" includes any hypothèque, nantissement, gage, privilège, sûreté réelle, droit de rétention and any type of security in rem (sûreté réelle) or agreement or arrangement having a similar effect and any transfer of title by way of security;

(c)       a person being "unable to pay its debts" includes that person being in a state of cessation of payments (cessation de paiements);

(d)       creditors process means an executor attachment (saisie exécutoire) or conservatory attachment (saisie conservatoire);

(e)       a guarantee includes any guarantee which is independent from the debt to which it relates and excludes any suretyship (cautionnement) within the meaning of Articles 2011 and seq. of the Luxembourg Civil Code;

(f)       bylaws or constitutional documents includes up-to-date (restated) articles of association (statuts coordonnés); and

(g)       a "director" includes a gérant or an administrateur.

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Section 1.08 ~~Benchmark Replacement Setting~~Rates. The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Base Rate, the Term SOFR Reference Rate, SONIA, EURIBOR, Adjusted Term SOFR or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Base Rate, the Term SOFR Reference Rate, SONIA, EURIBOR, Adjusted Term SOFR, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of the Base Rate, the Term SOFR Reference Rate, Term SOFR, SONIA, EURIBOR, Adjusted Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to any Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain the Base Rate, the Term SOFR Reference Rate, Term SOFR, SONIA, EURIBOR, Adjusted Term SOFR or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to any Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

~~.~~

~~(a)       Applicable Facility. Notwithstanding anything in this Section 1.08 to the contrary, this Section 1.08 shall apply only to the Revolving Credit Facility, and this Section 1.08 shall not apply to the 2018 New Term B Facility and any Borrowing thereunder.~~

~~(b)       Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred for a currency prior to the Reference Time in respect of any setting of a then-current Benchmark for such currency, then, (x) if a Benchmark Replacement is determined in accordance with clause (a)(1) or (a)(2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (a)(3) or (b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any such Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders~~

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~~comprising the Required Revolving Lenders, as applicable. If (i) a Benchmark Replacement Date has occurred for USD LIBOR and the applicable Benchmark Replacement on such Benchmark Replacement Date for USD LIBOR is a Benchmark Replacement other than the sum of: (a) Term SOFR and (b) the related Benchmark Replacement Adjustment, (ii) subsequently, the Relevant Governmental Body recommends for use a forward-looking term rate based on SOFR for loans denominated in USD and Dana requests that the Administrative Agent review the administrative feasibility of such recommended forward-looking term rate for purposes of this Agreement and (iii) following such request from Dana, the Administrative Agent determines (in its sole discretion) that such forward looking term rate is administratively feasible for the Administrative Agent, then the Administrative Agent may (in its sole discretion) provide Dana and Lenders with written notice that from and after a date identified in such notice: (i) a Benchmark Replacement Date shall be deemed to have occurred, the Benchmark Replacement on such Benchmark Replacement Date shall be deemed to be a Benchmark Replacement determined in accordance with clause (a)(1) of the definition of “Benchmark Replacement” under this Section titled “Benchmark Replacement Setting”; provided, however, that if upon such Benchmark Replacement Date the Benchmark Replacement Adjustment is unable to be determined in accordance with clause (a)(1) of the definition of “Benchmark Replacement” and the corresponding definition of “Benchmark Replacement Adjustment”, then the Benchmark Replacement Adjustment in effect immediately prior to such new Benchmark Replacement Date.~~

~~(c)       Benchmark Replacement Conforming Changes. In connection with the implementation of any Benchmark Replacement, the Administrative Agent will have the right, in consultation with Dana, to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.~~

~~(d)       Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrowers and the Lenders of (i) any Benchmark Replacement Date and the related Benchmark Replacement, (ii) the effectiveness of any Benchmark Replacement Conforming Changes, (iii) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (e) below and (iv) the commencement of any Benchmark Unavailability Period. For the avoidance of doubt, any notice required to be delivered by the Administrative Agent as set forth in this Section 1.08 may be provided, at the option of the Administrative Agent (in its reasonable discretion), in one or more notices and may be delivered together with, or as part of any amendment which implements any Benchmark Replacement or Benchmark Replacement Conforming Changes, in consultation with Dana. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 1.08, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their reasonable discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 1.08.~~

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~~(e)       Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR, EURIBO Rate or LIBOR) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.~~

~~(f)       Benchmark Unavailability Period. Upon a Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a Benchmark for USD, such Borrower may revoke any request for a Eurocurrency Rate Advance of, conversion to or continuation of Eurocurrency Rate Advances to be made, converted or continued during any Benchmark Unavailability Period and, failing that, such Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Advances. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, to the extent a component of Base Rate is based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, such Benchmark or tenor will not be used in any determination of the Base Rate. Upon the commencement of a Benchmark Unavailability Period with respect to a Benchmark for any currency other than USD, the obligation of the Lenders to make or maintain Loans referencing such Benchmark in the affected currency shall be suspended (to the extent of the affected Borrowings or Interest Periods).~~

~~(g)       Disclaimer. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to (i) the administration, submission or any other matter related to the London interbank offered rate or other rates in the definition of “Eurocurrency Rate” or with respect to any alternative or successor rate thereto, or replacement rate thereof (including, without limitation any Benchmark Replacement implemented hereunder), (ii) the composition or characteristics of any such Benchmark Replacement, including whether it is similar to, or produces the same value or economic equivalence to LIBOR or any other then-current Benchmark or have the same volume or liquidity as did LIBOR or any other then-current Benchmark, (iii) any actions or use of its discretion or other decisions or determinations made with respect to any matters covered by this Section 1.08 including, without limitation, whether or not a Benchmark Transition Event has occurred, the removal or lack thereof of unavailable or non-representative tenors, the implementation or lack thereof of any Benchmark Replacement Conforming Changes, the delivery or non-delivery of any notices required by clause (d) above or otherwise in accordance herewith, and (iv) the effect of any of the foregoing provisions of this Section 1.08.~~

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~~(h)       Certain Defined Terms. As used in this Section 1.08:~~

~~“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark or payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of an Interest Period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (e) of this Section 1.08.~~

~~“Benchmark” means, initially (i) with respect to any amounts denominated in USD, USD LIBOR, (ii) with respect to amounts denominated in GBP, GBP LIBOR and (iii) with respect to amounts denominated in Euro, EURIBO Rate; provided that if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred with respect to the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) of this Section 1.08.~~

~~“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth below and (where applicable) in the order set forth below for the currency that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:~~

~~(a)       For USD:~~

~~(1)~~	~~the sum of: (a) Term SOFR and (b) the related Benchmark Replacement Adjustment;~~
~~(2)~~	~~the sum of: (a) Daily Simple SOFR and (b) the related Benchmark Replacement Adjustment;~~
~~(3)~~	~~the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and Dana as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for USD denominated syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment;~~

~~provided that, in the case of clause (1), such Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion.~~

~~(b)       For all Non-Hardwired Currencies, the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and Dana as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for~~

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~~determining a benchmark rate as a replacement for the then-current Benchmark for syndicated credit facilities denominated in such currency at such time in the U.S. syndicated loan market and (b) the related Benchmark Replacement Adjustment.~~

~~If the Benchmark Replacement as determined pursuant to clauses (a)(1), (a)(2), (a)(3) or (b) above would be less than the Floor for the applicable Benchmark, the Benchmark Replacement will be deemed to be the Floor applicable to such Benchmark for the purposes of this Agreement and the other Loan Documents.~~

~~“Benchmark Replacement Adjustment” means, with respect to any replacement of the then current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement:~~

~~(1)~~	~~for purposes of clauses (a)(1) and (a)(2) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by the Administrative Agent:~~

~~(a) the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for the applicable Corresponding Tenor or (b) the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Benchmark for the applicable Corresponding Tenor; and~~

~~(2)~~	~~for purposes of clause (a)(3) or (b) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and Dana for the applicable Corresponding Tenor and currency giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities in the U.S. syndicated loan market;~~

~~provided that, in the case of clause (1) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Administrative Agent in its reasonable discretion.~~

~~“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Interest Period,”~~

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~~timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, the formula for calculating any successor rates identified pursuant to the definition of “Benchmark Replacement”, the formula, methodology or convention for applying the successor Floor to the successor Benchmark Replacement and other technical, administrative or operational matters) that the Administrative Agent decides in its reasonable discretion may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides in its reasonable discretion that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines in its reasonable discretion (and in consultation with the Borrowers) that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides in its reasonable discretion is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents.~~

~~“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:~~

~~(1)~~	~~in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof);~~
~~(2)~~	~~in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein; or~~
~~(3)~~	~~in the case of an Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Required Revolving Lenders.~~

~~For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).~~

~~“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to the then-current Benchmark:~~

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~~(1)~~	~~a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);~~
~~(2)~~	~~a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), for USD LIBOR, the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, and for any Non-Hardwired Currency, any applicable central bank, and in each case an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or~~
~~(3)~~	~~a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative.~~

~~For the avoidance of doubt, a “Benchmark Transition Event” (i) occurred in respect of LIBOR under (1) and (2) of this definition as of March 5, 2021 resulting from the announcement of the UK Financial Conduct Authority regarding the future cessation of the London Interbank Offered Rate published by ICE Benchmark Administration Limited, and (ii) will also be deemed to have occurred with respect to any other Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).~~

~~“Benchmark Unavailability Period” means, with respect to any then-current Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 1.08 of this Agreement and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with this Section 1.08.~~

~~“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.~~

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~~“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.~~

~~“Early Opt-in Election” means, if the then-current Benchmark is a LIBOR, the occurrence of the following after the Amendment No. 5 Effective Date:~~

~~(1)~~	~~(a) with respect to USD, a notification by the Administrative Agent to (or the request by a Borrower to the Administrative Agent to notify) each of the other parties hereto that at least five currently outstanding USD denominated syndicated credit facilities in the U.S. syndicated loan market at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a Term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review); or (b) with respect to a Non-Hardwired Currency utilizing a LIBOR, a notification by the Administrative Agent to (or the request by a Borrower to the Administrative Agent to notify) each of the other parties hereto that at least five currently outstanding syndicated credit facilities which include such Non-Hardwired Currency at such time in the U.S. syndicated loan market contain or are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace the then current Benchmark with respect to such Non-Hardwired Currency as, a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and~~
~~(2)~~	~~in each case, the joint election by the Administrative Agent and Dana to trigger a fallback from the applicable then-current Benchmark and the provision by the Administrative Agent of written notice of such election to the Lenders.~~

~~“Floor” means the benchmark rate floor, if any, provided in this Agreement with respect to any applicable Benchmark.~~

~~“GBP LIBOR” means the London interbank offered rate for Sterling.~~

~~“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.~~

~~“LIBOR” means, collectively, USD LIBOR and GBP LIBOR.~~

~~“Non-Hardwired Currencies” means all Committed Currencies.~~

~~“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is USD LIBOR, 11:00 a.m. (London time) on the day that is two London banking~~

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~~days preceding the date of such setting, and (2) if such Benchmark is not USD LIBOR, the time determined by the Administrative Agent in its reasonable discretion.~~

~~“Relevant Governmental Body” means (i) with respect to a Benchmark or Benchmark Replacement in respect of any Benchmark applicable to USD, the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto, and (ii) with respect to a Benchmark Replacement for any Benchmark applicable to a currency other than USD, (a) the central bank for the applicable currency or any central bank or other supervisor which is responsible for supervising (1) such Benchmark or Benchmark Replacement for such currency or (2) the administrator of such Benchmark or Benchmark Replacement for such currency or (b) any working group or committee officially endorsed or convened by: (1) the central bank for such currency, (2) any central bank or other supervisor that is responsible for supervising either (x) such Benchmark or Benchmark Replacement for such currency or (y) the administrator of such Benchmark or Benchmark Replacement for such currency, or (3) the Financial Stability Board, or a committee officially endorsed or convened by the Financial Stability Board, or any successor thereto. For the avoidance of doubt Relevant Governmental Body shall include, but not be limited to, the Bank of England, or a committee officially endorsed or convened by the Bank of England or, in each case, any successor thereto.~~

~~“SOFR” means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website on the immediately succeeding Business Day.~~

~~“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).~~

~~“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.~~

~~“Term SOFR” means, for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.~~

~~“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.~~

~~“USD” means the lawful money of the United States.~~

~~“USD LIBOR” means the London interbank offered rate for U.S. Dollars.~~

Article II
AMOUNTS AND TERMS OF THE ADVANCES AND THE LETTERS OF CREDIT

Section 2.01 The Advances.

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~~. i)~~ (a) The Revolving Credit Advances. Each Revolving Credit Lender severally agrees, on the terms and conditions hereinafter set forth, to make advances in Dollars or in a Committed Currency (each, a “Revolving Credit Advance”) to the ~~Revolving Credit~~ Borrowers from time to time on any Business Day during the period from the Closing Date until the Revolving Credit Facility Termination Date (i) in an amount for each such Advance not to exceed such Revolving Credit Lender’s Unused Revolving Credit Commitment at such time and (ii) in an aggregate amount for all such Advances not to exceed such Lender’s ratable portion (based on the aggregate amount of the Unused Revolving Credit Commitments at such time) of the aggregate Revolving Credit Commitments at such time (in each case based in respect of any Revolving Credit Advances to be denominated in a Committed Currency by reference to the Equivalent thereof in Dollars determined on the date of delivery of the applicable Notice of Borrowing); provided that the sum of (x) the aggregate principal amount of all Revolving Credit Advances, Swing Line Advances and Letter of Credit Advances outstanding at such time plus (y) the aggregate Available Amount of all Letters of Credit outstanding at such time shall not exceed the aggregate Revolving Credit Commitments at any time (in each case based in respect of any Revolving Credit Advances to be denominated in a Committed Currency by reference to the Equivalent thereof in Dollars determined on the date of delivery of the applicable Notice of Borrowing).

Dana may from time to time request that Revolving Credit Advances and Swing Line Advances be made, and Letters of Credit be issued, in a currency other than those specifically listed in the definition of “Committed Currencies” so long as such requested currency is a lawful currency (other than Dollars) that is readily available and freely transferable and convertible into Dollars. Any such request shall be made to the Administrative Agent not later than 11:00 A.M. (New York City time), ten Business Days prior to the date of the desired Borrowing (or such other time or date as may be agreed by the Administrative Agent). The Administrative Agent shall promptly notify each Revolving Credit Lender, Issuing Bank and Swing Line Lender thereof. Each Revolving Credit Lender, Issuing Bank and Swing Line Lender shall notify the Administrative Agent, not later than 11:00 A.M. (New York City time), five Business Days after receipt of such request whether it consents, in its sole discretion, to the making of Advances in such requested currency. Any failure by a Revolving Credit Lender, Issuing Bank or Swing Line Lender to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by such Person to make Advances in such requested currency as a Committed Currency under the Revolving Credit Facility; provided, that, the consent of the Issuing Banks shall be required solely for a request to issue Letters of Credit in such requested currency and the consent of the Swing Line Lenders shall be required solely for a request to make Swing Line Advances in such requested currency. If the Administrative Agent and all the Revolving Credit Lenders, and, as applicable, all the Issuing Banks and Swing Line Lenders consent to making Advances in such requested currency, the Administrative Agent shall so notify the ~~Revolving Credit~~ Borrowers and such requested currency shall thereupon be deemed for all purposes to be a Committed Currency hereunder for purposes of the applicable Borrowings under the Revolving Credit Facility.

(~~a~~b) [Reserved.]

(~~b~~c) [Reserved.]

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~~(c)       The 2018 New Term B Advances. Each 2018 New Term B Lender severally and not jointly with the other 2018 New Term B Lenders agreed, on the terms and conditions set forth herein and in the Amendment No. 2, to make an advance (each, a “2018 New Term B Advance”) to the Term Loan Borrower on the Amendment No. 2 Effective Date in an amount not to exceed such 2018 New Term B Lender’s 2018 New Term B Commitment. Amounts borrowed under this Section 2.01(d) may not be reborrowed.~~

(d)       [Reserved].

(~~d~~e) Borrowings. Each Borrowing shall be in a principal amount of the Borrowing Minimum or an integral multiple of the Borrowing Multiple in excess thereof (other than a Borrowing the proceeds of which shall be used solely to repay or prepay in full outstanding Swing Line Advances or Letter of Credit Advances) and shall consist of Advances made simultaneously by the Lenders in the same currency under the applicable Facility ratably according to the Lenders’ Commitments under such Facility. Within the limits of each Lender’s Unused Revolving Credit Commitment in effect from time to time, the ~~Revolving Credit~~ Borrowers may borrow under Section 2.01(a), prepay pursuant to Section 2.06, and reborrow under Section 2.01(a).

(~~e~~f) The Swing Line Advances. The Swing Line Lender severally agrees on the terms and conditions hereinafter set forth to make, in its sole discretion, Swing Line Advances in Dollars or in a Committed Currency to the ~~Revolving Credit~~ Borrowers from time to time on any Business Day during the period from the Closing Date until the Revolving Credit Facility Termination Date in an aggregate amount (based in respect of any Swing Line Advances to be denominated in a Committed Currency by reference to the Equivalent thereof in Dollars determined on the date of delivery of the applicable Notice of Swing Line Borrowing) owing to the Swing Line Lender not to exceed at any time outstanding the lesser of (i) the Swing Line Facility at such time and (ii) the Swing Line Lender’s Swing Line Commitment at such time; provided, however, that no Swing Line Borrowing shall exceed the aggregate of the Unused Revolving Credit Commitments of the Revolving Credit Lenders at such time; provided, further, that the Swing Line Lender shall not be obligated to make any Swing Line Advance. A Swing Line Advance denominated in Dollars shall be a Base Rate Advance, a Swing Line Advance denominated in Sterling shall be an Overnight Eurocurrency Rate Advance and a Swing Line Advance denominated in Euros shall be a Cost of Funds Advance. No Swing Line Advance shall be used for the purpose of funding the payment of principal of any other Swing Line Advance. Each Swing Line Borrowing shall be in an amount of $500,000 (for Swing Line Advances denominated in Dollars), £400,000 (for Swing Line Advances denominated in Sterling) or €400,000 (for Swing Line Advances denominated in Euros) or an integral multiple of $100,000, £100,000 or €100,000, respectively in excess thereof. Within the limits of the Swing Line Facility and within the limits referred to in the first sentence of this subsection (f), a Revolving Credit Borrower may borrow under this Section 2.01(f), repay pursuant to Section 2.04(d) or prepay pursuant to Section 2.06(a) and reborrow under this Section 2.01(f). Immediately upon the making of a Swing Line Advance, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Advance in an amount equal to the product of such Lender’s Pro Rata Share times the principal amount of such Swing Line Advance.

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Section 2.02 Making the Advances.

~~. ii)~~ (a) Except as otherwise provided in Section 2.02(b) or 2.03, each Borrowing shall be made on notice, given not later than (x) 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Borrowing in the case of a Borrowing consisting of Term SOFR Advances, Daily Simple SONIA Advances or Eurocurrency Rate Advances or (y) on the Business Day of the proposed Borrowing in the case of a Borrowing consisting of Base Rate Advances, by the ~~Applicable~~applicable Borrower to the Administrative Agent, which shall give to each Lender prompt notice thereof by telex or telecopier. Each such notice of a Borrowing (a “Notice of Borrowing”) shall be by telephone, confirmed immediately in writing, or telex or telecopier or electronic mail, in substantially the form of Exhibit B hereto, specifying therein the requested (i) date of such Borrowing, (ii) the Facility under which such Borrowing is to be made, (iii) Type of Advances comprising such Borrowing, (iv) aggregate amount of such Borrowing and (v) in the case of a Borrowing consisting of Term SOFR Advances and/or Eurocurrency Rate Advances, initial Interest Period and currency for each such Advance. Each Lender shall, before 11:00 A.M. (New York City time) on the date of such Borrowing in the case of a Borrowing consisting of ~~Eurocurrency Rate~~Term SOFR Advances denominated in Dollars, and before 9:00 A.M. (New York City time) on the date of such Borrowing in the case of a Borrowing consisting of Eurocurrency Rate Advances or Daily Simple SONIA Advances denominated in any Committed Currency, make available for the account of its Applicable Lending Office to the Administrative Agent at the Administrative Agent’s Account, in same day funds, such Lender’s ratable portion of such Borrowing in accordance with the respective Commitments of such Lender and the other Lenders. After the Administrative Agent’s receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make such funds available to the ~~Applicable~~applicable Borrower by crediting the ~~Applicable~~applicable Borrower’s Account or such other account as the ~~Applicable~~applicable Borrower shall request; provided, however, that, in the case of Revolving Credit Advances, the Administrative Agent shall first apply such funds to prepay ratably the aggregate principal amount of any Swing Line Advances and Letter of Credit Advances outstanding on the date of such Borrowing, plus interest accrued and unpaid thereon to and as of such date.

(~~a~~b) (i) Each Swing Line Borrowing shall be made on notice, given not later than (x) 11:00 A.M. (New York City time) on the date of the proposed Swing Line Borrowing in the case of a Swing Line Borrowing denominated in Dollars or (y) ~~9:00 A.M. (New York City~~11:00 A.M. (London time) on the date of the proposed Swing Line Borrowing in the case of a Swing Line Borrowing denominated in any Committed Currency, by the ~~Applicable~~applicable Borrower to the Swing Line Lender and the Administrative Agent. Each such notice of a Swing Line Borrowing (a “Notice of Swing Line Borrowing”) shall be by telephone, confirmed immediately in writing, or telecopier, specifying therein the requested (i) date of such Borrowing, (ii) amount and currency of such Borrowing and (iii) maturity of such Borrowing (which maturity shall be no later than the seventh day after the requested date of such Borrowing). The Swing Line Lender will make the amount of the requested Swing Line Advances available to the Administrative Agent at the Administrative Agent’s Account, in same day funds and in the requested currency. After the Administrative Agent’s receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make such funds available to the

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~~Applicable~~applicable Borrower by crediting the ~~Applicable~~applicable Borrower’s Account or such other account as the ~~Applicable~~applicable Borrower shall request.

(i)       The Swing Line Lender (for so long as CITI is the sole Swing Line Lender) may, at any time in its sole and absolute discretion, request on behalf of the ~~Applicable~~applicable Borrower (and the ~~Applicable~~applicable Borrower hereby irrevocably authorizes the Swing Line Lender to so request on its behalf) that each Revolving Credit Lender make a Base Rate Advance in an amount equal to such Lender’s Pro Rata Share of the amount of Swing Line Advances (based in respect of any Swing Line Advance denominated in a Committed Currency by reference to the Equivalent thereof in Dollars) then outstanding. Such request shall be deemed to be a Notice of Borrowing for purposes hereof and shall be made in accordance with the provisions of Section 2.02(a) without regard solely to the minimum amounts specified therein but subject to the satisfaction of the conditions set forth in Section 3.02 (except that the ~~Applicable~~applicable Borrower shall not be deemed to have made any representations and warranties). The Swing Line Lender shall furnish the ~~Applicable~~applicable Borrower with a copy of the Notice of Borrowing promptly after delivering such notice to the Administrative Agent. Each Revolving Credit Lender shall make an amount equal to its Pro Rata Share of the amount specified in such Notice of Borrowing available for the account of its Applicable Lending Office to the Administrative Agent for the account of such Swing Line Lender, by deposit to the Administrative Agent’s Account, in same date funds, not later than 3:00 P.M. on the day specified in such Notice of Borrowing.

(ii)       If for any reason any Swing Line Advance cannot be refinanced by a Borrowing as contemplated by Section 2.02(b)(ii) or if CITI is not the sole Swing Line Lender, the Swing Line Lender may request that each of the Revolving Credit Lenders fund its risk participation in the relevant Swing Line Advance and each Revolving Credit Lender’s payment to the Administrative Agent for the account of the Swing Line Lender shall be deemed payment in respect of such participation.

(iii)       If and to the extent that any Revolving Credit Lender shall not have made the amount of its Pro Rata Share of such Swing Line Advance available to the Administrative Agent in accordance with the provisions of Section 2.02(b)(ii), such Revolving Credit Lender agrees to pay to the Administrative Agent forthwith on demand such amount together with interest thereon, for each day from the date of the applicable Notice of Borrowing delivered by such Swing Line Lender until the date such amount is paid to the Administrative Agent, at a rate equal to (x) the Federal Funds Rate in the case of any amount denominated in Dollars or (y) the cost of funds incurred by the Administrative Agent in respect of such amount denominated in Foreign Currencies.

(iv)       Each Revolving Credit Lender’s obligation to make Revolving Credit Advances or to purchase and fund risk participations in a Swing Line Advance pursuant to this Section 2.02(b) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, any Revolving Credit Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition,

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whether or not similar to any of the foregoing; provided, however, that each Revolving Credit Lender’s obligation to make Revolving Credit Advances pursuant to this Section 2.02(b) is subject to satisfaction of the conditions set forth in Section 3.02. No funding of risk participations shall relieve or otherwise impair the obligation of any Revolving Credit Borrower to repay Swing Line Advances, together with interest as provided herein.

(~~b~~c) Anything in subsection (a) above to the contrary notwithstanding, (i) no Borrower may select Term SOFR Advances, Eurocurrency Rate Advances or Daily Simple SONIA Advances for any Borrowing if the aggregate amount of such Borrowing is less than the Borrowing Minimum or if the obligation of the Lenders to make ~~Eurocurrency Rate~~such Advances shall then be suspended pursuant to Section 2.09 or 2.10 and (ii) ~~the~~such Advances may not be outstanding as part of more than 15 separate Borrowings.

(~~c~~d) Each Notice of Borrowing and each Notice of Swing Line Borrowing shall be irrevocable and binding on the ~~Applicable~~applicable Borrower. In the case of any Borrowing that the related Notice of Borrowing specifies is to be comprised of Term SOFR Advances, Eurocurrency Rate Advances~~, the Applicable~~ or Daily Simple SONIA Advances, the applicable Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing for such Borrowing the applicable conditions set forth in Article III, including, without limitation, any actual loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Advance to be made by such Lender as part of such Borrowing when such Advance, as a result of such failure, is not made on such date.

(~~d~~e) Unless the Administrative Agent shall have received notice from any Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s ratable portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with subsection (a) of this Section 2.02 and the Administrative Agent may, in reliance upon such assumption, make available to the ~~Applicable~~applicable Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Administrative Agent, such Lender and the ~~Applicable~~applicable Borrower severally agree to repay or pay to the Administrative Agent forthwith on demand such corresponding amount and to pay interest thereon, for each day from the date such amount is made available to the ~~Applicable~~applicable Borrower until the date such amount is repaid or paid to the Administrative Agent, at (i) in the case of the ~~Applicable~~applicable Borrower, the interest rate applicable at such time under Section 2.07 to Advances comprising such Borrowing and (ii) in the case of such Lender, (x) the Federal Funds Rate in the case of Advances denominated in Dollars or (y) the cost of funds incurred by the Administrative Agent in respect of such amount in the case of Advances denominated in Foreign Currencies. If such Lender shall pay to the Administrative Agent such corresponding amount, such amount so paid shall constitute such Lender’s Advance as part of such Borrowing for all purposes of this Agreement.

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(~~e~~f) The failure of any Lender to make the Advance to be made by it shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance or make available on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by it.

(~~f~~g) Each Lender may, at its option, make any Advance available to any Borrower by causing any foreign or domestic branch or Affiliate (which shall be treated as a Lender for all purposes of this Agreement and comply with all requirements of a Lender hereunder) of such Lender to make such Advance; provided, however, that (i) any exercise of such option shall not affect the obligation of such Borrower in accordance with the terms of this Agreement and (ii) nothing in this paragraph shall be deemed to obligate any Lender to obtain the funds for any Advance in any particular place or manner or to constitute a representation or warranty by any Lender that it has obtained or will obtain the funds for any Advance in any particular place or manner.

Section 2.03 Issuance of and Drawings and Reimbursement Under Letters of Credit.

(a)       The Letter of Credit Commitment.

(i)       Subject to the terms and conditions set forth herein, (A) each Issuing Bank agrees, in reliance upon the agreements of the Loan Parties set forth herein and in the other Loan Documents and in reliance upon the agreements of the Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit denominated in Dollars or any Committed Currency for the account of Dana or any of its Restricted Subsidiaries, and to amend Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drafts and other demands for payment under a Letter of Credit that comply with the terms of such Letter of Credit; and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of Dana or any of its Subsidiaries; provided that GS shall only be obligated to issue standby Letters of Credit under this Agreement; provided further that the Issuing Banks shall not be obligated to issue any Letter of Credit, and no Lender shall be obligated to participate in any Letter of Credit if as of the date of such issuance, (x) the Available Amount for all Letters of Credit issued by such Issuing Bank (determined for Letters of Credit denominated in any Committed Currency by reference to the Equivalent thereof in Dollars) would exceed the lesser of the Letter of Credit Sublimit at such time and such Issuing Bank’s Letter of Credit Commitment at such time, (y) the Available Amount of such Letter of Credit (determined for Letters of Credit denominated in any Committed Currency by reference to the Equivalent thereof in Dollars) would exceed the Unused Revolving Credit Commitment or (z) the sum of (1) the aggregate principal amount of all Revolving Credit Advances plus Swing Line Advances and Letter of Credit Advances outstanding at such time plus (2) the aggregate Available Amount of all Letters of Credit outstanding at such time (in each case determined for Advances or Letters of Credit denominated in any Committed Currency by reference to the Equivalent thereof in Dollars) exceed the aggregate Revolving Credit Commitments at such time. Within the foregoing limits, and subject to the terms and conditions hereof, a Revolving Credit Borrower’s ability to obtain Letters of Credit shall

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be fully revolving, and accordingly a Revolving Credit Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. All Existing Letters of Credit issued for the account of Dana or its Subsidiaries shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.

(ii)       No Issuing Bank shall be under any obligation to issue any Letter of Credit if: (A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Bank from issuing such Letter of Credit, or any law applicable to such Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Bank shall prohibit, or request that such Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Bank any unreimbursed loss, cost or expense which such Issuing Bank in good faith deems material to it; (B) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless such Issuing Bank has approved such expiry date; (C) the issuance of such Letter of Credit would violate one or more policies of such Issuing Bank; or (D) such Letter of Credit is in an initial amount less than $100,000 (for Letters of Credit denominated in Dollars), £100,000 (for Letters of Credit denominated in Sterling) or €100,000 (for Letters of Credit denominated in Euros) (in each case unless such Issuing Bank agrees otherwise), or is to be denominated in a currency other than Dollars or a Committed Currency.

(iii)       No Issuing Bank shall be under any obligation to amend any Letter of Credit if (A) such Issuing Bank would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(b)       Procedures for Issuance and Amendment of Letters of Credit.

(i)       Each Letter of Credit shall be issued or amended, as the case may be, upon the request of a Revolving Credit Borrower delivered to the applicable Issuing Bank (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the ~~Applicable~~applicable Borrower or such Restricted Subsidiary for whose account such Letter of Credit is to be issued. Such Letter of Credit Application must be received by the applicable Issuing Bank and the Administrative Agent not later than 11:00 a.m. (New York City time) at least two Business Days (or such later date and time as such Issuing Bank may agree in writing in a particular instance in its sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the applicable Issuing Bank: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount and currency thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as such Issuing Bank may

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reasonably require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the applicable Issuing Bank (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as such Issuing Bank may reasonably require.

(ii)       Promptly following receipt by the applicable Issuing Bank of written confirmation from the Administrative Agent that the requested issuance or amendment of a Letter of Credit is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, such Issuing Bank shall, on the requested date, issue a Letter of Credit for the account of the ~~Applicable~~applicable Borrower or the applicable Restricted Subsidiary or enter into the applicable amendment, as the case may be, in each case in accordance with such Issuing Bank’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit (or an amendment increasing the face amount thereof), each Lender shall be deemed to purchase, and hereby absolutely, irrevocably and unconditionally purchases, from such Issuing Bank a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Pro Rata Share times the amount of such Letter of Credit.

(iii)       Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the applicable Issuing Bank will also deliver to the ~~Applicable~~applicable Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c)       Drawings and Reimbursements; Funding of Participations.

(i)       Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the applicable Issuing Bank shall notify the ~~Applicable~~applicable Borrower and the Administrative Agent thereof. Following any payment by the applicable Issuing Bank under a Letter of Credit (each date of such a payment, an “Honor Date”), the ~~Applicable~~applicable Borrower shall reimburse such Issuing Bank through the Administrative Agent in an amount equal to the amount of such drawing or, in the case of a Letter of Credit denominated in a Committed Currency, the Equivalent of the amount of such drawing in Dollars (together with interest thereon at the rate set forth in Section 2.07 for Revolving Credit Advances bearing interest at the Base Rate), such reimbursement to be made not later than 11:00 a.m. (New York City time) on the Honor Date or the earliest succeeding Business Day on which the ~~Applicable~~applicable Borrower receives notice of such payment; provided that if such notice is received later than 10:00 a.m. (New York City time) on such date of receipt, the reimbursement shall be due not later than 11:00 a.m. (New York City time) on the Business Day immediately succeeding the Business Day of receipt thereof. If the ~~Applicable~~applicable Borrower fails to so reimburse the applicable Issuing Bank by such time, the Administrative Agent shall promptly notify each Revolving Credit Lender of the Honor Date, the Unreimbursed Amount, and the amount of such Revolving Credit Lender’s Pro Rata Share thereof. In such event, the ~~Applicable~~applicable Borrower shall be deemed to have requested a Borrowing to be disbursed on the Honor Date in an amount equal to, and in the same

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currency as, the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.01 for the principal amount of Borrowings, but subject to the amount of the Unused Revolving Credit Commitments and the conditions set forth in Section 3.02 (other than the delivery of a Notice of Borrowing). Any notice given by an Issuing Bank or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii)       Each Revolving Credit Lender (including a Revolving Credit Lender acting as Issuing Bank) shall upon any notice pursuant to Section 2.03(c)(i) make funds available to the Administrative Agent for the account of the applicable Issuing Bank at the Administrative Agent’s Office in an amount equal to its Pro Rata Share of the Unreimbursed Amount not later than 1:00 p.m. (New York City time) on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Letter of Credit Advance to the ~~Applicable~~applicable Borrower in such amount. The Administrative Agent shall remit the funds so received to the applicable Issuing Bank.

(iii)       With respect to any Unreimbursed Amount that is not fully refinanced by a Borrowing because the conditions set forth in Section 3.02 cannot be satisfied or for any other reason, the ~~Applicable~~applicable Borrower shall be deemed to have incurred from the applicable Issuing Bank a Letter of Credit Advance in the amount of the Unreimbursed Amount that is not so refinanced, which Letter of Credit Advance shall be due and payable on demand (together with interest) and shall bear interest at the rate described in Section 2.07(b). In such event, each Revolving Credit Lender’s payment to the Administrative Agent for the account of the applicable Issuing Bank pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such Letter of Credit Advance and shall constitute a Letter of Credit Advance from such Revolving Credit Lender in satisfaction of its participation obligation under this Section 2.03.

(iv)       Until each Revolving Credit Lender funds its Revolving Credit Advance or Letter of Credit Advance pursuant to this Section 2.03(c) to reimburse the applicable Issuing Bank for any amount drawn under any Letter of Credit, interest in respect of such Revolving Credit Lender’s Pro Rata Share of such amount shall be solely for the account of such Issuing Bank.

(v)       Each Revolving Credit Lender’s obligation hereunder to fund its participation in respect of Letters of Credit (including by making Letter of Credit Advances to reimburse the applicable Issuing Bank for amounts drawn under Letters of Credit), as contemplated by this Section 2.03, shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Revolving Credit Lender may have against such Issuing Bank, any Revolving Credit Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing. No such making of a Letter of Credit Advance shall relieve or otherwise impair the obligation of any Revolving Credit

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Borrower to reimburse the applicable Issuing Bank for the amount of any payment made by such Issuing Bank under any Letter of Credit, together with interest as provided herein.

(vi)       If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the applicable Issuing Bank any amount required to be paid by such Revolving Credit Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in this Section 2.03(c), such Issuing Bank shall be entitled to recover from such Revolving Credit Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the such Issuing Bank at a rate equal to (x) the Federal Funds Rate in the case of any amount denominated in Dollars or (y) the cost of funds incurred by the applicable Issuing Bank in respect of such amount denominated in Foreign Currencies. A certificate of the applicable Issuing Bank submitted to any Revolving Credit Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

(d)       Repayment of Participations.

(i)       At any time after any Issuing Bank has made a payment under any Letter of Credit and has received from any Revolving Credit Lender such Revolving Credit Lender’s Letter of Credit Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of the applicable Issuing Bank any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the ~~Applicable~~applicable Borrower or otherwise, including proceeds of cash collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Revolving Credit Lender its Pro Rata Share thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Revolving Credit Lender’s Letter of Credit Advance was outstanding) in the same funds as those received by the Administrative Agent.

(ii)       If any payment received by the Administrative Agent for the account of the applicable Issuing Bank pursuant to Section 2.03(c)(i) is required to be returned under any circumstances (including pursuant to any settlement entered into by such Issuing Bank in its discretion), each Revolving Credit Lender shall pay to the Administrative Agent for the account of such Issuing Bank its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Revolving Credit Lender, at a rate equal to (x) the Federal Funds Rate in the case of any amount denominated in Dollars or (y) the cost of funds incurred by the applicable Issuing Bank in respect of such amount denominated in Foreign Currencies.

(e)       Obligations Absolute. The obligation of the ~~Applicable~~applicable Borrower to reimburse any Issuing Bank for each drawing under each Letter of Credit and to repay each Letter of Credit Advance shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

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(i)       any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

(ii)       the existence of any claim, counterclaim, set-off, defense or other right that the ~~Applicable~~applicable Borrower may have at any time against any actual or purported beneficiary or transferee of such Letter of Credit (or any Person for whom any such actual or purported beneficiary or transferee may be acting), such Issuing Bank or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii)       any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv)       any payment by the Issuing Bank under such Letter of Credit against presentation of a draft or certificate that does not comply with the terms of such Letter of Credit; or any payment made by such Issuing Bank under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

(v)       any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the ~~Applicable~~applicable Borrower.

The ~~Applicable~~applicable Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the ~~Applicable~~applicable Borrower’s instructions or other irregularity, the ~~Applicable~~applicable Borrower will immediately notify the applicable Issuing Bank. The ~~Applicable~~applicable Borrower shall be conclusively deemed to have waived any such claim against the applicable Issuing Bank and its correspondents unless such notice is given to the applicable Issuing Bank within one Business Day after the ~~Applicable~~applicable Borrower’s receipt of a copy of the applicable Letter of Credit or amendment.

(f)       Role of Issuing Bank. Each Revolving Credit Lender and each Revolving Credit Borrower agree that, in paying any drawing under a Letter of Credit, no Issuing Bank shall have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the Issuing Banks, any Agent-Related Person nor any of the respective correspondents, participants or assignees of any Issuing Bank shall be liable to any Revolving Credit Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Revolving Credit Lenders or the Required ~~Revolving~~ Lenders, as applicable;

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(ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application. The ~~Applicable~~applicable Borrower hereby assumes all risks of the acts or omissions of any actual or purported beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the ~~Applicable~~applicable Borrower from pursuing such rights and remedies as it may have against any actual or purported beneficiary or transferee at law or under any other agreement. None of the Issuing Banks, any Agent-Related Person, nor any of the respective correspondents, participants or assignees of any Issuing Bank, shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, the ~~Applicable~~applicable Borrower may have a claim against an Issuing Bank, any related Agent-Related Person, any of their respective correspondents, participants or assignees of such Issuing Bank or any Agent-Related Person, and they may be liable to the ~~Applicable~~applicable Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential, punitive, special, or exemplary, damages suffered by the ~~Applicable~~applicable Borrower which a court of competent jurisdiction determines in a final, non-appealable judgment were caused by such Issuing Bank’s, any such Agent-Related Person’s, or any of such respective correspondents, participants or assignees of such Issuing Bank or of any Agent-Related Person’s willful misconduct or gross negligence or such Issuing Bank’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft or other demand for payment or certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the applicable Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and such Issuing Bank shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

(g)       Cash Collateral. Upon the request of the Administrative Agent, if, as of the Letter of Credit Expiration Date, any Letter of Credit may for any reason remain outstanding and partially or wholly undrawn, the ~~Applicable~~applicable Borrower shall immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations (in an amount equal to 105% of such Outstanding Amount and in the same currency thereof determined as of the Letter of Credit Expiration Date). For purposes hereof, “Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Issuing Banks and the Revolving Credit Lenders, as collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the Issuing Banks (which documents are hereby consented to by the Revolving Credit Lenders). Derivatives of such term have corresponding meanings. Each Revolving Credit Borrower hereby grants to the Administrative Agent, for the benefit of the Issuing Banks and the Revolving Credit Lenders and as collateral for its L/C Obligations, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Such cash collateral shall be maintained in the L/C Cash Collateral Account.

(h)       Applicability of ISP98 and UCP. Unless otherwise expressly agreed by the applicable Issuing Bank and the ~~Applicable~~applicable Borrower when a Letter of Credit is issued,

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(i) the rules of the International Standby Practices 1998, ICC Publication No. 590, published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce (the “ICC”) at the time of issuance (including the ICC decision published by the Commission on Banking Technique and Practice on April 6, 1998 regarding the European single currency (euro)) shall apply to each commercial Letter of Credit.

(i)       Conflict with Letter of Credit Application. In the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.

(j)       Issuing Banks. Until such time as any financial institution that is an Issuing Bank on the date hereof shall become a Revolving Credit Lender hereunder, such Issuing Bank shall have no obligations under the Loan Documents other than with respect to Existing Letters of Credit issued by such Issuing Bank.

(k)       Currency Fluctuations. The Administrative Agent shall determine the exchange rates as of each Revaluation Date to be used for calculating Equivalent amounts in Dollars in respect of the amounts available for drawing under outstanding Letters of Credit denominated in Committed Currencies. Such exchange rates shall become effective as of such Revaluation Date and shall be the exchange rates employed in converting any amounts between the applicable Committed Currencies until the next Revaluation Date to occur.

Section 2.04 Repayment of Advances.

~~. iii)~~ (a) Revolving Credit Advances. The ~~Applicable~~applicable Borrower shall repay to the Administrative Agent for the ratable account of the Revolving Credit Lenders on the Revolving Credit Facility Termination Date the aggregate outstanding principal amount of the Revolving Credit Advances then outstanding.

(~~a~~b) [Reserved.]

~~(b)       Repayment of the 2018 New Term B Advances. The Term Loan Borrower shall repay the 2018 New Term B Advances to the Administrative Agent for the ratable account of the 2018 New Term B Lenders commencing on June 30, 2019 in equal quarterly amounts on the last day of each Fiscal Quarter of 0.25% of the initial aggregate principal amount of the 2018 New Term B Advances (to be adjusted to reflect any payments made pursuant to Section 2.06); provided, that the Term Loan Borrower shall pay on the Maturity Date for the 2018 New Term B Facility an amount equal to the aggregate principal amount of the 2018 New Term B Advances outstanding on such date.~~

(c)       [Reserved].

(~~c~~d) Swing Line Advances. The ~~Applicable~~applicable Borrower shall repay to the Administrative Agent for the account of the Swing Line Lender and each other Revolving Credit Lender that has made a Swing Line Advance the outstanding principal amount of each Swing Line Advance made by each of them on the earlier of the maturity date specified in the

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applicable Notice of Swing Line Borrowing (which maturity shall be no later than the seventh day after the requested date of such Borrowing) and the Revolving Credit Facility Termination Date.

(~~d~~e) Letter of Credit Advances. The ~~Applicable~~applicable Borrower shall repay to the Administrative Agent for the account of the Issuing Banks and each Revolving Credit Lender that has made a Letter of Credit Advance the outstanding principal amount of each Letter of Credit Advance made by each of them on the earlier of (i) the date of demand therefor and (ii) the Revolving Credit Facility Termination Date.

Section 2.05 Termination or Reduction of Commitments.

~~. iv)~~ (a) Optional. Dana may, upon at least two Business Days’ notice to the Administrative Agent, terminate in whole or reduce in part the unused portions of the Swing Line Facility, the Letter of Credit Sublimit~~,~~ and/or the Unused Revolving Credit Commitments ~~and/or the Unused Term Commitments~~; provided, however, that each partial reduction shall be in an aggregate amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof.

(~~a~~b) Mandatory.

(i)       [Reserved.]

(ii)       [Reserved.]

(iii)       ~~The 2018 New Term B Commitments shall be automatically and permanently reduced and terminated upon the making of the 2018 New Term B Advances pursuant to Section 2.01~~[Reserved.]

(iv)       The Letter of Credit Sublimit shall be automatically and permanently reduced from time to time on the date of each reduction in the Revolving Credit Facility by the amount, if any, by which the amount of the Letter of Credit Sublimit exceeds the Revolving Credit Facility after giving effect to such reduction of the Revolving Credit Facility.

(v)       The Swing Line Facility shall be permanently reduced from time to time on the date of each reduction in the Revolving Credit Facility by the amount, if any, by which the amount of the Swing Line Facility exceeds the Revolving Credit Facility after giving effect to such reduction of the Revolving Credit Facility.

(~~b~~c) Application of Commitment Reductions. Upon each reduction of the applicable Facility pursuant to this Section 2.05, the Commitment of each of the Revolving Credit Lenders ~~or Term Lenders, as the case may be~~, shall be reduced by such Lender’s Pro Rata Share of the amount by which such Facility is reduced in accordance with the Lenders’ respective Commitments under such Facility.

Section 2.06 Prepayments.

(a)       Optional.

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(i)        The ~~Applicable~~applicable Borrower may, upon at least one Business Day’s notice to the Administrative Agent received not later than 11:00 A.M. (New York City time) stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the ~~Applicable~~applicable Borrower shall, prepay the outstanding aggregate principal amount of Advances, in whole or ratably in part, together with accrued interest to the date of such prepayment on the aggregate principal amount prepaid; provided, however, that (i) each partial prepayment shall be in an aggregate principal amount of ~~(A)~~ the Borrowing Minimum or an integral multiple equal to the Borrowing Multiple in excess thereof in the case of Revolving Credit Advances and (~~B) $1,000,000 in the case of Term Advances or an integral multiple of $1,000,000 in excess thereof or in each case, if less, the aggregate outstanding principal amount of any Advance and (~~ii) that no prepayment of a Term SOFR Advance or Eurocurrency Rate Advance shall be permitted pursuant to this Section 2.06 other than on the last day of the Interest Period applicable thereto unless such prepayment is accompanied by the payment of the amounts required by Section 9.04(c) if the applicable Lender has provided the ~~Applicable~~applicable Borrower with adequate notice of the amount of the same. ~~Each prepayment of any Term Advances pursuant to this Section 2.06(a) shall be applied pro rata among each class of Term Advances then outstanding and within each such class to the scheduled amortization payments under the applicable Term Facility as directed by the Term Loan Borrower; provided, that, subject to the pro rata application to Term Advances outstanding within any class of Term Advances, the Borrower may allocate such prepayment in its discretion among the class or classes of Term Advances as the Borrower may specify.~~

(ii)       ~~Notwithstanding the foregoing, in the event that, on or prior to the date which is six months after the Amendment No. 2 Effective Date, the Term Loan Borrower (x) prepays, refinances, substitutes or replaces any 2018 New Term B Advance pursuant to a Repricing Transaction or (y) effects any amendment of this Agreement resulting in a Repricing Transaction, the Term Loan Borrower shall pay to the Administrative Agent, for the ratable account of each of the 2018 New Term B Lenders, (I) in the case of clause (x), a prepayment premium of 1.00% of the aggregate principal amount of the 2018 New Term B Advances so prepaid, refinanced, substituted or replaced and (II) in the case of clause (y), a fee equal to 1.00% of the aggregate principal amount of the 2018 New Term B Advances outstanding immediately prior to such amendment. Such amounts shall be due and payable on the date of effectiveness of such Repricing Transaction.~~[Reserved.]

(b)       Mandatory.

~~(i)       If, at any time, any Loan Party or any of its Subsidiaries shall receive Net Cash Proceeds from (x) any Asset Sale (other than any Asset Sale resulting from a Permitted Factoring Transaction or the Irish Transaction) or (y) any Recovery Event and, unless and to the extent that a Reinvestment Notice shall be delivered in respect thereof, the Term Loan Borrower shall, within five Business Days after the date of the receipt of such Net Cash Proceeds by such Loan Party or any of its Subsidiaries prepay an aggregate principal amount of outstanding Term Advances equal to 100% of such Net Cash Proceeds; provided, that, notwithstanding the foregoing, on each Reinvestment Prepayment Date, an~~

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~~amount equal to the Reinvestment Prepayment Amount with respect to the relevant Reinvestment Event shall be applied toward the prepayment of the Term Advances.~~

(i)       [Reserved.]

(ii)       ~~If, at any time, any Loan Party or any of its Subsidiaries shall receive Net Cash Proceeds from the issuance or incurrence of any Debt (other than any Debt permitted under Section 5.02(b) (other than any Refinancing Debt), the Term Loan Borrower shall, within one Business Day after the date of receipt of such Net Cash Proceeds by such Loan Party or any of its Subsidiaries, prepay the Term Advances in an amount equal to 100% of such Net Cash Proceeds.~~[Reserved.]

(iii)       ~~Commencing with the Fiscal Year ending December 31, 2019, not later than five Business Days after the earlier of (i) the date on which Dana is required to deliver financial statements with respect of each Fiscal Year under Section 5.03(c) for such Fiscal Year and (ii) the date on which such financial statements are actually delivered, the Term Loan Borrower shall prepay the 2018 New Term B Advances in an amount equal to (A) the ECF Percentage times the amount of Excess Cash Flow for such Fiscal Year minus (B) the amount of any voluntary prepayments, repurchases or redemptions of principal during such Fiscal Year (in each case to the extent not financed with the proceeds of Funded Debt), in each case, not previously deducted pursuant to this clause (B) in any prior period of (I) Term Advances (provided that with respect to any prepayment of Term Advances below the par value thereof, the aggregate amount of such prepayment for purposes of this clause (B) shall be the amount of the Term Loan Borrower’s actual cash payment in respect of such prepayment) and (II) any other Debt permitted hereunder that is secured by the Collateral on a pari passu basis with the Obligations (in the case of any revolving Debt, solely to the extent accompanied by permanent commitment reductions); provided that prepayment shall only be required pursuant to this Section 2.06(b)(iii) for any Fiscal Year if the amount calculated pursuant to clause (A) above exceeds $10,000,000 (and then only to the extent of such excess).~~[Reserved.]

(iv)       If on any date, as a result of fluctuations in exchange rates (which shall be calculated by the Administrative Agent on each Revaluation Date) or otherwise, the Administrative Agent notifies Dana that, (A) the sum of (x) the aggregate principal amount of the Revolving Credit Advances, Unreimbursed Amounts, the Letter of Credit Advances and the Swing Line Advances then outstanding plus (y) the aggregate Available Amount of all Letters of Credit then outstanding (in each case determined by the Equivalent thereof in Dollars in the case of any Advance or Letter of Credit denominated in a Committed Currency) exceeds (B) 105% of the aggregate Revolving Credit Commitments on such date, the ~~Revolving Credit~~ Borrowers shall, as soon as practicable and in any event within three Business Days after receipt of such notice, prepay (with no corresponding commitment reduction) an aggregate principal amount of the Revolving Credit Advances comprising part of the same Borrowings, Unreimbursed Amounts, the Letter of Credit Advances and the Swing Line Advances (and/or deposit cash collateral in respect of Letters of Credit then outstanding) in an amount sufficient to reduce such sum to an amount not to exceed 100% of the aggregate Revolving Credit Commitments on such date.

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(v)       The ~~Revolving Credit~~ Borrowers shall, on each Business Day, pay to the Administrative Agent for deposit in the L/C Cash Collateral Account an amount sufficient to cause the aggregate amount on deposit in such L/C Cash Collateral Account to equal the amount by which the aggregate Available Amount of all Letters of Credit (determined by the Equivalent thereof in Dollars in the case of any Letter of Credit denominated in a Committed Currency) then outstanding exceeds the Letter of Credit Sublimit on such Business Day.

(vi)       Prepayments of the Revolving Credit Facility made pursuant to clause (iv) above shall be first applied to prepay Letter of Credit Advances then outstanding, if any, until such Advances are paid in full, second applied to prepay Swing Line Advances then outstanding until such Advances are paid in full, third applied ratably to prepay Revolving Credit Advances then outstanding, if any, comprising part of the same Borrowings until such Advances are paid in full and fourth, if required under Section 2.03(g), deposited in the L/C Cash Collateral Account. Upon the drawing of any Letter of Credit for which funds are on deposit in the L/C Cash Collateral Account, such funds shall be applied to reimburse the applicable Issuing Bank or Revolving Credit Lenders, as applicable.

(vii)       All prepayments under this subsection (b) shall be made together with accrued interest to the date of such prepayment on the principal amount prepaid, and, if any such prepayment is made on a day other than on the last day of the Interest Period applicable thereto, such prepayment shall be accompanied by the payment of the amounts required by Section 9.04(c) if the applicable Lender has provided the ~~Applicable~~applicable Borrower with adequate notice of the amount of the same. ~~Each prepayment of the outstanding Term Advances made under clauses (i) or (ii) of this Section 2.06(b) shall be applied pro rata among each class of Term Advances then outstanding and within each such class to the remaining principal repayment installments thereof. Each prepayment of the outstanding 2018 New Term B Advances made under clause (iii) of this Section 2.06(b) shall be applied pro rata to the remaining principal repayment installments thereof.~~

(viii)       ~~Notwithstanding anything in this Section 2.06(b) to the contrary, to the extent that the Term Loan Borrower has determined in good faith and has documented in reasonable detail to the reasonable satisfaction of the Administrative Agent, that any portion of a distribution to any Loan Party of any (A) Net Cash Proceeds pursuant to Section 2.06(b)(i) and (ii), in respect of Net Cash Proceeds of any Foreign Subsidiary, or (B) any Excess Cash Flow attributable to any Foreign Subsidiary, in each case would (i) result in material adverse tax consequences, (ii) result in a material breach of any agreement governing Debt of such Foreign Subsidiary permitted to exist or to be incurred by such Foreign Subsidiary under the terms of this Agreement and/or (iii) be limited or prohibited under applicable local law, the application of such Net Cash Proceeds or such portion of Excess Cash Flow to the prepayment of the applicable Term Facility pursuant to this Section 2.06(b) shall be deferred on terms to be agreed between the Term Loan Borrower and the Administrative Agent; provided that in each case the relevant Loan Party and/or Subsidiaries of such Loan Party shall take commercially reasonable steps (except to the extent that any such steps result in material cost or tax to Dana or any of its Subsidiaries) to minimize any such adverse tax consequences and/or to obtain any exchange control~~

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~~clearance or other consents, permits, authorizations or licenses which are required to enable such Net Cash Proceeds or Excess Cash Flow to be repatriated or advanced to, and applied by, the relevant Loan Party in order to effect such a prepayment.~~[Reserved.]

Section 2.07 Interest.

~~. v)~~ (a) Scheduled Interest. The ~~Applicable~~applicable Borrower shall pay interest on each Revolving Credit Advance ~~or Term Advance~~ owing to each Lender from the date of such Revolving Credit Advance ~~or Term Advance, as the case may be,~~ until such principal amount shall be paid in full, at the following rates per annum:

(i)       Base Rate Advances. During such periods as such Advance is a Base Rate Advance, a rate per annum equal at all times to the sum of (A) the Base Rate in effect from time to time plus (B) the Applicable Margin in effect from time to time with respect to such Advance, payable quarterly in arrears on the first Business Day following each Fiscal Quarter during such periods and upon repayment of such Advance.

(ii)       Daily Simple SONIA Advances. During such periods as such Advance is a Daily Simple SONIA Advance, a rate per annum equal at all times to the sum of (A) Daily Simple SONIA in effect from time to time for such Advance plus (B) the Applicable Margin in effect from time to time for such Advance, payable in arrears quarterly on the last day of each March, June, September and December during such periods and on the date such Daily Simple SONIA Advance shall be Converted or paid in full.

(iii)       Term SOFR Advances. During such periods as such Advance is a Term SOFR Advance, a rate per annum equal at all times during each Interest Period for such Advance to the sum of (A) Adjusted Term SOFR for such Interest Period for such Advance plus (B) the Applicable Margin in effect from time to time for such Advance, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period and on the date such Term SOFR Advance shall be Converted or paid in full.

(~~ii~~iv) Eurocurrency Rate Advances. During such periods as such Advance is a Eurocurrency Rate Advance, a rate per annum equal at all times during each Interest Period for such Advance to the sum of (A) the Eurocurrency Rate for such Interest Period for such Advance plus (B) the Applicable Margin in effect from time to time with respect to such Advance, payable in arrears on the last Business Day of such Interest Period and, if such Interest Period has a duration of more than 90 days, every 90 days from the first day of such Interest Period and on the date such Eurocurrency Rate Advance shall be Converted or paid in full.

(~~iii~~v) Overnight Eurocurrency Rate Advances. During such periods as such Advance is an Overnight Eurocurrency Rate Advance, a rate per annum equal at all times to the sum of (A) the Overnight Eurocurrency Rate in effect from time to time plus (B) the Applicable Margin in effect from time to time with respect to such Advance,

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payable quarterly in arrears on the first Business Day following each Fiscal Quarter during such periods and upon repayment of such Advance.

(~~iv~~vi) Cost of Funds Advances. During such periods as such Advance is a Cost of Funds Advance, a rate per annum equal at all times to the sum of (A) the Cost of Funds in effect from time to time plus (B) the Applicable Margin in effect from time to time with respect to such Advance, payable quarterly in arrears on the first Business Day following each Fiscal Quarter during such periods and upon repayment of such Advance.

(b)       Default Interest. The ~~Applicable~~applicable Borrower shall pay interest, (i) upon the occurrence and during the continuance of an Event of Default under Section 6.01(a) or (f) on overdue principal in respect of the Advances owing to the Lenders, payable in arrears on the dates referred to in clause (a) above and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Advance pursuant to clause (a) and (ii) to the fullest extent permitted by law, on the amount of any interest, fee or other amount payable hereunder that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum applicable to Base Rate Advances.

(c)       Notice of Interest Rate. Promptly after receipt of a Notice of Borrowing pursuant to Section 2.02(a), the Administrative Agent shall give notice to the ~~Applicable~~applicable Borrower and each Lender of the interest rate determined by the Administrative Agent for purposes of clause (a) above.

(d)       ~~Alternate Rate of Interest~~Benchmark Replacement.

(i)       Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (a) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided by the Administrative Agent to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders. If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a quarterly basis.

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~~(i)       Subject to and in any event except as set forth in Section 1.08, if prior to the commencement of any Interest Period for a LIBOR Advance:~~

~~(A)       the Administrative Agent reasonably determines (which determination shall be presumed correct absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period; or~~

~~(B)       the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Advances included in such LIBOR Advance for such Interest Period;~~

~~then the Administrative Agent shall give written notice (by facsimile transmission or electronic transmission (in .pdf format)) thereof to the Borrowers and the Lenders as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrowers and the Lenders that the circumstances giving rise to such notice no longer exist, (x) any request for the Conversion of a Base Rate Advance to, or continuation of any LIBOR Advance as, a LIBOR Advance shall be ineffective, and, in the case of any request for the continuation of a LIBOR Advance, such LIBOR Advance shall on the last day of the then current Interest Period applicable thereto be converted to an Base Rate Advance and (y) if any Notice of Borrowing requests a LIBOR Advance, such Borrowing shall be made as a Base Rate Advance.~~

(ii)       ~~Notwithstanding~~ In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right, in consultation with Dana, to make Conforming Changes from time to time and, notwithstanding anything to the contrary ~~in~~ herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan ~~Documents but subject to and in any event except as set forth in Section 1.08, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Required Lenders notify the Administrative Agent (with a copy to the Borrowers) that they have determined, that:~~Document.

(iii)       The Administrative Agent will promptly notify the Borrowers and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will notify the Borrowers and the Lenders of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.07(d)(iv) and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.07, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent

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from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.07.

(iv)       Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate or EURIBOR) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(v)       Upon receipt by any Borrower of notice of the commencement of a Benchmark Unavailability Period with respect to a given Benchmark, (i) such Borrower may revoke any pending request for a Term SOFR Advance, Daily Simple SONIA Advance or Eurocurrency Rate Advance of, conversion to or continuation of Term SOFR Advances, or a Eurocurrency Rate Advances in each case, to be made, converted or continued during any Benchmark Unavailability Period denominated in the applicable Currency and, failing that, (A) in the case of any request for any affected Term SOFR Advance, if applicable, such Borrower will be deemed to have converted any such request into a request for a Base Rate Advance or conversion to Base Rate Advance in the amount specified therein and (B) in the case of any request for any affected Daily Simple SONIA Advance or Eurocurrency Rate Advance, in each case, in an Committed Currency, if applicable, then such request shall be ineffective and (ii)(A) any outstanding affected Term SOFR Advances, if applicable, will be deemed to have been converted into a Base Rate Advance at the end of the applicable Interest Period and (B) any outstanding affected Daily Simple SONIA Advances or Eurocurrency Rate Loans, in each case, denominated in an Committed Currency, at such Borrower’s election, shall either (I) be converted into a Base Rate Advance denominated in Dollars (in an amount equal to the Dollar Equivalent of such Committed Currency) immediately or, in the case of Eurocurrency Rate Loans, at the end of the applicable Interest Period or (II) be prepaid in full immediately or, in the case of Eurocurrency Rate Loans, at the end of the applicable Interest Period; provided that, with respect to any Daily Simple SONIA Advances, if no election is made by such Borrower by the date that is three Business Days after receipt by such Borrower of such notice, such Borrower shall be deemed to have elected clause (I) above; provided, further that, with respect to any Eurocurrency Rate Loan, if no election is made by such Borrower by the earlier of (x) the date that is three Business Days after receipt by such Borrower of such

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notice and (y) the last day of the current Interest Period for the applicable Eurocurrency Rate Loan, such Borrower shall be deemed to have elected clause (I) above. Upon any such prepayment or conversion, such Borrower shall also pay accrued interest (except with respect to any prepayment or conversion of a Daily Simple SONIA Advance) on the amount so prepaid or converted, together with any additional amounts required pursuant to this Section 2.08. During a Benchmark Unavailability Period with respect to any Benchmark or at any time that a tenor for any then-current Benchmark is not an Available Tenor, the component of Base Rate based upon the then-current Benchmark that is the subject of such Benchmark Unavailability Period or such tenor for such Benchmark, as applicable, will not be used in any determination of Base Rate.

~~(A)       adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for any requested Interest Period, including, without limitation, because the Adjusted LIBO Rate or the LIBO Rate, as applicable, is not available or published on a current basis and such circumstances are unlikely to be temporary; or~~

~~(B)       the supervisor for the administrator of the Adjusted LIBO Rate or the LIBO Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the Adjusted LIBO Rate or the LIBO Rate, as applicable, shall no longer be made available, or used for determining the interest rate of loans,~~

~~then, after such determination by the Administrative Agent or receipt by the Administrative Agent of such notice, as applicable, the Administrative Agent and the Borrowers may amend this Agreement to replace the Adjusted LIBO Rate or the LIBO Rate with an alternate benchmark rate (including any mathematical or other adjustments to the benchmark (if any) incorporated therein) that has been broadly accepted by the syndicated loan market in the United States in lieu of the Adjusted LIBO Rate or the LIBO Rate, as applicable (any such proposed rate, a “LIBO Successor Rate”), together with any proposed LIBO Successor Rate Conforming Changes (but, for the avoidance of doubt, such related changes shall not include a reduction in the Applicable Margin); provided, that if such alternate rate of interest would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement, and, notwithstanding anything to the contrary in Section 9.01, any such amendment shall become effective at 5:00 P.M. (New York City time) on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrowers unless, prior to such time, the Lenders comprising the Required Lenders have delivered to the Administrative Agent notice that such Required Lenders do not accept such amendment.~~

~~If no LIBO Successor Rate has been determined and the circumstances under clause (A) above exist, the obligation of the Lenders to make or maintain LIBOR Advances shall be suspended, (to the extent of the affected LIBOR Advances or Interest Periods). Upon receipt of such notice, any Borrower may revoke any pending request for a LIBOR Advance or, conversion to or continuation of LIBOR Advances (to the extent of the affected LIBOR Advances or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Advances in the amount specified therein.~~

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Section 2.08 Fees.

~~. vi)~~ (a) Commitment Fees. Dana shall pay to the Administrative Agent a commitment fee in Dollars for the account of the Revolving Credit Lenders, from the date hereof in the case of each Revolving Credit Lender party to this Agreement on the Closing Date, from the Amendment No. 1 Effective Date in the case of each other Revolving Credit Lender party to this Agreement on the Amendment No. 1 Effective Date, from the Amendment No. 3 Effective Date in the case of each other Revolving Credit Lender party to this Agreement on the Amendment No. 3 Effective Date, and from the effective date specified in the Assignment and Acceptance pursuant to which it became a Revolving Credit Lender in the case of each other such Revolving Credit Lender until the Revolving Credit Facility Termination Date, payable in quarterly in arrears on the first Business Day following each Fiscal Quarter and on the Revolving Credit Facility Termination Date, at the rate per annum on the average daily unused portion of the Unused Revolving Credit Commitment of such Lender, equal to the percentage set forth in the definition of “Applicable Margin” for commitment fees for the relevant Total Net Leverage Ratio on such date; provided, however, that no commitment fee shall accrue on any of the Commitments of a Defaulting Lender so long as such Lender shall be a Defaulting Lender.

(~~a~~b) Letter of Credit Fees, Etc.

(i)       Dana shall pay to the Administrative Agent for the account of each Revolving Credit Lender a commission in Dollars, payable quarterly in arrears on the first Business Day of each Fiscal Quarter, on the earliest to occur of the full drawing, expiration, termination or cancellation of any such Letter of Credit and on the Revolving Credit Facility Termination Date, on such Revolving Credit Lender’s Pro Rata Share of the average daily aggregate Available Amount during such quarter of all Letters of Credit outstanding from time to time at a rate per annum equal to the Applicable Margin for ~~Eurocurrency Rate~~Term SOFR Advances under the Revolving Credit Facility.

(ii)       Dana shall pay to the Issuing Banks, for their own account, (A) ratably, a fronting fee in Dollars, payable quarterly in arrears on the first Business Day following each Fiscal Quarter and on the Revolving Credit Facility Termination Date, on the average daily Available Amount during such quarter of all Letters of Credit, from the Closing Date until the Revolving Credit Facility Termination Date, at the rate of 0.125% per annum and (B) the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the Issuing Banks.

Section 2.09 Conversion of Advances.

~~. vii)~~ (a) Optional. The ~~Applicable~~applicable Borrower may on any Business Day, upon notice given to the Administrative Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of Section 2.10, Convert all or any portion of the Advances of one Type comprising the same Borrowing into Advances of the other Type in the same currency; provided, however, that any Conversion of Term SOFR Advances or Eurocurrency Rate Advances into Base Rate Advances shall be made only on the last day of an Interest Period for such Term SOFR Advances or Eurocurrency Rate Advances, any Conversion of Base Rate Advances into Term SOFR

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Advances or Eurocurrency Rate Advances shall be in an amount not less than the minimum amount specified in Section 2.02(c), no Conversion of any Advances shall result in more separate Borrowings than permitted under Section 2.02(c) and each Conversion of Advances comprising part of the same Borrowing shall be made ratably among the Lenders in accordance with their Commitments. Each such notice of Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Advances to be Converted and (iii) if such Conversion is into Term SOFR Advances or Eurocurrency Rate Advances, the duration of the initial Interest Period for such Advances. Each notice of Conversion shall be irrevocable and binding on the ~~Applicable~~applicable Borrower.

(~~a~~b) Mandatory.

(i)       On the date on which the aggregate unpaid principal amount of Term SOFR Advances or Eurocurrency Rate Advances comprising any Borrowing denominated in Dollars shall be reduced, by payment or prepayment or otherwise, to less than $5,000,000, such Advances shall, at the end of the applicable Interest Period, automatically Convert into Base Rate Advances.

(ii)       If a Borrower shall fail to select the duration of any Interest Period for any Term SOFR Advances or Eurocurrency Rate Advances in accordance with the provisions contained in the definition of “Interest Period” in Section 1.01, the Administrative Agent will forthwith so notify the ~~Applicable~~applicable Borrower and the Lenders, whereupon each such Term SOFR Advance or Eurocurrency Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance or if such Term SOFR Advance or Eurocurrency Rate Advance is denominated in a Committed Currency, be exchanged for an Equivalent in Dollars and Convert into a Base Rate Advance.

(iii)       Upon the occurrence and during the continuance of any Event of Default, (x) each Term SOFR Advance or Eurocurrency Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance or if such Term SOFR Advance or Eurocurrency Rate Advance is denominated in a Committed Currency, be exchanged for an Equivalent in Dollars and Convert into a Base Rate Advance and (y) the obligation of the Lenders to make, or to Convert Advances into, Term SOFR Advances or Eurocurrency Rate Advances shall be suspended.

Section 2.10 Increased Costs, Etc.

~~viii)~~ (a) If a Change in Law shall ~~(1)~~ (1) result in any increase in the cost to any Lender Party of agreeing to make or of making, funding or maintaining Term SOFR Advances or Eurocurrency Rate Advances or of agreeing to issue or amend or of issuing, amending or maintaining or participating in Letters of Credit or of agreeing to make or of making or maintaining Letter of Credit Advances with respect to its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto or ~~(2)~~ (2) subject any Lender Party or Agent to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments or other obligations, or

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its deposits, reserves, other liabilities or capital attributable thereto, then the Borrowers shall from time to time, upon demand by such Lender Party (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender Party additional amounts sufficient to compensate such Lender Party for such increased cost or Taxes; provided, however, that a Lender Party claiming additional amounts under this Section 2.10(a) agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such a designation would avoid the need for, or reduce the amount of, such increased cost or Taxes that may thereafter accrue and would not, in the reasonable judgment of such Lender Party, be otherwise disadvantageous to such Lender Party and would not subject such Lender to any unreimbursed cost or expense. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation. A certificate as to the amount of such increased cost or Taxes, submitted to the Borrowers by such Lender Party, shall be conclusive and binding for all purposes, absent manifest error.

(~~a~~b) If any Lender Party determines that (i) compliance with any law or regulation or any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) or (ii) a Change in Law affects or would affect the amount of capital or liquidity required or expected to be maintained by such Lender Party or any corporation controlling such Lender Party and that the amount of such capital or liquidity is increased by or based upon the existence of such Lender Party’s commitment to lend or to issue, amend, or participate in Letters of Credit hereunder and other commitments of such type or the issuance, amendment, maintenance of or participation in the Letters of Credit (or similar contingent obligations), then, upon demand by such Lender Party or such corporation (with a copy of such demand to the Administrative Agent), the Borrowers shall pay to the Administrative Agent for the account of such Lender Party, from time to time as specified by such Lender Party, additional amounts sufficient to compensate such Lender Party in the light of such circumstances, to the extent that such Lender Party reasonably determines such increase in capital or liquidity to be allocable to the existence of such Lender Party’s commitment to lend or to issue, amend, or participate in Letters of Credit hereunder or to the issuance, amendment, maintenance of or participation in any Letters of Credit. A certificate as to such amounts submitted to the Borrowers by such Lender Party shall be conclusive and binding for all purposes, absent manifest error.

(~~b~~c) If, with respect to any Term SOFR Advances or Eurocurrency Rate Advances, the Required Lenders notify the Administrative Agent that the Adjusted Term SOFR or Eurocurrency Rate for any Interest Period for such Advances will not adequately reflect the cost to such Lenders of making, funding or maintaining their Term SOFR Advances or Eurocurrency Rate Advances for such Interest Period, the Administrative Agent shall forthwith so notify the Borrowers and the Lenders, whereupon (i) each such Term SOFR Advance or Eurocurrency Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance or if such Term SOFR Advance or Eurocurrency Rate Advance is denominated in a Committed Currency, be exchanged for an Equivalent in Dollars and Convert into a Base Rate Advance and (ii) the obligation of the Lenders to make, or to Convert Advances into, Term SOFR Advances or Eurocurrency Rate Advances shall be suspended until the Administrative Agent shall notify the Borrowers that such Lenders have determined that the circumstances causing such suspension no longer exist.

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~~(c)       Notwithstanding any other provision of this Agreement, if the introduction of or any change in or in the interpretation of any law or regulation shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for any Lender or its Eurocurrency Lending Office to perform its obligations hereunder to make Eurocurrency Rate Advances or Overnight Eurocurrency Rate Advances, or to continue to fund or maintain Eurocurrency Rate Advances or Overnight Eurocurrency Rate Advances hereunder, then, on notice thereof and demand therefor by such Lender to the Borrowers through the Administrative Agent, (i) each Eurocurrency Rate Advance will automatically, upon such demand, Convert into a Base Rate Advance or in the case of an Overnight Eurocurrency Rate Advance or if such Eurocurrency Rate Advance is denominated in a Committed Currency, be exchanged for an Equivalent in Dollars and Convert into a Base Rate Advance and (ii) the obligation of the Lenders to make, or to Convert Advances into, Eurocurrency Rate Advances or Overnight Eurocurrency Rate Advances, as applicable, shall be suspended until the Administrative Agent shall notify the Borrowers that such Lender has determined that the circumstances causing such suspension no longer exist; provided, however, that, before making any such demand, such Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Eurocurrency Lending Office if the making of such a designation would allow such Lender or its Eurocurrency Lending Office to continue to perform its obligations to make Eurocurrency Rate Advances or Overnight Eurocurrency Rate Advances, as applicable, or to continue to fund or maintain Eurocurrency Rate Advances or Overnight Eurocurrency Rate Advances, as applicable, and would not, in the judgment of such Lender, be otherwise disadvantageous to such Lender.~~

(d)       If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make, maintain or fund Loans whose interest is determined by reference to Daily Simple SONIA, Eurocurrency Rate or Adjusted Eurocurrency Rate, or the Term SOFR Reference Rate or Adjusted Term SOFR, or to determine or charge interest based upon Daily Simple SONIA, Eurocurrency Rate or Adjusted Eurocurrency Rate, or the Term SOFR Reference Rate or Adjusted Term SOFR, or, with respect to any Eurocurrency Rate Loan, any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, any applicable Currency in the applicable offshore interbank market for the applicable Currency then, upon notice thereof by such Lender to the Borrowers (through the Administrative Agent) (an “Illegality Notice”), (a) any obligation of the Lenders to make Term SOFR Advances, Daily Simple SONIA Advances or Eurocurrency Rate Advances, as applicable, and any right of the Borrowers to continue Term SOFR Advances or Eurocurrency Rate Loans, as applicable, in the affected Currency or Currencies or, in the case of Term SOFR Advances denominated in Dollars, to convert Base Rate Advances to Term SOFR Advances, shall be suspended, and (b) if necessary to avoid such illegality, the Administrative Agent shall compute the Base Rate without reference to clause (c) of the definition of “Base Rate”, in each case until each such affected Lender notifies the Administrative Agent and the Borrowers that the circumstances giving rise to such determination no longer exist. Upon receipt of an Illegality Notice, the Borrowers shall, if necessary to avoid such illegality, upon demand from any Lender (with a copy to the Administrative Agent), prepay or, if applicable, (i) convert all Term SOFR Advances denominated in Dollars to Base Rate Advances or (ii) convert all Term SOFR Advances or Eurocurrency Rate Advances denominated in an affected Committed Currency to Base Rate Advances denominated in Dollars (in an amount equal to the Dollar Equivalent of such Committed Currency) (in each

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case, if necessary to avoid such illegality, the Administrative Agent shall compute the Base Rate without reference to clause (c) of the definition of “Base Rate”), (A) with respect to Term SOFR Advances, on the interest payment date therefor, if all affected Lenders may lawfully continue to maintain such Term SOFR Advances to such day, or immediately, if any Lender may not lawfully continue to maintain such Term SOFR Advances to such day or (B) with respect to Eurocurrency Rate Loans, on the last day of the Interest Period therefor, if all affected Lenders may lawfully continue to maintain such Eurocurrency Rate Loans, as applicable, to such day, or immediately, if any Lender may not lawfully continue to maintain such Eurocurrency Rate Loans, as applicable, to such day. Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest (except with respect to any prepayment or conversion of a Daily Simple SONIA Advances) on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 2.10.

Section 2.11 Payments and Computations.

(a)       Each Borrower shall make each payment hereunder and under the Notes, irrespective of any right of counterclaim or set-off (except as otherwise provided in Section 2.15), not later than 11:00 A.M. (New York City time) on the day when due (or, in the case of payments made by any Borrower or any Guarantor pursuant to Section 8.01, on the date of demand therefor) in the applicable currency to the Administrative Agent at the Administrative Agent’s Account in same day funds. The Administrative Agent will promptly thereafter cause like funds to be distributed (i) if such payment by the ~~Applicable~~applicable Borrower is in respect of principal, interest, commitment fees or any other Obligation then payable hereunder and under the Notes to more than one Lender Party, to such Lender Parties for the account of their respective Applicable Lending Offices ratably in accordance with the amounts of such respective Obligations then payable to such Lender Parties and (ii) if such payment by the ~~Applicable~~applicable Borrower is in respect of any Obligation then payable hereunder to one Lender Party, to such Lender Party for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 9.07(d), from and after the effective date of such Assignment and Acceptance, the Administrative Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender Party assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

(b)       If the Administrative Agent receives funds for application to the Obligations under the Loan Documents under circumstances for which the Loan Documents do not specify the Advances to which, or the manner in which, such funds are to be applied, the Administrative Agent may, but shall not be obligated to, elect to distribute such funds to each Lender Party ratably in accordance with such Lender Party’s proportionate share of the principal amount of all outstanding Advances and the Available Amount of all Letters of Credit then outstanding, in repayment or prepayment of such of the outstanding Advances or other Obligations owed to such Lender Party, and for application to such principal installments, as the Administrative Agent shall direct.

(c)       Each Borrower hereby authorizes each Lender Party, if and to the extent payment owed to such Lender Party is not made when due hereunder or, in the case of a Lender,

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under the Note held by such Lender, to charge from time to time against any or all of such Borrower’s accounts with such Lender Party any amount so due. Each of the Lender Parties hereby agrees to notify the ~~Applicable~~applicable Borrower promptly (and in any event within two (2) Business Days thereof) after any such setoff and application shall be made by such Lender Party; provided, however, that the failure to give such notice shall not affect the validity of such charge.

(d)       All computations of interest based on the Base Rate and Daily Simple SONIA, of fees and Letter of Credit commissions shall be made by the Administrative Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Term SOFR or Eurocurrency Rate or the Federal Funds Rate shall be made by the Administrative Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, fees or commissions are payable. Each determination by the Administrative Agent of an interest rate, fee or commission hereunder shall be conclusive and binding for all purposes, absent manifest error.

(e)       Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or commitment fee, as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of Term SOFR Advances or Eurocurrency Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

(f)       Unless the Administrative Agent shall have received notice from a Borrower prior to the date on which any payment is due to any Lender Party hereunder that the ~~Applicable~~applicable Borrower will not make such payment in full, the Administrative Agent may assume that the ~~Applicable~~applicable Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each such Lender Party on such due date an amount equal to the amount then due such Lender Party. If and to the extent the ~~Applicable~~applicable Borrower shall not have so made such payment in full to the Administrative Agent, each such Lender Party shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender Party together with interest thereon, for each day from the date such amount is distributed to such Lender Party until the date such Lender Party repays such amount to the Administrative Agent, at a rate equal to (x) the Federal Funds Rate in the case of any amount denominated in Dollars or (y) the cost of funds incurred by the Administrative Agent in respect of such amount denominated in Foreign Currencies.

Section 2.12 Taxes.

~~. ix)~~ (a) Except as required by applicable law, any and all payments by any Loan Party to or for the account of any Lender Party or any Agent hereunder or under any other Loan Document shall be made, in accordance with Section 2.11 or the applicable provisions of such other Loan Document, if any, free and clear of and without deduction for any and all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest,

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additions to tax or penalties applicable thereto (collectively, “Taxes”). If any Loan Party shall be required by applicable law (as determined in the good faith discretion of an applicable withholding agent) to deduct or withhold any Taxes from or in respect of any sum payable hereunder or under any other Loan Document to any Lender Party or any Agent, then (i) the applicable Loan Party shall be entitled to make all such deductions or withholdings and shall timely pay the full amount thereof to the relevant Governmental Authority in accordance with applicable law and (ii) except in the case of Excluded Taxes, the sum payable by such Loan Party shall be increased as may be necessary so that after such Loan Party and the Administrative Agent have made all required deductions and withholding (including deductions and withholding applicable to additional sums payable under this Section 2.12) such Lender Party or such Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholding been made.

(~~a~~b) Each Loan Party shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law or, at the option of the Administrative Agent, timely reimburse it for the payment of such Other Taxes.

(~~b~~c) Except for any Luxembourg registration duties (droits d'enregistrement), payable in case of voluntary registration of any Loan Document with the Administration de l'Enregistrement et des Domaines in Luxembourg when such registration is not required to maintain, preserve, establish or enforce the rights of any Loan Party under any Loan Document, the Loan Parties shall, within 10 days after demand therefor, indemnify each Lender Party and each Agent for and hold them harmless against the full amount of (i) any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.12) imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document, (ii) without duplication, Other Taxes imposed on or paid by such Lender Party or such Agent, as the case may be, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such Taxes and liabilities delivered to the Borrowers shall be conclusive absent manifest error.

(~~c~~d) Each Lender Party shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender Party (but only to the extent that the Loan Parties have not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender Party’s failure to comply with the provisions of Section 9.07(g) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender Party, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender Party by the Administrative Agent shall be conclusive absent manifest error. Each Lender Party hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender Party under any Loan Document or otherwise payable by the Administrative Agent to the Lender Party from any other source against any amount due to the Administrative Agent under this paragraph (d).

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(~~d~~e) Within 30 days after the date of any payment of Taxes to a Governmental Authority pursuant to this Section 2.12, the appropriate Loan Party shall furnish to the Administrative Agent, at its address referred to in Section 9.02, the original or a certified copy of a receipt evidencing such payment, to the extent such a receipt is issued therefor, or other written proof of payment thereof that is reasonably satisfactory to the Administrative Agent.

(~~e~~f) Documentation.

(i)       Any Lender Party that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrowers and the Administrative Agent, at the time or times reasonably requested by a Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by such Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender Party, if reasonably requested by a Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by such Borrower or the Administrative Agent as will enable such Borrower or the Administrative Agent to determine whether or not such Lender Party is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.12(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender Party’s reasonable judgment such completion, execution or submission would subject such Lender Party to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)       Without limiting the generality of the foregoing, in the event that a Borrower is a U.S. Borrower,

(A)       any Lender that is a U.S. Person shall deliver to such Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of such Borrower or the Administrative Agent), executed originals or, as permitted by applicable law, copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)       any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to such Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of such Borrower or the Administrative Agent), whichever of the following is applicable:

1)       in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals or, as permitted by applicable law, copies of IRS Form W-8BEN or W-8BEN-E,

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as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

2)       executed originals or, as permitted by applicable law, copies of IRS Form W-8ECI;

3)       in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Internal Revenue Code Section 881(c) of the, (x) a certificate substantially in the form of Exhibit E-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Internal Revenue Code Section 881(c)(3)(A), a “10 percent shareholder” of a Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Internal Revenue Code Section 881(c)(3)(C) (a “U.S. Tax Compliance Certificate”) and (y) executed originals or, as permitted by applicable law, copies of IRS Form W-8BEN or W-8BEN-E, as applicable; or

4)       to the extent a Foreign Lender is not the beneficial owner, executed originals or, as permitted by applicable law, copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-2 or Exhibit E-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-4 on behalf of each such direct and indirect partner.

(C)       any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to such Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of such Borrower or the Administrative Agent), executed originals or, as permitted by applicable law, copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit such Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)       if a payment made to a Lender Party under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA

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if such Lender Party were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Internal Revenue Code Section 1471(b) or 1472(b), as applicable), such Lender Party shall deliver to such Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by such Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Internal Revenue Code Section 1471(b)(3)(C)(i)) and such additional documentation reasonably requested by such Borrower or the Administrative Agent as may be necessary for such Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender Party has complied with such Lender Party’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iii)       Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrowers and the Administrative Agent in writing of its legal inability to do so.

(~~f~~g) If any Lender Party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes paid or reimbursed by any Loan Party pursuant to this Section 2.12 (including by the payment of additional amounts pursuant to this Section 2.12), such Lender Party shall, as soon as reasonably practicable, pay to such Loan Party an amount equal to such refund (but only to the extent of the indemnity payments made under this Section 2.12 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses in securing such refund. The Borrowers or other Loan Party, upon the request of such Lender Party, shall, as soon as reasonably practicable, repay to such Lender Party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such Lender Party is required to repay such refund to the relevant Governmental Authority. Notwithstanding anything to the contrary in this paragraph, in no event will the Lender Party be required to pay any amount to a Loan Party the payment of which would place the Lender Party in a less favorable net after-Tax position than the Lender Party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any Lender Party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to a Loan Party or any other Person.

(~~g~~h) Each party’s obligations under this Section shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

Section 2.13 Sharing of Payments, Etc. If any Lender Party shall obtain at any time any payment, whether voluntary, involuntary, through the exercise of any right of set off, the exercise of remedies in respect of any Collateral or otherwise (other than pursuant to Sections 2.10,

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2.12, 2.17(1), 9.04 or 9.07), (a) on account of Obligations due and payable to such Lender Party hereunder and under the Notes at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender Party at such time (other than pursuant to Sections 2.10, 2.12, 2.17(1), 9.04 or 9.07) to (ii) the aggregate amount of the Obligations due and payable to all Lender Parties hereunder and under the Notes at such time) of payments on account of the Obligations due and payable to all Lender Parties hereunder and under the Notes at such time obtained by all the Lender Parties at such time or (b) on account of Obligations owing (but not due and payable) to such Lender Party hereunder and under the Notes at such time (other than pursuant to Sections 2.10, 2.12, 2.17(1), 9.04 or 9.07) in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing to such Lender Party at such time (other than pursuant to Sections 2.10, 2.12, 2.17(1), 9.04 or 9.07) to (ii) the aggregate amount of the Obligations owing (but not due and payable) to all Lender Parties hereunder and under the Notes at such time) of payments on account of the Obligations owing (but not due and payable) to all Lender Parties hereunder and under the Notes at such time obtained by all of the Lender Parties at such time, such Lender Party shall forthwith purchase from the other Lender Parties such participations in the Obligations due and payable or owing to them, as the case may be, as shall be necessary to cause such purchasing Lender Party to share the excess payment ratably with each of them; provided, however, that, if all or any portion of such excess payment is thereafter recovered from such purchasing Lender Party, such purchase from each other Lender Party shall be rescinded and such other Lender Party shall repay to the purchasing Lender Party the purchase price to the extent of such Lender Party’s ratable share (according to the proportion of (i) the purchase price paid to such Lender Party to (ii) the aggregate purchase price paid to all Lender Parties) of such recovery together with an amount equal to such Lender Party’s ratable share (according to the proportion of (i) the amount of such other Lender Party’s required repayment to (ii) the total amount so recovered from the purchasing Lender Party) of any interest or other amount paid or payable by the purchasing Lender Party in respect of the total amount so recovered. Each Borrower agrees that any Lender Party so purchasing a participation from another Lender Party pursuant to this Section 2.13 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender Party were the direct creditor of the ~~Applicable~~applicable Borrower in the amount of such participation.

Section 2.14 Use of Proceeds. The proceeds of the Revolving Credit Advances, the Swing Line Advances and the Letters of Credit shall be utilized to provide financing for working capital, Capital Expenditures and other general corporate purposes of the Borrowers and their Subsidiaries. ~~The 2018 New Term B Advances shall be utilized to finance the GrazianoFairfield Acquisition and to pay all related fees and expenses.~~

Section 2.15 Defaulting Lenders.

~~. x)~~ (a) In the event that, at any time, (i) any Lender Party shall be a Defaulting Lender, (ii) such Defaulting Lender shall owe a Defaulted Advance to any Borrower and (iii) such Borrower shall be required to make any payment hereunder or under any other Loan Document to or for the account of such Defaulting Lender, then such Borrower may, to the fullest extent permitted by applicable law, set off and otherwise apply the Obligation of such Borrower to make such payment to or for the account of such Defaulting Lender against the obligation of such Defaulting Lender to make such Defaulted Advance. In the event that, on any date, a

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Borrower shall so set off and otherwise apply its obligation to make any such payment against the obligation of such Defaulting Lender to make any such Defaulted Advance on or prior to such date, the amount so set off and otherwise applied by such Borrower shall constitute for all purposes of this Agreement and the other Loan Documents an Advance by such Defaulting Lender made on the date under the Facility pursuant to which such Defaulted Advance was originally required to have been made pursuant to Section 2.01. Such Advance shall be considered, for all purposes of this Agreement, to comprise part of the Borrowing in connection with which such Defaulted Advance was originally required to have been made pursuant to Section 2.01, even if the other Advances comprising such Borrowing shall be Term SOFR Advances or Eurocurrency Rate Advances on the date such Advance is deemed to be made pursuant to this subsection (a). A Borrower shall notify the Administrative Agent at any time such Borrower exercises its right of set-off pursuant to this subsection (a) and shall set forth in such notice (A) the name of the Defaulting Lender and the Defaulted Advance required to be made by such Defaulting Lender and (B) the amount set off and otherwise applied in respect of such Defaulted Advance pursuant to this subsection (a). Any portion of such payment otherwise required to be made by such Borrower to or for the account of such Defaulting Lender which is paid by such Borrower, after giving effect to the amount set off and otherwise applied by such Borrower pursuant to this subsection (a), shall be applied by the Administrative Agent as specified in subsection (b) or (c) of this Section 2.15.

(~~a~~b) In the event that, at any time, (i) any Lender Party shall be a Defaulting Lender, (ii) such Defaulting Lender shall owe a Defaulted Amount to the Administrative Agent or any of the other Lender Parties and (iii) a Borrower shall make any payment as provided in Section 2.08 hereunder or under this Agreement or any other Loan Document to the Administrative Agent for the account of such Defaulting Lender, then the Administrative Agent may, on its behalf or on behalf of such other Lender Parties and to the fullest extent permitted by applicable law, apply at such time the amount so paid by such Borrower to or for the account of such Defaulting Lender to the payment of each such Defaulted Amount to the extent required to pay such Defaulted Amount. In the event that the Administrative Agent shall so apply any such amount to the payment of any such Defaulted Amount on any date, the amount so applied by the Administrative Agent shall constitute for all purposes of this Agreement and the other Loan Documents payment, to such extent, of such Defaulted Amount on such date. Any such amount so applied by the Administrative Agent shall be retained by the Administrative Agent or distributed by the Administrative Agent to such other Lender Parties, ratably in accordance with the respective portions of such Defaulted Amounts payable at such time to the Administrative Agent and such other Lender Parties and, if the amount of such payment made by such Borrower shall at such time be insufficient to pay all Defaulted Amounts owing at such time to the Administrative Agent and the other Lender Parties, in the following order of priority:

(i)       first, to the Administrative Agent for any Defaulted Amount then owing to the Administrative Agent in its capacity as Administrative Agent; and

(ii)       second, to the Issuing Banks and the Swing Line Lender for any Defaulted Amounts then owing to them, in their capacities as such, ratably in accordance with such respective Defaulted Amounts then owing to the Issuing Banks and the Swing Line Lender; and

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(iii)       third, to any other Lender Parties for any Defaulted Amounts then owing to such other Lender Parties, ratably in accordance with such respective Defaulted Amounts then owing to such other Lender Parties.

Any portion of such amount paid by a Borrower for the account of such Defaulting Lender remaining, after giving effect to the amount applied by the Administrative Agent pursuant to this subsection (b), shall be applied by the Administrative Agent as specified in subsection (c) of this Section 2.15.

(~~b~~c) In the event that, at any time, (i) any Lender Party shall be a Defaulting Lender, (ii) such Defaulting Lender shall not owe a Defaulted Advance or a Defaulted Amount and (iii) a Borrower, the Administrative Agent or any other Lender Party shall be required to pay or distribute any amount hereunder or under any other Loan Document to or for the account of such Defaulting Lender, then such Borrower or such other Lender Party shall pay such amount to the Administrative Agent to be held by the Administrative Agent, to the fullest extent permitted by applicable law, in escrow or the Administrative Agent shall, to the fullest extent permitted by applicable law, hold in escrow such amount otherwise held by it. Any funds held by the Administrative Agent in escrow under this subsection (c) shall be deposited by the Administrative Agent in an account with CITI, in the name and under the control of the Administrative Agent, but subject to the provisions of this subsection (c). The terms applicable to such account, including the rate of interest payable with respect to the credit balance of such account from time to time, shall be CITI’s standard terms applicable to escrow accounts maintained with it. Any interest credited to such account from time to time shall be held by the Administrative Agent in escrow under, and applied by the Administrative Agent from time to time in accordance with the provisions of, this subsection (c). The Administrative Agent shall, to the fullest extent permitted by applicable law, apply all funds so held in escrow from time to time to the extent necessary to make any Advances required to be made by such Defaulting Lender and to pay any amount payable by such Defaulting Lender hereunder and under the other Loan Documents to the Administrative Agent or any other Lender Party, as and when such Advances or amounts are required to be made or paid and, if the amount so held in escrow shall at any time be insufficient to make and pay all such Advances and amounts required to be made or paid at such time, in the following order of priority:

(i)       first, to the Administrative Agent for any amount then due and payable by such Defaulting Lender to the Administrative Agent hereunder in its capacity as Administrative Agent;

(ii)       second, to the Issuing Banks and the Swing Line Lender for any amounts then due and payable to them hereunder, in their capacities as such, by such Defaulting Lender, ratably in accordance with such respective amounts then due and payable to the Issuing Banks and the Swing Line Lender;

(iii)       third, to any other Lender Parties for any amount then due and payable by such Defaulting Lender to such other Lender Parties hereunder, ratably in accordance with such respective amounts then due and payable to such other Lender Parties; and

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(iv)       fourth, to such Borrower for any Advance then required to be made by such Defaulting Lender pursuant to a Commitment of such Defaulting Lender.

In the event that any Lender Party that is a Defaulting Lender shall, at any time, cease to be a Defaulting Lender, any funds held by the Administrative Agent in escrow at such time with respect to such Lender Party shall be distributed by the Administrative Agent to such Lender Party and applied by such Lender Party to the Obligations owing to such Lender Party at such time under this Agreement and the other Loan Documents ratably in accordance with the respective amounts of such Obligations outstanding at such time.

(~~c~~d) In the event that, at any time, any Lender Party shall be a Defaulting Lender such Defaulting Lender shall not be entitled to receive any commitment fee for any period during which such Lender is a Defaulting Lender (and no Borrower shall be required to pay any such commitment fee that otherwise would have been required to have been paid to such Defaulting Lender).

(~~d~~e) The rights and remedies against a Defaulting Lender under this Section 2.15 are in addition to other rights and remedies that a Borrower may have against such Defaulting Lender with respect to any Defaulted Advance and that the Administrative Agent or any Lender Party may have against such Defaulting Lender with respect to any Defaulted Amount.

Section 2.16 Evidence of Debt.

~~. xi)~~ (a) The Advances made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Advances made by the Lenders to the Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of any Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, each Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Advances in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, amount and maturity of its Advances and payments with respect thereto.

(~~a~~b) In addition to the accounts and records referred to in subsection (a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

Section 2.17 Replacement of Certain Lenders. In the event a Lender (“Affected Lender”) shall have (a) become a Defaulting Lender under Section 2.15, (b) requested

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compensation from a Borrower under Section 2.12 with respect to Taxes or Other Taxes or with respect to increased costs or capital or under Section 2.10 or other additional costs incurred by such Lender which, in any case, are not being incurred generally by the other Lenders, or (c) delivered a notice pursuant to Section 2.10(d) claiming that such Lender is unable to extend Term SOFR Advances or Eurocurrency Rate Advances to a Borrower for reasons not generally applicable to the other Lenders, then (1) the ~~Applicable~~applicable Borrower may prepay the outstanding principal amount of such Affected Lender’s Advances in whole (together with accrued interest to the date thereof on the principal amount prepaid) pursuant to Section 2.06 and reduce the Commitment of such Affected Lender to zero (unless, within five (5) Business Days after receipt by the Affected Lender of notice from the ~~Applicable~~applicable Borrower that the ~~Applicable~~applicable Borrower intends to prepay and reduce the Commitment of the Affected Lender to zero, in the event that such Lender is an Affected Lender pursuant to (i) clause (a) above, such Lender no longer is a Defaulting Lender, (ii) clause (b) above, such Lender withdraws the request for compensation as set forth in clause (b) above or (iii) clause (c) above, such Lender withdraws the notice delivered pursuant to Section 2.10(d) claiming that such Lender is unable to extend Term SOFR Advances or Eurocurrency Rate Advances (as noted in clause (c) above) and extends such Term SOFR Advances or Eurocurrency Rate Advances to the ~~Applicable~~applicable Borrower) and such Affected Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 9.04, as well as to any fees accrued for its account hereunder and not paid, and shall continue to be obligated under Section 7.07 with respect to losses, obligations, liabilities, damages, penalties, actions, judgments, costs, expenses or disbursements for matters which occurred prior to the reduction of the Commitment of such Affected Lender, or (2) the ~~Applicable~~applicable Borrower or the Administrative Agent may make written demand on such Affected Lender (with a copy to the Administrative Agent in the case of a demand by the ~~Applicable~~applicable Borrower and a copy to the ~~Applicable~~applicable Borrower in the case of a demand by the Administrative Agent) for the Affected Lender to assign, and such Affected Lender shall use commercially reasonable efforts to assign pursuant to one or more duly executed Assignments and Acceptances within five (5) Business Days after the date of such demand, to one or more financial institutions that comply with the provisions of Section 9.07 which the ~~Applicable~~applicable Borrower or the Administrative Agent, as the case may be, shall have engaged for such purpose (“Replacement Lender”), all of such Affected Lender’s rights and obligations under this Agreement and the other Loan Documents (including, without limitation, its Commitment, all Advances owing to it, all of its participation interests in existing Letters of Credit, and its obligation to participate in additional Letters of Credit hereunder) in accordance with Section 9.07. The Administrative Agent is authorized to execute one or more of such Assignments and Acceptances as attorney-in-fact for any Affected Lender failing to execute and deliver the same within five (5) Business Days after the date of such demand. Further, with respect to such assignment, the Affected Lender shall have concurrently received, in cash, all amounts due and owing to the Affected Lender hereunder or under any other Loan Document; provided that upon such Affected Lender’s replacement, such Affected Lender shall cease to be a party hereto but shall continue to be entitled to the benefits, and subject to the obligations, of Sections 2.10, 2.12 and 9.04, as well as to any fees accrued for its account hereunder and not yet paid, and shall continue to be obligated under Section 7.07 with respect to losses, obligations, liabilities, damages, penalties, actions, judgments, costs, expenses or disbursements for matters which occurred prior to the date the Affected Lender is replaced.

Section 2.18 Incremental Facilities.

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. ~~(a)~~ (a) Dana may at any time or from time to time after the Closing Date, by notice to the Administrative Agent (whereupon the Administrative Agent shall promptly deliver a copy to each of the Lenders), request one or more tranches of term loans (each an “Incremental Term Facility”) or one or more additional revolving facilities or an increase in the amount of the Revolving Credit Facility (each such additional facility or increase being an “Incremental Revolving Facility”; together with the Incremental Term Facilities, each an “Incremental Facility”), provided that (i) at the time and after the effectiveness of any Incremental Amendment referred to below, no Default or Event of Default shall have occurred and be continuing (or, in the event such Incremental Facility is incurred in connection with a Permitted Acquisition or Investment permitted hereunder, (1) no Default or Event of Default shall have occurred and be continuing at the time a commitment to consummate such Permitted Acquisition or Investment is signed and (2) no Default or Event of Default under Section 6.01(a) or (f) shall have occurred and be continuing at the time such Permitted Acquisition or Investment is consummated), and (ii) the aggregate principal amount of the Incremental Facilities shall not exceed (A) (I) the greater of $1,100,000,000 and 15.0% of Total Assets less (II) the aggregate principal amount of Incremental Facilities and Incremental Equivalent Debt incurred or issued in reliance on clause (A)(I) above, plus (B) an unlimited amount if, immediately after giving effect thereto (assuming on the effective date thereof (1) the funding in full of an Incremental Revolving Facility and (2) the proceeds from the funding of such Incremental Facility shall not be netted against the applicable amount of Consolidated Total Debt for purposes of the calculation of the First Lien Net Leverage Ratio or the Senior Secured Net Leverage Ratio, as applicable, set forth in this paragraph below), (I) in the case of an Incremental Advance secured by Liens that rank pari passu with the Liens securing the ~~Term Facility or the~~ Revolving Credit Facility, the First Lien Net Leverage Ratio determined on a pro forma basis would not exceed 1.50:1.00 and (II) in the case of an Incremental Advance secured by Liens that rank junior to the Liens securing the ~~Term Facility or the~~ Revolving Credit Facility, the Senior Secured Net Leverage Ratio determined on a pro forma basis would not exceed 2.50:1.00 (the sum of the amounts specified in this clause (ii) (less the aggregate principal amount of any Incremental Facility that has become effective on or prior to the date of determination) the “Available Incremental Amount”); it being acknowledged and agreed that, for the avoidance of doubt, the 2018 Term Loan B Facility (as defined in Amendment No. 2), the 2018 Term A Facility Upsize (as defined in Amendment No. 2), the 2018 Revolving Facility Upsize (as defined in Amendment No. 2), the Revolving Facility Upsize (as defined in Amendment No. 3) and the Revolving Facility Upsize (as defined in Amendment No. 5) are incurred or established, as applicable, under the incremental ratio prong set forth in clause (B)(I) above, plus (C) the aggregate amount of all voluntary prepayments of (1) Incremental Term Facility (or other term Debt secured by Liens on the Collateral that rank pari passu with the Liens on the Collateral securing the Obligations hereunder), (2) any Refinancing Term Facility (to the extent previously applied to the prepayment of Incremental Term Facility hereunder), (3) all repurchases of any of the foregoing Debt in clauses (1) and (2) (in each case, in an amount equal to the cash amount expended) and (4) the Revolving Credit Facility or Refinancing Revolving Facility (or other revolving Debt secured by Liens on the Collateral that rank pari passu with the Liens on the Collateral securing the Obligations hereunder) (and accompanied by a reduction of Revolving Credit Commitments pursuant to Section 2.20(a) in the case of a prepayment of Revolving Credit Facility or Refinancing Revolving Facility or a reduction in the revolving commitments in the case of a prepayment of such other revolving indebtedness) made prior to such time, in each case, except to the extent funded with the proceeds of long-term indebtedness (other than revolving indebtedness). Each

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Incremental Facility shall be in an aggregate principal amount that is not less than $50,000,000 unless approved by the Administrative Agent (provided that such amount may be less than $50,000,000 if such amount represents all remaining availability under the limit set forth in the preceding sentence).

(b)       (i) The maturity date of any Incremental Revolving Facility (the “Incremental Revolving Facility Maturity Date”) shall not be earlier than the commitment termination date of the Revolving Credit Facility nor have a weighted average life which is shorter than the then remaining weighted average life of the Revolving Credit Facility; provided, that this clause (b)(i) shall not apply to any Incremental Revolving Facility, together with any other Incremental Facilities, Refinancing Debt and Incremental Equivalent Debt, in an aggregate principal amount outstanding that is not in excess of the greater of $300,000,000 and 4.0% of Total Assets (the “Inside Maturity Basket”), (ii) the terms and conditions applicable to any Incremental Revolving Facility (other than with respect to maturity, which shall be governed by the preceding clause (i)) shall be, if not substantially consistent with the terms of the existing Revolving Credit Facility (other than interest rate margins and commitment/facility fees), shall be reasonably satisfactory to the Administrative Agent (it being understood that, to be extent that any financial maintenance covenant is added for the benefit of any Incremental Revolving Facility, no consent shall be required from the Administrative Agent or any of the Lenders to the extent that such financial maintenance covenant is (1) also added for the benefit of the Revolving Credit Facility or (2) only applicable after the latest maturity of the Revolving Credit Facility) and (iii) the Applicable Margin and commitment/facility fees relating to any Incremental Revolving Facility shall be as agreed by Dana and the Lenders providing such Incremental Revolving Facility~~;~~.

(c)       (i) The maturity date of any Incremental Term Facility (the “Incremental Term Facility Maturity Date”) shall not be earlier than the then Latest Maturity Date and the weighted average life to maturity of any Incremental Term Facility shall be no shorter than the market terms for facilities of equivalent tenor and similar nature at the time of such incurrence for a term facility as determined in good faith by Dana and the Administrative Agent; provided, that this clause (c)(i) shall not apply to any Incremental Term Facility, together with any other Incremental Facilities, Refinancing Debt and Incremental Equivalent Debt, in an aggregate principal amount outstanding that is not in excess of the Inside Maturity Basket, (ii) any Incremental Term Facility will rank pari passu with the Revolving Credit Facility ~~and the Term Facility~~ in right of payment and security or, at the option of Dana, junior in right of security with the Revolving Credit ~~Facility and the Term~~ Facility, subject to the Intercreditor Agreement or intercreditor arrangements reasonably satisfactory to the Administrative Agent), (iii) subject to clause (i) above, the amortization schedule applicable to any Incremental Term Facility shall be determined by Dana and the lenders thereunder, (iv) any fees payable in connection with any Incremental Facility shall be determined by Dana and the arrangers and/or lenders providing such Incremental Facility, (v) any Incremental Term Facility shall provide for mandatory prepayment events which shall be no more favorable to the lenders under such Incremental Term Facility than market terms for prepayment events for similar term loan facilities at the time of incurrence, as determined in good faith by Dana and the Administrative Agent, (vi) the all-in yield (whether in the form of interest rate margins, original issue discount, upfront fees or a ~~LIBOR~~Adjusted Term SOFR, Eurocurrency Rate, Daily Simple SONIA or Base Rate floor but excluding any structuring, commitment and arranger fees or other similar fees) applicable to any Incremental Facility will be determined by Dana and the lenders providing such Incremental Facility; and (vii) except as

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otherwise required or permitted in clauses (i) through (vi) above, all other terms of such Incremental Facility, if not substantially consistent with the terms of the existing Revolving Credit Facility, shall be reasonably satisfactory to the Administrative Agent other than (x) terms that are only applicable to periods after the Latest Maturity Date and (y) terms and conditions which do not apply to any then-existing Facility (it being understood that, to the extent that any financial maintenance covenant is added for the benefit of any Incremental Facility, no consent shall be required from the Administrative Agent or any of the Lenders to the extent that such financial maintenance covenant is (1) also added for the benefit of the Revolving Credit Facility or (2) only applicable after the latest maturity of the Revolving Credit Facility).

(d)       Each Incremental Facility may be provided by any existing Lender or by any Eligible Assignee selected by Dana (any such other financial institution or fund being called an “Additional Lender”), provided that the Administrative Agent shall have consented (not to be unreasonably withheld) to such Lender’s or Additional Lender’s providing such Incremental Facility if such consent would be required under Section 9.07 for an assignment of Advances to such Lender or Additional Lender. Commitments in respect of Incremental Facilities shall become Commitments under this Agreement pursuant to an amendment (an “Incremental Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Borrowers, each Lender agreeing to provide such Commitment, if any, each Additional Lender, if any, and the Administrative Agent. The Incremental Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and Dana, to effect the provisions of this Section 2.18. The effectiveness of any Incremental Amendment shall be subject (except as specifically set forth in this Section 2.18) to the satisfaction on the date thereof (each, an “Incremental Facility Closing Date”) of each of the conditions set forth in Section 3.02 (it being understood that (i) all references to the date of making of an extension of credit or similar language in such Section 3.02 shall be deemed to refer to the effective date of such Incremental Amendment, and (ii) in the case of an Incremental Facility being used to finance a Permitted Acquisition or a permitted Investment hereunder, the representations and warranties may be limited to customary “SunGard” provisions and the Lenders and Additional Lenders providing the applicable Incremental Facility may waive the making of any representation or warranty). The Borrowers will use the proceeds of the Incremental Facilities for any purpose not prohibited by this Agreement. No Lender shall be obligated to provide any Incremental Facility, unless it so agrees. The Administrative Agent and the Lenders hereby agree that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to this paragraph.

(e)       To the extent not already provided, the Administrative Agent shall provide notice to all of the Lenders of the proposed Incremental Amendment by not later than the same date established in the Incremental Amendment (if any) for applicable “know your customer” and anti-money laundering rules and regulations, including without limitation, the Patriot Act.

(f)       This Section 2.18 shall supersede any provisions in Section 9.01 to the contrary. Notwithstanding any other provision of any Loan Document, the Loan Documents may be amended by the Administrative Agent and the Loan Parties, if necessary, to provide for terms applicable to each Incremental Facilities.

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Section 2.19 Extended Facilities.

(a)       Dana may at any time and from time to time request that (x) all or any portion of the Revolving Credit Commitments (the “Existing Revolving Facility”) be converted to extend the scheduled maturity date(s) and/or termination date(s) of any payment of principal with respect to all or a portion of the loans or commitments in respect of the Existing Revolving Facility (such portion of the Revolving Credit Facility which has been so amended, an “Extended Revolving Facility”) and to provide for other terms consistent with this Section 2.19 or (y) all or any portion of any Term Commitments ~~or Term Advances~~ (an “Existing Term Facility” and together with the Existing Revolving Facility, the “Existing Facilities”) be amended to extend the scheduled maturity date(s) and/or termination date(s) of any payment of principal with respect to all or a portion of such Term ~~Advances or Term~~ Commitments in respect of such Existing Term Facility (such portion of the applicable Term Facility which has been so amended, an “Extended Term Facility” and together with the Extended Revolving Facility, the “Extended Facilities”) and to provide for other terms consistent with this Section 2.19. In order to establish ~~any~~an Extended Facility, Dana shall provide a notice to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders under the applicable Existing Facility) (an “Extension Request”) setting forth the proposed terms of the Extended Facility to be established which shall be substantially identical to the Existing Facility which is being converted except that:

(i)       all or any of the scheduled payments of principal (including the maturity date) and/or termination dates of the Extended Facility may be delayed to later dates than the scheduled payments of principal (including the maturity date) and/or termination dates of such Existing Facility to the extent provided in the applicable Extension Amendment;

(ii)       the interest margins and commitment fees with respect to the Extended Facility may be different than the interest margins and commitment fees for the Existing Facility and upfront fees may be paid to the Extending Lenders, in each case, to the extent provided in the applicable Extension Amendment;

(iii)       the Extension Amendment may provide for other covenants and terms that apply solely to any period after the latest final maturity or termination date of the Commitments in effect or Advances outstanding on the effective date of the Extension Amendment immediately prior to the establishment of such Extended Facility; and

(iv)       no commitments in respect of such Extended Facility may be optionally reduced or terminated prior to the date on which the commitments under the Existing Facility from which they were converted are terminated unless such optional reduction or termination is accompanied by a pro rata optional reduction of the commitments under such Existing Facility.

(b)       Any Extended Facility converted pursuant to any Extension Request shall be designated a series (an “Extension Series”) of Revolving Credit Commitments ~~or the applicable Term Advances (in each case, as~~(as extended) for all purposes of this Agreement; provided that any Extended Revolving Facility or Extended Term Facility, as applicable, converted from an Existing Revolving Facility or Extended Term Facility, as applicable, may, to the extent provided

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in the applicable Extension Amendment, be designated as an increase in any previously established Extension Series with respect to such Existing Revolving Facility or Extended Term Facility, as applicable.

(c)       Dana shall provide the applicable Extension Request at least five (5) Business Days prior to the date on which Lenders under the Existing Facility are requested to respond. No Lender shall have any obligation to agree to have any of its Advances and Commitments of any Existing Facility converted into an Extended Facility pursuant to any Extension Request. Any Lender (an “Extending Lender”) wishing to have all or any portion of its Advances and Commitments under the Existing Facility subject to such Extension Request converted into Extended Facility, shall notify the Administrative Agent (an “Extension Election”) on or prior to the date specified in such Extension Request of the amount of its Advances and Commitments under the Existing Revolving Facility or the applicable Existing Term Facility, as the case may be, which it has elected to request be converted into the Extended Facility. In the event that the aggregate amount of commitments under an Existing Revolving Facility or Existing Term Facility subject to Extension Elections exceeds the amount of commitments under the Extended Facility requested pursuant to the Extension Request, commitments subject to Extension Elections shall be converted to commitments under an Extended Facility on a pro rata basis based on the amount of commitments included in each such Extension Election.

(d)       Notwithstanding anything to the contrary set forth in this Agreement or any other Loan Document, (i) an Extended Facility shall be in an aggregate minimum amount of $50,000,000 and an integral multiple of $1,000,000, (ii) any Extending Lender may extend all or any portion of its Commitment or Advances pursuant to one or more Extension Requests (subject to applicable proration in the case of over participation) (including the extension of any Extended Revolving Facility), and (iii) any Extended Facility and all obligations in respect thereof shall be Obligations under this Credit Agreement and the other Loan Documents that are secured by the Collateral on a pari passu basis with all other Obligations under this Credit Agreement and the other Loan Documents.

Extended Facilities shall be established pursuant to an amendment (an “Extension Amendment”) to this Agreement among the Borrowers, the Administrative Agent and each Extending Lender providing an Extended Facility thereunder which shall be consistent with the provisions set forth in paragraph (a) above (but which shall not require the consent of any other Lender). Notwithstanding anything to the contrary herein, such Extension Amendment shall include, amongst other specifications, (1) provisions to treat extended Commitments and Advances as a separate tranche or series and the incorporation of applicable class voting rights, (2) provisions detailing whether, and the manner in which, Letters of Credit shall be transferred to an Extended Revolving Facility or remain effective under the Existing Revolving Facility, (3) that any and all accrued interest or fees (including, but not limited to, such fees described in Section 2.08 of this Agreement) shall be due and payable upon the effectiveness of any Extension Amendment, and (4) provisions for the prepayment of any Advances outstanding under the Existing Facility on the date the Extension Amendment becomes effective (including payment of any breakage costs); provided, that Advances may then be re-borrowed pursuant to a same-day Notice of Borrowing under either the Existing Facility or the Extended Facility. Each of the parties hereto hereby agrees that, upon the effectiveness of any Extension Amendment in accordance with its terms, (i) this Agreement shall be deemed amended as set forth therein, notwithstanding anything to the contrary

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set forth in Section 9.07, and (ii) such Extension Amendment shall be binding on the Lenders, the Loan Parties and the other parties hereto. All Extended Facilities and all obligations in respect thereof shall be Obligations under the Credit Agreement and the other Loan Documents that are secured by the Collateral on a pari passu basis with all other Obligations under the Credit Agreement and in connection with any Extension Amendment, notwithstanding anything to the contrary set forth in Section 9.07 of this Agreement, the Loan Parties and the Collateral Agent shall enter into such amendments to the Collateral Documents as may be reasonably requested by the Collateral Agent (which shall not require any consent from any Lender) in order to ensure that the extended Commitments or Advances are provided with the benefit of the applicable Collateral Documents on a pari passu basis with the other Obligation. To the extent not already provided, the Administrative Agent shall provide notice to all of the Lenders of the proposed Extension Amendment by not later than the same date established in the Extension Amendment (if any) for applicable “know your customer” and anti-money laundering rules and regulations, including without limitation, the Patriot Act.

Section 2.20 Refinancing Facilities.

(a)       Dana may, from time to time after the Closing Date, refinance or replace loans or commitments under the Revolving Credit Facility~~, any Term Facility~~  or any Incremental Facility with one or more new term loan facilities (each, a “Refinancing Term Facility”) and new revolving credit facilities (each, a “Refinancing Revolving Facility”, together with any Refinancing Term Facility, the “Refinancing Facilities”) or with one or more additional series of senior unsecured notes or loans or senior secured notes or loans that will be secured by the Collateral on a pari passu basis with the Revolving Credit Facility~~, the Term Facility~~  or applicable Incremental Facility or secured notes or loans that are junior in right of security in the Collateral (any such notes or loans, “Refinancing Notes” and together with the Refinancing Facilities, “Refinancing Debt”) pursuant to procedures reasonably specified by the Administrative Agent and reasonably acceptable to Dana; provided that (i) such Refinancing Debt will rank pari passu or junior in right of payment as the other Advances and Commitments hereunder, (ii) any Refinancing Term Facility or Refinancing Notes shall not mature prior to the maturity date of, or have a shorter weighted average life than, or have mandatory prepayment provisions (other than related to change of control offers) that could result in prepayments of such Refinancing Debt prior to, the loans under such ~~Term Facility or~~ Incremental Term Facility being refinanced; provided, that this clause (a)(ii) shall not apply to any Refinancing Debt, together with any Incremental Facilities and any Incremental Equivalent Debt, in an aggregate principal amount outstanding that is not in excess of the Inside Maturity Basket, (iii) any Refinancing Revolving Facility shall not mature (or require commitment reductions or amortization) prior to the Maturity Date for the Revolving Credit Facility or the maturity date of the revolving commitments being replaced, (iv) such Refinancing Debt will not be Guaranteed or issued by any Person that is not a Loan Party, (v) the other terms and conditions, taken as a whole, of any such Refinancing Debt (excluding pricing (as to which no “most favored nation” clause shall apply) and optional prepayment or redemption terms) are substantially similar to, or not materially less favorable to Dana and its Restricted Subsidiaries, than, the terms and conditions, taken as a whole, applicable to the loans or revolving commitments being refinanced or replaced (except for covenants or other provisions applicable only to periods after the latest maturity date of the Revolving Credit Facility~~, the applicable Term Facility~~  or applicable Incremental Facility), (vi) with respect to (1) Refinancing Notes secured by Collateral or (2) any Refinancing Term Facility secured by Liens on the Collateral that are junior in priority

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to the Liens on the Collateral securing the ~~Term Facility or~~ Revolving Credit Facility, such agreements or Liens will be subject to an intercreditor agreement reasonably acceptable to the Administrative Agent and (vii) the aggregate principal amount of any Refinancing Facility or Refinancing Notes shall not be greater than the aggregate principal amount (or committed amount) of the Revolving Credit Facility~~, the applicable Term Facility~~  or applicable Incremental Facility being refinanced or replaced plus any fees, premiums, original issue discount and accrued interest associated therewith, and costs and expenses related thereto, and the Revolving Credit Facility or applicable Incremental Facility being refinanced or replaced will be permanently reduced substantially simultaneously with the issuance thereof.

(b)       Dana shall make any request for Refinancing Debt pursuant to a written notice to the Administrative Agent specifying in reasonable detail the proposed terms thereof. Refinancing Debt may be provided, by any existing Lender (but no existing Lender will have an obligation to make any Refinancing Debt and may elect or decline, in its sole discretion, to provide such Refinancing Debt) or by any Additional Lender (each such existing Lender or Additional Lender providing such Refinancing Debt, a “Refinancing Lender”) provided that the Administrative Agent shall have consented (not to be unreasonably conditioned, withheld or delayed) to such Lender’s or Additional Lender’s providing such Refinancing Debt to the extent such consent, if any, would be required under Section 9.07 for an assignment to such Additional Lender.

(c)       Commitments in respect of Refinancing Facilities shall become Commitments under this Agreement pursuant to an amendment (a “Refinancing Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Borrowers, each Lender agreeing to provide such Commitment, if any, each Additional Lender, if any, and the Administrative Agent. The Refinancing Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and Dana, to effect the provisions of this Section 2.20. The effectiveness of any Refinancing Amendment shall be subject to the satisfaction on the date thereof (each, a “Refinancing Facility Closing Date”) of each of the conditions set forth in Section 3.02 (it being understood that all references to the date of making of an extension of credit or similar language in such Section 3.02 shall be deemed to refer to the effective date of such Refinancing Amendment) and such other conditions as the parties thereto shall agree.

(d)       Each class of Refinancing Debt incurred under this Section 2.20 shall be in an aggregate principal amount that is (x) not less than $50,000,000. Any Refinancing Amendment relating to a Refinancing Revolving Facility may provide for the issuance of Letters of Credit or the provision to the ~~Revolving Credit~~ Borrowers of Swing Line Advances, pursuant to any revolving credit facility established thereby, in each case on terms substantially equivalent to the terms applicable to Letters of Credit and Swing Line Advances under the Revolving Credit Commitments.

(e)       This Section 2.20 shall supersede any provisions in Section 9.01 to the contrary. Notwithstanding any other provision of any Loan Document, the Loan Documents may be amended by the Administrative Agent and the Loan Parties, if necessary, to provide for terms applicable to each Refinancing Amendment.

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Article III
CONDITIONS TO EFFECTIVENESS

Section 3.01 Conditions Precedent to the Closing Date. This Agreement shall become effective on and as of the first date on which the following conditions precedent have been satisfied (and the obligation of each Lender to make an Advance or of the Issuing Bank to issue a Letter of Credit on the occasion of the Initial Extension of Credit hereunder is subject to the satisfaction of such conditions precedent before or concurrently with the Closing Date):

(a)       The Administrative Agent shall have received on or before the Closing Date the following, each dated such day (unless otherwise specified), in form and substance reasonably satisfactory to the Lenders (unless otherwise specified) and (except for the Notes) in sufficient copies for each Lender:

(i)       Duly executed counterparts of this Agreement.

(ii)       The Notes payable to the order of the Lenders to the extent requested in accordance with Section 2.16(a).

(iii)       The Security Agreement, together with evidence that all other actions that the Collateral Agent may reasonably deem necessary or desirable in order to perfect and protect the liens and security interests created under the Collateral Documents and the required priority thereof has been taken.

(iv)       Certified copies of the resolutions of the boards of directors of each of Dana and each Guarantor approving the execution and delivery of this Agreement and each other Loan Document to which it is, or is intended to be a party, and of all documents evidencing other necessary constitutive action and, if any, material governmental and other third party approvals and consents, if any, with respect to this Agreement, the other Transactions and each other Loan Document.

(v)       A copy of the charter or other constitutive document of each Loan Party and each amendment thereto, certified (as of a date reasonably acceptable to the Administrative Agent) by the Secretary of State of the jurisdiction of its incorporation or organization, as the case may be, thereof as being a true and correct copy thereof.

(vi)       A certificate of each Loan Party signed on behalf of such Loan Party by a Responsible Officer, dated the Closing Date (the statements made in which certificate shall be true on and as of the Closing Date), certifying as to (A) the accuracy and completeness of the charter (or other applicable formation document) of such Loan Party and the absence of any changes thereto; (B) the accuracy and completeness of the bylaws (or other applicable organizational document) of such Loan Party as in effect on the date on which the resolutions of the board of directors (or persons performing similar functions) of such Person referred to in Section 3.01(a)(iv) were adopted and the absence of any changes thereto (a copy of which shall be attached to such certificate); (C) the absence of any proceeding known to be pending for the dissolution, liquidation or other termination of the existence of such Loan Party; (D) the accuracy in all material respects of the representations and warranties made by such Loan Party in the Loan Documents to which

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it is or is to be a party as though made on and as of the Closing Date, before and after giving effect to all of the Borrowings and the issuance of all of the Letters of Credit to be made on such date (including the migration of any Existing Letters of Credit) and to the application of proceeds, if any, therefrom; (E) the absence of any event occurring and continuing, or resulting from any of the Borrowings or the issuance of any of the Letters of Credit to be made on the Closing Date (including the migration of any Existing Letters of Credit) or the application of proceeds, if any, therefrom, that would constitute a Default; and (F) the absence of a Material Adverse Effect since December 31, 2015.

(vii)       A certificate of the Secretary or an Assistant Secretary of each Loan Party certifying the names and true signatures of the officers of such Loan Party authorized to sign this Agreement and the other documents to be delivered hereunder.

(viii)       Certificates, in substantially the form of Exhibit I attesting to the Solvency of Dana and its Restricted Subsidiaries, on a consolidated basis (after giving effect to the Transactions), from its Chief Financial Officer or other financial officer.

(ix)       Copies of (i) at least five (5) days prior to the Closing Date, audited financial statements of Dana and its Subsidiaries for each of the three most recently-ended Fiscal Years ending more than 90 days prior to the Closing Date; and (ii) customary unaudited pro forma financial statements as to Dana and its Subsidiaries giving effect to the Transactions, in each case prepared in a manner consistent with the projections in the presentation provided by Dana dated May 5, 2016.

(x)       To the extent applicable, a Notice of Borrowing for any Borrowing to be made, and/or one or more Letter of Credit Applications for each Letter of Credit (other than any Existing Letter of Credit) to be issued, on the Closing Date.

(xi)       A favorable opinion of (A) Paul, Weiss, Rifkind, Wharton & Garrison, LLP, counsel to the Loan Parties, in substantially the form of Exhibit D-1 hereto, and addressing such other matters as the Lenders may reasonably request (including as to Delaware corporate law matters), and (B) Shumaker, Loop & Kendrick, LLP, Michigan counsel to the Loan Parties, in substantially the form of Exhibit D-2 hereto and addressing such other matters as the Lenders may reasonably request.

(xii)       Since December 31, 2015, there shall not have occurred a Material Adverse Effect.

(xiii)       (A) All costs, fees and expenses (including, without limitation, legal fees and expenses for which Dana has received an invoice at least one (1) day prior to the Closing Date) and other compensation contemplated by the Fee Letter and payable to the Agents or the Lender Parties shall have been paid in full in cash to the extent due and payable and (B) the Administrative Agent shall have received evidence reasonably satisfactory to it of the repayment of all Debt under the Existing Credit Agreement, at which time all commitments, security interests and guarantees in respect of such Debt and the related documents thereunder will be terminated, returned and discharged in full (other than obligations which by their terms survive termination and the Existing Letters of Credit

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deemed to be issued hereunder) and Dana shall have, substantially concurrently with the Initial Extension of Credit hereunder, delivered to the Administrative Agent copies of all documents or instruments evidencing or necessary to release all Liens on the Collateral securing such Debt.

(xiv)       The Lenders shall have received, at least five (5) days prior to the Closing Date, all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation, the Patriot Act.

(xv)       For each Material Real Property, (A) a Mortgage and Mortgage Policy delivered in accordance with Section 5.01(i), (B) if such Material Real Property is a Special Flood Hazard Property, evidence reasonably satisfactory to the Administrative Agent that the Flood Insurance Requirements have been satisfied, and (C) favorable opinions of local counsel for the Loan Parties (1) in states in which the Material Real Property is located, with respect to the enforceability and perfection of the applicable Mortgages and any related fixture filings in form and substance satisfactory to the Administrative Agent and (2) in states in which the Loan Parties party to the applicable Mortgages are organized or formed, with respect to the valid existence, corporate power and authority of such Loan Parties in the granting of such Mortgages, in form and substance satisfactory to the Administrative Agent.

Section 3.02 Conditions Precedent to Each Borrowing and Each Issuance of a Letter of Credit. Each of (a) the obligation of each Appropriate Lender to make an Advance (other than a Letter of Credit Advance to be made by the Issuing Bank or a Lender pursuant to Section 2.03(c) and as set forth in Section 2.02(b) with respect to the Swing Line Advances made by a Lender ~~and other than a 2018 New Term B Advance~~) on the occasion of each Borrowing, and (b) the obligation of the Issuing Banks to issue a Letter of Credit (including the initial issuance of a Letter of Credit hereunder) or to renew a Letter of Credit and the right of a Revolving Credit Borrower to request a Swing Line Borrowing, shall be subject to the further conditions precedent that on the date of such Borrowing, issuance or renewal:

(a)       the following statements shall be true (and each of the giving of the applicable Notice of Borrowing or Letter of Credit Application and the acceptance by the ~~Applicable~~applicable Borrower of the proceeds of such Borrowing or the issuance or renewal of such Letter of Credit, as the case may be, shall constitute a representation and warranty by the ~~Applicable~~applicable Borrower that both on the date of such notice and on the date of such Borrowing, issuance or renewal such statements are true):

(i)       the representations and warranties contained in each Loan Document are correct in all material respects, only to the extent that such representation and warranty is not otherwise qualified by materiality or Material Adverse Effect on and as of such date, in which case such representation and warranty shall be true and correct in all respects, before and after giving effect to such Borrowing, issuance or renewal and to the application of the proceeds therefrom, as though made on and as of such date, other than any such representations or warranties that, by their terms, refer to an earlier date other

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than the date of such Borrowing, issuance or renewal, in which case as of such earlier date; and

(ii)       no event has occurred and is continuing, or would result from such Borrowing, issuance or renewal or from the application of the proceeds, if any, therefrom, that constitutes a Default or Event of Default.

(b)       The ~~Applicable~~applicable Borrower shall have delivered a Notice of Borrowing.

Section 3.03 Determinations Under Section 3.01. For purposes of determining compliance with the conditions specified in Section 3.01, each Lender Party shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lender Parties unless an officer of the Administrative Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lender Party prior to the Closing Date specifying its objection thereto, and if a Borrowing occurs on the Closing Date, such Lender Party shall not have made available to the Administrative Agent such Lender Party’s ratable portion of such Borrowing.

Article IV
REPRESENTATIONS AND WARRANTIES

Section 4.01 Representations and Warranties of the Loan Parties. Each Loan Party represents and warrants as follows:

(a)       Each of the Borrowers and the Material Subsidiaries (i) is a corporation, partnership, limited liability company or other organization duly organized (or, to the extent such Borrower or Material Subsidiary is a Luxembourg company, incorporated), validly existing and in good standing (or to the extent such concept is applicable to a non-U.S. entity, the functional equivalent thereof) under the laws of the jurisdiction of its incorporation or formation except where the failure to be in good standing (or the functional equivalent), individually or in the aggregate, would not have a Material Adverse Effect, (ii) is duly qualified as a foreign corporation (or other entity) and in good standing (or the functional equivalent thereof, if applicable) in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed, except where the failure to so qualify or be licensed and in good standing (or the functional equivalent thereof, if applicable), individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, and (iii) has all requisite power and authority (including, without limitation, all governmental licenses, permits and other approvals) to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted, except where the failure to have such power or authority, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. As of the Closing Date, all of the outstanding capital stock of each Loan Party (other than Dana) has been validly issued, is fully paid and non assessable and is owned by the Persons listed on Schedule 4.01 hereto in the percentages specified on Schedule 4.01 hereto free and clear of all Liens, except those created under the Collateral Documents or otherwise permitted under Section 5.02(a) hereof.

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(b)       Set forth on Schedule 4.01 hereto is a complete and accurate list as of the Closing Date of all Subsidiaries of Dana, showing as of the Closing Date (as to each such Subsidiary) the jurisdiction of its incorporation or organization, as the case may be, and the percentage of the Capital Stock owned (directly or indirectly) by Dana or its Subsidiaries.

(c)       The execution, delivery and performance by each Loan Party of this Agreement, the Notes and each other Loan Document to which it is or is to be a party, and the consummation of each aspect of the transactions contemplated hereby, are within such Loan Party’s constitutive powers, have been duly authorized by all necessary constitutive action, and do not (i) contravene such Loan Party’s constitutive documents, (ii) violate any applicable law (including, without limitation, the Securities Exchange Act of 1934), rule, regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award, (iii) conflict with or result in the breach of, or constitute a default under, any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting any Loan Party, or any of their properties entered into by such Loan Party after the date hereof except, in each case, other than any conflict, breach or violation which, individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect or (iv) except for the Liens created under the Loan Documents, result in or require the creation or imposition of any Lien upon or with respect to any of the properties of any Loan Party or any of its Restricted Subsidiaries.

(d)       No authorization, approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body or any other third party is required for (i) the due execution, delivery, recordation, filing or performance by any Loan Party of this Agreement, the Notes or any other Loan Document to which it is or is to be a party, or for the consummation of each aspect of the transactions contemplated hereby, (ii) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (iii) the perfection or maintenance of the Liens created under the Collateral Documents or (iv) the exercise by the Administrative Agent or any Lender Party of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except

(i)       for the filing or recordings of Collateral Documents, filings or recordings already made or to be made pursuant to any federal law, rule or regulation or filings or recordings to be made in any jurisdiction outside of the United States, and subject to the limitations set forth in the Collateral Documents, and

(ii)       registration of the Loan Documents with the Administration de l’Enregistrement et des Domaines in Luxembourg which may be required if such Loan Documents are either: (a) attached as an annex to an act (annexés à un acte) that itself is subject to mandatory registration; or (b) deposited in the minutes of a notary (déposés au rang des minutes d'un notaire). in such cases, as well as in case of a voluntary registration, the Loan Documents will be subject to registration duties payable by the party registering, or being ordered to register, the Loan Documents which may be, depending on the nature of the Loan Documents, at a fixed rate of EUR 12 or an ad valorem rate and which registrations, notarisations, filings, taxes and fees will be made and paid made within the period allowed by applicable law or the relevant Loan Document.

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(e)       This Agreement has been, and each of the Notes, if any, and each other Loan Document when delivered hereunder will have been, duly executed and delivered by each Loan Party thereto. This Agreement is, and each of the Notes and each other Loan Document when delivered hereunder will be the legal, valid and binding obligation of each Loan Party thereto, enforceable against such Loan Party in accordance with its terms, subject in each case to Debtor Relief Laws.

(f)       The Consolidated balance sheet of Dana and its Subsidiaries as at December 31, 2018, and the related Consolidated statements of income and cash flows of Dana and its Subsidiaries for the Fiscal Year then ended, and the interim Consolidated balance sheets of Dana and its Restricted Subsidiaries as at March 31, 2019 and the related Consolidated statements of income and cash flows of Dana and its Subsidiaries for the respective months then ended, which have been furnished to each Lender Party present fairly in all material respects the financial condition and results of operations of Dana and its Subsidiaries as of such dates and for such periods all in accordance with GAAP consistently applied (subject to year-end adjustments and in the case of unaudited financial statements, except for the absence of footnote disclosure).

(g)       Since December 31, ~~2020~~2022, there has not occurred a Material Adverse Change.

(h)       All projected Consolidated balance sheets, income statements and cash flow statements of Dana and its Subsidiaries delivered to the Lender Parties pursuant to Section 5.03(d) were prepared and will be prepared, as applicable, in good faith on the basis of the assumptions stated therein, which assumptions were fair and will be fair in the light of conditions existing at the time of delivery of such projections, and represented and will represent, at the time of delivery, Dana’s reasonable estimate of its future financial performance, it being understood that projections are inherently unreliable and that actual performance may differ materially from such projections.

(i)       No written information, exhibits and reports furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender Party on or after May 5, 2016 in connection with any Loan Document (other than to the extent that any such information, exhibits and reports constitute projections described in Section 4.01(h) above and any information of a general economic or industry nature) taken as a whole and in light of the circumstances in which made, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein, in light of the circumstances in which any such statements were made, not materially misleading.

(j)       Except as set forth on Schedule 4.01(j) or as disclosed in any SEC filings, there is no action, suit, or proceeding affecting any Borrower or any of the Material Subsidiaries pending or, to the best knowledge of the Loan Parties, threatened before any court, governmental agency or arbitrator that (i) is reasonably expected to be determined adversely to the Loan Party and, if so adversely determined, would reasonably be expected to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of this Agreement, any Note or any other Loan Document.

(k)       No Borrower is engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Advance or any drawing under

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any Letter of Credit will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock.

(l)       No ERISA Event has occurred or is reasonably expected to occur with respect to any ERISA Plan that has resulted in or is reasonably expected to result in a Material Adverse Effect.

(m)       The present value of all accumulated benefit obligations under each ERISA Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such ERISA Plan by an amount which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. The present value of all accumulated benefit obligations of all underfunded ERISA Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of all such underfunded ERISA Plans by an amount which would reasonably be expected to have a Material Adverse Effect. Neither any Borrower, any Material Subsidiary, nor any ERISA Affiliates has incurred within the previous five years or is reasonably expected to incur any Withdrawal Liability that would reasonably be expected to have a Material Adverse Effect.

(n)       Except to the extent that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the operations and properties of each Loan Party and each of its Material Subsidiaries comply with all applicable Environmental Laws and Environmental Permits, all past noncompliance with such Environmental Laws and Environmental Permits has been resolved, and, to the knowledge of the Loan Parties after reasonable inquiry, no circumstances exist that would be reasonably likely to (i) form the basis of an Environmental Action against any Loan Party or any of its Material Subsidiaries or any of their properties that could be reasonably likely to have an impact on any Loan Party or (ii) cause any such property to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law.

(o)       Once executed, the Collateral Documents create a valid and perfected security interest or Lien, as applicable in the Collateral having the priority set forth therein securing the payment of the Secured Obligations, and all filings and other actions necessary to perfect such security interest have been duly taken, in each case subject to the exceptions set forth therein. The Loan Parties are the legal and beneficial owners of the Collateral free and clear of any Lien, except for the liens and security interests created or permitted under the Loan Documents.

(p)       Neither the making of any Advances, nor the issuance or amendment of any Letters of Credit, nor the application of the proceeds or repayment thereof by any Borrower, nor the consummation of the other transactions contemplated by the Loan Documents, will violate any provision of the Investment Company Act of 1940, as amended, or any rule, regulation or order of the Securities and Exchange Commission thereunder.

(q)       Each Loan Party and each of its Restricted Subsidiaries has filed or caused to be filed all Tax returns and reports (federal, state, local and foreign) which are required to have

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been filed and has paid or caused to be paid all Taxes required to have been paid by it, together with applicable interest and penalties, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which such Borrower or such Restricted Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

(r)       Each Loan Party and each of its Restricted Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property necessary, in the aggregate, for the conduct of its business as currently conducted, and the use thereof by the Borrowers and the Guarantors does not infringe upon the rights of any other Person, except for any such infringement that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(s)       Dana and its Restricted Subsidiaries, on a consolidated basis, will be Solvent on and as of the Closing Date.

(t)       Except to the extent that would not reasonably be expected to have a Material Adverse Effect, to each Loan Party’s knowledge, each Loan Party and its Restricted Subsidiaries do not have any material contingent liability in connection with any release of any Hazardous Materials into the environment.

(u)       To each Loan Party’s knowledge, none of the Loan Parties or their Subsidiaries are in violation of any law, rule or regulation, or in default with respect to any judgment, writ, injunction or decree of any Governmental Authority, except for any such violation or default that would not reasonably be expected to result in a Material Adverse Effect.

(v)       No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with this Agreement or the Loan Documents or the Transactions or the transactions contemplated hereby or thereby based upon arrangements made by or on behalf of any Borrower.

(w)       Each of the Loan Parties and their respective directors, officers, employees and, to the knowledge of each Loan Party, its respective agents, in each case, has complied with the FCPA and any other applicable anti-bribery or anti-corruption law in all material respects, and it and they have not made, offered, promised or authorized, whether directly or indirectly, any payment of anything of value to a government official while knowing or having a reasonable belief that all or some portion will be used for the purpose of: (i) influencing any act, decision or failure to act by a government official in his or her official capacity, (ii) inducing a government official to use his or her influence with a government or instrumentality to affect any act or decision of such government or entity or (iii) securing an improper advantage, in each case in order to obtain, retain or direct business.

(x)       To the extent applicable, each Loan Party and, to the knowledge of each Loan Party, each director, officer, agent, employee, advisor or Affiliate of the Loan Parties in connection with the business of such Loan Parties, is in compliance, in all material respects, with (i) the Patriot Act and (ii) the Sanctions Laws and Regulations. No Loan Party is, nor, to the knowledge of each Loan Party, is any director, officer, agent, employee or Affiliate of the Loan

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Parties, a Person described by or designated on any Sanctions List, located in a Sanctioned Country or has engaged in or is engaging in dealings or transactions with any Person described by or designated on a Sanctions List or located in a Sanctioned Country. No part of the proceeds of the Advances will be used, directly or indirectly, for any payments to (A) any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977 (the “FCPA”), or (B) any Person for the purpose of financing the activities of any Person that at the time of such financing, is the subject of sanctions under the Sanctions Laws and Regulations. Each Borrower through its Affiliates and its contractors has instituted and maintains policies and procedures designated to prevent violation of Sanctions Laws and Regulations.

(y)       Neither Dana nor any of its Material Subsidiaries owns any Material Real Property as of the Closing Date.

(z)       As of the Amendment No. 3 Effective Date, the information included in the Beneficial Ownership Certification (if any such certificate was required to be delivered by any Borrower under the Beneficial Ownership Regulation) is true and correct in all respects.

(aa) In the case of any Luxembourg Loan Party:

(i)       such Luxembourg Loan Party’s head office (administration centrale), the place of its effective management (siège de direction effective) and (for the purposes of the European Insolvency Regulation) the centre of its main interests (centre des intérêts principaux) are located at the place of its registered office (siège social) in Luxembourg;

(ii)       such Luxembourg Loan Party is not subject to insolvency proceedings such as bankruptcy (faillite), compulsory liquidation (liquidation judiciaire), voluntary liquidation (liquidation volontaire) winding-up, moratorium, composition with creditors (gestion contrôlée), suspension of payment (sursis de paiement), voluntary arrangement with creditors (concordat préventif de la faillite), fraudulent conveyance, general settlement with creditors, reorganization or similar order or proceedings affecting the rights of creditors generally and any proceedings in jurisdictions other than Luxembourg having similar effects; and

(iii)       all legal requirements of the Luxembourg law of 31 May 1999 on domiciliation of the companies, as amended, have been complied with by such Luxembourg Loan Party.

(bb) No Loan Party is an Affected Financial Institution.

Article V
COVENANTS OF THE LOAN PARTIES

Section 5.01 Affirmative Covenants. So long as any Advance shall remain unpaid, any Letter of Credit shall be outstanding (or shall have expired or terminated with a

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pending drawing thereon) or any Lender Party shall have any Commitment hereunder, each Loan Party will:

(a)       Corporate Existence. Preserve and maintain in full force and effect all governmental rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business except (i)(A) if in the reasonable business judgment of such Borrower or such Guarantor, as the case may be, it is in its best economic interest not to preserve and maintain such rights, privileges, qualifications, permits, licenses and franchises and the loss thereof is not materially disadvantageous to the Loan Parties, taken as a whole; provided, that Dana may liquidate or dissolve one or more Restricted Subsidiaries (other than a Borrower) if the assets of such Restricted Subsidiaries to the extent they exceed estimated liabilities are acquired by a Borrower or a wholly owned Restricted Subsidiary of a Borrower in such liquidation or dissolution, and (B) such failure to preserve the same could not, in the aggregate, reasonably be expected to have a Material Adverse Effect, and (ii) as otherwise permitted by Section 5.02(f).

(b)       Compliance with Laws. Comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, such compliance to include without limitation, OFAC, ERISA, Environmental Laws and The Racketeer Influenced and Corrupt Organizations Chapter of The Organized Crime Control Act of 1970, except (other than with respect to OFAC and Sanctions Laws and Regulations, which shall be complied with in all material respects) where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

(c)       Environmental Matters. Except to the extent that would not reasonably be expected to have, individually or in aggregate, a Material Adverse Effect, comply, and cause each of its Restricted Subsidiaries and all lessees and other Persons operating or occupying its properties to comply with all applicable Environmental Laws and Environmental Permits; obtain and renew, and cause each of its Restricted Subsidiaries to obtain and renew, all Environmental Permits necessary for its operations and properties and conduct, and cause each of its Restricted Subsidiaries to conduct, any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, in accordance with the requirements of all Environmental Laws, in each case to the extent the failure to do so would result in a loss or liability; provided, however, that neither any Borrower nor any of its Restricted Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances.

(d)       Insurance. Keep its insurable properties insured at all times, against such risks, including fire and other risks insured against by extended coverage, as is customary with companies of the same or similar size in the same or similar businesses (subject to deductibles and including provisions for self-insurance); and maintain in full force and effect public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by any Borrower or any Guarantor, as the case may be, in such amounts and with such deductibles as are customary with companies of the same or similar size in the same or similar businesses and in the same geographic area and in each case with financially sound and reputable insurance companies

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(subject to provisions for self-insurance). With respect to any Mortgaged Property that is at any time a Special Flood Hazard Property located in a community which participates in the National Flood Insurance Program, the Borrowers shall, or shall cause each applicable Loan Party to, comply with the Flood Insurance Requirements. In connection with any Flood Compliance Event, the Administrative Agent shall provide to the Secured Parties evidence of compliance with the Flood Insurance Requirements, to the extent received from any Borrower. The Administrative Agent agrees to request such evidence of compliance at the request of any Secured Party. Unless any Borrower provides the Administrative Agent with evidence of the Flood Insurance as required by this Agreement, the Administrative Agent may purchase such Flood Insurance at the Borrowers’ expense to protect the interests of the Administrative Agent and the Secured Parties. Each Borrower and each Loan Party shall cooperate with the Administrative Agent in connection with compliance with the Flood Laws, including by providing any information reasonably required by the Administrative Agent (or by any Secured Party through the Administrative Agent) in order to confirm compliance with the Flood Laws. If a Flood Redesignation shall occur with respect to any Mortgaged Property, the Administrative Agent shall obtain a completed Flood Hazard Determination with respect to the applicable Mortgaged Property, and each Borrower shall comply with the Flood Insurance Requirements with respect to such Mortgaged Property by not later than forty five (45) days after the date of the Flood Redesignation or any earlier date required by the Flood Laws.

(e)       Obligations and Taxes. Except to the extent that it could not reasonably be expected to have a Material Adverse Effect, pay and discharge and cause each of its Restricted Subsidiaries to pay and discharge promptly all material Taxes imposed upon it or upon its income or profits or in respect of its property, before the same shall become in default, as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, would become a Lien (other than a Permitted Lien) or charge upon such properties or any part thereof; provided, however, that each Borrower and each Guarantor shall not be required to pay and discharge or to cause to be paid and discharged any such Tax or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings, in each case, if the Borrowers and the Guarantors shall have set aside on their books adequate reserves therefor in conformity with GAAP.

(f)       Access to Books and Records. Maintain or cause to be maintained at all times true and complete books and records in accordance with GAAP of the financial operations of the Borrowers and the Guarantors; and provide the Lender Parties and their representatives (which shall coordinate through the Administrative Agent) (i) access to all such books and records during regular business hours upon reasonable advance notice, in order that the Lender Parties may examine and make abstracts from such books, accounts, records and other papers for the purpose of verifying the accuracy of the various reports delivered by the Borrowers or the Guarantors to any Agent or the Lenders pursuant to this Agreement or for otherwise ascertaining compliance with this Agreement and to discuss the affairs, finances and condition of the Borrowers and the Guarantors with the officers and independent accountants of the Borrowers; provided that any Borrower shall have the right to be present at any such visit or inspection and (ii) access to and the right to inspect all reports, audits and other internal information of the Borrowers and the Guarantors relating to environmental matters upon reasonable advance notice; provided that, excluding such visits and inspections during the continuation of an Event of Default, (x) only the Administrative Agent on behalf of the Lenders may exercise the rights of the Administrative Agent

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and the Lenders under this Section 5.01(f); (y) the Administrative Agent shall not exercise such rights more often than one time during any calendar year and (z) only one such time per calendar year shall be at the expense of the Borrowers; provided, further that when an Event of Default exists, the Administrative Agent (or any of its representatives or independent contractors) may do any of the foregoing at the expense of the Borrowers during normal business hours and upon reasonable advance notice; provided, further that, notwithstanding anything to the contrary herein, neither any Borrower nor any Restricted Subsidiary shall be required to disclose, permit the inspection, examination or making of copies of or taking abstracts from, or discuss any document, information, or other matter (i) that constitutes non-financial trade secrets or non-financial proprietary information of Dana and its subsidiaries and/or any of its customers and/or suppliers, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or any of their respective representatives or contractors) is prohibited by applicable law or (iii) that is subject to attorney-client or similar privilege or constitutes attorney work product.

(g)       Maintenance of Credit Ratings. Use commercially reasonable efforts to obtain and to maintain, in respect of Dana, corporate ratings and corporate family ratings of at least two of S&P, Moody’s and Fitch, though no specific rating of S&P, Moody’s or Fitch, as the case may be, shall be required for compliance with this covenant.

(h)       Use of Proceeds. Use the proceeds of the Advances solely for the purposes, and subject to the restrictions, set forth in Section 2.14 and in compliance with all Sanctions Laws and Regulations.

(i)       Additional Domestic Subsidiaries; Additional Properties. If any Loan Party shall form or directly acquire all or substantially all of the outstanding Capital Stock of a domestic Material Subsidiary after the Closing Date, or a Restricted Subsidiary becomes a domestic Material Subsidiary after the Closing Date, then, in each case, Dana will: (x) notify the Administrative Agent and the Collateral Agent thereof; (y) with respect to the acquisition or domestication of such Material Subsidiary, such Loan Party will cause such Material Subsidiary to become a Loan Party hereunder and under each applicable Collateral Document within fifteen (15) Business Days after such Material Subsidiary is formed or acquired (or such longer period as the Administrative Agent may agree in its reasonable discretion) and promptly take such actions to create and perfect Liens on such Material Subsidiary’s assets constituting Collateral to secure the Secured Obligations as the Administrative Agent or the Collateral Agent shall reasonably request in accordance with and subject to the limitations set forth in the Collateral Documents; provided that notwithstanding the foregoing, no Restricted Subsidiary will be required to become or remain a Guarantor or provide or maintain a Lien on any of its assets as security for any of the Obligations if such Restricted Subsidiary is an Excluded Subsidiary or a Foreign Subsidiary (other than solely as required by the second proviso in Section 8.01 with respect to guarantees by any Borrower that is a Foreign Subsidiary); and (z) with respect to the acquisition of an interest in any Material Real Property (whether by way of acquisition of a new Material Subsidiary or acquisition by a Loan Party of such interest in Material Real Property), cause the Loan Party holding such interest not later than thirty (30) days after such acquisition to provide to the Administrative Agent a description, in detail reasonably satisfactory to the Administrative Agent, of the Material Real Property reflecting the addition of such Material Real Property, and, provide the Administrative Agent with each of the following within ninety (90) days after such acquisition (or such longer period of time as may be agreed to in writing by the Administrative Agent in its reasonable discretion): (I)  a Mortgage

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with respect to such Material Real Property (which Mortgage shall, if it relates to a Material Real Property located in a state which imposes a mortgage recording or similar tax and “capping” the Mortgage shall permit the Borrowers to pay less Mortgage recording or similar tax than would otherwise be payable, secure an amount reasonably requested by the Administrative Agent, not to exceed 115% of the fair market value of such Material Real Property (as reasonably determined in good faith by Dana or the applicable Loan Party holding an interest in such Material Real Property)), together with evidence that counterparts of such Mortgage have been either (X) duly filed for recording on or before such outside date or (Y) duly executed, acknowledged and delivered in form suitable for filing or recording, in all filing or recording offices that the Administrative Agent may deem reasonably necessary or desirable in order to create a valid and subsisting Lien having the required priority on the property described therein in favor of the Collateral Agent for the benefit of the Secured Parties and that all filing and recording taxes and fees have been paid; (II) an American Land Title Association/California Land Title Association Lender’s Extended Coverage title insurance policy (a “Mortgage Policy”) with respect to such Property, in form and substance reasonably acceptable to the Administrative Agent, together with such customary endorsements as the Administrative Agent may reasonably request and which are available at commercially reasonable rates in the jurisdiction where the applicable Material Real Property is located and in an amount reasonably acceptable to the Administrative Agent (but in no event exceeding 115% of the fair market value of such Material Real Property (as reasonably determined in good faith by Dana or the applicable Loan Party holding an interest in such Material Real Property)), issued, coinsured and reinsured by title insurers reasonably acceptable to the Administrative Agent, insuring the applicable Mortgage to be a valid and subsisting Lien having the required priority on the Material Real Property described therein, free and clear of all Liens, excepting only Permitted Liens, Liens existing as of the date the applicable asset or subsidiary was acquired or any other Lien that the Administrative Agent may approve, and providing for such other affirmative insurance (including insurance over mechanics’ and materialmen’s Liens) and such coinsurance and direct access reinsurance as the Administrative Agent may reasonably deem necessary or desirable and that is available at commercially reasonable rates in the jurisdiction where the applicable Material Real Property is located; (III) if requested by the Administrative Agent, an American Land Title Association/American Congress on Surveying and Mapping form survey with respect to such Material Real Property (or such survey alternatives reasonably acceptable to the Administrative Agent) in form and as of a date that is sufficient for the issuer of the applicable Mortgage Policy relating to such Material Real Property to remove all standard survey exceptions from such Mortgage Policy, for which all necessary fees (where applicable) have been paid, certified to the Administrative Agent and the issuer of the applicable Mortgage Policy in a manner reasonably satisfactory to the Administrative Agent by a land surveyor duly registered and licensed in the state in which the Material Real Property is located and reasonably acceptable to the Administrative Agent. In connection with the addition of any Material Real Property as Collateral, the Administrative Agent shall obtain a completed Flood Hazard Determination with respect to each such Material Real Property. If the Material Real Property is a Special Flood Hazard Property, Dana shall provide the following within ninety (90) days after such acquisition of the Material Real Property (or such earlier time prior to the acquired Material Real Property becoming a Mortgaged Property) pursuant to this Section 5.01(i): (1) evidence as to whether the community in which such Material Real Property is located participates in the National Flood Insurance Program, (2) the applicable Loan Party’s written acknowledgment of receipt of written notification from the Administrative Agent as to the fact that such Material Real

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Property is located in a Special Flood Hazard Area and as to whether the community in which such Material Real Property is located participates in the National Flood Insurance Program and (3) copies of the applicable Loan Party’s application for a Flood Insurance policy plus proof of premium payment, a declaration page confirming that Flood Insurance has been issued, or other evidence of Flood Insurance, such Flood Insurance to be in an amount equal to at least the amount required by the Flood Laws or such greater amount as may be reasonably required by the Administrative Agent, naming the Administrative Agent as an additional insured and loss payee/mortgagee on behalf of the Secured Parties, and otherwise including terms reasonably satisfactory to the Administrative Agent, all such matters referred to in this sentence to be reasonably approved by the Administrative Agent (the requirements set forth in this sentence are referred to herein as the “Flood Insurance Requirements”). Notwithstanding the foregoing, no Mortgage will be filed or recorded unless and until the Administrative Agent reasonably concludes that the Lenders have completed their required due diligence in respect of the Flood Laws.

(j)       Further Assurances.

(i)       Promptly upon reasonable request by any Agent, correct, and cause each of its Restricted Subsidiaries promptly to correct, any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof.

(ii)       Promptly upon reasonable request by any Agent, do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, conveyances, pledge agreements, assignments, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, landlords’ and bailees’ waiver and consent agreements, assurances and other instruments as any Agent may reasonably require from time to time in order to (A) carry out more effectively the purposes of the Loan Documents, (B) to the fullest extent permitted by applicable law, subject any Loan Party’s properties, assets, rights or interests to the Liens now or hereafter required to be covered by any of the Collateral Documents, (C) to the extent required under the Security Agreement, perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens required to be created thereunder and (D) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Loan Party or any of its Restricted Subsidiaries is or is to be a party, and cause each of its Restricted Subsidiaries to do so.

(k)       Maintenance of Properties, Etc. Maintain and preserve all of its properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted, and will from time to time make or cause to be made all appropriate repairs, renewals and replacements thereof except where failure to do so would not have a Material Adverse Effect; provided that, this subsection (k) shall not prohibit the sale, transfer or other disposition of any such property consummated in accordance with the other terms of this Agreement.

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(l)       Designation of Subsidiaries. Dana may at any time designate any Restricted Subsidiary (other than a Borrower) as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (a) immediately before and after such designation, no Default or Event of Default shall have occurred and be continuing and (b) immediately after giving effect to such designation, the Borrowers and the Restricted Subsidiaries shall be in compliance, on a pro forma basis, with the Financial Covenant (and, as a condition precedent to the effectiveness of any such designation, Dana shall deliver to the Administrative Agent a certificate setting forth in reasonable detail the calculations demonstrating such compliance). The designation of any Restricted Subsidiary as an Unrestricted Subsidiary shall constitute an Investment by the ~~Applicable~~applicable Borrower or the relevant Restricted Subsidiary (as applicable) therein at the date of designation in an amount equal to the net book value of such Person’s (as applicable) investment therein (and such designation shall only be permitted to the extent such Investment is permitted under Section 5.02(c) or Section 5.02(e)). The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the incurrence at the time of designation of any Debt or Liens of such Subsidiary existing at such time.

(m)       Post-Closing Matters. Satisfy the requirements set forth on Schedule 5.01(m) on or before the date set forth on such Schedule (or such later date as may be agreed by the Administrative Agent in its discretion).

Section 5.02 Negative Covenants. So long as any Advance shall remain unpaid, any Letter of Credit shall be outstanding (or shall have expired or terminated with a pending drawing thereon) or any Lender Party shall have any Commitment hereunder, no Loan Party will, at any time:

(a)       Liens. Incur, create, or assume any Lien on any asset of any Borrower or any Material Subsidiary now owned or hereafter acquired by any Borrower or any such Material Subsidiary, other than:

(i)       Liens existing on the Closing Date and set forth on Schedule 5.02(a);

(ii)       Permitted Liens;

(iii)       Liens on assets of Foreign Subsidiaries to secure Debt permitted by Section 5.02(b);

(iv)       Liens in favor of the Administrative Agent, the Collateral Agent and the Secured Parties (excluding the Other Secured Parties);

(v)        Liens in connection with Debt permitted to be incurred pursuant to Section 5.02(b)(vii) so long as such Liens extend solely to the property (and improvements and proceeds of such property) acquired or financed with the proceeds of such Debt or subject to the applicable Capitalized Lease;

(vi)       Liens (x) in the form of cash collateral deposited to secure Obligations under Hedge Agreements, Credit Card Programs and Cash Management Obligations (in each case to the extent not secured as set forth in clause (y)); (y) on the Collateral to secure Obligations under Secured Hedge Agreements, Credit Card Programs

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and Cash Management Obligations (in each case to the extent not secured as set forth in clause (x)); and (z) on amounts owing to any Loan Party or any ~~Specified Hedge Agreement~~Restricted Subsidiary under any Hedge Agreement to which it is a party by the counterparty to such Hedge Agreement to secure the Obligations of such Loan Party and such ~~Specified Hedge Agreement~~Restricted Subsidiary owing to such counterparty under Hedge Agreements to which such Loan Party or such ~~Specified Hedge Agreement~~Restricted Subsidiary is a party;

(vii)       Liens arising pursuant to the Tooling Program;

(viii)       Liens on cash or Cash Equivalents to secure cash management obligations, provided that such cash or cash equivalents are not in excess of $10,000,000;

(ix)       Liens on the Collateral to secure Debt incurred pursuant to Sections 5.02(b)(xvii), (xxiv) and (xxv);

(x)       Liens in respect of any Qualified Receivables Transaction and any Permitted Factoring Transaction that extend only to the assets subject thereto; and

(xi)       other Liens securing obligations in an aggregate amount not to exceed the greater of $300,000,000 and 4.0% of Total Assets at the time of incurrence and after giving pro forma effect thereto.

Notwithstanding anything contained herein to the contrary, to the extent that any Loan Party incurs a Lien on any Collateral in accordance with this Section 5.02(a), the Administrative Agent, on behalf of the Lenders, may enter into an intercreditor agreement with the other applicable secured parties in form and substance reasonably satisfactory to the Administrative Agent and on such terms and conditions as are customary for similar financing in light of the then-prevailing market conditions as determined by the Administrative Agent giving due regard to the first priority nature of the Collateral (and the Required Lenders hereby authorize the Administrative Agent to enter into any such intercreditor agreement) (the “Intercreditor Agreement”) and the Collateral Agent, on behalf of the Lenders, may in connection therewith, make such amendments to the Security Agreement as it deems necessary to reflect the terms of such Intercreditor Agreement, in accordance with the amendment provisions as set forth in the Security Agreement.

(a)       Debt. Contract, create, incur or assume any Debt, or permit any of its Material Subsidiaries to contract, create, incur, or assume any Debt, except for

(i)       Debt under this Agreement and the other Loan Documents;

(ii)       (x) Surviving Debt and any Permitted Refinancing thereof, (y) Debt in respect of any Qualified Receivables Transaction that is without recourse to any Borrower or any Restricted Subsidiary (other than a Receivables Entity and its assets and, as to any Borrower or any Restricted Subsidiary, other than pursuant to Standard Receivables Undertakings) and is not guaranteed by any such Person and (z) Debt in respect of any Permitted Factoring Transaction;

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(iii)       Debt arising from Investments among Dana and its Restricted Subsidiaries that are permitted hereunder;

(iv)       Debt in respect of any overdrafts and related liabilities arising from treasury, depository and cash management services or in connection with any automated clearing house transfers of funds;

(v)       (i) guarantees of Debt otherwise permitted under this Agreement and (ii) guarantees and non-recourse Debt in respect of Investments in joint ventures permitted under Sections 5.02(e)(ix), (xiv), (xix) or (xxvi); provided that the aggregate principal amount outstanding of such Debt does not exceed the greater of $200,000,000 and 3.0% of Total Assets;

(vi)       Debt of Foreign Subsidiaries in an aggregate principal amount outstanding not to exceed the greater of $600,000,000 and 15.0% of Total Foreign Assets;

(vii)       Debt constituting (i) Sale and Leaseback Transactions and (ii) purchase money debt and Capitalized Lease obligations (and, in each case, any Permitted Refinancing thereof); provided that, at the time of incurrence of such Debt and after giving pro forma effect thereto, the aggregate principal amount outstanding of such obligations does not exceed the greater of $~~300,000,000~~400,000,000 and ~~4.5~~5.5% of Total Assets;

(viii)       (x) Debt in respect of Hedge Agreements entered into in the ordinary course of business to protect against fluctuations in interest rates, foreign exchange rates and commodity prices, (y) Debt arising under the Credit Card Program and (z) Debt permitted pursuant to Section 5.02(a)(vi)(z);

(ix)       indebtedness which may be deemed to exist pursuant to any surety bonds, appeal bonds or similar obligations incurred in connection with any judgment not constituting an Event of Default;

(x)       indebtedness in respect of netting services, customary overdraft protections and otherwise in connection with deposit accounts in the ordinary course of business;

(xi)       payables owing to suppliers in connection with the Tooling Program,

(xii)       Debt representing deferred compensation to employees of any Borrower or any other Loan Party incurred in the ordinary course of business;

(xiii)       Debt incurred by any Borrower or any of its Restricted Subsidiaries in connection with a Permitted Acquisition, any other Investment expressly permitted hereunder or any disposition, in each case limited to indemnification obligations or obligations in respect of purchase price, including Earn-Out Obligations or similar adjustments;

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(xiv)       Debt consisting of the financing of (A) insurance premiums or (B) take-or-pay obligations contained in supply arrangements, in each case in the ordinary course of business;

(xv)       Debt supported by a Letter of Credit in a principal amount not to exceed the face amount of such Letter of Credit;

(xvi)       (i) unsecured Debt (including Subordinated Debt) of the Loan Parties and their Restricted Subsidiaries provided that after giving pro forma effect thereto, the pro forma Total Net Leverage Ratio on a pro forma basis for the most recently ended period of four consecutive Fiscal Quarters of Dana for which financial statements are available, does not exceed 3.50:1.00 and (ii) any Permitted Refinancing thereof;

(xvii)       (i) secured Debt of the Loan Parties and their Restricted Subsidiaries not otherwise permitted hereunder so long as after giving pro forma effect thereto (A) with respect to Liens that are pari passu with Liens of the Secured Parties on the Collateral, the First Lien Net Leverage Ratio on a pro forma basis for the most recently ended period of four consecutive Fiscal Quarters of Dana for which financial statements are available, does not exceed 1.50:1.00 and (B) if such Liens are junior to the Liens of the Secured Parties on the Collateral, the Senior Secured Net Leverage Ratio on a pro forma basis for the most recently ended period of four consecutive Fiscal Quarters of Dana for which financial statements are available, does not exceed 2.50:1.00 and (ii) any Permitted Refinancing thereof;

(xviii)       Debt incurred in connection with the issuance of the Senior Notes (and any Permitted Refinancings thereof);

(xix)       (i) Debt assumed in connection with any Permitted Acquisition, provided that (1) such Debt was not incurred in contemplation of such Permitted Acquisition, (2) the only obligors with respect to any Debt incurred pursuant to this clause (xix) shall be those Persons who were obligors of such Debt prior to such Permitted Acquisition (and any other Person that would have been required to become an obligor under the terms of such Debt), and (3) both immediately prior and after giving effect thereto, no Default shall exist or result therefrom and (ii) any Permitted Refinancing thereof;

(xx)       (i) Debt incurred by Dana or any of its Restricted Subsidiaries to finance any Permitted Acquisition so long as after giving pro forma effect to the incurrence of such Debt (A) if such Debt is secured (1) the First Lien Net Leverage Ratio on a pro forma basis for the most recently ended period of four consecutive Fiscal Quarters of Dana for which financial statements are available, does not exceed 1.50:1.00 and (2) on a junior basis to the Liens of the Secured Parties on the Collateral, the Senior Secured Net Leverage Ratio on a pro forma basis for the most recently ended period of four consecutive Fiscal Quarters of Dana for which financial statements are available, does not exceed 2.50:1.00; and (B) if such Debt is not secured by a lien on the Collateral, the Total Net Leverage Ratio on a pro forma basis for the most recently ended period of four consecutive Fiscal Quarters

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of Dana for which financial statements are available, does not exceed 3.50:1.00; and (ii) any Permitted Refinancing thereof;

(xxi)       Debt owed to any person providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance to Dana or any Restricted Subsidiary, pursuant to reimbursement or indemnification obligations to such person, in each case in the ordinary course of business;

(xxii)       purchase price holdbacks arising in the ordinary course of business in respect of a portion of the purchase prices of an asset to satisfy unperformed obligations of the seller of such asset;

(xxiii)       Guarantees of Debt of suppliers, licensees, franchisees or customers in the ordinary course of business, in an aggregate principal amount at any time outstanding not to exceed the greater of $150,000,000 and 2.0% of Total Assets.

(xxiv)       Incremental Equivalent Debt (and Permitted Refinancings thereof);

(xxv)        Debt consisting of Refinancing Facilities permitted under Section 2.20 and Permitted Refinancings thereof; and

(xxvi)       other Debt of Dana or its Restricted Subsidiaries (including any Permitted Refinancing thereof), in an aggregate principal amount outstanding not to exceed the greater of $550,000,000 and 7.5% of Total Assets.

(b)       Dividends. Declare or pay, directly or indirectly, any dividends or make any other distribution, whether in cash, property, securities or a combination thereof, with respect to (whether by reduction of capital or otherwise) any shares of capital stock (or any options, warrants, rights or other equity securities or agreements relating to any capital stock) of Dana, or set apart any sum for the aforesaid purposes (collectively, “Restricted Payments”), except that:

(i)       So long as (x) no Default or Event of Default shall have occurred and be continuing or would result therefrom and (y) after giving pro forma effect thereto, the Total Net Leverage Ratio on a pro forma basis as at the end of the trailing four Fiscal Quarters most recently ended immediately prior to the incurrence thereof, does not exceed 2.75:1.0, Dana may make Restricted Payments;

(ii)       to the extent constituting Restricted Payments, Dana may enter into and consummate any transactions permitted under Section 5.02(d), (e) and (h);

(iii)       Dana may make Restricted Payments in an amount up to the Available Amount Basket if at the time such Restricted Payment is made, no Default or Event of Default shall have occurred and be continuing and after giving effect to such Restricted Payment on a pro forma basis, Dana is in compliance with the Financial Covenant;

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(iv)       Dana may make Restricted Payments in respect of any class of its Capital Stock so long as such Restricted Payments are payable solely in shares of such class of Capital Stock; and

(v)       to the extent constituting Restricted Payments, Dana may (a) convert shares of its Preferred Interests into shares of common stock or other common Capital Stock or (b) refinance such Preferred Interests (including related premiums) with Debt, provided that such Debt is permitted to be incurred under Section 5.02(b).

(c)       Transactions with Affiliates.

(i)       Enter into or permit any of its Material Subsidiaries to enter into any transaction with any of its Affiliates, other than on terms and conditions at least as favorable to such Borrower or such Restricted Subsidiary as would reasonably be obtained at that time in a comparable arm’s-length transaction with a Person other than an Affiliate, except for the following: (i) any transaction between any Loan Party and any other Loan Party or between any Non-Loan Party and any other Non-Loan Party; (ii) any transaction between any Loan Party and any Non-Loan Party that is at least as favorable to such Loan Party as would reasonably be obtained at that time in a comparable arm’s-length transaction with a Person other than an Affiliate; (iii) any transaction individually or of a type expressly permitted pursuant to the terms of the Loan Documents; or (iv) reasonable and customary director, officer and employee compensation (including bonuses) and other benefits (including retirement, health, stock option and other benefit plans) and indemnification arrangements, in each case approved by the relevant board of directors or (v) transactions in existence on the Closing Date and set forth on Schedule II and any renewal or replacement thereof on substantially identical terms.

(ii)       The foregoing clause (i) shall not prohibit, to the extent otherwise permitted under this Agreement:

(A)       any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, equity purchase agreements, stock options and stock ownership plans approved by the board of directors of Dana;

(B)       loans or advances to employees or consultants of any Borrower or any of the Restricted Subsidiaries in accordance with Section 5.02(e);

(C)       transactions among any Borrower or any Restricted Subsidiary or any entity that becomes a Restricted Subsidiary as a result of such transaction (including via merger, consolidation or amalgamation in which a Restricted Subsidiary is the surviving entity);

(D)       Restricted Payments permitted under Section 5.02(c) and Investments permitted under Section 5.02(e);

(E)       transactions for the purchase or sale of goods, products, parts and services entered into in the ordinary course of business;

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(F)       transactions with joint ventures for the purchase or sale of goods, equipment and services entered into in the ordinary course of business;

(G)       payments by the Borrowers and the Restricted Subsidiaries pursuant to a tax sharing agreement or arrangement (whether written or as a matter of practice) that complies with Section 5.02(c) and doesn’t include any Unrestricted Subsidiary;

(H)       payments, loans (or cancellation of loans) or advances to employees or consultants that are (i) approved by a majority of the disinterested directors of Dana in good faith, (ii) made in compliance with applicable law and (iii) otherwise permitted under this Agreement;

(I)       transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Agreement that are fair to the Borrowers or the Restricted Subsidiaries;

(J)       transactions between any Borrower or any of the Restricted Subsidiaries and any person, a director of which is also a director of Dana or any direct or indirect parent company of Dana, provided, however, that (A) such director abstains from voting as a director of Dana or such direct or indirect parent company, as the case may be, on any matter involving such other person and (B) such person is not an Affiliate of Dana for any reason other than such director’s acting in such capacity;

(K)       transactions undertaken in good faith (as certified upon the request of the Administrative Agent by a Responsible Officer of Dana) for the purpose of improving the consolidated tax efficiency of Dana and the Restricted Subsidiaries and not for the purpose of circumventing any covenant set forth herein; or

(L)       the Liens contemplated by Section 5.02(a)(vi)(z).

(d)       Investments. Make, or permit any of its Material Subsidiaries to make, any Investment in any Person, except for

(i)       (A) ownership by the Borrowers or the Guarantors of the capital stock of each of the Subsidiaries listed on Schedule 4.01 and (B) Investments consisting of intercompany loans or advances existing as of the Closing Date and other Investments existing as of the Closing Date and set forth on Schedule 5.02(e), together with any increase in the value of thereof, in each case as extended, renewed or refinanced from time to time so long as the aggregate thereof is not increased above the amount as of the Closing Date plus the increase in the value thereof unless otherwise permitted pursuant to another exception in this Section 5.02(e) and any Permitted Refinancing thereof;

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(ii)       Investments in Cash Equivalents and Investments by Foreign Subsidiaries in securities and deposits similar in nature to Cash Equivalents and customary in the applicable jurisdiction;

(iii)       Investments or intercompany loans or advances (A) by any Loan Party to or in any other Loan Party, (B) by any Non-Loan Party to or in any Loan Party or (C) by any Non-Loan Party to or in any other Non-Loan Party;

(iv)       investments (A) received in satisfaction or partial satisfaction thereof from financially troubled account debtors or in connection with the settlement of delinquent accounts and disputes with customers and suppliers, or (B) received in settlement of debts created in the ordinary course of business and owing to any Borrower or any of its Restricted Subsidiaries or in satisfaction of judgments;

(v)       Investments (A) in the form of deposits, prepayments and other credits to suppliers made in the ordinary course of business consistent with current market practices, (B) in the form of extensions of trade credit in the ordinary course of business, or (C) in the form of prepaid expenses and deposits to other Persons in the ordinary course of business;

(vi)       Investments made in any Person to the extent such investment represents the non-cash portion of consideration received for an asset sale permitted under the terms of the Loan Documents;

(vii)       loans or advance to directors, officers and employees for bona fide business purposes and in the ordinary course of business and to repurchase Capital Stock of Dana in an aggregate principal amount not to exceed $25,000,000 at any time outstanding;

(viii)       investments constituting guaranties otherwise permitted under this Agreement, including without limitation, guarantees of Debt permitted to be incurred under this Agreement and guaranties of leases and trade payables and other similar obligations entered into in the ordinary course of business;

(ix)       Permitted Acquisitions by Loan Parties, provided that, before and after giving effect to any Permitted Acquisition, (x) no Default or Event of Default shall have occurred and be continuing or would result therefrom and (y) after giving pro forma effect thereto, the Borrowers are in compliance with the Financial Covenant;

(x)       Investments in connection with the Tooling Program in an aggregate amount (together with any Investments in connection with the Tooling Program permitted under sub-clause (i)(B) above) not in excess the greater of $150,000,000 and 2.0% of Total Assets;

(xi)       Investments or intercompany loans or advances by Loan Parties in non-Loan Parties;

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(xii)       Investments by Foreign Subsidiaries in other Foreign Subsidiaries and in the Loan Parties;

(xiii)       loans or advances made by any Foreign Subsidiary to the purchaser of receivables and receivables related assets or any interest therein to fund part of the purchase price of such receivables and receivables related assets or any interest therein in connection with the factoring or sale of such receivables pursuant to a transaction permitted pursuant to Section 5.02(b)(ii);

(xiv)       other Investments to the extent not permitted pursuant to any other subpart of this Section, provided that, before and after giving effect to such Investments, (x) no Default or Event of Default shall have occurred and be continuing or would result therefrom and (y) after giving pro forma effect thereto, the Total Net Leverage Ratio on a pro forma basis as at the end of the trailing four Fiscal Quarters most recently ended immediately prior to the incurrence thereof, does not exceed 2.75:1.0;

(xv)       Investments (including Permitted Acquisitions) made by any Borrower or any Restricted Subsidiary of Dana with proceeds of Debt incurred pursuant to Section 5.02(b)(vi);

(xvi)       Investments (including Permitted Acquisitions) made by any Borrower or any Restricted Subsidiary of Dana with proceeds of Debt incurred pursuant to Section 5.02(b)(xvii), provided that, to the extent that such Investments are made by a Loan Party and constitute Debt, such Investments shall be pledged in favor of the Collateral Agent pursuant to the Security Agreement, provided, further, that, before and after giving effect to such Investments, (x) no Default or Event of Default shall have occurred and be continuing or would result therefrom and (y) after giving pro forma effect thereto, the Total Net Leverage Ratio on a pro forma basis as at the end of the trailing four Fiscal Quarters most recently ended immediately prior to the incurrence thereof, does not exceed 2.75:1.0;

(xvii)        Investments with the Available Amount Basket if at the time such Investment is made, no Default or Event of Default shall have occurred and be continuing and after giving effect to such Investment on a pro forma basis, Dana is in compliance with the Financial Covenant; and

(xviii)       Investments in securities of trade creditors or customers received upon foreclosure or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

(xix)       Investments in Persons, including, without limitation, Unrestricted Subsidiaries and joint ventures, engaged in a business similar or related to or logical extensions of the business in which Dana and the Restricted Subsidiaries are engaged on the Closing Date, not to exceed the greater of $550,000,000 and 7.5% of Total Assets;

(xx)       Investments in a Receivable Entity and Investments consisting of any deferred purchase price or retained interest in any Receivables in connection with any Permitted Factoring Transaction;

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(xxi)       Stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to any Borrower or any Restricted Subsidiary or in satisfaction of judgments;

(xxii)       Commission, payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as operating expenses for accounting purposes and that are in the ordinary course of business;

(xxiii)       Investments consisting of the licensing or contribution of patents, trademarks, know-how or other intellectual property in the ordinary course of business;

(xxiv)       Guarantees of Debt of any Borrower or any Restricted Subsidiary permitted to be incurred hereunder;

(xxv)       Investments consisting of or to finance purchases and acquisitions of inventory, supplies, materials, services or equipment or purchases of contract rights or licenses or leases of intellectual property; and

(xxvi)       other Investments in an aggregate amount not to exceed the greater of $550,000,000 and 7.5% of Total Assets at the time of such Investment, at any one time outstanding.

(e)       Disposition of Assets. Sell or otherwise dispose of, or permit any of its Material Subsidiaries to sell or otherwise dispose of, any assets (including, without limitation, the capital stock of any Restricted Subsidiary of Dana or a Material Subsidiary and including any disposition of assets to a Divided Entity pursuant to an Entity Division) except for

(i)       proposed divestitures publicly disclosed or otherwise disclosed in writing to the Administrative Agent, in each case at least five (5) Business Days prior to the Closing Date and satisfactory to the Administrative Agent and the Lenders;

(ii)       (x) sales of inventory or obsolete or worn-out property by Dana or any of its Restricted Subsidiaries in the ordinary course of business, (y) sales, leases or transfers of property by Dana or any of its Restricted Subsidiaries to Dana or a Restricted Subsidiary or to a third party in connection with the asset value recovery program, or (z) sales by Non-Loan Parties of property no longer used or useful;

(iii)       the sale, lease, transfer or other disposition of any assets (A) by any Loan Party to any other Loan Party, (B) by any Non-Loan Party to any Loan Party or (C) by any Non-Loan Party to any other Non-Loan Party;

(iv)        the sale, lease, transfer or other disposition of any assets of Dana or any of its Restricted Subsidiaries to any Person so long as (1) no Default has occurred and is continuing, and (2) the Loan Parties, taken as a whole, do not sell, lease or transfer all, or substantially all, of their assets to any Non-Loan Party or other Person;

(v)       sales, transfers or other dispositions of assets in connection with the Tooling Program;

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(vi)       any sale, lease, transfer or other disposition made in connection with any Investment permitted under Sections 5.02(e)(ii), (iv), (v) or (viii) hereof;

(vii)       licenses, sublicenses or similar transactions of intellectual property in the ordinary course of business and the abandonment of intellectual property, in accordance with Section 13 of the Security Agreement, deemed no longer useful;

(viii)       equity issuances by any Restricted Subsidiary to Dana or any other Restricted Subsidiary of Dana to the extent such equity issuance constitutes an Investment permitted pursuant to Section 5.02(e)(iii);

(ix)       transfers of receivables and receivables related assets or any interest therein by any Foreign Subsidiary in connection with any factoring or similar arrangement permitted pursuant to Section 5.02(b);

(x)       Permitted Asset Sales; and

(xi)       other sales, leases, transfers or dispositions of assets for fair value at the time of such sale (as reasonably determined by Dana) so long as (A) in the case of any sale or other disposition, in any single transaction or series of related transactions, in which the fair value of the assets being sold, leased, transferred or disposed of exceed $5,000,000 in any Fiscal Year and $50,000,000 during the term of this Agreement, not less than 75% of the net consideration is cash, (B) no Default or Event of Default exists immediately before or after giving effect to any such sale, lease, transfer or other disposition, (C) in the case of any sale, lease transfer or other disposition by any Loan Party, the fair value of all such assets sold, leased, transferred or otherwise disposed of in any Fiscal Year does not exceed an amount equal to $50,000,000 and (D) in the case of any sale, lease, transfer or other disposition by any Foreign Subsidiary, (1) no Default has occurred and is continuing, and (2) the Foreign Subsidiaries, taken as a whole, do not sell, lease or transfer all, or substantially all, of their assets.

(f)       Nature of Business. Modify or alter, or permit any of its Material Subsidiaries to modify or alter, in any material manner the nature and type of its business as conducted at or prior to the Closing Date or the manner in which such business is currently conducted, it being understood that neither sales permitted by Section 5.02(f) nor Permitted Acquisitions shall constitute such a material modification or alteration.

(g)       Mergers. Merge into or consolidate with any Person or permit any Person to merge into it, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or dispose of all or substantially all of its property or business, except

(i)       for mergers or consolidation constituting permitted Investments under Section 5.02(e) or asset dispositions permitted pursuant to Section 5.02(f),

(ii)       mergers, consolidations, liquidations or dissolutions (A) by any Loan Party (other than a Borrower) with or into any other Loan Party, (B) by any Non-Loan Party with or into any Loan Party or (C) by any Non-Loan Party with or into any other Non-Loan Party; provided that, in the case of any such merger or consolidation, the

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person formed by such merger or consolidation shall be a wholly owned Restricted Subsidiary of Dana, and provided further that in the case of any such merger or consolidation (x) to which a Borrower is a party, the Person formed by such merger or consolidation shall be a Borrower and (y) to which a Loan Party (other than a Borrower) is a party (other than a merger or consolidation made in accordance with subclause (B) above), the Person formed by such merger or consolidation shall be a Loan Party on the same terms; and

(iii)       the dissolution, liquidation or winding up of any Restricted Subsidiary, provided that such dissolution, liquidation or winding up would not reasonably be expected to have a Material Adverse Effect and the assets of the Person so dissolved, liquidated or wound-up are distributed to a Borrower or to another Loan Party.

(h)       Amendments of Constitutive Documents. Amend its constitutive documents, except for amendments that would not reasonably be expected to materially adversely affect the interests of the Lenders.

(i)       Accounting Changes. Make or permit any changes in (i) accounting policies or reporting practices, except as permitted or required by generally accepted accounting principles, or (ii) its Fiscal Year.

(j)       Negative Pledge; Payment Restrictions Affecting Subsidiaries. Enter into, or allow any Material Subsidiary to enter into, any agreement prohibiting or conditioning the ability of any Borrower or any such Restricted Subsidiary to

(i)       create any Lien upon the Collateral;

(ii)       make dividends to, or pay any indebtedness owed to, any Loan Party;

(iii)       make loans or advances to, or other investments in, any Loan Party; or

(iv)       transfer any of its assets to any Loan Party;

in each case, other than

(A)       any such agreement with or in favor of the Administrative Agent, the Collateral Agent or the Lenders;

(B)       in connection with (1) any agreement evidencing any Liens permitted pursuant to Section 5.02(a)(iii), (v), (vi), (vii) or (ix) (so long as (x) in the case of agreements evidencing Liens permitted under Section 5.02(a)(iii), such prohibitions or conditions are customary for such Liens and the obligations they secure and (y) in the case of agreements evidencing Liens permitted under Section 5.02(a)(v) and (vii) such prohibitions or conditions relate solely to the assets that are the subject of such Liens) or (2) any Debt permitted to be incurred under Section 5.02(b)(ii), (iii), (vi), (vii), (viii), (xi), (xiii), (xvi), (xvii), (xviii),

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(xix), (xx), (xxi), (xxiv) or (xxv) above (so long as (x) in the case of agreements evidencing Debt permitted under Section 5.02(b)(vi), such prohibitions or conditions are customary for such Debt and (y) in the case of agreements evidencing Debt permitted under Section 5.02(b)(vii), such prohibitions or conditions are limited to the assets securing such Debt);

(C)       any agreement setting forth customary restrictions on the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract of similar property or assets;

(D)       any restriction or encumbrance imposed pursuant to an agreement that has been entered into by a Borrower or any Restricted Subsidiary of Dana for the disposition of any of its property or assets so long as such disposition is otherwise permitted under the Loan Documents;

(E)       any such agreement imposed in connection with consignment agreements entered into in the ordinary course of business;

(F)       customary anti-assignment provisions contained in any agreement entered into in the ordinary course of business;

(G)       any agreement in existence at the time a Restricted Subsidiary is acquired so long as such agreement was not entered into in contemplation of such acquisition;

(H)       such encumbrances or restrictions required by applicable law; or

(I)       any agreement in existence on the Closing Date and listed on Schedule III, the terms of which shall have been disclosed in writing to the Administrative Agent prior to the date thereof.

(k)       Prepayments, Amendments, Etc. of Debt.

(i)       Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Subordinated Debt except

(A)       regularly scheduled (including repayments of revolving facilities) or required repayments or redemptions of Subordinated Debt permitted hereunder,

(B)       payments thereon necessary to avoid the Subordinated Debt from constituting “applicable high yield discount obligations” within the meaning of Internal Revenue Code Section 163(i)(l),

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(C)       any prepayments or redemptions of Subordinated Debt in connection with a refunding or refinancing of such Subordinated Debt permitted by Section 5.02(b),

(D)       any repayments of Subordinated Debt by Dana or its Restricted Subsidiaries that was permitted to be incurred under this Agreement; provided that in the case of any prepayments or redemptions by Loan Parties pursuant to this clause (D), after giving pro forma effect thereto, the Total Net Leverage Ratio on a pro forma basis as at the end of the trailing four Fiscal Quarters most recently ended immediately prior to the incurrence thereof, does not exceed 2.75:1.0,

(E)       repayments, prepayments or redemptions of Subordinated Debt with the Available Amount Basket if at the time such repayment, prepayment or redemption is made, no Default or Event of Default shall have occurred and be continuing and after giving effect to such prepayment or redemption on a pro forma basis, the Borrowers are in compliance with the Financial Covenant; or

(ii)       amend, modify or change in any manner materially adverse to the Lenders any term or condition of any Subordinated Debt.

Section 5.03 Reporting Requirements. So long as any Advance shall remain unpaid, any Letter of Credit shall be outstanding (or shall have expired or terminated with a pending drawing thereon) or any Lender Party shall have any Commitment hereunder, the Borrowers will furnish to the Administrative Agent for prompt further distribution to each Lender:

(a)       Default Notice. As soon as possible and in any event within three Business Days after any Responsible Officer of any Borrower has knowledge of the occurrence of each Default or within five Business Days after any Responsible Officer of any Borrower has knowledge of the occurrence of any event, development or occurrence reasonably likely to have a Material Adverse Effect continuing on the date of such statement, a statement of a Responsible Officer (or person performing similar functions) of such Borrower setting forth details of such Default or other event and the action that such Borrower has taken and proposes to take with respect thereto.

(b)       Quarterly Financials. Commencing with the Fiscal Quarter ending March 31, 2016, as soon as available and in any event within 45 days after the end of each of the first three quarters of each Fiscal Year (or such earlier date as Dana may be required by the SEC to deliver its Form 10-Q or such later date as the SEC may permit for the delivery of Dana’s Form 10-Q), a Consolidated balance sheet of Dana and its Subsidiaries as of the end of such quarter, and Consolidated statements of income and cash flows of Dana and its Subsidiaries for the period commencing at the end of the previous quarter and ending with the end of such quarter, and Consolidated statements of income and cash flows of Dana and its Subsidiaries for the period commencing at the end of the previous Fiscal Year and ending with the end of such quarter, setting forth, in each case in comparative form the corresponding figures for the corresponding period of the immediately preceding Fiscal Year, all in reasonable detail and duly certified (subject to normal year end audit adjustments) by a Responsible Officer of Dana as having been prepared in

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accordance with GAAP, together with a certificate of said officer stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that Dana has taken and proposes to take with respect thereto.

(c)       Annual Financials. Within 90 days, for each Fiscal Year (commencing with the Fiscal Year ended December 2016, a copy of the annual audit report, including therein a Consolidated balance sheet of Dana and its Subsidiaries as of the end of such Fiscal Year and Consolidated statements of income and cash flows of Dana and its Subsidiaries for such Fiscal Year, in each case accompanied by (A) an opinion of PricewaterhouseCoopers LLP or other independent public accountants of recognized national standing (which opinion shall not be qualified as to scope of audit or as to the status of Dana or any Material Subsidiary as a going concern, other than solely with respect to, or resulting solely from, an upcoming maturity date of any Debt under this Agreement occurring within one year from the time such opinion is delivered or any potential inability to satisfy the Financial Covenant on a future date or in a future period), (B) a certificate of a Responsible Officer of Dana stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that Dana has taken and proposes to take with respect thereto; provided that, in the event of any change in GAAP used in the preparation of such financial statements, Dana shall also provide, if necessary for the determination of compliance with Section 5.04, a statement of reconciliation conforming such financial statements to GAAP.

(d)       Annual Budget. As soon as available, and in any event no later than 90 days after the end of each Fiscal Year of Dana, commencing with the Fiscal Year ending December 31, 2016, a reasonably detailed consolidated budget for the following Fiscal Year and each subsequent year thereafter through the Latest Maturity Date (including a projected Consolidated balance sheet of Dana and its Subsidiaries as of the end of the following Fiscal Year), the related projected Consolidated statements of cash flow and income for such Fiscal Year expected as of the end of each month during such Fiscal Year (collectively, the “Projections”) in the form delivered to the board of directors of Dana, which Projections shall be accompanied by a certificate of a Responsible Officer of Dana stating that such Projections are based on then reasonable estimates and then available information and assumptions; it being understood that the Projections are made on the basis of Dana’s then current good faith views and assumptions believed to be reasonable when made with respect to future events, and assumptions that Dana believes to be reasonable as of the date thereof (it being understood that projections are inherently unreliable and that actual performance may differ materially from the Projections).

(e)       Compliance Certificate. At the time of delivery of the financial statements pursuant to Section 5.03(b) and (c), a certificate (the “Compliance Certificate”) substantially in the form of Exhibit F hereto regarding certain information including calculation of the Financial Covenant and the Total Net Leverage Ratio.

(f)       ERISA Events. Promptly and in any event within five Business Days after any Loan Party or any ERISA Affiliate knows or has reason to know that any ERISA Event has occurred with respect to an ERISA Plan that would reasonably be excepted to result in a Material Adverse Event, a statement of a Responsible Officer of Dana describing such ERISA Event and the action, if any, that such Loan Party or such ERISA Affiliate has taken and proposes to take with respect thereto, on the date any records, documents or other information must be furnished to

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the PBGC with respect to any ERISA Plan pursuant to Section 4010 of ERISA, a copy of such records, documents and information.

(g)       Multiemployer Plan Notices. Promptly and in any event within seven Business Days after receipt thereof by any Loan Party or any ERISA Affiliate from the sponsor of a Multiemployer Plan, copies of each notice concerning (i) the imposition of Withdrawal Liability by any such Multiemployer Plan, (ii) the reorganization or termination, within the meaning of Title IV of ERISA, of any such Multiemployer Plan or (iii) the amount of liability incurred, or that may be incurred, by such Loan Party or any ERISA Affiliate in connection with any event described in clause (i) or (ii) above.

(h)       Litigation. Promptly after the commencement thereof, notice of each unstayed action, suit, investigation, litigation and proceeding before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting any Loan Party or any of its Restricted Subsidiaries that (i) is reasonably likely to be determined adversely and if so determined adversely would be reasonably likely to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of this Agreement, any Note, any other Loan Document or the consummation of the transactions contemplated hereby.

(i)       Securities Reports. Promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports that Dana sends to its public stockholders, copies of all regular, periodic and special reports, and all registration statements, that Dana files with the Securities and Exchange Commission or any Governmental Authority that may be substituted therefor, or with any national securities exchange; provided that such documents may be made available by posting on Dana’s website.

(j)       Environmental Conditions. Promptly after the assertion or occurrence thereof, notice of any Environmental Action against or of any non-compliance by any Loan Party or any of its Restricted Subsidiaries with any Environmental Law or Environmental Permit that would reasonably be expected to (i) result in a material loss or liability or (ii) cause any real property to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law.

(k)       Cash Collateralized Hedge Agreements. At the time of the delivery of the financial statements pursuant to Section 5.03(b) and (c), a report providing the aggregate balance of all Secured Hedge Agreements secured by cash collateral or other assets not constituting Collateral.

(l)       Other Information. Such other information respecting the business, condition (financial or otherwise), operations, performance, properties or prospects of any Loan Party or any of its Restricted Subsidiaries as any Lender Party (through the Administrative Agent), the Administrative Agent or any of their advisors may from time to time reasonably request.

Documents required to be delivered pursuant to Section 5.01 or this Section 5.03 (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date of receipt by the Administrative Agent irrespective of when such document or materials are posted

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on Dana’s behalf on IntraLinks/IntraAgency or another relevant website (the “Informational Website”), if any, to which each Lender and the Agents have unrestricted access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that the accommodation provided by the foregoing sentence shall not impair the right of the Administrative Agent to request and receive from the Loan Parties physical delivery of any specific information provided for in Section 5.01 or this Section 5.03. Other than with respect to the bad faith, gross negligence or willful misconduct on the part of the Joint Lead Arrangers, Agents or Lenders, none of the Joint Lead Arrangers, Agents or the Lenders shall have any liability to any Loan Party, each other or any of their respective Affiliates associated with establishing and maintaining the security and confidentiality of the Informational Website and the information posted thereto.

Section 5.04 Financial Covenant. So long as any Advance shall remain unpaid, any Letter of Credit shall be outstanding (or shall have expired or terminated with a pending drawing thereon) or any Lender Party shall have any Commitment hereunder, no Loan Party will permit on the last day of any Fiscal Quarter beginning with the Fiscal Quarter ending December 31, 2020 and any subsequent Fiscal Quarter, the First Lien Net Leverage Ratio as of such day to exceed 2.00:1.00.

Article VI
EVENTS OF DEFAULT

Section 6.01 Events of Default. If any of the following events (“Events of Default”) shall occur and be continuing:

(a)       any Borrower shall fail to pay any principal of any Advance or any unreimbursed drawing with respect to any Letter of Credit when the same shall become due and payable or any Loan Party shall fail to make any payment of interest on any Advance or any other payment under any Loan Document within five Business Days after the same becomes due and payable; or

(b)       any representation or warranty made by any Loan Party (or any of its officers) under or in connection with any Loan Document shall prove to have been incorrect in any material respect (or in any respect, for any representation and warranty already qualified by materiality or Material Adverse Effect), when made or deemed made; or

(c)       any Loan Party shall fail to perform or observe any term, covenant or agreement contained in Sections 2.14, 5.01(a) (with respect to any Borrower), 5.01(h), 5.02, 5.03 or 5.04; ~~provided that any failure to perform the covenant set forth in Section 5.04 shall not constitute an Event of Default with respect to the 2018 New Term B Facility until the date on which an exercise of remedies described in Section 6.01(B) has been taken with respect to the Revolving Credit Facility; or~~or

(d)       any Loan Party shall fail to perform any other term, covenant or agreement contained in any Loan Document on its part to be performed or observed if such failure shall remain unremedied for after the earlier of 30 days after (i) an Responsible Officer of any Loan Party obtaining knowledge of such default or (ii) any Borrower receiving notice of such default

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from any Agent or any Lender (any such notice to be identified as a notice of default and to refer specifically to this paragraph); or

(e)        (i) any Loan Party or any of its Restricted Subsidiaries shall fail to pay any principal of, premium or interest on or any other amount payable in respect of one or more items of Debt of the Loan Parties and their Restricted Subsidiaries (excluding Debt outstanding hereunder) that is outstanding in an aggregate principal or notional amount (or, in the case of any Hedge Agreement (including, for the avoidance of doubt, any guaranty by any Loan Party of Secured Hedge Agreements entered into by any Loan Party or ~~Specified Hedge Agreement~~Restricted Subsidiary with Hedge Banks) an Agreement Value) of at least $75,000,000 when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreements or instruments relating to all such Debt; or (ii) any other event shall occur or condition shall exist under the agreements or instruments relating to one or more items of Debt of the Loan Parties and their Restricted Subsidiaries (excluding Debt outstanding hereunder) that is outstanding in an aggregate principal or notional amount of at least $75,000,000, and such other event or condition shall continue after the applicable grace period, if any, specified in all such agreements or instruments, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt or otherwise to cause, or to permit the holder thereof to cause, such Debt to mature; or (iii) one or more items of Debt of the Loan Parties and their Restricted Subsidiaries (excluding Debt outstanding hereunder) that is outstanding in an aggregate principal or notional amount (or, in the case of any Hedge Agreement, an Agreement Value) of at least $75,000,000, shall be declared to be due and payable or required to be prepaid or redeemed (other than by a regularly scheduled or required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

(f)       any Loan Party or any of its Material Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any Loan Party or any of its Material Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it) that is being diligently contested by it in good faith, either such proceeding shall remain undismissed or unstayed for a period of 60 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or any substantial part of its property) shall occur; or any Loan Party or any of its Material Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (f); or

(g)       one or more final, non-appealable judgments or orders for the payment of money in excess of $75,000,000 (exclusive of any judgment or order the amounts of which are fully covered by insurance (less any applicable deductible) which is not in dispute) in the aggregate at any time, shall be rendered against any Loan Party or any of its Restricted Subsidiaries and

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enforcement proceedings shall have been commenced by any creditor upon such judgment or order; or

(h)       one or more nonmonetary judgments or orders shall be rendered against any Loan Party or any of its Restricted Subsidiaries that is reasonably likely to have a Material Adverse Effect, and there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

(i)       any provision of any Loan Document after delivery thereof shall for any reason cease to be valid and binding on or enforceable against any Loan Party intended to be a party to it, or any such Loan Party shall so state in writing; or

(j)       any Collateral Document after delivery thereof shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected lien on and security interest in the Collateral purported to be covered thereby; or

(k)       any ERISA Event shall have occurred with respect to an ERISA Plan and the sum (determined as of the date of occurrence of such ERISA Event) of the Insufficiency of such ERISA Plan and the Insufficiency of any and all other ERISA Plans with respect to which an ERISA Event shall have occurred and then exist (or the liability of the Loan Parties and the ERISA Affiliates related to such ERISA Event) is reasonably likely to have a Material Adverse Effect; or

(l)       any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan in an amount that, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Loan Parties and the ERISA Affiliates as Withdrawal Liability (determined as of the date of such notification), exceeds $75,000,000 or requires payments exceeding $75,000,000 per annum; or

(m)       any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, and as a result of such reorganization or termination the aggregate annual contributions of the Loan Parties and the ERISA Affiliates to all Multiemployer Plans that are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan years of such Multiemployer Plans immediately preceding the plan year in which such reorganization or termination occurs by an amount exceeding $75,000,000; or

(n)       any challenge by any Loan Party to the validity of any Loan Document or the applicability or enforceability of any Loan Document or which seeks to void, avoid, limit, or otherwise adversely affect the security interest created by or in any Loan Document or any payment made pursuant thereto; or

(o)       a Change of Control shall occur;

then, (A) in any such event (other than with respect to a failure to perform the covenant set forth in Section 5.04), the Administrative Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrowers, declare the obligation of each Lender to make

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Advances (other than Letter of Credit Advances by the Issuing Banks or a Lender pursuant to Section 2.03(c) and Swing Line Advances by a Lender pursuant to Section 2.02(b)) and of the Issuing Banks to issue Letters of Credit to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrowers, declare the Advances, all interest thereon and all other amounts payable under this Agreement and the other Loan Documents to be forthwith due and payable, whereupon the Advances, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrowers; provided, however, that upon the occurrence of any proceeding referred to in clause (f) above, including any actual or deemed entry of an order for relief with respect to any Loan Party under the Bankruptcy Code, the obligation of each Lender to make Advances and of the Issuing Banks to issue Letters of Credit shall automatically be terminated, all interest thereon and all other amounts payable under this Agreement and the other Loan Documents shall automatically and forthwith become due and payable and the obligation of the Borrowers to provide Cash Collateral as contemplated by Section 6.02 shall automatically become effective, in each case without further act of the Administrative Agent or any Lender Party and (B) in the event of a failure to perform the covenant set forth in Section 5.04, the Administrative Agent (i) shall at the request, or may with the consent, of the Required ~~Revolving~~ Lenders, by notice to the Borrowers, declare the obligation of each Revolving Credit Lender to make Advances (other than Letter of Credit Advances by the Issuing Banks or a Lender pursuant to Section 2.03(c) and Swing Line Advances by a Lender pursuant to Section 2.02(b)) and of the Issuing Banks to issue Letters of Credit to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Required ~~Revolving~~ Lenders, by notice to the Borrowers, declare the Revolving Credit Advances, all interest thereon and all other amounts payable under this Agreement and the other Loan Documents with respect to the Revolving Credit Advances to be forthwith due and payable, whereupon the Revolving Credit Advances, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrowers.

Section 6.02 Actions in Respect of the Letters of Credit upon Default. If any Event of Default shall have occurred and be continuing, the Administrative Agent may, or shall at the request of the Required ~~Revolving~~ Lenders, irrespective of whether it is taking any of the actions described in Section 6.01 or otherwise, make demand upon any Borrower to, and forthwith upon such demand the ~~Applicable~~applicable Borrower will, pay to the Administrative Agent on behalf of the Lender Parties in same day funds at the Administrative Agent’s office designated in such demand, for deposit in the L/C Cash Collateral Account, an amount equal to 105% of the aggregate Available Amount of all Letters of Credit then outstanding. If at any time the Administrative Agent determines that any funds held in the L/C Cash Collateral Account are subject to any right or claim of any Person other than the Administrative Agent and the Lender Parties or that the total amount of such funds is less than the aggregate Available Amount of all Letters of Credit, the ~~Applicable~~applicable Borrower will, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited and held in the L/C Cash Collateral Account, an amount equal to the excess of (a) such aggregate Available Amount over (b) the total amount of funds, if any, then held in the L/C Cash Collateral Account that the Administrative Agent determines to be free and clear of any such right and claim.

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Article VII
THE AGENTS

Section 7.01 Appointment and Authorization of the Agents. Each Lender Party hereby irrevocably appoints, designates and authorizes each of the Agents to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, no Agent shall have any duties or responsibilities, except those expressly set forth herein, nor shall any Agent have or be deemed to have any fiduciary relationship with any Lender Party or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against such Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Loan Documents with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. Each Issuing Bank shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and each Issuing Bank shall have all of the benefits (including indemnities) and immunities (i) provided to each Agent in this Article VII with respect to any acts taken or omissions suffered by such Issuing Bank in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term “Agent” as used in this Article VII and in the definition of “Agent-Related Person” included such Issuing Bank with respect to such acts or omissions, and (ii) as additionally provided herein with respect to such Issuing Bank. The provisions of this Article VII are solely for the benefit of the Administrative Agent and the Lender Parties, and neither any Borrower nor any other Loan Party shall have rights as a third party beneficiary of any such provisions.

Section 7.02 Delegation of Duties.

~~. xii)~~ (a) Each Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. No Agent shall be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

(~~a~~b) Without limitation of the provisions of Section 7.02(a), it is the purpose of this Agreement and the other Loan Documents that there shall be no violation of any law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as agent or trustee in such jurisdiction. It is recognized that in case of litigation under this Agreement or any of the other Loan Documents, and in particular in case of the enforcement of any of the Loan Documents, or in case the Collateral Agent deems that by reason of any present or future law of any jurisdiction it may not exercise any of the rights, powers or remedies granted herein or in any of the other Loan Documents or take any other action which may be desirable or necessary in connection therewith, it may be necessary that the Collateral Agent appoint an

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additional individual or institution as a separate trustee, co-trustee, collateral agent, collateral sub-agent or collateral co-agent (any such additional individual or institution being referred to herein as a “Supplemental Collateral Agent”).

(~~b~~c) In the event that the Collateral Agent appoints a Supplemental Collateral Agent with respect to any Collateral, (i) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Loan Documents to be exercised by or vested in or conveyed to the Collateral Agent with respect to such Collateral shall be exercisable by and vest in such Supplemental Collateral Agent to the extent, and only to the extent, necessary to enable such Supplemental Collateral Agent to exercise such rights, powers and privileges with respect to such Collateral and to perform such duties with respect to such Collateral, and every covenant and obligation contained in the Loan Documents and necessary to the exercise or performance thereof by such Supplemental Collateral Agent shall run to and be enforceable by either the Collateral Agent or such Supplemental Collateral Agent, and (ii) the provisions of this Article and of Section 9.04 that refer to the Collateral Agent shall inure to the benefit of such Supplemental Collateral Agent and all references therein to the Collateral Agent shall be deemed to be references to the Collateral Agent and/or such Supplemental Collateral Agent, as the context may require.

(~~c~~d) Should any instrument in writing from any Loan Party be required by any Supplemental Collateral Agent so appointed by the Collateral Agent for more fully and certainly vesting in and confirming to him or it such rights, powers, privileges and duties, such Loan Party shall execute, acknowledge and deliver any and all such instruments promptly upon request by the Collateral Agent. In case any Supplemental Collateral Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Collateral Agent, to the extent permitted by law, shall vest in and be exercised by the Collateral Agent until the appointment of a new Supplemental Collateral Agent.

Section 7.03 Liability of Agents.

~~. xiii)~~ (a) The Administrative Agent’s duties hereunder and under the other Loan Documents are solely ministerial and administrative in nature and the Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, but shall be required to act or refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the written direction of the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent or any of its Affiliates to liability or that is contrary to any Loan Document or applicable law.

(~~a~~b) No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Lender Party or participant for any recital, statement, representation or warranty made by any Loan Party or any officer thereof, contained herein or in any other Loan Document,

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or in any certificate, report, statement or other document referred to or provided for in, or received by any Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Loan Party or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender Party or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party or any Affiliate thereof.

(~~b~~c) Nothing in this Agreement or any other Loan Document shall require the Administrative Agent or any of its Agent-Related Persons to carry out any “know your customer” or other checks in relation to any person on behalf of any Lender Party and each Lender Party confirms to the Administrative Agent that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Administrative Agent or any of its Agent-Related Persons.

Section 7.04 Reliance by Agents.

~~. xiv)~~ (a) Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by such Agent, as applicable. Each Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

(~~a~~b) For purposes of determining compliance with the conditions specified in Section 3.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the relevant Agent or Agents shall have received notice from such Lender prior to the Closing Date specifying its objection thereto.

Section 7.05 Notice of Default. No Agent shall be deemed to have knowledge or notice of the occurrence of any Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to any Agent for the account of the Lenders, unless such Agent shall have received written notice from a Lender or a Borrower referring to this Agreement, describing such Default and stating that such notice is a “Notice of Default.” The Administrative

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Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent, in consultation with the Lenders, shall take such action with respect to such Default as may be directed by the Required Lenders in accordance with Article VI; provided, however, that unless and until the Administrative Agent has received any such direction, it may (but shall not be obligated to) take such action, or refrain from taking such action, in each case, in consultation with the Lenders, with respect to such Default as it shall deem advisable or in the best interest of the Lenders.

Section 7.06 Credit Decision; Disclosure of Information by Agents. Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by any Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to the Agents that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrowers hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrowers. Except for notices, reports and other documents expressly required to be furnished to the Lenders by any Agent herein, such Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of any Agent-Related Person.

Section 7.07 Indemnification of Agents. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Loan Party and without limiting the obligation of any Loan Party to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities to the extent determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted primarily from such Agent-Related Person’s own gross negligence or willful misconduct; provided, however, that no action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limitation of the foregoing, each Lender shall reimburse each Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including reasonable fees and expenses of counsel) incurred by any Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of

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rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that such Agent is not reimbursed for such expenses by or on behalf of any Borrower. The undertaking in this Section 7.07 shall survive termination of the Commitments, the payment of all other Obligations and the resignation of each of the Agents. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 7.07 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Lender Party, its directors, shareholders or creditors and whether or not the transactions contemplated hereby are consummated.

Section 7.08 Agents in Their Individual Capacity.

~~. xv)~~ (a) CITI, Barclays, BofA, CS, GS, JPM, Royal Bank, BMO and Mizuho and their respective Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire Capital Stock in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Loan Parties and their respective Affiliates as though CITI, Barclays, BofA, CS, GS, JPM, Royal Bank, BMO and Mizuho, as the case may be, were not an Agent or Issuing Bank hereunder, as the case may be, and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, each of CITI, Barclays, BofA, CS, GS, JPM, Royal Bank, BMO and Mizuho and each of their respective Affiliates may receive information regarding any Loan Party or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that each of CITI, Barclays, BofA, CS, GS, JPM, Royal Bank, BMO and Mizuho and their respective Affiliates shall be under no obligation to provide such information to them. With respect to its Advances, each of CITI, Barclays, BofA, CS, GS, JPM, Royal Bank, BMO and Mizuho and their respective Affiliates shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not an Agent, the Swing Line Lender or an Issuing Bank, as the case may be, and the terms “Lender” and “Lenders” include CITI, Barclays, BofA, CS, GS, JPM, Royal Bank, BMO and Mizuho in its individual capacity.

(~~a~~b) Each Lender Party understands that the Administrative Agent, acting in its individual capacity, and its Affiliates (collectively, the “Agent’s Group”) are engaged in a wide range of financial services and businesses (including investment management, financing, securities trading, corporate and investment banking and research) (such services and businesses are collectively referred to in this Section 7.08(b) as “Activities”) and may engage in the Activities with or on behalf of one or more of the Loan Parties or their respective Affiliates. Furthermore, the Agent’s Group may, in undertaking the Activities, engage in trading in financial products or undertake other investment businesses for its own account or on behalf of others (including the Loan Parties and their Affiliates and including holding, for its own account or on behalf of others, equity, debt and similar positions in a Borrower, another Loan Party or their respective Affiliates), including trading in or holding long, short or derivative positions in securities, loans or other financial products of one or more of the Loan Parties or their Affiliates. Each Lender Party understands and agrees that in engaging in the Activities, the Agent’s Group may receive or otherwise obtain information concerning the Loan Parties or their Affiliates (including information concerning the ability of the Loan Parties to perform their respective Obligations hereunder and under the other Loan Documents) which information may not be available to any of the Lender Parties that are not members of the Agent’s Group. None of the Administrative Agent nor any

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member of the Agent’s Group shall have any duty to disclose to any Lender Party or use on behalf of the Lender Parties, and shall not be liable for the failure to so disclose or use, any information whatsoever about or derived from the Activities or otherwise (including any information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any Loan Party or any Affiliate of any Loan Party) or to account for any revenue or profits obtained in connection with the Activities, except that the Administrative Agent shall deliver or otherwise make available to each Lender Party such documents as are expressly required by any Loan Document to be transmitted by the Administrative Agent to the Lender Parties.

(~~b~~c) Each Lender Party further understands that there may be situations where members of the Agent’s Group or their respective customers (including the Loan Parties and their Affiliates) either now have or may in the future have interests or take actions that may conflict with the interests of any one or more of the Lender Parties (including the interests of the Lender Parties hereunder and under the other Loan Documents). Each Lender Party agrees that no member of the Agent’s Group is or shall be required to restrict its activities as a result of the Administrative Agent being a member of the Agent’s Group, and that each member of the Agent’s Group may undertake any Activities without further consultation with or notification to any Lender Party. None of (i) this Agreement nor any other Loan Document, (ii) the receipt by the Agent’s Group of information (including Communications) concerning the Loan Parties or their Affiliates (including information concerning the ability of the Loan Parties to perform their respective Obligations hereunder and under the other Loan Documents) nor (iii) any other matter shall give rise to any fiduciary, equitable or contractual duties (including without limitation any duty of trust or confidence) owing by the Administrative Agent or any member of the Agent’s Group to any Lender Party including any such duty that would prevent or restrict the Agent’s Group from acting on behalf of customers (including the Loan Parties or their Affiliates) or for its own account.

Section 7.09 Successor Agent.

~~. xvi)~~ (a) Each Agent may resign from acting in such capacity upon 30 days’ notice to the Lenders and the Borrowers; provided that any such resignation by CITI shall also constitute the resignation by CITI as Issuing Bank. If an Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders. If no successor agent is appointed prior to the effective date of the resignation of such Agent, such Agent may appoint, after consulting with the Lenders, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, the Person acting as such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and Issuing Bank (and subject to the agreement of the Lender being so appointed to act as an Issuing Bank) and the term “Agent” shall mean such successor agent, and the retiring Agent’s appointment, powers and duties as Agent shall be terminated and in the case of the Administrative Agent, the retiring Issuing Bank’s rights, powers and duties as such shall be terminated, without any other or further act or deed on the part of such retiring Agent or Issuing Bank, as the case may be, or any other Lender, other than the obligation of the successor Issuing Bank to issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or to make other arrangements satisfactory to the retiring Issuing Bank to effectively assume the obligations of the retiring with respect to such Letters of Credit. After any retiring Agent’s resignation hereunder as Agent, the provisions of this Article VII and Section 9.04 shall inure to its benefit as to any actions

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taken or omitted to be taken by it while it was Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent’s notice of resignation, the retiring Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

(~~a~~b) The Administrative Agent shall be authorized, from time to time, to execute or to enter into amendments of, and amendments and restatements of, the Collateral Documents and the Intercreditor Agreement and any additional and replacement intercreditor agreements, in accordance with the terms of this Agreement, the Intercreditor Agreement and the other Loan Documents.

Section 7.10 Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Advance shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether any Agent shall have made any demand on any Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)       to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Advances and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Agents (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Agents and their respective agents and counsel and all other amounts due the Lenders and the Agents under Sections 2.08 and 9.04) allowed in such judicial proceeding; and

(b)       to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due to the Administrative Agent under Sections 2.08 and 9.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

Section 7.11 Collateral and Guaranty Matters. The Lenders irrevocably authorize the Administrative Agent and the Collateral Agent, at their option and in their discretion,

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(a)       to release any Lien on any property granted to or held by the Administrative Agent or the Collateral Agent under any Loan Document (i) upon termination of the Commitments and payment in full of all Obligations (other than contingent indemnification obligations) and the expiration or termination of all Letters of Credit without any pending drawing thereon, (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document, or (iii) subject to Section 9.01, if approved, authorized or ratified in writing by the Required Lenders;

(b)       to subordinate any Lien on any property granted to or held by the Administrative Agent or the Collateral Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 5.02(a);

(c)       to release any Borrower or any Guarantor from its obligations under the Guaranty if (x) such Person ceases to be a Restricted Subsidiary as a result of a transaction permitted hereunder, (y) if all of such Person’s assets are sold or liquidated as permitted under the terms of the Loan Documents and the proceeds thereof are distributed to any Borrower or (z) pursuant to Section 9.15(c); and

(d)       to acquire, hold and enforce any and all Liens on Collateral granted by and of the Loan Parties to secure any of the Secured Obligations, together with such other powers and discretion as are reasonably incidental thereto.

Upon request by the Administrative Agent or the Collateral Agent at any time, the Required Lenders (acting on behalf of all the Lenders) will confirm in writing the Administrative Agent’s authority to release Liens or subordinate the interests of the Secured Parties in particular types or items of property, or to release any Borrower or any Guarantor from its obligations under the Guaranty pursuant to this Section 7.11.

Section 7.12 Other Agents; Arrangers and Managers.

~~. xvii)~~ (a) None of the Lenders or other Persons identified on the facing page or signature pages of this Agreement as a “syndication agent,” “book runner,” “documentation agent,” “arranger,” or “lead arranger” shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than, in the case of such Lenders, those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

(~~a~~b) Each Loan Party hereby acknowledges that each Lender Party and each Agent is acting pursuant to a contractual relationship on an arm’s length basis, and the parties hereto do not intend that any Lender Party or Agent act or be responsible as a fiduciary to any Loan Party, its management, stockholders, creditors or any other person. Each of the Loan Parties and the Lender Parties hereby expressly disclaims any fiduciary relationship and agrees they are each responsible for making their own independent judgments with respect to any transactions entered into between them. Each Loan Party also hereby acknowledges that (i) no Lender Party

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nor Agent has advised, nor is it advising such Loan Party as to any legal, accounting, regulatory or tax matters, and that each Loan Party is consulting its own advisors concerning such matters to the extent it deems appropriate and (ii) each Lender Party, Agent and each of their respective Affiliates may have economic interests that conflict with the one or more Loan Party’s interests.

Section 7.13 Erroneous Payments.

(a)       If the Administrative Agent (x) notifies a Lender, Issuing Bank or Secured Party, or any Person who has received funds on behalf of a Lender, Issuing Bank or Secured Party (any such Lender, Issuing Bank, Secured Party or other recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds (as set forth in such notice from the Administrative Agent) received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Issuing Bank, Secured Party or other Payment Recipient on its behalf) (any such funds, whether transmitted or received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and (y) demands in writing the return of such Erroneous Payment (or a portion thereof)~~)~~, such Erroneous Payment shall at all times remain the property of the Administrative Agent pending its return or repayment as contemplated below in this Section 7.13 and held in trust for the benefit of the Administrative Agent, and such Lender, Issuing Bank or Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than ~~one~~two Business ~~Day~~Days thereafter~~,~~ (or such later date as the Administrative Agent may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b)       Without limiting immediately preceding clause (a), each ~~Payment Recipient hereby further~~Lender, Issuing Bank, Secured Party or any Person who has received funds on behalf of a Lender, Issuing Bank or Secured Party, agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in this Agreement or in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment ~~(a “Payment Notice”)~~, (y) that was not preceded or accompanied by a ~~Payment Notice~~notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such ~~Payment Recipient~~Lender, Issuing Bank or Secured Party, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), then in each such case:

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(A)       ~~an error may have been made~~it acknowledges and agrees that (A) in the case of immediately preceding clauses (x) or (y)~~) or~~, an error and mistake shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error and mistake has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

(B)       such ~~Payment Recipient shall~~Lender, Issuing Bank or Secured Party shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of ~~such error~~the occurrence of any of the circumstances described in immediately preceding clauses (x), (y) and (z)) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 7.13(b).

For the avoidance of doubt, the failure to deliver a notice to the Administrative Agent pursuant to this Section 7.13(b) shall not have any effect on a Payment Recipient’s obligations pursuant to Section 7.13(a) or on whether or not an Erroneous Payment has been made.

(c)       Each Lender, Issuing Bank or Secured Party hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender, Issuing Bank or Secured Party under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender, Issuing Bank or Secured Party ~~from any source~~under any Loan Document with respect to any payment of principal, interest, fees or other amounts, against any amount ~~due to~~that the Administrative Agent has demanded to be returned under immediately preceding clause (a) ~~or under the indemnification provisions of this Agreement~~.

(d)       (i) In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor ~~by the Administrative Agent~~ in accordance with immediately preceding clause (a), from any Lender ~~or Issuing Bank~~ that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s ~~request~~notice to such Lender ~~or Issuing Bank~~ at any time, ~~(i~~then effective immediately (with the consideration therefor being acknowledged by the parties hereto), (A) such Lender ~~or Issuing Bank~~ shall be deemed to have assigned its Loans (but not its Commitments) ~~of the relevant Facility~~ with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) (on a cashless basis and such amount calculated at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance)), and is hereby (together with the Dana) deemed to execute and deliver an Assignment and ~~Acceptance~~Assumption (or, to the extent applicable, an agreement incorporating an Assignment and ~~Acceptance~~Assumption by reference pursuant to ~~a Platform~~an Informational Website as to which the Administrative Agent and such parties are participants) with respect to such Erroneous Payment Deficiency Assignment, and such Lender ~~or Issuing Bank~~  shall deliver any Notes evidencing such Loans to the applicable Borrower or the Administrative Agent (but the failure of

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such Person to deliver any such Notes shall not affect the effectiveness of the foregoing assignment), (~~ii~~B) the Administrative Agent as the assignee Lender shall be deemed to ~~acquire~~have acquired the Erroneous Payment Deficiency Assignment ~~and~~, (~~iii~~C) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender ~~or Issuing Bank~~, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender ~~or assigning Issuing Bank~~ shall cease to be a Lender ~~or Issuing Bank~~, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender ~~or assigning Issuing Bank~~, (D) the Administrative Agent and the applicable Borrower shall each be deemed to have waived any consents required under this Agreement to any such Erroneous Payment Deficiency Assignment, and (E) the Administrative Agent will reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender ~~or Issuing Bank~~ and such Commitments shall remain available in accordance with the terms of this Agreement.

~~(e)       Each Lender that fails to return any amounts to the Administrative Agent pursuant to clause (a) or (b) above within one Business Day after receipt of such notice or demand, as applicable, shall be a Defaulting Lender for all purposes under this Agreement other than the provisions set forth in Section 2.15(a), (b) and (c) (and, for the avoidance of doubt, any such Lender’s obligation to make Revolving Credit Advances or to purchase and fund risk participations in a Swing Line Advance in either case pursuant to Section 2.02(b) shall not be re-allocated among the non-Defaulting Lenders); provided, that to the extent the Administrative Agent becomes an assignee Lender pursuant to clause (d) above, or is subrogated to the rights of such Lender, the Administrative Agent (in its capacity as a Lender) shall not be a Defaulting Lender in respect of the Loan so assigned pursuant to clause (d) above, or in respect of its subrogation to the rights of such Lender.~~

(ii) Subject to Section 9.07 (but excluding, in all events, any assignment consent or approval requirements (whether from Dana or otherwise)), the Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender (and/or against any recipient that receives funds on its respective behalf). In addition, an Erroneous Payment Return Deficiency owing by the applicable Lender (x) shall be reduced by the proceeds of prepayments or repayments of principal and interest, or other distribution in respect of principal and interest, received by the Administrative Agent on or with respect to any such Loans acquired from such Lender pursuant to an Erroneous Payment Deficiency Assignment (to the extent that any such Loans are then owned by the Administrative Agent) and (y) may, in the sole discretion of the Administrative Agent, be reduced by any amount specified by the Administrative Agent in writing to the applicable Lender from time to time.

(~~f~~e) The parties hereto agree that (x) irrespective of whether the Administrative Agent may be equitably subrogated, in the event that an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion

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thereof) for any reason, the Administrative Agent shall be subrogated to all the rights and interests of such Payment Recipient (and, in the case of any Payment Recipient who has received funds on behalf of a Lender, Issuing Bank or Secured Party, to the rights and interests of such Lender, Issuing Bank or Secured Party, as the case may be) under the Loan Documents with respect to such amount (the “Erroneous Payment Subrogation Rights”) (provided that the Loan Parties’ Obligations under the Loan Documents in respect of the Erroneous Payment Subrogation Rights shall not be duplicative of such Obligations in respect of Loans that have been assigned to the Administrative Agent under an Erroneous Payment Deficiency Assignment) and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by ~~any~~the applicable Borrower or any other Loan Party~~, except, in each case,~~; provided that this Section 7.13 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations of the applicable Borrower or any other Loan Party relative to the amount (and/or timing for payment) of the Obligations that would have been payable had such Erroneous Payment not been made by the Administrative Agent; provided, further, that for the avoidance of doubt, immediately preceding clauses (x) and (y) shall not apply to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the applicable Borrower or any other Loan Party for the purpose of making such Erroneous Payment.

(~~g~~f) To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including, without limitation ~~waiver of~~, any defense based on “discharge for value” or any similar doctrine.

(~~h~~g) Each party’s obligations, agreements and waivers under this Section 7.13 shall survive the resignation or replacement of the Administrative Agent, ~~or~~ any transfer of rights or obligations by, or the replacement of, a Lender or Issuing Bank, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

Section 7.14 Certain ERISA Matters.

~~. xviii)~~ (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of any Borrower or any other Loan Party, that at least one of the following is and will be true:

(i)       such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Advances, the Letters of Credit, the Commitments or this Agreement,

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(ii)       the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Advances, the Letters of Credit, the Commitments and this Agreement,

(iii)       (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Advances, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Advances, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84- 14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Advances, the Letters of Credit, the Commitments and this Agreement, or

(iv)       such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)       In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of any Borrower or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Advances, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

Article VIII
GUARANTY

Section 8.01 Guaranty. Each Borrower and each Guarantor, other than Subsidiaries that are Excluded Subsidiaries, severally, unconditionally and irrevocably guarantees (the undertaking by each Borrower and each Guarantor under this Article VIII being the “Guaranty”) the punctual payment when due, whether at scheduled maturity or at a date fixed for prepayment or by acceleration, demand or otherwise, all Cash Management Obligations of the

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Loan Parties and the other Restricted Subsidiaries of the ~~Borrower~~Borrowers, all Obligations under Secured Hedge Agreements but excluding all Excluded Swap Obligations, and all other Obligations of each of the other Loan Parties and each ~~Specified Hedge Agreement Subsidiaries~~Restricted Subsidiary now or hereafter existing under or in respect of the Loan Documents (including, without limitation, any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing Obligations), whether direct or indirect, absolute or contingent, and whether for principal, interest, premium, fees, indemnification payments, contract causes of action, costs, expenses or otherwise (such Obligations being the “Guaranteed Obligations”); provided, that, endorsements of negotiable instruments for deposit or collection in the ordinary course of business are not Guaranteed Obligations for purposes of the foregoing Section 8.01; and provided, further, that notwithstanding anything herein to the contrary, (a) any Borrower that is a Foreign Subsidiary shall not guarantee the Obligations of Dana ~~or~~, any other Loan Party or any other Restricted Subsidiary other than the Obligations of any other Borrower that is a Foreign Subsidiary, (b) any Borrower that is a Foreign Subsidiary shall guarantee the Obligations of any other Borrower that is a Foreign Subsidiary only to the extent such guarantee could not reasonably be expected to result in a material adverse tax consequence to Dana or one of its Subsidiaries (as determined in good faith by Dana), (c) any Guarantees by Foreign Subsidiaries shall be subject to any applicable general mandatory statutory limitations, fraudulent preference, “thin capitalization” rules, exchange control restrictions, corporate benefit, financial assistance and customary guarantee limitation language to be agreed by the Administrative Agent and Dana in respect of the relevant jurisdiction and (d) any Guarantees by domestic Loan Parties of the Obligations of any Borrower that is a Foreign Subsidiary shall only be required to the extent such guarantee could not reasonably be expected to result in a material adverse tax consequence to Dana or one of its Subsidiaries (as determined in good faith by Dana), and agrees to pay any and all expenses (including, without limitation, reasonable fees and expenses of counsel) incurred by the Administrative Agent or any of the other Secured Parties solely in enforcing any rights under this Guaranty. Without limiting the generality of the foregoing, each Borrower’s and each Guarantor’s respective liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any of the other Loan Parties or any ~~Specified Hedge Agreement~~Restricted Subsidiary to the Administrative Agent or any of the other Secured Parties under or in respect of the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such other Loan Party.

Section 8.02 Guaranty Absolute. Each Borrower and each Guarantor, other than Subsidiaries that are Excluded Subsidiaries, guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Administrative Agent or any other Secured Party with respect thereto. The Obligations of each Borrower and each Guarantor under this Guaranty are independent of the Guaranteed Obligations or any other Obligations of any Loan Party or any ~~Specified Hedge Agreement~~Restricted Subsidiary under the Loan Documents, and a separate action or actions may be brought and prosecuted against any Borrower or any Guarantor, as applicable, to enforce this Guaranty, irrespective of whether any action is brought against any other Loan Party or whether any other Loan Party or any ~~Specified Hedge Agreement~~Restricted Subsidiary is joined in any such action or actions. The liability of each Borrower and each Guarantor, other than Subsidiaries that are controlled foreign corporations or Subsidiaries of Subsidiaries that are controlled foreign

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corporations, under this Guaranty shall be absolute, unconditional and irrevocable irrespective of, and each Borrower and each Guarantor hereby irrevocably waives any defenses it may now or hereafter have in any way relating to, any and all of the following:

(a)       any lack of validity or enforceability of any Loan Document or any other agreement or instrument relating thereto;

(b)       any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other Obligations of any Loan Party or any ~~Specified Hedge Agreement~~Restricted Subsidiary under the Loan Documents, or any other amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Loan Party or any of its Subsidiaries or otherwise;

(c)       any taking, exchange, release or nonperfection of any Collateral, or any taking, release or amendment or waiver of or consent to departure from any Subsidiary Guaranty or any other guaranty, for all or any of the Guaranteed Obligations;

(d)       any manner of application of Collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any Collateral for all or any of the Guaranteed Obligations or any other Obligations of any Loan Party or any ~~Specified Hedge Agreement~~Restricted Subsidiary under the Loan Documents, or any other property and assets of any other Loan Party or any of its Subsidiaries;

(e)       any change, restructuring or termination of the corporate structure or existence of any other Loan Party or any of its Subsidiaries or any ~~Specified Hedge Agreement~~Restricted Subsidiary or of any of its Subsidiaries;

(f)       any failure of the Administrative Agent or any other Secured Party to disclose to any Loan Party or any ~~Specified Hedge Agreement~~Restricted Subsidiary any information relating to the financial condition, operations, properties or prospects of any other Loan Party now or hereafter known to the Administrative Agent or such other Secured Party, as the case may be (each Borrower and each Guarantor waiving any duty on the part of the Secured Parties to disclose such information);

(g)       the failure of any other Person to execute this Guaranty or any other guarantee or agreement of the release or reduction of the liability of any of the other Loan Parties, any ~~Specified Hedge Agreement~~Restricted Subsidiary or any other guarantor or surety with respect to the Guaranteed Obligations; or

(h)       any other circumstance (including, without limitation, any statute of limitations or any existence of or reliance on any representation by the Administrative Agent or any other Secured Party) that might otherwise constitute a defense available to, or a discharge of, such Guarantor, any other Loan Party, any ~~Specified Hedge Agreement~~Restricted Subsidiary or any other guarantor or surety other than payment in full in cash of the Guaranteed Obligations.

This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by the

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Administrative Agent or any other Secured Party or by any other Person upon the insolvency, bankruptcy or reorganization of any other Loan Party, any ~~Specified Hedge Agreement~~Restricted Subsidiary or otherwise, all as though such payment had not been made.

Section 8.03 Luxembourg Limitations.

(a)       The payment obligation of any Luxembourg Loan Party for the obligations of any other Loan Party that is not a Subsidiary of such Luxembourg Loan Party and excluding for the avoidance of doubt any obligations to Dana, shall be limited at any time, with no double counting, to an aggregate amount not exceeding the higher of:

(i)       95% of the sum of such Luxembourg Loan Party’s own funds (capitaux propres) (as referred to in Annex 1 of the Luxembourg regulation dated 18 December 2015 defining the form and the content of the balance sheet and profit and loss account layouts and implementing among others article 34 of the Luxembourg law dated 19 December 2002 concerning the trade and companies register and the accounting and annual accounts of undertakings, as amended) (the “Own Funds”)) and such Luxembourg Loan Party’s debt which is subordinated in right of payment (whether generally or specifically) to any claim of any Secured Party under any of the Loan Documents (the “Lux Subordinated Debt”), as determined on the basis of the then latest available annual accounts of such Luxembourg Loan Party duly established in accordance with applicable accounting rules as at the date this Guaranty is called; and

(ii)       95% of the sum of such Luxembourg Loan Party’s Own Funds and the Lux Subordinated Debt, as determined on the basis of the then latest available annual accounts of such Luxembourg Loan Party duly established in accordance with applicable accounting rules, as at the Amendment No. 3 Effective Date.

(b)       Where for the purpose of the above determinations, no duly established annual accounts are available for the relevant reference period (which, for the avoidance of doubt, includes a situation where, in respect of the determination to be made under (a) above, no final annual accounts have been established in due time in respect of the then most recently ended financial year) the relevant Luxembourg Loan Party shall, promptly, establish unaudited interim accounts (as of the date of the end of the then most recent financial quarter) or annual accounts (as applicable) duly established in accordance with applicable accounting rules, pursuant to which the relevant Luxembourg Loan Party’s Own Funds and Lux Subordinated Debt will be determined. If the relevant Luxembourg Loan Party fails to provide such unaudited interim accounts or annual accounts (as applicable) within 30 Business Days as from the request of the Administrative Agent, the Administrative Agent may appoint an independent auditor (réviseur d’entreprises agréé) or an independent reputable investment bank which shall undertake the determination of the relevant Luxembourg Loan Party’ Own Funds and Lux Subordinated Debt. In order to prepare such determination, the independent auditor (réviseur d’entreprises agréé) or the independent reputable investment bank shall take into consideration such available elements and facts at such time, including without limitation, the latest annual accounts of such Luxembourg Loan Party and any entities in which it has a direct or indirect equity interest, any recent valuation of the assets of such Luxembourg Loan Party and any of its direct or indirect Subsidiaries, the market value of the assets of such Luxembourg Loan Party and any entities in which it has a direct or indirect equity interest

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as if sold between a willing buyer and a willing seller as a going concern using a standard market multi criteria approach combining market multiples, book value, discounted cash flow or comparable public transaction of which price is known (taking into account circumstances at the time of the valuation and making all necessary adjustments to the assumption being used) and acting in a reasonable manner.

The limitation set forth in clause (a) shall not apply to any amounts borrowed under the Credit Agreement and made directly or indirectly available, in any form whatsoever, to the Luxembourg Loan Party or to any of its direct or indirect Subsidiaries.

Section 8.04 Waivers and Acknowledgments.

~~. xix)~~ (a) Each Borrower and each Guarantor hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Guaranty, and any requirement that the Administrative Agent or any other Secured Party protect, secure, perfect or insure any Lien or any property or assets subject thereto or exhaust any right or take any action against any other Loan Party, or any ~~Specified Hedge Agreement~~Restricted Subsidiary or any other Person or any Collateral.

(~~a~~b) Each Borrower and each Guarantor hereby unconditionally waives any right to revoke this Guaranty, and acknowledges that this Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

(~~b~~c) Each Borrower and each Guarantor hereby unconditionally and irrevocably waives (i) any defense arising by reason of any claim or defense based upon an election of remedies by the Secured Parties which in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of such Borrower or such Guarantor, as applicable, or other rights to proceed against any of the other Loan Parties or any ~~Specified Hedge Agreement~~Restricted Subsidiary, any other guarantor or any other Person or any Collateral, and (ii) any defense based on any right of setoff or counterclaim against or in respect of such Borrower’s or such Guarantor’s respective obligations, as applicable, hereunder.

(~~c~~d) Each Borrower and each Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Loan Documents and that the waivers set forth in Section 8.02 and this Section 8.04 are knowingly made in contemplation of such benefits.

Section 8.05 Subrogation. Each Borrower and each Guarantor hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or may hereafter acquire against any other Loan Party or any other insider guarantor that arise from the existence, payment, performance or enforcement of its Obligations under this Guaranty or under any other Loan Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Administrative Agent or any other Secured Party against such other Loan Party or any other insider guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or

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under contract, statute or common law, including, without limitation, the right to take or receive from such other Loan Party or any other insider guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, until such time as all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash, all of the Letters of Credit shall have expired or been terminated without any pending drawing thereon, all Secured Hedge Agreements shall have expired or been terminated, and the Commitments shall have expired or terminated. If any amount shall be paid to any Borrower or any Guarantor in violation of the immediately preceding sentence at any time prior to the latest of (a) the payment in full in cash of all of the Guaranteed Obligations and all other amounts payable under this Guaranty, (b) the latest date of expiration or termination of all Letters of Credit (without any pending drawing thereon) and all Secured Hedge Agreements, and (c) the Facility Termination Date, such amount shall be held in trust for the benefit of the Administrative Agent and the other Secured Parties and shall forthwith be paid to the Administrative Agent to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of the Loan Documents, or to be held as Collateral for any Guaranteed Obligations or other amounts payable under this Guaranty thereafter arising. If (i) any Borrower or any Guarantor shall pay to the Administrative Agent all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash, (iii) all Letters of Credit and all Secured Hedge Agreements shall have expired or been terminated, and (iv) the Facility Termination Date shall have occurred, the Administrative Agent and the other Secured Parties will, at such Borrower or such Guarantor’s request and expense, execute and deliver to such Borrower or such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer of subrogation to such Borrower or such Guarantor of an interest in the Guaranteed Obligations resulting from the payment made by such Borrower or such Guarantor.

Section 8.06 Additional Guarantors. Upon the execution and delivery by any Person of a guaranty joinder agreement in substantially the form of Exhibit H hereto (each, a “Guaranty Supplement”), (i) such Person shall be referred to as an “Additional Guarantor” and shall become and be a Guarantor hereunder, and each reference in this Guaranty to a “Guarantor” shall also mean and be a reference to such Additional Guarantor, and each reference in any other Loan Document to a “Guarantor” shall also mean and be a reference to such Additional Guarantor, and (ii) each reference herein to “this Guaranty”, “hereunder”, “hereof” or words of like import referring to this Guaranty, and each reference in any other Loan Document to the “Guaranty”, “thereunder”, “thereof” or words of like import referring to this Guaranty, shall include each such duly executed and delivered Guaranty Supplement.

Section 8.07 Continuing Guarantee; Assignments. This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until the latest of (i) the payment in full in cash of all of the Guaranteed Obligations and all other amounts payable under this Guaranty, (ii) the latest date of expiration or termination of all Letters of Credit (without any pending drawing thereon) and all Secured Hedge Agreements, and (iii) the Facility Termination Date, (b) be binding upon each Borrower and each Guarantor and its successors and assigns and (c) inure to the benefit of, and be enforceable by, the Administrative Agent and the other Secured Parties and their respective successors, transferees and assigns. Without limiting the generality of clause (c) of the immediately preceding sentence, any Lender Party may assign or otherwise transfer all or any

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portion of its rights and obligations under this Agreement (including, without limitation, all or any portion of its Commitment or Commitments, the Advances owing to it and the Notes held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Lender Party under this Article VIII or otherwise, in each case as provided in Section 9.07.

Section 8.08 No Reliance. Each Borrower and each Guarantor has, independently and without reliance upon any Agent or any Lender Party and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Guaranty and each other Loan Document to which it is or is to be a party, and each Borrower and each Guarantor has established adequate means of obtaining from each other Loan Party and each ~~Specified Hedge Agreement~~Restricted Subsidiary on a continuing basis information pertaining to, and is now and on a continuing basis will be completely familiar with, the business, condition (financial or otherwise), operations, performance, properties and prospects of such other Loan Party.

Section 8.09 No Fraudulent Transfer. Each Borrower and each Guarantor which is incorporated or formed under the laws of a jurisdiction located within the United States, and by its acceptance of this Guaranty, the Agents and each Secured Party, hereby confirms that it is the intention of all such Persons that this Guaranty and the Guaranteed Obligations of each Borrower and each Guarantor hereunder not constitute a fraudulent transfer or conveyance for purposes of U.S. bankruptcy laws, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Guaranty and the Guaranteed Obligations of each Borrower and each Guarantor hereunder. To effectuate the foregoing intention, the Agents, the Secured Parties, the Borrowers and the Guarantors hereby irrevocably agree that the Guaranteed Obligations of each Borrower and each Guarantor under this Guaranty at any time shall be limited to the maximum amount as will not result in the Guaranteed Obligations of each Borrower or each Guarantor under this Guaranty constituting a fraudulent transfer or conveyance.

Section 8.10 Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under this Guaranty in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 8.10 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 8.10, or otherwise under this Guaranty, as it relates to such other Loan Party , voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section 8.10 shall remain in full force and effect in accordance with Section 8.07. Each Qualified ECP Guarantor intends that this Section 8.10 constitute, and this Section 8.10 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act; provided, that Dana, the Administrative Agent and the relevant swap provider may mutually agree to exclude a Loan Party from the requirement of this Section 8.10.

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Article IX
MISCELLANEOUS

Section 9.01 Amendments, Etc. Except as provided in Section 2.18, 2.19 or 2.20, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by any Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the ~~Applicable~~applicable Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall;

(a)       waive any condition set forth in Section 3.01(a) without the written consent of each Lender;

(b)       extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 2.05 or Section 6.01) without the written consent of such Lender;

(c)       postpone the Letter of Credit Expiration Date or any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;

(d)       reduce the principal of, or the rate of interest specified herein on, any Advance, or any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;

(e)       change (i) Section 2.02(a) or Section 2.02(b) in a manner that would alter the pro rata nature of Borrowings required thereby or (ii) Section 2.13 in a manner that would alter the pro rata sharing of payments required thereby, in each case with respect to clauses (i) and (ii) of this Section 9.01(e), without the written consent of each Lender;

(f)       change the definition of “Required ~~Lenders”, “Required Revolving~~ Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or grant any consent hereunder, without the written consent of each Lender under the applicable Facility or Facilities;

(g)       except in connection with a transaction permitted under this Agreement, release all or substantially all of the value of the Guarantors from the Guaranty or release all or substantially all of the Collateral without the written consent of each Lender; and

(h)       change the order of application of any reduction in the Commitments or any prepayment of Advances among the Facilities from the application thereof set forth in the applicable provisions of Section 2.05(b) or 2.06(b), respectively, in any manner that materially adversely affects the Lender Parties under a Facility without the consent of holders of a majority of the Commitments or Advances outstanding under such Facility;

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and provided further that (i) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender or the Issuing Banks, as the case may be, in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender or of the Issuing Banks, as the case may be, under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it; and (ii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Defaulting Lender.

Notwithstanding the foregoing, only the Required ~~Revolving~~ Lenders shall have the ability to amend, waive or give any consent with respect to the covenant set forth in Section 5.04 (or the defined terms to the extent used therein but not as used in any other Section of this Agreement) or Article VI (solely as it relates to Section 5.04).

In the event that Dana requests that this Agreement or any other Loan Document be amended in a manner which would require the consent of each Lender and such modification or amendment is agreed to by the Required Lenders, then Dana and the Administrative Agent shall be permitted to amend this Agreement or such other Loan Document without the consent of the Lender or Lenders which did not agree to the modification or amendment requested by Dana (such Lender or Lenders, collectively, the “Non-Consenting Lenders”) to provide for (i) the termination of the Commitment of each of the Non-Consenting Lenders, (ii) the addition to this Agreement of one or more other financial institutions (each of which shall meet the requirements of Section 9.07), or an increase in the Commitment of one or more of the Required Lenders approving such modification or amendment, so that the aggregate value of the sum of each of the Lenders’ Commitments after giving effect to such amendment shall be in the same amount as the aggregate value of the sum of each of the Lenders’ Commitments immediately before giving effect to such amendment, (iii) if any Advances are outstanding at the time of such amendment, the making of such additional Advances by such new financial institutions or Required Lenders, as the case may be, as may be necessary to repay in full the outstanding Advances (including principal, interest, fees and other amounts due and owing under the Loan Documents) of the Non-Consenting Lenders immediately before giving effect to such amendment and (iv) such other modifications to this Agreement as may be appropriate. Pursuant to the foregoing clause (ii), with respect to any such Non-Consenting Lender, Dana shall have the right (unless such Non-Consenting Lender promptly grants such consent) at its sole expense (including with respect to the processing and recordation fee referred to in Section 9.07) to replace such Non-Consenting Lender by deeming (by notice to such Non-Consenting Lender) such Non-Consenting Lender to have assigned its loan, and its commitments hereunder, to one or more assignees that have consented to such assignment and that are reasonably acceptable to the Administrative Agent, the Swing Line Lender and the Issuing Bank; provided that: (a) all Obligations of the Borrowers owing to such Non-Consenting Lender (including accrued fees and any amounts due under Section 2.08, 2.10, 2.11 or 2.12) being replaced shall be paid in full to such Non-Consenting Lender concurrently with such assignment and (b) the replacement Lender shall purchase the foregoing by paying to such Non-Consenting Lender a price equal to the principal amount thereof plus accrued and unpaid interest thereon. No action by or consent of the Non-Consenting Lender shall be necessary in connection with such assignment, which shall be immediately and automatically effective upon payment of such purchase price. In

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connection with any such assignment the Borrowers, Administrative Agent, such Non-Consenting Lender and the replacement Lender shall otherwise comply with Section 9.07. Each Lender hereby grants to the Administrative Agent an irrevocable power of attorney (which power is coupled with an interest) to execute and deliver, on behalf of such Lender as assignor, any Assignment and Acceptance necessary to effectuate any assignment of such Lender’s interest hereunder in the circumstances contemplated by this Section 9.01 and the Administrative Agent agrees to effect such assignment; provided that, if such Non-Consenting Lender does not comply with Section 9.07 within three (3) Business Days after Dana’s request, compliance with Section 9.07 shall not be required to effect such assignment.

Notwithstanding anything to the contrary in this Section 9.01, if at any time following the Closing Date, the Administrative Agent and Dana shall have jointly identified an obvious error or any error or omission of a technical or immaterial nature, in each case, in any provision of the Loan Documents, then the Administrative Agent and the Loan Parties shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to any Loan Document if the same is not objected to in writing by the Required Lenders within five (5) Business Days following receipt of written notice thereof.

Each Loan Party acknowledges the agreements set forth in the Fee Letter and agrees that it will execute and deliver such amendments to the Loan Documents as shall be deemed advisable by CGMI to give effect to the provisions of the Fee Letter. Notwithstanding anything to the contrary in this Section 9.01, the Administrative Agent and the Loan Parties shall be permitted to execute and deliver such amendments and such amendments shall become effective without any further action or consent of any other party to any Loan Document if the same is not objected to in writing by the Required Lenders within five (5) Business Days following receipt of notice thereof.

Section 9.02 Notices, Etc.

~~xx)~~ (a) All notices and other communications provided for hereunder shall be in writing (including telegraphic or telecopy communication) and mailed, telegraphed, telecopied or delivered, if to any Borrower or any Guarantor, at ~~(1)~~ (3) Dana’s address at 3939 Technology Drive, Maumee, Ohio 43537, Attention: Treasurer, ~~(2)~~ (4) 27870 Cabot Drive, Novi, MI 48377, Attention: John Geddes and ~~(3)~~ (5) as well as to the attention of the general counsel of Dana at Dana’s address, fax number (419) 535-4544; if to any Lender or any Issuing Bank, at its Applicable Lending Office, respectively, specified opposite its name on Schedule I hereto; if to any other Lender Party, at its Applicable Lending Office specified in the Assignment and Acceptance pursuant to which it became a Lender Party; if to the Administrative Agent, at its address at Citibank, N.A., 1615 Brett Rd New Castle, DE 19720, Attn: Agency Operations, Telephone: (302) 894-6010, Facsimile: (646) 274-5080, Email: glagentofficeops@citi.com, as well as to Shearman & Sterling, counsel to the Administrative Agent, at its address at 599 Lexington Avenue, New York, New York 10022, fax number (212) 848-7179, Attention: Maura O’Sullivan, Esq.; or, as to any Borrower, any Guarantor or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and communications shall, when mailed, telegraphed or telecopied, be effective three Business Days after being deposited in the U.S. mails, first class postage prepaid, delivered to the telegraph company or confirmed as received when sent by telecopier, respectively, except that notices and

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communications to the Administrative Agent pursuant to Article II, III or VII shall not be effective until received by the Administrative Agent. Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement or the Notes or of any Exhibit hereto to be executed and delivered hereunder shall be effective as delivery of a manually executed counterpart thereof.

(~~a~~b) Each Borrower hereby agrees that it will provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to the Loan Documents, including, without limitation, all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (i) relates to a request for a new, or a Conversion of an existing, Borrowing or other extension of credit (including any election of an interest rate or interest period relating thereto), (ii) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (iii) provides notice of any Default or Event of Default under this Agreement or (iv) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any Borrowing or other extension of credit thereunder (all such non-excluded communications being referred to herein collectively as “Communications”), by transmitting the Communications in an electronic/soft medium in a format acceptable to the Administrative Agent to oploanswebadmin@citigroup.com. In addition, each Borrower agrees to continue to provide the Communications to the Administrative Agent in the manner specified in the Loan Documents but only to the extent requested by the Administrative Agent. Each Borrower further agrees that the Administrative Agent may make the Communications available to the Lenders by posting the Communications on an Informational Website or a substantially similar electronic transmission system (the “Platform”).

(~~b~~c) THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE”. THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE AGENT PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT OR ANY OF ITS AFFILIATES OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ADVISORS OR REPRESENTATIVES (COLLECTIVELY, “AGENT PARTIES”) HAVE ANY LIABILITY TO ANY BORROWER, ANY LENDER PARTY OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING, WITHOUT LIMITATION, DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY BORROWER’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF ANY AGENT PARTY IS FOUND IN A FINAL NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT

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JURISDICTION TO HAVE RESULTED PRIMARILY FROM SUCH AGENT PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

(~~c~~d) The Administrative Agent agrees that the receipt of the Communications by the Administrative Agent at its e-mail address set forth above shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Loan Documents. Each Lender Party agrees that notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender Party for purposes of the Loan Documents. Each Lender Party agrees to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Lender Party’s e-mail address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such e-mail address. Nothing herein shall prejudice the right of the Administrative Agent or any Lender Party to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

Section 9.03 No Waiver; Remedies. No failure on the part of any Lender Party or the Administrative Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

Section 9.04 Costs, Fees and Expenses.

~~. xxi)~~ (a) Each Loan Party agrees (i) to pay or reimburse the Administrative Agent, the Syndication Agent, the Collateral Agent, the Documentation Agent, and the Joint Lead Arrangers for all reasonable costs and expenses incurred by each such Agent in connection with (a) the development, preparation, negotiation and execution of this Agreement and the other Loan Documents and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby are consummated), (b) the syndication and funding of the Revolving Credit Facility ~~and each Term Facility~~, (c) the creation, perfection or protection of the liens under the Loan Documents (including all reasonable search, filing and recording fees) and (d) the ongoing administration of the Loan Documents (including the preparation, negotiation and execution of any amendments, consents, waivers, assignments, restatements or supplements thereto and costs associated therewith); provided, that, prior to the occurrence, and during the continuance, of a Default or Event of Default, reasonable attorney’s fees shall be limited to one primary counsel and, if reasonably required by any Agent, local or specialist counsel, provided further that no such limitation shall apply if counsel determines in good faith that there is a conflict of interest that requires separate representation for any party, and (ii)  to pay or reimburse each Agent and each of the Lenders for all reasonable documented costs and expenses, incurred by such Agent or such Lenders and in connection with (a) the enforcement of the Loan Documents or collection of payments due from any Loan Party and (b) any legal proceeding relating to or arising out of the Revolving Credit Facility~~, any Term Facility~~  or the other transactions contemplated by the Loan Documents. The foregoing fees, costs and expenses shall include all search, filing, recording, title insurance and collateral review charges and fees and taxes related thereto, and other reasonable out-of-pocket expenses incurred by the Agents and the cost of independent public accountants and other outside experts retained jointly

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by the Agents. All amounts due under this Section 9.04(a) shall be payable within ten Business Days after demand therefor accompanied by an appropriate invoice. The agreements in this Section shall survive the termination of the Commitments and repayment of all other Obligations.

(~~a~~b) Whether or not the transactions contemplated hereby are consummated, each Loan Party shall indemnify and hold harmless each Agent-Related Person, each Lender and their respective Affiliates, directors, officers, employees, counsel, agents, advisors, attorneys-in-fact and representatives (collectively, the “Indemnitees”) from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable attorney’s fees of one primary counsel for the Indemnitees as a whole and, if reasonably required, local or specialist counsel; provided that no such limitation shall apply if counsel determines in good faith that there is a conflict of interest that requires separate representation for any party), joint or several that may be incurred by, or asserted or awarded against any Indemnitee, in each case arising out of or in connection with or relating to any investigation, litigation or proceeding or the preparation of any defense with respect thereto arising out of or in connection with (i) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (ii) any Commitment, Advance or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by an Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by any Borrower or any other Loan Party, or any liability related in any way to any Borrower or any other Loan Party in respect of Environmental Laws, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto (all the foregoing, collectively, the “Indemnified Liabilities”), in all cases, whether or not caused by or arising, in whole or in part, out of the negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such claim, damage, loss, liability or expense is determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted primarily from (A) the gross negligence or willful misconduct of such Indemnitee, (B) a material breach of any such Indemnitee’s obligations under the Loan Documents or (C) from any proceeding between or among Indemnitees that does not involve an act or omission by the Borrowers or the Restricted Subsidiaries (other than claims against any Agent or any arranger in its capacity or in fulfilling its role as an Agent or an arranger or any similar role hereunder (excluding its role as a Lender). No Loan Party shall be liable for any settlement entered into by any Indemnitee without Dana’s written consent (such consent not to be unreasonably withheld, delayed or conditioned); provided that such exception shall not apply in the event Dana was offered the ability to assume the defense of the action that was the subject matter of such settlement and elected not to assume such defense or if there is a final, non-appealable judgment by a court of competent jurisdiction for the plaintiff in any such proceeding, each Loan Party shall (subject to the exceptions set forth above) indemnify and hold harmless each Indemnitee from and against any and all losses, claims, damages, liabilities and expenses by reason of such settlement or judgment in accordance with the above. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 9.04(b) applies, such indemnity shall be

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effective whether or not such investigation, litigation or proceeding is brought by Dana or any of its Subsidiaries, any security holders or creditors of the foregoing an Indemnitee or any other Person, or an Indemnitee is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. No Indemnitee shall have any liability (whether direct or indirect, in contract, tort or otherwise) to Dana or any of its Subsidiaries for or in connection with the transactions contemplated hereby, except to the extent such liability is determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnitee’s gross negligence or willful misconduct. In no event, however, shall any Indemnitee be liable to Dana or any of its Subsidiaries on any theory of liability for any special, indirect, consequential or punitive damages (including, without limitation, any loss of profits, business or anticipated savings). No Indemnitee shall be liable to Dana or any of its Subsidiaries for any damages arising from the use by others of any information or other materials obtained through an Informational Website or other similar information transmission systems in connection with this Agreement. All amounts due under this Section 9.04(b) shall be payable within ten Business Days after demand therefor. The agreements in this Section shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all the other Obligations.

(~~b~~c) If any payment of principal of, or Conversion of, any Term SOFR Advance or Eurocurrency Rate Advance is made by a Borrower to or for the account of a Lender Party other than on the last day of the Interest Period for such Advance, as a result of a payment or Conversion pursuant to Section 2.06, 2.09(b)(i) or 2.10(d), acceleration of the maturity of the Notes pursuant to Section 6.01 or for any other reason, or if a Borrower fails to make any payment or prepayment of an Advance for which a notice of prepayment has been given or that is otherwise required to be made, whether pursuant to Section 2.04, 2.06 or 6.01 or otherwise, the ~~Applicable~~applicable Borrower shall, upon demand by such Lender Party (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender Party any amounts required to compensate such Lender Party for any additional losses, costs or expenses that it may reasonably incur as a result of such payment or Conversion or such failure to pay or prepay, as the case may be, including, without limitation, any actual loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender Party to fund or maintain such Advance. This Section 9.04(c) and Sections 2.10 and 2.12 shall survive termination of the Commitments and the payment of all other Obligations.

Section 9.05 Right of Set-off. Upon (a) the occurrence and during the continuance of any Event of Default and (b) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Administrative Agent to declare the Notes due and payable pursuant to the provisions of Section 6.01, each Lender Party and each of its respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and otherwise apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender Party or such Affiliate to or for the credit or the account of the ~~Applicable~~applicable Borrower against any and all of the Obligations of the ~~Applicable~~applicable Borrower now or hereafter existing under this Agreement and the Note or Notes (if any) held by such Lender Party, irrespective of whether such Lender Party shall have made any demand under this Agreement or such Note or Notes and although such obligations may be unmatured. Each Lender Party agrees

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promptly to notify the ~~Applicable~~applicable Borrower after any such set off and application; provided, however, that the failure to give such notice shall not affect the validity of such set off and application. The rights of each Lender Party and its respective Affiliates under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender Party and its respective Affiliates may have.

Section 9.06 Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrowers, the Guarantors, each Agent, the Issuing Banks and the Swing Line Lender and the Administrative Agent shall have been notified by each Lender that such Lender has executed it and thereafter shall be binding upon and inure to the benefit of each Borrower, each Agent and each Lender Party and their respective successors and assigns, except that no Borrower shall have the right to assign its rights hereunder or any interest herein without the prior written consent of each Lender Party.

Section 9.07 Successors and Assigns.

~~. xxii)~~ (a) Each Lender may assign all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment or Commitments, the Advances owing to it and the Note or Notes held by it); provided, however, that (i) each such assignment shall be of a uniform, and not a varying, percentage of all rights and obligations under and in respect of any or all Facilities, (ii) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender, an Affiliate of any Lender or an Approved Fund of any Lender or an assignment of all of a Lender’s rights and obligations under this Agreement, (A) the aggregate amount of the Revolving Credit Commitments being assigned to such Eligible Assignee pursuant to such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $5,000,000 under each Revolving Credit Facility or Incremental Revolving Facility for which a Revolving Credit Commitment is being assigned, (B) [reserved] and (C) ~~the aggregate amount of the 2018 New Term B Commitments or 2018 New Term B Advances being assigned to such Eligible Assignee pursuant to any such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $1,000,000 under the 2018 New Term B Facility or each Incremental Term Facility structured as a “term loan B tranche”~~[reserved], (iii) each such assignment shall be to an Eligible Assignee, ~~and~~ (iv) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note or Notes (if any) subject to such assignment and a processing and recordation fee of $3,500 (which shall not be payable by the Borrowers). The parties hereto acknowledge and agree that, at the election of the Administrative Agent, any such Assignment and Acceptance may be electronically executed and delivered to the Administrative Agent via an electronic loan assignment confirmation system acceptable to the Administrative Agent (which shall include ClearPar, LLC) and (v) the consent of each Issuing Bank (such consent not to be unreasonably withheld or delayed) shall be required for any assignment in respect of a Revolving Credit Commitment.

(~~a~~b) Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance, (i) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender or

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Issuing Bank (subject to the specific agreement of the assignee Lender to act as an Issuing Bank), as the case may be, hereunder, provided, that in the case of Section 2.12, such assignee shall have complied with the requirements of said Section and (ii) the Lender or Issuing Bank assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (other than its rights under Sections 2.10, 2.12 and 9.04 to the extent any claim thereunder relates to an event arising prior to such assignment) and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the remaining portion of an assigning Lender’s or Issuing Bank’s rights and obligations under this Agreement, such Lender or Issuing Bank shall cease to be a party hereto).

(~~b~~c) By executing and delivering an Assignment and Acceptance, each Lender Party assignor thereunder and each assignee thereunder confirm to and agree with each other and the other parties thereto and hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender Party makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto; (ii) such assigning Lender Party makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under any Loan Document or any other instrument or document furnished pursuant thereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 5.03(b) or 5.03(c) as applicable and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon any Agent, such assigning Lender Party or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to such Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender or Issuing Bank, as the case may be.

(~~c~~d) The Administrative Agent, acting for this purpose (but only for this purpose) as the non-fiduciary agent of the Borrowers, shall maintain at its address referred to in Section 9.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lender Parties and the Commitment under each Facility of, and principal amount of the Advances and stated interest owing under each Facility to, each Lender Party from time to time (the “Register”). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrowers, the Agents and the Lender Parties may treat each Person whose name is recorded in the Register as a Lender Party hereunder for all purposes of this Agreement. The Register shall be available for inspection

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by any Borrower or any Agent or any Lender Party at any reasonable time and from time to time upon reasonable prior notice.

(~~d~~e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender Party and an assignee, together with any Note or Notes subject to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof and a copy of such Assignment and Acceptance to the Borrowers and each other Agent. In the case of any assignment by a Lender, within five Business Days after its receipt of such notice, each Borrower, at its own expense, shall execute and deliver to the Administrative Agent in exchange for the surrendered Note or Notes (if any) a new Note to the order of such Eligible Assignee in an amount equal to the Commitment or Advance assumed by it under each Facility pursuant to such Assignment and Acceptance and, if any assigning Lender that had a Note or Notes prior to such assignment has retained a Commitment or an Advance hereunder under such Facility, a new Note to the order of such assigning Lender in an amount equal to the Commitment or Advance retained by it hereunder. Such new Note or Notes shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A~~-1 or Exhibit A-2~~  hereto~~, as the case may be~~.

(~~e~~f) Each Issuing Bank may assign to one or more Eligible Assignees all or a portion of its rights and obligations under the undrawn portion of its Letter of Credit Commitment at any time; provided, however, that (i) each such assignment shall be to an Eligible Assignee and (ii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with a processing and recordation fee of $3,500 (which shall not be payable by the Borrowers).

(~~f~~g) Without the consent of any Borrower, the Administrative Agent, any Issuing Bank or the Swing Line Lender, each Lender Party may sell participations to one or more Persons (other than any Loan Party or any of its Affiliates and any Disqualified Lender) (each, a “Participant”) in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments, the Advances owing to it and any Note or Notes held by it); provided, however, that (i) such Lender Party’s obligations under this Agreement (including, without limitation, its Commitments) shall remain unchanged, (ii) such Lender Party shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender Party shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Borrowers, the Agents and the other Lender Parties shall continue to deal solely and directly with such Lender Party in connection with such Lender Party’s rights and obligations under this Agreement, (v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest (other than default interest) on, the Advances or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, postpone any date fixed for any payment of principal of, or interest on, the Advances or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or release all or substantially all of the value of the Collateral or the value of the Guaranties, (vi) the participating banks or other entities shall be entitled to the benefits of Sections

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2.10 and 2.12 to the same extent as if they were a Lender Party but, with respect to any particular participant, to no greater extent than the Lender Party that sold the participation to such participant (except to the extent that an entitlement to receive a greater amount results from a Change in Law that occurs after the Participant acquired the applicable participation) and only if such participant agrees to comply with Section 2.12(f) as though it were a Lender Party, and (vii) each Lender Party that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Advances or other obligations under the Loan Documents (the “Participant Register”), provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant's interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(~~g~~h) Any Lender Party may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.07, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrowers furnished to such Lender Party by or on behalf of any Borrower; provided, however, that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any Confidential Information received by it from such Lender Party in accordance with Section 9.09 hereof.

(~~h~~i) Notwithstanding any other provision set forth in this Agreement, any Lender Party may at any time (and without the consent of the Administrative Agent or any Borrower) create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it and any Note or Notes held by it) including in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

(~~i~~j) Notwithstanding anything to the contrary contained herein, any Lender that is a fund that invests in bank loans may create a security interest in all or any portion of the Advances owing to it and the Note or Notes held by it to the trustee for holders of obligations owed, or securities issued, by such fund as security for such obligations or securities, provided, however, that unless and until such trustee actually becomes a Lender in compliance with the other provisions of this Section 9.07, (i) no such pledge shall release the pledging Lender from any of its obligations under the Loan Documents and (ii) such trustee shall not be entitled to exercise any of the rights of a Lender under the Loan Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise.

(~~j~~k) Notwithstanding anything to the contrary contained herein, any Lender Party (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in

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writing from time to time by the Granting Lender to the Administrative Agent and the Borrowers (an “SPC”) the option to provide all or any part of any Advance that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided, however, that (i) nothing herein shall constitute a commitment by any SPC to fund any Advance, and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Advance, the Granting Lender shall be obligated to make such Advance pursuant to the terms hereof. The making of an Advance by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Advance were made by such Granting Lender. Each party hereto hereby agrees that (i) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender Party would be liable, (ii) no SPC shall be entitled to the benefits of Sections 2.10 and 2.12 (or any other increased costs protection provision) and (iii) the Granting Lender shall for all purposes, including, without limitation, the approval of any amendment or waiver of any provision of any Loan Document, remain the Lender Party of record hereunder. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior Debt of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding under the laws of the United States or any State thereof. Notwithstanding anything to the contrary contained in this Agreement, any SPC may (i) with notice to, but without prior consent of, the Borrowers and the Administrative Agent, assign all or any portion of its interest in any Advance to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Advances to any rating agency, commercial paper dealer or provider of any surety or guarantee or credit or liquidity enhancement to such SPC. This subsection (k) may not be amended without the prior written consent of each Granting Lender, all or any part of whose Advances are being funded by the SPC at the time of such amendment.

~~(k)       Notwithstanding anything to the contrary contained in this paragraph (l) or any other provision of this Agreement, so long as no Default or Event of Default has occurred and is continuing or would result therefrom, each Lender shall have the right at any time to sell, assign or transfer all or a portion of its Advances (“Repurchased Term Advances”) in respect of the 2018 New Term B Facility or an Incremental Term Facility structured as a “term loan B facility” owing to it to the Term Loan Borrower or any of its Restricted Subsidiaries on a non-pro rata basis in open market purchases (including privately negotiated transactions), subject to the following limitations: (i) with respect to all repurchases made by the Term Loan Borrower or a Subsidiary pursuant to this paragraph (l), (A) the Term Loan Borrower shall deliver to the Administrative Agent a certificate stating that no Default or Event of Default has occurred and is continuing or would result from such repurchase and (B) the assigning Lender and the Term Loan Borrower shall execute and deliver to the Administrative Agent an Assignment and Acceptance; (ii) the Term Loan Borrower or Subsidiary making such purchase shall at the time of consummation of any such purchase affirm the representation that it is not in possession of any material non-public information with respect to the Term Loan Borrower or its Restricted Subsidiaries that has not been disclosed to the Lenders generally (other than Lenders that have elected not to receive material non-public information) and (iii) neither the Term Loan Borrower nor any Subsidiary shall use any proceeds of Revolving Credit Advances, Term Advances or Advances under any Incremental Facility make any purchase of Repurchased Term Advances and (iv) following repurchase of Advances by the Term Loan Borrower or any Subsidiary pursuant to this paragraph~~

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~~(l), the Repurchased Term Advances shall, without further action by any Person, be deemed cancelled for all purposes and no longer outstanding (and may not be resold by the Term Loan Borrower or such Subsidiary), for all purposes of this Agreement and all other Loan Documents, including (A) the making of, or the application of, any payments to the Lenders under this Agreement or any other Loan Document, (B) the making of any request, demand, authorization, direction, notice, consent or waiver under this Agreement or any other Loan Document or (C) the determination of Required Lenders, or for any similar or related purpose, under this Agreement or any other Loan Document.  In connection with any Repurchased Term Advances cancelled pursuant to this paragraph (l), the Administrative Agent is authorized to make appropriate entries in the Register to reflect any such cancellation.  Each repurchase and retirement of Repurchased Term Advances shall apply to reduce the then remaining scheduled repayments of Advances under the 2018 New Term B Facility or the applicable Incremental Term Facility in accordance with the application of prepayments applicable to the 2018 New Term B Facility or such Incremental Term Facility.~~

(l)       The list of Disqualified Lenders will be available to the Lenders and the Agents upon request to the Administrative Agent. Any assigning Lender Party shall, in connection with any assignment pursuant to this Section 9.07, provide a copy of its request (including the name of the prospective assignee) to Dana concurrently with the delivery of the same request to the Administrative Agent irrespective of whether or not a Default or Event of Default under Section 6.01(a) or (e) shall have occurred and be continuing at such time. The parties to this Agreement hereby acknowledge and agree that the Administrative Agent shall not be deemed to be in default under this Agreement or to have any duty or responsibility or to incur any liabilities as a result of a breach of this Section 9.07, nor shall the Administrative Agent have any duty, responsibility or liability to monitor or enforce assignments, participations or other actions in respect of Disqualified Lenders, or otherwise take (or omit to take) any action with respect thereto.

Section 9.08 Execution in Counterparts; Integration. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier or other electronic communication shall be effective as delivery of an original executed counterpart thereof. This Agreement and the other Loan Documents and the Fee Letter, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement may be executed by facsimile or other electronic signature acceptable to the Administrative Agent (it being agreed signatures delivered via .pdf copies pursuant to electronic mail are acceptable) and all such signatures shall be effective as originals. The words “execution,” “signed,” “signature,” and words of like import in this Agreement or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

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Section 9.09 Confidentiality; Press Releases, Related Matters and Treatment of Information.

~~. xxiii)~~ (a) No Agent or Lender Party shall disclose any Confidential Information to any Person without the consent of Dana, other than (i) to such Agent’s or such Lender Party’s Affiliates and their officers, directors, employees, agents and advisors and to actual or prospective Eligible Assignees and participants, and then only on a confidential, need to know basis, (ii) as requested or required by any law, rule or regulation or judicial process, (iii) as requested or required by any state, federal or foreign authority or examiner regulating banks or banking, (iv) in connection with the exercise of remedies and (v) to direct and indirect counterparties in connection with swaps, derivatives or credit default insurance, provided, in the case of clause (v), no information may be provided to any Disqualified Lenders or a person who is actually known by such Agent or Lender Party to be acting for a Disqualified Lender.

(~~a~~b) Each of the parties hereto and each party joining hereafter agrees that neither it nor its Affiliates will in the future issue any press releases or other public disclosure using the name of any Lender or its Affiliates or referring to this Agreement or any of the other Loan Documents without at least 2 Business Days’ prior notice to such Lender and without the prior written consent of such Lender or unless (and only to the extent that) such party or Affiliate is required to do so under law and then, in any event, such party or Affiliate will consult with Dana, the Administrative Agent and such Lender before issuing such press release or other public disclosure. Each party consents to the publication by the Agents or any Lender Party of a tombstone or similar advertising material relating to the financing transactions contemplated by this Agreement. The Agents reserve the right to provide to industry trade organizations such necessary and customary information needed for inclusion in league table measurements.

(~~b~~c) Certain of the Lenders may enter into this Agreement and take or not take action hereunder or under the other Loan Documents on the basis of information that does not contain material non-public information with respect to any of the Loan Parties or their securities (“Restricting Information”). Other Lenders may enter into this Agreement and take or not take action hereunder or under the other Loan Documents on the basis of information that may contain Restricting Information. Each Lender Party acknowledges that United States federal and state securities laws prohibit any person from purchasing or selling securities on the basis of material, non-public information concerning the issuer of such securities or, subject to certain limited exceptions, from communicating such information to any other Person. Neither the Administrative Agent nor any of its Agent-Related Persons shall, by making any Communications (including Restricting Information) available to a Lender Party, by participating in any conversations or other interactions with a Lender Party or otherwise, make or be deemed to make any statement with regard to or otherwise warrant that any such information or Communication does or does not contain Restricting Information nor shall the Administrative Agent or any of its Agent-Related Persons be responsible or liable in any way for any decision a Lender Party may make to limit or to not limit its access to Restricting Information. In particular, none of the Administrative Agent nor any of its Agent-Related Persons (i) shall have, and the Administrative Agent, on behalf of itself and each of its Agent-Related Persons, hereby disclaims, any duty to ascertain or inquire as to whether or not a Lender Party has or has not limited its access to Restricting Information, such Lender Party’s policies or procedures regarding the safeguarding of material, nonpublic

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information or such Lender Party’s compliance with applicable laws related thereto or (ii) shall have, or incur, any liability to any Loan Party or Lender Party or any of their respective Agent-Related Persons arising out of or relating to the Administrative Agent or any of its Agent-Related Persons providing or not providing Restricting Information to any Lender Party.

(~~c~~d) Each Loan Party agrees that (i) all Communications it provides to the Administrative Agent intended for delivery to the Lender Parties whether by posting to the Platform or otherwise shall be clearly and conspicuously marked “PUBLIC” if such Communications do not contain Restricting Information which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof, (ii) by marking Communications “PUBLIC,” each Loan Party shall be deemed to have authorized the Administrative Agent and the Lender Parties to treat such Communications as either publicly available information or not material information (although, in this latter case, such Communications may contain sensitive business information and, therefore, remain subject to the confidentiality undertakings of this Agreement) with respect to such Loan Party or its securities for purposes of United States Federal and state securities laws, (iii) all Communications marked “PUBLIC” may be delivered to all Lender Parties and may be made available through a portion of the Platform designated “Public Side Information,” and (iv) the Administrative Agent shall be entitled to treat any Communications that are not marked “PUBLIC” as Restricting Information and may post such Communications to a portion of the Platform not designated “Public Side Information.” Neither the Administrative Agent nor any of its Affiliates shall be responsible for any statement or other designation by a Loan Party regarding whether a Communication contains or does not contain material non-public information with respect to any of the Loan Parties or their securities nor shall the Administrative Agent or any of its Affiliates incur any liability to any Loan Party, any Lender Party or any other Person for any action taken by the Administrative Agent or any of its Affiliates based upon such statement or designation, including any action as a result of which Restricting Information is provided to a Lender Party that may decide not to take access to Restricting Information.

(~~d~~e) Each Lender Party acknowledges that circumstances may arise that require it to refer to Communications that might contain Restricting Information. Accordingly, each Lender Party agrees that it will nominate at least one designee to receive Communications (including Restricting Information) on its behalf. Each Lender Party agrees to notify the Administrative Agent from time to time of such Lender Party’s designee’s e-mail address to which notice of the availability of Restricting Information may be sent by electronic transmission.

(~~e~~f) Each Lender Party acknowledges that Communications delivered hereunder and under the other Loan Documents may contain Restricting Information and that such Communications are available to all Lender Parties generally. Each Lender Party that elects not to take access to Restricting Information does so voluntarily and, by such election, acknowledges and agrees that the Administrative Agent and other Lender Parties may have access to Restricting Information that is not available to such electing Lender Party. None of the Administrative Agent nor any Lender Party with access to Restricting Information shall have any duty to disclose such Restricting Information to such electing Lender Party or to use such Restricting Information on behalf of such electing Lender Party, and shall not be liable for the failure to so disclose or use, such Restricting Information.

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(~~f~~g) Clauses (c), (d), (e) and (f) of this Section 9.09 are designed to assist the Administrative Agent, the Lender Parties and the Loan Parties, in complying with their respective contractual obligations and applicable law in circumstances where certain Lender Parties express a desire not to receive Restricting Information notwithstanding that certain Communications hereunder or under the other Loan Documents or other information provided to the Lender Parties hereunder or thereunder may contain Restricting Information. Neither the Administrative Agent nor any of its Agent-Related Persons warrants or makes any other statement with respect to the adequacy of such provisions to achieve such purpose nor does the Administrative Agent or any of its Agent-Related Persons warrant or make any other statement to the effect that a Loan Party or Lender Party’s adherence to such provisions will be sufficient to ensure compliance by such Loan Party or Lender Party with its contractual obligations or its duties under applicable law in respect of Restricting Information and each of the Lender Parties and each Loan Party assumes the risks associated therewith.

Section 9.10 Patriot Act Notice. Each Lender Party and each Agent (for itself and not on behalf of any Lender Party) hereby notifies the Loan Parties that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender Party or such Agent, as applicable, to identify such Loan Party in accordance with the Patriot Act. Dana shall, and shall cause each of its Restricted Subsidiaries to, provide the extent commercially reasonable, such information and take such actions as are reasonably requested by any Agents or any Lender Party in order to assist the Agents and the Lender Parties in maintaining compliance with the Patriot Act.

Section 9.11 Jurisdiction, Etc.

~~xxiv)~~ (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or federal court of the United States of America sitting in the Borough of Manhattan, New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents (except as expressly provided otherwise therein) to which it is a party, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any of the other Loan Documents in the courts of any jurisdiction.

(~~a~~b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the

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defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(~~b~~c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.02 other than by facsimile. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement or any other Loan Document to serve process in any other manner permitted by law. Notwithstanding any other provision of this Agreement, each Borrower that is a Foreign Subsidiary hereby irrevocably designates Dana, as the designee, appointee and agent of such Borrower to receive, for and on behalf of such Borrower, service of process in the State of New York in any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document.

(~~c~~d) Dana hereby accepts such appointment as process agent and agrees to (i) maintain an office at 3939 Technology Drive, Maumee, Ohio 43537 (or any other location in the United States) and to give the Administrative Agent prompt notice of any change of address of Dana, (ii) perform its duties as process agent to receive on behalf of each Borrower that is a Foreign Subsidiary and its property service of copies of the summons and complaint and any other process which may be served in any action or proceeding in any New York State or federal court sitting in New York City arising out of or relating to this Agreement and (iii) forward forthwith to its then current address, copies of any summons, complaint and other process which Dana received in connection with its appointment as process agent.

Section 9.12 Governing Law. This Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

Section 9.13 Waiver of Jury Trial. EACH OF THE GUARANTORS, THE BORROWERS, THE AGENTS AND THE LENDER PARTIES IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS, THE ADVANCES OR THE ACTIONS OF THE ADMINISTRATIVE AGENT OR ANY LENDER PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

Section 9.14 Acknowledgment and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)       the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an Affected Financial Institution; and

(b)       the effects of any Bail-in Action on any such liability, including, if applicable :

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(i)       a reduction in full or in part or cancellation of any such liability;

(ii)       a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)       the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

Section 9.15 Designated Subsidiaries.

~~. xxv)~~ (a) Dana may, from time to time by delivery to the Administrative Agent of a written notice, request to designate one or more of its direct or indirect wholly-owned Subsidiaries (other than a Subsidiary that previously was designated as a Revolving Credit Borrower but ceased to be a Revolving Credit Borrower pursuant to a resignation effected under paragraph (c) below) as a “Designated Subsidiary” for purposes of this Agreement and to have such Subsidiary have all of the rights and obligations of a Revolving Credit Borrower hereunder (a “Revolving Credit Borrower Designation”). The Administrative Agent shall promptly notify the Collateral Agent and each Revolving Credit Lender, Issuing Bank and Swing Line Lender of each Revolving Credit Borrower Designation by Dana and the identity of the respective Subsidiary. Each Revolving Credit Lender, Issuing Bank and Swing Line Lender shall notify the Administrative Agent, not later than 11:00 A.M. (New York City time), ten Business Days after receipt of such request (or such shorter period as the Administrative Agent may agree) whether it consents (such consent not to be unreasonably withheld or delayed) to such Revolving Credit Borrower Designation. Any failure by a Revolving Credit Lender, Issuing Bank or Swing Line Lender to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by such Person to consent to such Revolving Credit Borrower Designation. If the Administrative Agent and all the Revolving Credit Lenders, Issuing Banks and Swing Line Lenders consent to such Revolving Credit Borrower Designation and if the requirements described in paragraph (b) below are satisfied or waived, the Administrative Agent shall so notify the Collateral Agent and the ~~Revolving Credit~~ Borrowers and such Subsidiary shall thereupon become a “Designated Subsidiary” for purposes of this Agreement and, as such, shall have all of the rights and obligations of a Revolving Credit Borrower hereunder.

(~~a~~b) Following any request by Dana for a Revolving Credit Borrower Designation of a Designated Subsidiary pursuant to this Section 9.15:

(i)       if such Revolving Credit Borrower Designation obligates any Agent or any Revolving Credit Lender, Issuing Bank or Swing Line Lender to comply with “know your customer”, Beneficial Ownership Regulation or other identification procedures in circumstances where the necessary information is not already available to it, Dana shall, promptly upon the request of any Agent, Revolving Credit Lender, Issuing Bank or Swing Line Lender, supply such documentation and other evidence as is reasonably requested by such Agent, Revolving Credit Lender, Issuing Bank or Swing Line Lender;

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(ii)       if such Designated Subsidiary is a Domestic Subsidiary but not a Material Subsidiary, it shall (and Dana shall cause it to) comply with the requirements of Section 5.01(i) as if it became a domestic Material Subsidiary for the purposes thereof on the date of Dana’s request for such Revolving Credit Borrower Designation;

(iii)       such Designated Subsidiary shall (and Dana shall cause it to) enter into a Designation Agreement; and

(iv)       such Designated Subsidiary shall (and Dana shall cause it to) deliver to the Administrative Agent:

(A)       certified copies of the resolutions of the boards of directors (or the equivalent) of such Designated Subsidiary approving the execution and delivery of the documents described in clause (ii) or (iii) above, as applicable, to which it is, or is intended to be a party, and of all documents evidencing other necessary constitutive action and, if any, material governmental and other third party approvals and consents, if any, with respect to such documents;

(B)       a copy of the charter or other constitutive document of such Designated Subsidiary and each amendment thereto, certified (as of a date reasonably acceptable to the Administrative Agent) by the Secretary of State (or the equivalent) of the jurisdiction of its incorporation or organization, as the case may be, thereof as being a true and complete copy thereof;

(C)       a certificate of such Designated Subsidiary signed on behalf of such Designated Subsidiary by a Responsible Officer, certifying as to (I) the accuracy and completeness of the charter (or other applicable formation document) of such Designated Subsidiary and the absence of any changes thereto; (II) the accuracy and completeness of the bylaws (or other applicable organizational document) of such Designated Subsidiary as in effect on the date on which the resolutions of the board of directors (or persons performing similar functions) of such Person referred to in clause (A) above were adopted and the absence of any changes thereto (a copy of which shall be attached to such certificate); (III) the absence of any proceeding known to be pending for the dissolution, liquidation or other termination of the existence of such Designated Subsidiary; and (IV) the accuracy in all material respects of the representations and warranties made by such Designated Subsidiary in the Loan Documents to which it is or is to be a party;

(D)       a certificate of the Secretary or an Assistant Secretary (or the equivalent) of such Designated Subsidiary certifying the names and true signatures of the officers of such Designated Subsidiary authorized to sign the documents to be delivered under this Section 9.15(b); and

(E)       favorable and customary opinions of counsel to the Loan Parties addressing such matters as the Administrative Agent may reasonably request, including in respect of the documents to be delivered under this Section 9.15(b).

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(c) A Borrower joined pursuant to Section 9.15 or any other Revolving Credit Borrower (other than Dana) may elect to resign as a Borrower; provided that: (i) no Default or Event of Default is continuing or would result from the resignation of such Borrower, (ii) such resigning Borrower has delivered to the Administrative Agent a notice of resignation at least ten Business Days (or such shorter period as the Administrative Agent may agree in its sole election) prior to the proposed resignation and (iii) on or before the date of the resignation of such Borrower, such Borrower shall have either (x) paid in full all of its Obligations under the Loan Documents to which it is a party (other than its Guaranteed Obligations) or (y) assigned all of its Obligations under the Loan Documents to which it is a party (other than its Guaranteed Obligations) to another Revolving Credit Borrower (including Dana) pursuant to an assignment and assumption agreement that is in form and substance reasonably satisfactory to the Administrative Agent. Upon satisfaction of the requirements in the foregoing sentence, the resigning Borrower shall cease to be a Borrower (and, if applicable, a guarantor of the Obligations of any other Borrower that is a Foreign Subsidiary) for all purposes of the Credit Agreement and any other Loan Document. In the event that any Revolving Credit Borrower (other than Dana) ceases to be a direct or indirect wholly-owned Subsidiary of Dana, on or prior to the date of such event such Borrower shall have either (x) paid in full all of its Obligations under the Loan Documents to which it is a party (other than its Guaranteed Obligations) or (y) assigned all of its Obligations under the Loan Documents to which it is a party (other than its Guaranteed Obligations) to another Revolving Credit Borrower (including Dana) pursuant to an assignment and assumption agreement that is in form and substance reasonably satisfactory to the Administrative Agent.

Section 9.16 Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedge Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a)       In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC

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and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b)       As used in this Section 9.16, the following terms have the following meanings.

(i)       “BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

(ii)       “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §382.2(b).

(iii)       “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

(iv)       “QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

Section 9.17 Judgment.

~~. xxvi)~~ (a) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder or under any promissory note of any Borrower issued pursuant to this Agreement in any currency (the “Original Currency”) into another currency (the “Other Currency”) the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which, in accordance with normal banking procedures, the applicable Agent could purchase the Original Currency with the Other Currency at New York City on the second Business Day preceding that on which final judgment is given.

(~~a~~b) The obligation of a Borrower in respect of any sum due in the Original Currency from it to any Lender Party or any Agent hereunder shall, notwithstanding any judgment in any Other Currency, be discharged only to the extent that on the Business Day following receipt by such Lender Party or the applicable Agent (as the case may be) of any sum adjudged to be so due in such Other Currency such Lender Party or the applicable Agent (as the case may be) may, in accordance with normal banking procedures, purchase Original Currency with such Other Currency; if the amount of the Original Currency so purchased is less than the sum originally due to such Lender Party or the applicable Agent (as the case may be) in the Original Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender Party or the applicable Agent (as the case may be) against such loss, and if the amount of the Original Currency so purchased exceeds the sum originally due to any Lender Party or the applicable Agent (as the case may be) in the Original Currency, such Lender Party or the applicable Agent (as the case may be) agrees to remit to such Borrower such excess.

Section 9.18 Other Secured Agreements.

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(a)       Dana and any Secured Party may from time to time designate an agreement as an Other Secured Agreement upon written notice to the Administrative Agent from Dana and such Secured Party, which notice shall include confirmation from such Secured Party that it agrees to the provisions set forth in clause (c) below and a description of such Other Secured Agreement and the maximum amount of obligations thereunder which are to constitute Secured Obligations (each, a “Designated Pari Passu Amount”); provided, that, notwithstanding anything to the contrary herein, no agreement shall be designated as an Other Secured Agreement unless, under Section 5.02, Dana is permitted to incur such Designated Pari Passu Amount and to enter into such Other Secured Agreement.

(b)       To the extent permitted under Section 5.02, Dana and each applicable Secured Party may increase, decrease or terminate any Designated Pari Passu Amount in respect of each applicable Other Secured Agreement upon written notice to the Administrative Agent.

(c)       No Secured Party (other than a Lender Party) that obtains the benefits of the Guaranty and the Collateral Documents or any Collateral by virtue of the provisions hereof or of the Guaranty or any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article IX to the contrary, no Agent shall be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, any Obligations arising under any Other Secured Agreement unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as such Agent may request, from each applicable counterparty.

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EXHIBIT B

Amended and Restated Exhibit B

EXHIBIT B

FORM OF NOTICE OF BORROWING

Citibank, N.A.
as Administrative Agent
under the Credit Agreement
referred to below

390 Greenwich Street

New York, New York 10013
Fax: (646) 291-3359

[Date]

Attention: [__________________]

Ladies and Gentlemen:

The undersigned, [__________________], [a __________________] (the “Borrower”), refers to the Revolving Credit and Guaranty Agreement dated as of June 9, 2016 (as amended by Amendment No. 1, dated as of August 17, 2017, Amendment No. 2, dated as of February 28, 2019, Amendment No. 3, dated as of August 30, 2019, Letter Amendment, dated as of November 22, 2019, Amendment No. 4, dated as of April 16, 2020, Letter Amendment, dated as of June 30, 2020, Amendment No. 5, dated as of March 25, 2021, Amendment No. 6, dated as of March 14, 2023, and as further amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; the terms defined therein, unless otherwise defined herein, being used herein as therein defined), among the Borrowers, the Guarantors party thereto, Citibank, N.A., as Administrative Agent and Collateral Agent, and the Lender Parties party thereto from time to time, and hereby gives you notice, irrevocably, pursuant to Section 2.02 of the Credit Agreement that the undersigned hereby requests a Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the “Proposed Borrowing”) as required by Section 2.02 of the Credit Agreement:

(i)     The Business Day of the Proposed Borrowing is __________, 20__.

(ii)     The Facility under which the Proposed Borrowing is requested is the [Revolving Credit] [Swing Line] Facility.

(iii)     The Type of Advances comprising the Proposed Borrowing is [Term SOFR Advances] [Daily Simple SONIA Advances] [Base Rate Advances] [Eurocurrency Rate Advances] [Cost of Funds Advances] [Overnight Eurocurrency Rate Advances].

(iv)     The aggregate amount of the Proposed Borrowing is __________ in the following currency __________.

(v)     [The initial Interest Period for each [Eurocurrency Rate Advance] [Term SOFR Advance] made as part of the Proposed Borrowing is ____ month[s].]

Dana – Form of Notice of Borrowing B-1

The undersigned, solely on behalf of the Borrower and not in any individual capacity, hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:

(A)     The representations and warranties contained in each Loan Document, are correct in all material respects, only to the extent that such representation and warranty is not otherwise qualified by materiality or Material Adverse Effect on and as of the date of the Proposed Borrowing, before and after giving effect to such Proposed Borrowing and to the application of the proceeds therefrom, as though made on and as of such date, other than any such representations or warranties that, by their terms, refer to a specific date other than the date of such Proposed Borrowing, in which case as of such specific date.

(B)     No event has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds therefrom that constitutes a Default or Event of Default.

Delivery of an executed counterpart of this Notice of Borrowing by telecopier shall be effective as delivery of an original executed counterpart of this Notice of Borrowing.

Very truly yours,

__________________________, as Borrower

Name:
Title:

Dana – Form of Notice of Borrowing B-2